As filed with the Securities and Exchange Commission on October 14, 2014
Registration No.  333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NORTH BAY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	1000	83-0402389
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

PO Box 162, Skippack, Pennsylvania 19474
(215) 661-1100
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Perry Leopold, Chief Executive Officer
2120 Bethel Road
Lansdale, Pennsylvania 19446
(215) 661-1100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate Date of Commencement of Proposed Sale to the Public: from time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

Title of Class of Securities to be Registered(1)	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.0001 par value	91,224,228	(1)	$0.0018	(2)	$164,204	$22.40

(1)
Pursuant to Rule 416, this registration statement also covers such indeterminate number of additional shares of common stock that became issuable by reason of any stock dividend, stock split, recapitalization or other similar transactions.

(2)
Estimated at $0.0018 per share, the average of the high and low prices as reported on the OTC Pink Market on October 8, 2014, for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION
OCTOBER 14, 2014

PROSPECTUS
NORTH BAY RESOURCES INC.
91,224,228 Shares of Common Stock

This prospectus relates to the sale of up to 91,224,228 shares of our common stock by Tangiers Investors LP (“Tangiers”). The prices at which the selling stockholder may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive proceeds from the sale of the shares by the selling stockholder. However, we may receive proceeds of up to approximately $164,204 from the sale of our common stock to the selling stockholder, pursuant to a Securities Purchase Agreement, as amended, entered into with the selling stockholder on October 7, 2009 (“Securities Purchase Agreement”), once the registration statement (“Registration Statement”), of which this prospectus is a part, is declared effective.

The shares offered include up to 91,224,228 shares of common stock which may be sold from time to time to Tangiers up to 60 months from the initial effective date of January 24, 2011. The shares covered herein are only a portion of the shares covered by the Securities Purchase Agreement. The remaining shares that are subject of this agreement may be included in future registration statements at our option (See “About This Offering” and “Tangiers Transaction”, below)

Tangiers Capital, LLC (“Tangiers Capital”), which makes the investment decisions on behalf of and controls Tangiers, is an “underwriter” within the meaning of the Securities Act of 1933, as amended. We will pay the expenses of registering these shares, but all selling and other expenses incurred by Tangiers Capital will be paid by Tangiers Capital.

Our common stock is currently quoted on OTC Pink under the symbol “NBRI”. The last reported sales price of our common stock on the OTC Pink market on October 8, 2014, was $0.0019 per share.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 10 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

The date of this Prospectus is ______, 2014

GENERAL

As used in this Prospectus, references to “the Company,” “North Bay”, “we”, “our,” “ours” and “us” refer to North Bay Resources Inc., unless otherwise indicated. In addition, any references to our “financial statements” are to our financial statements except as the context otherwise requires.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire Prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision.

Corporate Background and Our Business

The Company was incorporated in the State of Delaware on June 18, 2004 under the name Ultimate Jukebox, Inc.  On September 4, 2004, Ultimate Jukebox, Inc. merged with NetMusic Corporation, and subsequently changed the Company name to NetMusic Entertainment Corporation.  On March 10, 2006, the Company ceased digital media distribution operations, began operations as a natural resources company, and changed the Company name to Enterayon, Inc.  On January 15, 2008, the Company merged with and assumed the name of its wholly-owned subsidiary, North Bay Resources Inc.  As a result of the merger, Enterayon, Inc. was effectively dissolved, leaving North Bay Resources Inc. as the remaining company.

The Company’s business plan is based on the Generative Business Model, which we believe can generate a steady stream of revenue before any property is ever developed into a commercial mining operation.  The Generative Business Model comprises the following steps:

1.	Targeting and acquiring mining properties with good historical assays. (1)

2.
Identifying potential partners for the development of each of the Company’s properties and entering into joint-venture or option agreements.  In most cases, the partner is another mining company whose shares trade on a public exchange.

3.
The initial agreement usually comprises a small non-refundable cash payment in advance and a significant number of shares in the stock of the partner or acquiring company.  Cash and shares increase in staged payments on the anniversary date of the agreement.  In the case of an option agreement, the Company will retain a net smelter royalty ("NSR") with a buyout provision should the property be the site of a major discovery and/or developed into a commercially-operating mine.  In the case of a joint-venture, we retain a percentage of ownership, typically 50%, in the event the partner satisfies all the terms of the contract to completion. (2)

4.	The partner or acquiring company also must commit to a specific work program over a period of several years to develop the property, often involving a commitment of several million dollars.

5.
We believe these work programs enable us to maintain our properties for little or no cost, as the annual maintenance fees due to the government are offset by the amount of money spent on property exploration and development paid for by our partners.  Any surplus of expenditures beyond what is due to maintain the properties can then be applied as “portable assessment credits” towards the maintenance of other Company properties that are not yet producing revenue but which have good prospects of doing so in the future.  (3)

6.
If at any time, the partner defaults on the work agreement or does not make staged cash or stock payments by the anniversary date, the property then reverts back to us, which then leaves us free to find another partner and begin the process all over again.

 (1) The acquisition of a mining property in British Columbia conveys the mineral or placer rights for mining-related purposes only, and while our rights allow us to use the surface of a claim for mining and exploration activities, our claims do not convey any other surface, residential or recreational rights to the Company.  Additionally, our right to extraction is not absolute, as any mechanized extraction work on claims in British Columbia requires additional permits and possibly conversion of our claims to mining leases, the approval of which is not guaranteed.  As of July 1, 2012 when new regulations became effective in British Columbia, the registration fee to stake a claim in British Columbia is $1.75 per hectare. The initial term of any claim staked is one year.   This term may be extended for up to 10 years at a time by filing a statement of work showing minimum expenditures on a mineral claim of $5 per hectare per year for the first 2 years, $10 per hectare per year for the next 2 years, $15 per hectare per year for the following 2 years, and $20 per hectare per year for each year thereafter. For placer claims, the annual work expenditure is $20 per hectare. In the event no work is performed by the anniversary date of each claim, the claims may be extended for up to one year at a time by paying twice the applicable work commitment as a fee to the Province of British Columbia, which is referred to as Cash In Lieu Of Work (“CIL Fee”). These fees are the responsibility of the Company to maintain our mineral or placer rights in good standing.

(2) On June 24, 2013, the Company executed a definitive joint-venture agreement for mining operations on the Company’s 100%-owned Fraser River Project near Lytton, British Columbia, with Solid Holdings Ltd. (“Solid”), a private company domiciled in British Columbia and based in Houston, BC. The terms of the agreement call for Solid to provide all equipment, personnel, and related expenditures required to initiate and sustain mining operations at the Fraser River Project JV.  The Company will be responsible for maintaining the property in good standing and securing the permits required for mining operations to proceed.  The Company will retain 100% ownership of the property, and will be paid a 20% NSR on all metals recovered from operations, with Solid retaining 100% of the net profits following payment of the aforementioned NSR.  Solid will be deemed the project operator, and will be responsible for the day-to-day operations.

On October 24, 2012, the Company entered into an agreement on its Willa property with Caribou King Resources Ltd. ("Caribou"), a Canadian issuer listed on the TSX Venture Exchange.

Under the terms of agreement, Caribou may earn up to a 100% interest in the claims in the Willa property (“Willa Claims”) by making aggregate payments to North Bay of USD $232,500 in cash and issuing 1,000,000 shares of Caribou common stock.  Of the aggregate payments, $7,500 in cash and 500,000 shares are due upon receipt of regulatory acceptance of the agreement by the TSX Venture Exchange.  This regulatory approval has been received, and the initial consideration has been paid.  An additional $50,000 cash and 500,000 shares of Caribou stock are due upon the first anniversary of the agreement, and a $175,000 cash payment is due upon the second anniversary of the agreement.  In addition to the consideration received, North Bay shall be granted a royalty equal to 2% of NSR. At any time up to the commencement of commercial production, Caribou may purchase one-half of the NSR (being 1%) in consideration of USD $1,000,000 payable to North Bay, such that North Bay will then retain a 1% NSR. As of December 31, 2013 and the date of this prospectus, Caribou has defaulted on the agreement and forfeited any and all rights, thereby returning 100% control and ownership of the Willa to the Company.

On January 9, 2014, the Company and our wholly-owned subsidiary, Ruby Gold, Inc. ("RGI"), executed a definitive joint-venture agreement (the “Ruby JV Agreement”), with regard to the exploration and exploitation of the Ruby Mine in Sierra County, California (the "Ruby"). Under the terms of the Ruby JV Agreement, the Company will fund Ruby through loans, as needed, to maintain the property and operations thereof. RGI will remain the owner and operator of Ruby, and the Company shall be apportioned a 50% interest of net income distribution from Ruby once all debt has been extinguished.

On July 15, 2014, the Company executed a mineral property option agreement (“Ximen Agreement”)_with Ximen Mining Corp. ("Ximen"), a Canadian issuer listed on the TSX Venture Exchange, pursuant to which Ximen may earn up to a 100% interest in the Registrant's “Brett West” and “Bouleau Creek” mineral claims (the “Brett West Claims”) in southeastern British Columbia.  Under the terms of Ximen Agreement, Ximen may earn up to a 100% interest in the Brett West Claims by making aggregate payments to North Bay of USD $600,000, consisting of $300,000 in cash and issuing $300,000 in shares of Ximen common stock.  Of the aggregate payments, $100,000 in cash and $100,000 in stock are due upon receipt of regulatory acceptance of the agreement by the TSX Venture Exchange, and equal payments of $50,000 cash and $50,000 in shares of Ximen common stock are each due upon the 1st, 2nd, 3rd, and 4th 6-month anniversaries of the Ximen Agreement.  This regulatory approval has been received, and the initial consideration has been paid, including 217,391 shares of Ximen common stock at a market value on issuance of $0.46 per share.

 (3) Our primary cost in any option or joint venture agreements is typically the degree to which we give up our rights to any property.  In the case of an option agreement, we give up all of our rights if all of the terms of the contract are fulfilled, and will only retain a NSR, typically 2%.  In the case of a joint-venture, we will generally retain only 25% to 50% of our rights if all of the terms of the contract are fulfilled, and may be subject to further dilution should we elect not to further participate in the joint-venture.  An exception to this is when a joint-venture is agreed to on a profit-sharing basis, where the Company elects to retain up to 100% ownership of the project, and both parties are obligated to contribute its share of the project development costs.

Our properties in British Columbia are located and acquired through the use of a suite of online applications which are provided to people and companies licensed to acquire and maintain mineral rights within the Province of British Columbia.   Mineral Titles Online (“MTO”) is an Internet-based mineral titles administration system provided and maintained by the British Columbia Ministry of Energy, Mines, and Petroleum Resources  that allows the mineral exploration industry to acquire and maintain mineral titles by selecting the area on a seamless digital GIS map of British Columbia and pay the associated fees electronically.

The MTO system is also interactively linked to British Columbia’s MINFILE Project and Assessment Report Indexing System (“ARIS”), both of which are provided and maintained by the British Columbia Geological Survey.

The MINFILE Project is a mineral inventory system that contains information on more than 12,300 metallic mineral, industrial mineral and coal occurrences in British Columbia.  It is used by industry, governments, universities and the public to find information on documented mineralization anywhere in British Columbia, develop exploration strategies, conduct geoscience research, and evaluate the resource potential of an area.

The ARIS database has over 30,500 approved mineral exploration assessment reports filed by the exploration and mining industry since 1947. These reports provide information on geological, geophysical, geochemical, drilling and other exploration-related activities throughout B.C.

Both MINFILE and ARIS are interlinked with MTO, which combined and interfaced with other geospatial applications such as Google Earth, provide a skilled user with the ability to virtually visit any location in British Columbia, analyze its geographical and geological setting, access and evaluate its geological records and the historical archives of any prior development work, and determine the relative value of a given area.  If the area is also open to staking, a claim can then be staked, and the required claim registration fees can be paid immediately and interactively.

We are an exploration stage company and there is no assurance that a commercially viable mineral deposit exists on any of our properties. Further exploration will be required before any final evaluation as to the economic viability and feasibility of any of our mining projects can be determined.

The Company plans on generating revenue through mining once commercial operations begin on any of its properties.  Towards this end, the Company through our wholly-owned subsidiary RGI has acquired the Ruby Mine (the “Ruby”) in Sierra County, California. The purchase price was $2,500,000, of which $510,000 in cash and stock was paid as of the closing date of July 1, 2011, and the remaining $1,990,000 is a seller-financed mortgage. The interest rate is currently 6% per annum, and will increase to 8% on January 1, 2015.  The balance due on the mortgage is $1,726,186 as of June 30, 2014.  The mortgage is to be paid in full by December 30, 2015 pursuant to amendments to the agreement executed on December 12, 2012, March 28, 2013, and November 19, 2013.  As part of the terms of acquisition, the seller received 10 million shares of the Company’s common stock with a market value of $150,000 as of the date the agreement was signed, and which was then applied to the purchase price.  The seller has also been granted 10 million 5-year warrants exercisable at 2 cents upon the signing of the agreement. Pursuant to the aforementioned amendments, an additional 2 million 5-year warrants exercisable at 9 cents, 2 million 5-year warrants exercisable at 10 cents, and 4 million 5-year warrants exercisable at 4 cents have been issued. Pursuant to the aforementioned amendment dated November 19, 2013, the term of all 18 million of the outstanding warrants issued to the seller has been extended to December 30, 2018.

This is an arms-length transaction, and there is no family or other relationship with any affiliate of the seller, Ruby Development Company, with any officer, director, or affiliate of North Bay Resources Inc.

Operational funding for the Ruby project (“Ruby Project”) of up to $7.5 million was initially expected to be provided through the federal EB-5 program (the "EB-5 Program") described below.  It is expected that this funding will be non-dilutive, as no shares of Company stock will be issued to EB-5 investors.  The EB-5 funding will be debt, which must be repaid from mining operations over five years and at an interest rate of no more than 6%.  In the interim, if the Company has not generated enough revenue from claim sales and joint-ventures to meet our commitments, we believe we can rely on loans and our equity credit line established by way of our Securities Purchase Agreement with Tangiers Investor LP (“Tangiers”) to cover our acquisition costs.

The Company presently has an agreement with ACG Consulting, LLC ("ACG") intended to establish a new economic regional center ("Regional Center") under the federal EB-5 Program  that will encompass all of Northern California's Gold Country. Once established, the Regional Center is expected to provide full funding for the Company's prospective mining projects in Northern California.

EB-5 is a federal program authorized by the US Congress in the Immigration Act of 1990, and is intended to help stimulate the US economy by creating new jobs in rural areas or areas of high unemployment. The term "EB-5" is an acronym for "the fifth employment based visa preference category." As it implies, the source of the investment capital comes from overseas investors who wish to immigrate to the US by investing in a commercial enterprise that will benefit the US economy and create at least 10 full-time jobs. The program is administered by the United States Citizenship and Immigration Services ("USCIS"), as provided under Section 610 of Public Law 102-395. Since its inception in 1990, the EB-5 Program has been the conduit through which over $1 billion has been invested by foreign nationals in US enterprises to create jobs throughout the US economy.

A USCIS designated “Regional Center” under the EB-5 Pilot Program is defined as any economic unit, public or private, engaged in the promotion of economic growth, improved regional productivity, job creation and increased domestic capital investment.

Once USCIS has approved a Regional Center application, an investor seeking an EB-5 green card through the Regional Center Investment Program must make the qualifying investment of $1 million within an approved Regional Center.  If the investment is also within a USCIS-designated targeted employment area, of which Sierra County, California, where the Ruby Mine is located, is so designated, then the minimum investment requirement is $500,000.  Before an investor can participate in a Regional Center EB-5 investment program, each investor must independently petition USCIS for an EB-5 visa. USCIS solely determines whether the investor qualifies for the EB-5 visa. USCIS' diligence includes a detailed review of the sources of the investor's funds, family history, and other representations of the head of household and his immediate family members under the age of 21.  Each investor must further demonstrate that at least 10 or more full-time jobs will be created directly or indirectly as a result of the investment into our project.

Upon approval by USCIS, the Regional Center will serve as the legal vehicle through which investment capital may be solicited from foreign nationals under the EB-5 Program, in reliance upon Regulation S, to provide EB-5 financing for all approved industries within the Regional Center's designated geographical area. The new Regional Center will encompass all of what is commonly known as "Gold Country", which traverses State Route 49 from Plumas County in the north to Mariposa County in the south. The full extent of the Regional Center is expected to include all of the counties in Northern California from Monterey up to the Oregon border, and from the Pacific coastline across to the Nevada border.

The agreement provides that North Bay and ACG shall form a limited liability company (“LLC”) concurrent with the filing of our Regional Center application with USCIS, in which North Bay will own 49% of the Regional Center, and ACG will own 51%. ACG and North Bay, working together through the Regional Center, will seek to raise up to $7.5 million in EB-5 funding for North Bay's initial mining project, subject to USCIS approval. ACG will also be an equity partner by way of membership in a joint-venture LLC in each project North Bay may bring into the Regional Center, the amount of which will vary on a deal by deal basis based on the amount of consulting services ACG actually provides, and the amount of EB-5 funding actually received. At the present time, no projects other than mining are being considered, and the industry focus for the Regional Center is expected to be limited to mining initially.

Terms of the agreement specify that upon filing an application for a new Regional Center with USCIS, North Bay shall pay ACG up to $50,000 as its share of the startup expenses.  In lieu of cash, North Bay may elect to issue a convertible debenture to ACG, at an interest rate of 8%, and convertible to shares of common stock, the number of shares of which, if and when issued, shall be equal to the principal and interest to be paid on the date of conversion divided by the prevailing market price of our common stock on the date of conversion. In the event the Company does issue a convertible debenture, we expect it to be dilutive to shareholders, the extent of which will be determined by the market price of our shares on the day of conversion.  In addition, upon receipt by the Company of the first tranche of EB-5 funding at a minimum of $500,000, the Company shall reimburse ACG for its share of the marketing expenses in the amount of $110,000 cash. The Company will await guidance from USCIS after the Regional Center is established as to whether marketing costs incurred to secure funds through the EB-5 Program can be recouped from EB-5 funds subsequently received.  Alternatively, if the Company has not generated enough revenue from claim sales and joint-ventures to cover these costs, we believe we can rely on loans as well as our equity credit line established by way of our Securities Purchase Agreement with Tangiers to cover these expenses.   As of December 31, 2013, the Company has paid a total of $37,216 in startup expenses incurred by ACG to prepare and file EB-5 applications with USCIS.  These expenses have been paid in full, in cash, and as such there will be no convertible debenture issued in connection with this agreement. As of December 31, 2013, no shares have been or will be issued in connection with this agreement.

Subsequent to the execution of the agreement with ACG, the Company was presented with the opportunity to include the Ruby Project within the scope of an existing USCIS-approved EB-5 Regional Center, and with the goal of expediting the approval process for the Ruby Project by USCIS, the Company, together with ACG, has entered into a Memorandum of Understanding with an existing Regional Center, the Northern California Regional Center, LLC ("NCRC").  NCRC has agreed to expand the scope of its USCIS-approved designation to include mining projects in the counties of Sierra and Nevada in Northern California, and together with ACG has agreed to sponsor North Bay's application to obtain $7.5 million through the EB-5 Program for the Ruby Project in Sierra County, California.

NCRC was approved on April 22, 2010 by USCIS as a designated EB-5 Regional Center, and is currently approved to sponsor qualifying investments in such capacity within the Northern California counties of Colusa, Butte, Glenn, Sacramento, San Joaquin, Shasta, Sutter, Tehama, Yuba and Yolo.  Pursuant to its regional center designation, NCRC may sponsor qualifying investments in certain industry economic sectors that do not currently include mining.  The Memorandum of Understanding provides that NCRC will seek USCIS approval for an expansion of NCRC’s Regional Center Geographic Area (the “Expansion”) to include the counties of Nevada and Sierra, where the Ruby Mine is located, and for approval to include mining within its designated industry sectors (the “Mining Designation”).

The applications and all supporting documentation required by USCIS were filed by NCRC in January, 2011.  In July, 2011, NCRC received formal approval by USCIS for the expansion of the Regional Center, and the inclusion of the Ruby Mine as a qualified EB-5 project.

With the approval of the Expansion and Mining Designation by USCIS, NCRC is now permitted to sponsor qualified investments in North Bay’s Ruby Project under the EB-5 Program.  The Memorandum of Understanding provides that NCRC will receive a $5,000 administrative fee to be paid by each investor independent of the investor’s minimum EB-5 investment of $500,000.  In addition, upon the Ruby Project receiving the aggregate sum of $7,500,000 through the EB-5 Program, NCRC shall be entitled to an undivided one and one half percent (1.5%) interest in the Ruby Project.  No shares of Company stock have been or will be issued in connection with this agreement, and the entire EB-5 funding is expected to be non-dilutive to shareholders.  While a new Regional Center remains a long-term goal of North Bay and ACG, the agreement to bring the Ruby Project within the scope of a pre-existing Regional Center is seen by the Company as the most efficient and expeditious way to complete funding for the Ruby Project through the EB-5 Program in the near-term.  This is an arms-length agreement, and neither the Company nor any of its officers or directors has any ownership position or pre-existing relationship with NCRC.

Procedurally, once USCIS has approved the Ruby Project, regardless of whether under the auspices of NCRC’s Regional Center or a new Regional Center owned by North Bay and ACG, the Regional Center will organize a limited partnership (“LP”) that will be made up of the foreign investors, as limited partners, each of whom will subscribe to a Regulation S offering and purchase a unit in the LP at the purchase price of $500,000.  Each investor will complete and deliver to the LP a subscription agreement, and will pay a minimum of $500,000 into an escrow account, which will be held in escrow until the investor’s I-526 petition filed with USCIS has been either approved or denied by USCIS.  If the investor’s I-526 petition is denied by USCIS the Escrow Agent will return the investor’s funds to the investor.  If the I-526 petition is approved the Escrow Agent will pay the investment to the LP.  As each new investor's I-526 petition is approved by USCIS and funds are released from escrow, the LP will then loan the funds to the Ruby Project.

To facilitate receipt by the Ruby Project of EB-5 funding from the investor LP and to comply with USCIS requirements, the Ruby Project must be organized as an original business and a new enterprise under the EB-5 Program. Accordingly, North Bay and ACG have therefore jointly organized an appropriate special purpose entity as a limited liability company domiciled in California called Ruby Gold, LLC (the "JV") that will own and operate the Ruby Project.  The initial ownership/membership interest in the JV will be held 60% by North Bay and 40% by ACG.  Once approved by USCIS, it is expected that the EB-5 funding for the Ruby Project will then come from the investor LP in the form of a loan to the JV.

Governance of the JV shall be through a board of directors (the "JV Board"). The appointment of the members of the JV Board shall be allocated between North Bay and ACG on a pro rata basis of their ownership/membership interest in the JV, provided however, that from the date on which the JV is organized and at all times subsequent thereto, at least one member of the JV Board shall be appointed by ACG. The operating agreement of the JV shall provide that the number of members of the JV Board shall be adjusted from time to time so as to reflect North Bay's and ACG's respective ownership/membership interest in the JV. Additionally, the operating agreement of the JV shall provide that if the initial capital contributions made by the owner/members of the JV shall not be sufficient to operate the Ruby Project, then any such required or desired capital shall be satisfied by the JV borrowing such capital.

As determined by the agreement with ACG dated July 28, 2010, net income from the Ruby Project is to be distributed as follows: (a) until the first $3,000,000 of the EB-5 Financing is returned to the EB-5 investors, 80% of the net profits from the Ruby Project will be returned to the EB-5 investors and 20% will be distributed to the owners of the JV; (b) after the first $3,000,000 of the EB-5 Financing is returned to the EB-5 investors and until the entire amount of the EB-5 Financing has been returned to the EB-5 investors, 70% of the net profits from the Ruby Project will be returned to the EB-5 investors and 30% will be distributed to the owners of the JV; (c) after the entire amount of the EB-5 Financing has been returned to the EB-5 investors, 100% of the net profits from the Ruby Project will be distributed to the owners of the JV.  By virtue of the loan covenant dated September 27, 2010 with Tangiers and the Memorandum of Understanding dated October 14, 2010 with NCRC, the interests of Tangiers (0.75%) and NCRC (1.5%) are included in the net profit distributions to the owners of the JV.  The loan from Tangiers was satisfied and retired in the first quarter of 2011, but the profit interest agreed to and described herein remains in effect.

The Company notes that its intention to utilize EB-5 funding is a matter of economics and the success of the Ruby Project itself is not exclusively contingent on the EB-5 financing heretofore disclosed. Unless and until all of the milestones related to USCIS approvals for EB-5 are achieved and funds are received, the Company may elect to accept alternative funding should a suitable funding source be identified and acceptable terms negotiated.  As of the date of this prospectus, the EB-5 funding remains pending, the Company has not received any funding through the EB-5 program, and there is no guarantee that it will be completed.  Accordingly, given the length of time this process has been ongoing, as of the date of this prospectus the Company has elected to proceed on its own by funding the project through loans and stock issuances.

On December 2, 2013, the Board of Directors authorized the spinoff of RGI as a separate and independent public company by distributing shares of RGI’s common stock to North Bay shareholders based on a date and at a ratio yet to be determined.  Other than the authorization for said spinoff by our Board of Directors and the Board of RGI, there are no agreements, formal or otherwise, in place between the respective companies, any affiliate of either company, or any other parties governing the spinoff, and no shareholder approvals are required. On the same date, the Board of Directors of RGI authorized the formalization of a joint-venture agreement between the Company and RGI with regard to Ruby on a 50/50 profit-sharing basis. On January 14, 2014, RGI filed a registration statement on Form 10 with the SEC to initiate said spinoff. On March 10, 2014, RGI withdrew the Form 10 after discussions with the SEC and subsequently filed a registration statement on Form S-1 on May 1, 2014, to register 120 million shares of RGI as the stock dividend to be issued to our shareholders in the spinoff, which amounts to 40% of the issued and outstanding shares of RGI common stock currently owned by North Bay. Accordingly, as the completion of the spinoff is contingent on a registration statement by RGI becoming effective, no determination has yet been made as to whether or not the stock dividend will be tax-free, there has been no further determination as to when the spinoff and stock dividend distribution might be completed, and there is no guarantee that it will be completed.

On June 4, 2013, the Company executed a Memorandum of Understanding (the “June 2013 Agreement”) with a private US investor (the “June 2013 Investor”) for an advance sale of up to 120 ounces of specimen gold from the Ruby Mine in Sierra County, California.  The price paid in advance by the June 2013 Investor shall be at a ten percent (10%) discount to the then-current spot price of gold on the day the gold is produced and made available for shipment (the “June 2013 Delivery Date”). The June 2013 Investor will acquire the right to purchase the gold at their discretion. Upon signing the June 2013 Agreement, the Company received an initial cash advance of $150,000 (the “June 2013 Advance”), which is based on a 10% discount to the current spot price of gold, for delivery of the first 120 ounces of specimen gold produced from the Ruby Mine on or before February 1, 2014.  The June 2013 Advance paid will be applied to the amount due to the Company on the June 2013 Delivery Date, as determined by the then-current spot price of gold on the June 2013 Delivery Date.  In the event that 120 ounces of specimen gold is not available for delivery by February 1, 2014, the June 2013 Investor will be entitled to be repaid the June 2013 Advance in cash plus 10% interest equal to $165,000 total, with an option to still purchase the same amount of gold at a discount of 10% to the then-current spot price of gold when the specimen gold becomes available for delivery at a later date  As of the date of this prospectus, the Company has repaid the entire cash advance plus interest.  As per the terms of the agreement, the investor still retains the right to again purchase the 120 ounces of gold at a future date.

On August 2, 2013, the Company executed a Memorandum of Understanding (the “August 2013 Agreement”) with a second private US investor (the “August 2013 Investor”) for an advance sale of up to 40 ounces of specimen gold from the Ruby Mine in Sierra County, California.  The price paid in advance by the August 2013 Investor shall be at a ten percent (10%) discount to the then-current spot price of gold on the day the gold is produced and made available for shipment (the “August 2013 Delivery Date”). The August 2013 Investor will acquire the right to purchase the gold at their discretion. Upon signing the Agreement, the Company received an initial cash advance of $50,000 (the “August 2013 Advance”), which is based on a 10% discount to the current spot price of gold, for delivery of 40 ounces of specimen gold produced from the Ruby Mine on or before April 2, 2014.  The August 2013 Advance paid will be applied to the amount due to the Company on the August 2013 Delivery Date, as determined by the then-current spot price of gold on the Delivery Date.  In the event that 40 ounces of specimen gold is not available for delivery by April 2, 2014, the August 2013 Investor will be entitled to be repaid the August 2013 Advance in cash plus 10% interest equal to $55,000 total, with an option to still purchase the same amount of gold at a discount of 10% to the then-current spot price of gold when the specimen gold becomes available for delivery at a later date. As of the date of this prospectus, the Company has repaid the entire cash advance plus interest.  As per the terms of the agreement, the investor still retains the right to again purchase the 40 ounces of gold at a future date.

Our CEO, Mr. Perry Leopold owns 100 shares of the Company’s Series I Preferred Stock. Each outstanding share of the Series I Preferred Stock represents its proportionate share of eighty per cent (80%) of all votes entitled to be voted and which is allocated to the outstanding shares of Series I Preferred Stock and therefore Mr. Leopold is able to control the outcome of most corporate matters on which our shareholders are entitled to vote. These shares are not convertible into common stock or any commodities. The Series I Preferred Stock was issued in February 2007. These shares were issued to our Chief Executive Officer, Mr. Perry Leopold, in February 2007 as an anti-takeover measure to insure that Mr. Leopold maintains control of the Company during periods when the Company’s stock may be severely undervalued and subject to hostile takeover in the open market.  As specified in the Certificate of Designation filed by the Company with the Delaware Secretary of State in February 2007, the outstanding shares of Series I Preferred Stock shall vote together with the shares of Common Stock of the Corporation as a single class and, regardless of the number of shares of Series I Preferred Stock outstanding and as long as at least one of such shares of Series I Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of the Corporation or action by written consent of shareholders.  Each outstanding share of the Series I Preferred Stock shall represent its proportionate share of the 80% which is allocated to the outstanding shares of Series I Preferred Stock”.

Our headquarters are located at 2120 Bethel Road, Lansdale, PA 19446, with a mailing address of PO Box 162, Skippack, PA 19474.  Our website is located at www.northbayresources.com. Our telephone number is (215) 661-1100.

Going Concern

Our consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has generated modest revenues since inception and has never paid any dividends and is unlikely to pay dividends. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploration of economically recoverable reserves in its resource properties, confirmation of the Company’s interests in the underlying properties, and the attainment of profitable operations. The Company has had very little operating history to date. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

We have experienced recurring net losses from operations, which losses have caused an accumulated deficit of $16,595,148 as of June 30, 2014. In addition, we have a working capital deficit of $3,295,570 as of June 30, 2014. We had a net loss of $1,059,995 for the six months ended June 30, 2014, and we had net losses of $2,059,305 and $2,119,706 for the years ended December 31, 2013 and 2012, respectively. These factors, among others, raise substantial doubt about our ability to continue as a going concern. If we are unable to generate profits and are unable to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply or cease operations altogether. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis to retain our current financing, to obtain additional financing, and, ultimately, to attain profitability. Should any of these events not occur, we will be adversely affected and we may have to cease operations.

As of December 31, 2013 the accumulated deficit attributable to CEO stock awards, including previous management, and valued according to GAAP, totals $2,558,535 since inception in 2004. As of December 31, 2013 the accumulated deficit attributable to CEO compensation is $820,474 in deferred compensation.  This reflects the total amounts unpaid as per the management agreement with The PAN Network dating back to January 2006, less any amounts actually paid or forgiven since 2006.  These totals are non-cash expenses which are included in the accumulated deficit since inception.  Actual CEO compensation paid in cash over the course of the seven years since 2006 consists of $10,000 in 2006, $50,764 in 2007, $23,139 in 2008, $29,979 in 2009, $21,988 in 2010, $90,000 in 2011, $116,000 in 2012, and $100,000 in 2013.  These cash expenditures are also included in the accumulated deficit.

The ongoing execution of our business plan is expected to result in operating losses over the next twelve months. Management believes it will need to raise capital through loans or stock issuances in order to have enough cash to maintain its operations for the next twelve months. There are no assurances that we will be successful in achieving our goals of obtaining cash through loans, stock issuances, or increasing revenues and reaching profitability.

In view of these conditions, our ability to continue as a going concern is dependent upon our ability to meet our financing requirements, and to ultimately achieve profitable operations. Management believes that its current and future plans provide an opportunity to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that may be necessary in the event we cannot continue as a going concern.

The Offering:

Securities Being Offered by Selling Stockholder	Up to 91,224,228 shares of our common stock.

Offering Price	The selling shareholder will sell our common stock at prevailing market prices or privately negotiated prices.

Terms of the Offering	The selling shareholder will determine when and how it will sell the common stock offered in this prospectus.

Risk Factors	The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors.”

Common Stock Outstanding before Offering	328,042,869 shares of our common stock are issued and outstanding as of the date of this prospectus.

Common Stock Outstanding after Offering (1)	419,267,097 shares of common stock.

Use of Proceeds
The selling stockholder will receive all of the proceeds from the sale of the shares offered for sale by it under this prospectus. Accordingly, we will not receive proceeds from the sale of the shares by the selling stockholder. However, we may receive up to $164,204 in proceeds from the sale of our common stock to the selling stockholder from the shares covered herein and sold to the selling stockholder under the Securities Purchase Agreement described below. Any proceeds that we receive under the purchase agreement are expected to be used for general working capital purposes.

OTC Pink Market Symbol	NBRI

(1)	Assumes the issuance to the selling stockholder of all shares being registered herein under the Securities Purchase Agreement.

This offering relates to the resale of 91,227,964 shares of our common stock, par value of $0.0001, by the selling stockholder, Tangiers Investors LP (“Tangiers”). The Company will receive proceeds from the sale of our common stock to Tangiers under the Securities Purchase Agreement entered into with the selling stockholder on October 7, 2009 and amended on July 24, 2013 (“Securities Purchase Agreement”).

Pursuant to the Securities Purchase Agreement, we may, at our sole discretion, periodically issue and sell to Tangiers shares of our common stock for a total aggregate purchase price of $10,000,000. We have previously registered an aggregate of 130,000,221 shares under this facility, of which 19,651,471 shares were issued between January 24, 2011 and April 25, 2013, at an aggregate average price per share of $0.065, 25,365,768 shares were issued between September 11, 2013 and February 26, 2014 at an aggregate average price per share of $0.03, 26,550,822 shares were issued between May 6, 2014 and July 10, 2014 at an aggregate average price per share of $0.0103, and 55,507,366 shares were issued between August 13, 2014 and October 9, 2014 at an average aggregate price of $0.0036.  During the second quarter of fiscal 2013, we discovered certain shares of the 19,651,471 shares registered in 2011 were inadvertently offered and sold without registration under the Securities Act, as amended, during the period from October 24, 2011 through April 25, 2013.  A more detailed discussion is included in Note 10 of the audited Financial Statements and in the Risk Factor on page 18. We have deregistered the remaining 12,498 shares unsold and unissued from our previous registration statement effective August 6, 2014, by filing a post-effective amendment to the registration statement. Under this registration statement on Form S-1 (“Registration Statement”), we are only registering 91,224,228 additional shares of our common stock. We will issue additional shares to Tangiers, at our option, in order to continue to receive advances under the Securities Purchase Agreement. If additional shares are issued, they will be covered by future registration statements. The registration statement of which this Prospectus is a part of must be declared effective prior to us being able to issue those additional shares to Tangiers so that we may obtain further cash advances under the Securities Purchase Agreement.

Pursuant to the Securities Purchase Agreement, the dollar amount of each advance is based upon the average daily trading volume in dollar amount during the ten (10) trading days preceding the advance notice date (the “Base Amount”).  For each share of common stock purchased under the Securities Purchase Agreement, Tangiers will pay us 90% of the lowest volume weighted average price (“VWAP”) of the Company's common stock as quoted by Bloomberg, LP on other principal market on which the Company's common stock is traded for the five days immediately following the notice date (the “Market Price”). Any advance notice that exceeds the Base Amount by up to 200% will be further discounted by 7.5% (or 82.5% of the Market Price), and any advance notice in excess of 200% and up to 300% of the Base Amount will be further discounted by an additional 7.5% (or 75% of the Market Price).   The price paid by Tangiers for the Company's stock shall be determined as of the date of each individual request for an Advance under the Securities Purchase Agreement. Tangiers’ obligation to purchase shares of the Company's common stock under the Securities Purchase Agreement is subject to certain conditions, including the Company obtaining an effective registration statement for shares of the Company's common stock sold under the Securities Purchase Agreement, and is limited to a maximum of $250,000 per ten consecutive trading days after the advance notice is provided to Tangiers. The Securities Purchase Agreement shall terminate and Tangiers shall have no further obligation to make advances under the Securities Purchase Agreement at the earlier of the passing of 60 months after the date that the Securities and Exchange Commission declares the Company’s registration statement effective or the Company receives advances from Tangiers equal to $10,000,000. Upon the execution of the Securities Purchase Agreement, Tangiers received a one-time commitment fee in October 2009 equal to $85,000 of the Company's common stock divided by the lowest volume weighted average price of the Company's common stock during the 10 business days immediately following the date of the Securities Purchase Agreement, as quoted by Bloomberg, LP.

By way of example, the following table illustrates the total share issuance from a hypothetical $50,000 draw request (“Advance Notice”) where the Base Amount preceding the Advance Notice has been tabulated to be $20,000, and the VWAP during the 5 day period following the Advance Notice is determined to be $0.05.  The Base Amount for this hypothetical draw request is thus $20,000, which at a 10% discount of the Market Price of $0.05 per share will set the issuance price at $0.045 and will result in 444,444 shares being issued.  The amount that is more than 100% of the Base Amount but less than or equal to 200% of the Base Amount (Tier 1) is $20,000, which at a 17.5% discount of the Market Price results in an additional 484,849 shares being issued.  The amount that is greater than 200% of the Base Amount (Tier 2) is $10,000, which at a 25% discount to the Market Price results in an additional 266,667 shares being issued, for a total issuance on this example $50,000 draw request of 1,195,960 shares.

	Draw Request	10-day Avg $ Volume (Base Amount)	Tier Split (Base / Tier 1 / Tier 2)	Low VWAP During 5-day Pricing Period	Discount	Tier Price	Shares Issued
Base	$50,000	$20,000	$20,000	$0.05	10%	$0.04500	444,444
Tier 1			$20,000	$0.05	17.5%	$0.04125	484,849
Tier 2			$10,000	$0.05	25%	$0.03750	266,667
Total	$50,000		$50,000				1,195,960

Our common stock is recently trading around $0.0019 per share. If this price is maintained, of which there is no assurance, our shares will be issued to Tangiers at a minimum of $0.001425 (25% discount) to a maximum of 0.00171 (10% discount) per share, depending on the amount of each draw request. The maximum average discount, assuming the maximum amount is drawn on each advance, is 18%, or in this example an average issuance price of $0.001558. As of the date of this prospectus, $2,506,800 has been drawn from this facility since January 24, 2011, leaving $7,493,200 remaining to be drawn if the entire $10,000,000 available to us is to be received. Therefore, assuming said maximum average discount and including the amount already received, we will need to register as many as 4,809,499,358 additional shares of our common stock in order to obtain the full $10,000,000 available to us under the Securities Purchase Agreement as of the date of this prospectus. We are only registering 91,224,228 on this Registration Statement. The total amount of 91,224,228 shares of our common stock will be issued to Tangiers in order to obtain the funds available to us under the Securities Purchase Agreement. We will be required to file other registration statements if we intend to obtain the full amount of funds available to us under the Securities Purchase Agreement. If we issue to Tangiers all 91,224,228 shares of our common stock at the current stock price we will only be able to receive approximately $132,127 in net proceeds after the average maximum discount of 18% is applied and after deducting expenses related to filing this registration statement. This Registration Statement must be declared effective prior to us being able to issue those additional shares to Tangiers so that we may obtain cash advances under the Securities Purchase Agreement.

As of the date of this prospectus, the shares of common stock to be issued in order to receive advances under the Securities Purchase Agreement upon issuance would equal approximately 27.81% of our outstanding common stock.

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holder are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. The risks and uncertainties described below are not exclusive. Additional risks and uncertainties not presently known or that the Company currently deems immaterial may also impair operations. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected.  As one of our stockholders, you will be subject to the risks inherent in our business.  In such case, the trading price of our common stock could decline and you may lose all or part of your investment.  As of the date of this prospectus, our management is aware of the following material risks and we have included all known material risks in this section:

Risks Related To Our Business

We have been the subject of a going concern opinion by our independent auditors who have raised substantial doubt as to our ability to continue as a going concern

Our audited financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has generated modest revenues since inception and has never paid any dividends and is unlikely to pay dividends. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploration of economically recoverable reserves in its resource properties, confirmation of the Company’s interests in the underlying properties, and the attainment of profitable operations. The Company has had very little operating history to date. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the ability of the Company to continue as a going concern.

We have experienced recurring net losses from operations, which losses have caused an accumulated deficit of $16,595,148 as of June 30, 2014. In addition, we have a working capital deficit of $3,295,570 as of June 30, 2014. We had a net loss of $1,059,995 for the six months ended June 30, 2014, and we had net losses of $2,059,305 and $2,119,706 for the years ended December 31, 2013 and 2012, respectively. These factors, among others, raise substantial doubt about our ability to continue as a going concern. If we are unable to generate profits and are unable to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply or cease operations altogether. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis to retain our current financing, to obtain additional financing, and, ultimately, to attain profitability. Should any of these events not occur, we will be adversely affected and we may have to cease operations.

As of December 31, 2013 the accumulated deficit attributable to CEO stock awards, including previous management, and valued according to GAAP, totals $2,558,535 since inception in 2004. As of December 31, 2013 the accumulated deficit attributable to CEO compensation is $820,474 in deferred compensation.  This reflects the total amounts unpaid as per the management agreement with The PAN Network dating back to January 2006, less any amounts actually paid or forgiven since 2006.  These totals are non-cash expenses which are included in the accumulated deficit since inception.  Actual CEO compensation paid in cash over the course of the seven years since 2006 consists of $10,000 in 2006, $50,764 in 2007, $23,139 in 2008, $29,979 in 2009, $21,988 in 2010, $90,000 in 2011, $116,000 in 2012, and $100,000 in 2013.  These cash expenditures are also included in the accumulated deficit.

Excluding management fees, which are deferred as-needed, the Company has required approximately $7,000 (USD) per month to maintain its mineral claims in British Columbia in good standing and pay general administrative expenses.   We believe these expenses can be maintained at present levels for the foreseeable future.  Going forward, as a fully-reporting company, we estimate it will cost an additional $2,500 to $5,000 per month in SEC compliance fees, consisting primarily of accounting, legal, and edgarization fees.  If we cannot generate enough revenue from claim sales and joint-ventures to cover these costs, we believe we can rely on loans and our equity credit line established with Tangiers to make up for any revenue shortfall once this Registration Statement is declared effective by the SEC.  However, as there is no assurance that this Registration Statement or any subsequent Registration Statement will be declared effective, the equity line with Tangiers may be unavailable to us.  If we cannot generate sufficient revenue or raise additional funds through equity, we may not be able to maintain our mineral claims or make timely filings with the SEC.  In fiscal year 2014, our mortgage on the Ruby Mine Property (“Ruby Mine”) requires us to pay $60,000 per month through December 30, 2015. The Company believes it can rely on loans and our equity credit line established with Tangiers to make up for any revenue shortfall once this registration statement to register the Tangiers equity credit line is made effective by the SEC.  However, as there is no assurance that this or any subsequent registration statement will be made effective, the equity line with Tangiers may be unavailable to us.  If we cannot generate sufficient revenue or raise additional funds through loans, equity, we may not be able to maintain our mortgage on the Ruby Mine.

The ongoing execution of our business plan is expected to result in operating losses over the next twelve months. Management believes it will need to raise capital through loans and stock issuances in order to have enough cash to maintain its operations for the next twelve months. There are no assurances that we will be successful in achieving our goals of obtaining cash through loans or stock issuances, or increasing revenues and reaching profitability.

In view of these conditions, our ability to continue as a going concern is dependent upon our ability to meet its financing requirements, and to ultimately achieve profitable operations. Management believes that its current and future plans provide an opportunity to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that may be necessary in the event we cannot continue as a going concern.

We may not be able to engage in joint-ventures, which could have a significant negative impact on our financial condition.

We intend to increase our revenues and available cash through joint-venture opportunities. We may not have the resources required to promote our properties and attract viable joint-venture partners. If we are unable to secure additional joint-venture partners for our mining properties, we will not be able to generate enough revenue to achieve and maintain profitability or to continue our operations.

Because of our dependence on a limited number of potential partners, our failure to attract new partners for our mining properties could impair our ability to continue successful operations. The absence of a significant partnership base may impair our ability to attract new partners. Our failure to develop and sustain long-term relationships with joint-venture partners would impair our ability to continue exploration of our properties.   Once secured, the failure of a joint-venture partner to obtain sufficient financing to meet their commitments to us may cause the joint-venture to fail, and our business prospects may suffer.

We may not be able to increase our revenue or effectively operate our business. To the extent we are unable to achieve revenue growth, we may continue to incur losses. We may not be successful or make progress in the growth and operation of our business. Our current and future expense levels are based on operating plans and estimates of future revenues and are subject to increase as strategies are implemented. Even if our revenues grow, we may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall.

Accordingly, any significant shortfall in revenues would likely have an immediate material adverse effect on our business, operating results and financial condition. Further, if we substantially increase our operating expenses and such expenses are not subsequently followed by increased revenues, our operating performance and results would be adversely affected and, if sustained, could have a material adverse effect on our business. To the extent we implement cost reduction efforts to align our costs with revenue, our revenue could be adversely affected.

We may face many of the challenges that a developing company in the mining industry typically encounters which may impede or prevent successful implementation of our business plan.

These challenges include, but are not limited to:

•	Evaluation and staking of new prospects;

•	Maintaining claims in good standing;

•	Engaging and retaining the services of qualified geological, engineering and mining personnel and consultants;

•	Establishing and maintaining budgets, and implementing appropriate financial controls;

•	Identifying and securing joint-venture partners;

•	Establishing initial exploration plans for mining prospects;

•	Obtaining and verifying independent studies to validate mineralization levels on our prospects; and

•
Ensuring the necessary exploratory and operational permits are filed on a timely basis, the necessary permits are maintained and approved by governmental authorities and jurisdictions, and adhering to all regulatory and safety requirements.

The failure to address one or more of these above factors may impair our ability to carry out our business plan.  In that event, an investment in us would be substantially impaired.

Our business plan is dependent on continually finding new mining prospects with sufficient mineralization, grade and consistency without which it may not be practical to pursue the business plan, and investors will lose their investment.

Our business model depends on locating new prospects with commercially sufficient amounts of precious and other metal mineralization.  Until feasibility studies are completed, permits issued, and actual extraction and processing begins, we will not know if our prospects are commercially viable.  Even if initial reports about mineralization in a particular prospect are positive, subsequent activities may determine that the prospect is not commercially viable.  Thus, at any stage in the exploration and development process, we may determine there is no business reason to continue, and at that time, our financial resources may not enable us to continue exploratory operations and will cause us to terminate our current business plan.

Our metals exploration efforts are highly speculative in nature and may be unsuccessful.

Metals exploration is highly speculative in nature, involves many risks and frequently is unsuccessful. Once mineralization is discovered, it may take a number of years from the initial phases of drilling before production is possible, during which time the economic feasibility of production may change. Substantial expenditures are required to establish proven and probable ore reserves through drilling, to determine metallurgical processes to extract the metals from the ore and, in the case of new properties, to construct mining and processing facilities. As a result of the foregoing uncertainties, no assurance can be given that our exploration programs will result in the identification, expansion, or replacement of current or future production with new proven and probable ore reserves.

Exploration projects have no operating history upon which to base estimates of proven and probable ore reserves and estimates of future cash operating costs. Such estimates are, to a large extent, based upon the interpretation of geologic data obtained from drill holes and other sampling techniques, and feasibility studies which derive estimates of cash operating costs based upon anticipated tonnage and grades of ore to be mined and processed, the configuration of the ore body, expected recovery rates of the mineral from the ore, comparable facility and equipment operating costs, anticipated climatic conditions and other factors. As a result, it is possible that actual cash operating costs and economic returns based upon development of proven and probable ore reserves may differ significantly from those originally estimated. Moreover, significant decreases in actual over expected prices may mean reserves, once found, will be uneconomical to produce. It is not unusual in new mining operations to experience unexpected problems during the start-up phase.

Other risk factors include changes in regulations, environmental concerns or restrictions, legacy rights accorded to local First Nations communities, technical issues relating to exploration, development, and extraction, such as rock falls, subsidence, flooding and weather conditions, safety requirements, and labor issues.  Any of these factors individually or together could delay or halt implementation of the business plan or raise costs to levels that may make it unprofitable or impractical to pursue our business objectives.

Regulatory compliance is complex and the failure to meet all the various requirements could result in loss of a claim, fines or other limitations on our business plan.

With the exception of the Ruby Mine in Sierra County, California, all of our mining claims are in British Columbia, Canada, where we are subject to regulation by numerous federal and provincial governmental authorities, but most importantly, by the British Columbia Ministry of Energy, Mines, and Petroleum Resources.  Our Ruby Mine project (“Ruby Project”) in Sierra County, California, is subject to US regulation by the Federal Environmental Protection Agency, the Federal Department of the Interior, the Bureau of Land Management, the US Forestry Service, the US Department of Labor Mine Safety and Health Administration, as well as other comparable state agencies, such as the California Department of Conservation Office of Mine Reclamation, the California State Water Resources Control Board  and the California Division of Occupational Safety and Health. At the Ruby, we are also subject to various federal and state statutes, such as the federal Mine Safety & Health Act of 1977, the federal Mine Improvement and New Emergency Response Act of 2006,  the federal Comprehensive Environmental Response, Compensation and Liability Act, also known as the "Superfund" law, the federal Clean Air Act, the federal Resource Conservation and Recovery Act, and the California Surface Mining and Reclamation Act. Where EB-5 funding has been applied for, offered, or secured, we are subject to regulation by the US Department of Homeland Security and the United States Citizenship and Immigration Services ("USCIS"). The acquisition of a prospect in Mexico, or any other country, will be subject to similar regulatory agencies requirements by various agencies in each country.  In all cases, the failure or delay in making required filings and obtaining regulatory approvals or licenses will adversely affect our ability to carry out our business plan.  The failure to obtain and comply with any regulations or licenses may result in fines or other penalties, and even the loss of our rights over a prospect. We expect compliance with these regulations to be a substantial expense in terms of time and cost. Therefore, compliance with or the failure to comply with applicable regulation will affect our ability to succeed in our business plan and ultimately to generate revenues and profits.  We expect that our operations will comply in all material respects with applicable laws and regulations.  We believe that the existence and enforcement of such laws and regulations will have no more restrictive an effect on our operations than on other similar companies in the resource industry.

The Ruby Mine has no proven or probable reserves, and production may be less than expected, or may never begin at all.

Our current resource estimate at the Ruby Mine is inferred, or hypothetical.  While past production is a good indicator, past production does not guarantee future results.  If our mining efforts fail to produce a grade of gold high enough to sustain an economic enterprise, our Ruby Mine Project may fail.  In the event of such a failure, our inability to repay any accumulated debt incurred from the Ruby project may cause our business to fail.

Our ability to begin mining operations at the Ruby Mine requires that we raise sufficient capital to pay off the mortgage on the Ruby Mine property and provide enough operating capital to begin as well as sustain commercial production.  We have elected to avail ourselves of the federal EB-5 Program to secure funding, for which the Ruby Mine has been pre-approved by the USCIS in July 2011, but which is contingent on our ability to raise sufficient funds from foreign investors who participate in the federal EB-5 Program.  As of the date of this prospectus, the EB-5 funding remains pending, the Company has not received any funding through the EB-5 program, and there is no guarantee that it will be completed.  Accordingly, given the length of time this process has been ongoing, as of the date of this prospectus the Company has elected to proceed on its own by funding the project through revenue generated from claim sales and joint-ventures, and capital from loans, stock sales, and other alternative funding sources. If we fail to secure enough capital from either the EB-5 Program or any other alternative funding sources, we may have to curtail the Ruby project and forfeit the property.

Placing a mining project into production without first establishing reserves has a much higher risk of economic or technical failure.

Historically, placing a mining project into production without first establishing reserves has a much higher risk of economic or technical failure. We are not basing our production decision on a final or bankable feasibility study of mineral reserves, and intend to mine and sample simultaneously.  While unorthodox by current industry practices, mining and sampling simultaneously has historically been the standard in California's drift mines such as the Ruby Mine.  This approach is supported the Department of the Interior Bureau of Land Management ("BLM") Technical Bulletin 4 entitled "Placer Examination Principles and Practice". Nevertheless, the increased uncertainty inherent in this approach increases the economic and technical risks of failure associated with this type of production decision.

Competition may develop which could hinder our ability to locate, stake and explore new mining claims, or to attract new joint-venture partners.

As metal prices continue to increase and demand grows, we expect new companies to form and compete with the already numerous junior and developed mining, exploration and production companies in existence.  Some of these companies may be more efficient in locating new claims, which could impede our business plan.  As well, some of these companies may be better funded, or more successful in attracting joint-venture partners, and thereby diminish our ability to execute our business plan.

We could fail to attract or retain key personnel, which could be detrimental to our operations.

Our success largely depends on the efforts and abilities of our Chief Executive Officer, Perry Leopold. The loss of his services could materially harm our business because of the cost and time necessary to find his successor. Such a loss would also divert management’s attention away from operational issues. We do not presently maintain key-man life insurance policies on our Chief Executive Officer. To the extent that we are smaller than our competitors and have fewer resources, we may not be able to attract sufficient number and quality of staff.

New exploration activities require substantial capital expenditures.

New exploration activities, if done independently and without benefit of a joint-venture partner, require substantial capital expenditures for the extraction, production and processing stages and for machinery, equipment and experienced personnel. There can be no assurance that the Company will generate sufficient cash flow and/or that it will have access to sufficient external sources of funds in the form of outside investment or loans to continue exploration activities at the same or higher levels than in the past.

Our Chief Executive Officer controls another company, Speebo, Inc. (“Speebo”), that could potentially create a conflict of interest

Speebo is a private exploration company founded and funded in 2006 by our Chief Executive Officer, Perry Leopold, as a proof-of-concept in the use of MTO technology as the primary methodology for the identification and acquisition of mineral properties of merit.  As a result of Mr. Leopold’s success in acquiring claims in this manner and subsequently generating revenue from them, the Board of Directors of North Bay agreed with Mr. Leopold’s contention that new technology holds the key to a successful exploration enterprise in the 21st century, and in 2007 the Company adopted the Generative Business Model that incorporates MTO (as defined below) technology as the core methodology in the execution of our current business plan.  Speebo continues to operate to a limited extent, and often acts for the benefit of North Bay.  Two key claims currently owned by North Bay, Bouleau Creek Gold and Pine River Vanadium, were originally acquired and subsequently gifted to the Company by Speebo.  To date there have never been any material related-party transactions between Speebo and North Bay for the benefit of Speebo, nor has there been any instance, material or otherwise, of Speebo ever receiving any benefit whatsoever from its affiliation as a related-party.  While the potential inherently exists for a conflict-of-interest in the future, the reality of the relationship to date has been complimentary and supportive to the sole benefit of North Bay, and not competitive in any way.  In the event a potential transaction in the future might convey a benefit to Speebo, it may only be done with the unanimous consent of the Board of Directors, and in full compliance with the Code of Ethics adopted by the Company in October, 2009.

A single shareholder, our Chief Executive Officer and Chairman of the Board Mr. Perry Leopold, has the ability to control our business direction.

Our Chief Executive Officer and Chairman of the Board, Mr. Perry Leopold, owns 80% of the voting shares of our stock by virtue of his ownership of 100% of the authorized Series I Preferred Shares. These shares were issued to him in February 2007 as an anti-takeover measure to insure that Mr. Leopold maintains control of the Company during periods when the Company’s stock may be severely undervalued and subject to hostile takeover in the open market.  As specified in the Certificate of Designation filed by the Company with the Delaware Secretary of State in February 2007, “the outstanding shares of Series I Preferred Stock shall vote together with the shares of Common Stock of the Corporation as a single class and, regardless of the number of shares of Series I Preferred Stock outstanding and as long as at least one of such shares of Series I Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of the Corporation or action by written consent of shareholders.  Each outstanding share of the Series I Preferred Stock shall represent its proportionate share of the 80% which is allocated to the outstanding shares of Series I Preferred Stock.” These Series I Preferred Shares also supersede any other shares that Mr. Leopold may own, so that any additional shares he may acquire do not increase his 80% voting rights, and are therefore included within the 80%.  Accordingly, Mr. Leopold is likely to be in a position to control the election of our Board of Directors and the selection of officers, management and consultants.  He will also have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Mr. Leopold may still differ from the interests of the other stockholders.

Our executive officers do not have any training specific to the technicalities of mineral exploration, and there is a higher risk our business will fail

Mr. Perry Leopold, our Chief Executive Officer since 2006, does not have any formal training as a geologist or a mining engineer. As a result, our management may lack certain skills that are advantageous in managing an exploration company. In addition, Mr. Leopold’s decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in geology and mine engineering.

We anticipate our operating expenses will increase and we may never achieve profitability

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without increasing or realizing any revenues. We expect to incur continuing and significant losses into the foreseeable future. As a result of continuing losses, we may exhaust all of our resources and be unable to execute on our business plan. Our accumulated deficit will continue to increase as we continue to incur losses. We may not be able to earn profits or continue operations if we are unable to generate significant revenues. There is no history upon which to base any assumption as to the likelihood that we will be successful, and we may not be able to generate any operating revenues from mining or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We have one employee, our Chief Executive Officer, who also has other business interests, and he may not be able to devote a sufficient amount of time to our business operations, causing our business to fail

Mr. Perry Leopold, our Chief Executive Officer, currently devotes 40 or more hours per week to our business affairs, and currently devotes less than 10 hours per week total on his other business interests, specifically, Speebo, Circular Logic, Inc., and The PAN Network. Mr. Leopold also serves as a consultant to a major consumer electronics firm on legacy technology issues related to his work with The PAN Network in aiding the development of the internet in the 1980’s, and which is done only as time permits, on an as-needed as-available basis. Currently, we do not have any other employees. If the demands of any of Mr. Leopold’s other business interests should increase in the future, it is possible that Mr. Leopold may not be able to devote sufficient time to the management of our business, as and when needed. If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

A single shareholder, our Chief Executive Officer Mr. Perry Leopold, owns 100% of our outstanding convertible preferred stock, and the market price of our shares would most likely decline if he were to convert these shares to common stock and sell a substantial number of shares all at once or in large blocks.

Our Chief Executive Officer, Mr. Perry Leopold owns 4,000,000 shares of our Series A Preferred stock, which equates to 20,000,000 shares of common stock upon conversion if he so elects.  Mr. Leopold will then be eligible to sell these shares publicly subject to the volume limitations in Rule 144. The offer or sale of a large number of shares at any price may cause the market price to fall. Sales of substantial amounts of common stock or the perception that such transactions could occur may materially and adversely affect prevailing markets prices for our common stock.

If First Nations land claims affect the title to our mineral claims, our ability to mine on our claims may be lost.

The Province of British Columbia and Canadian government policy at this time is to consult with all potentially affected First Nations bands and other stakeholders in the area of any potential commercial production. In the event that we encounter a situation where a First Nations person or group claims an interest in any of our mineral claims, we may be unable to provide compensation to the affected party in order to continue with our exploration work, or if such an option is not available, we may have to relinquish any interest that we may have in this claim. The Supreme Court of Canada has ruled that both the federal and provincial governments in Canada are now obliged to negotiate these matters in good faith with First Nations groups. If any of our mineral claims should become the subject of a dispute with First Nations groups, the costs and/or losses could be greater than our financial capacity and our business would fail.

The Province of British Columbia owns most of the land covered by our Canadian mineral claims, and our ability to conduct exploratory programs is subject to the consent of the Province of British Columbia, leading to possible ejection from or forfeiture of our mineral claims.

The land covered by most of our mineral claims in Canada is owned by the Province of British Columbia. The ability to conduct an exploratory program on any of our claims is subject to the consent of the Province of British Columbia.   In order to keep our claims in good standing with the Province of British Columbia, the Province of British Columbia requires that before the expiry dates of the mineral claim that exploration work on any mineral claim valued at an amount stipulated by the government be completed together with the payment of a filing fee, or, a payment to the Province of British Columbia in lieu of completing said exploration work. In the event that these conditions are not satisfied prior to the expiry dates of the mineral claim, we will lose our interest in any mineral claim so affected, and the mineral claim then become available again to any party that wishes to stake an interest in these claims. In the event that either we are ejected from the land or our mineral claims expire, we will lose all interest that we have in the claims so affected.

Our mineral and placer rights in British Columbia are limited.

Our acquisition of any mining claim in British Columbia conveys the mineral or placer rights for mining-related purposes only, and while our rights allow us to use the surface of a claim for mining and exploration activities, our claims do not convey any other surface, residential or recreational rights to the Company.  Additionally, our right to extraction is not absolute, as any mechanized extraction work on claims in British Columbia requires additional permits and possibly conversion of our claims to mining leases, the approval of which is not guaranteed.  In the event a mining permit is not approved, the subject claims may become worthless to us, and we may be forced to allow them to forfeit.

Some of the land overlying our Canadian mineral claims is owned by private parties, and our ability to conduct exploratory programs is subject to their consent.

The land covered by some of our mineral claims in Canada is owned by private parties by virtue of legacy Crown Grants registered over the past century.  Access and availability to conduct an exploratory program on any of these claims is subject to the consent of the private landowner.   In the event any private party objects to our access and blocks our ability to conduct exploration work on these claims, these claims may become worthless to us, and we may be forced to allow them to forfeit.

Risk Factors Related to Our Planned Spinoff of Ruby Gold, Inc., Our Wholly-owned Subsidiary

We have announced our intention to spinoff our wholly-owned subsidiary, Ruby Gold, Inc. which may cause shareholders to sell their stock if the spinoff is completed, and which may cause our stock to decline.

On December 2, 2013, our Board of Directors authorized the spinoff of our wholly-owned subsidiary, Ruby Gold, Inc. (“RGI”) as a separate and independent public company.  Once the spinoff is complete, the Company intends to issue a special stock dividend based on a ratio yet to be determined. Shareholders who are eligible to receive such stock dividend will be holders of common stock of North Bay as of the record date, which has yet to be set by the Board of Directors of the Company. On January 14, 2014, RGI filed a registration statement on Form 10 with the SEC to initiate said spinoff.  After the RGI registration statement on Form 10 is deemed effective, the Board of Directors of the Company intends to then determine the date and ratio for the distribution of shares from the spin-off and a news release announcing the record date will be issued at that time. Other than the authorization for said spinoff by our Board of Directors and the Board of RGI, there are no agreements, formal or otherwise, in place between the respective companies, any affiliate of either company, or any other parties governing the spinoff, and no shareholder approvals are required. On March 10, 2014, RGI withdrew the Form 10 after discussions with the SEC and on May 1, 2014 filed a registration statement on Form S-1 to register 120 million shares of RGI as the stock dividend to be issued to our shareholders in the spinoff, which amounts to 40% of the issued and outstanding shares of RGI common stock currently owned by North Bay.   Accordingly, as the completion of the spinoff is contingent on a registration statement by RGI becoming effective, no determination has yet been made as to whether or not the stock dividend will be tax-free, there has been no further determination as to when the spinoff and stock dividend distribution might be completed, and there is no guarantee that it will be completed.

In the event the spinoff is completed and North Bay shareholders receive a special stock dividend of shares in RGI, it is possible that North Bay shareholders who originally invested in North Bay principally because of the Ruby Mine project might then sell their North Bay shares. Such an event could place further downward pressure on the price of our common stock.

We may be unable to achieve some or all of the benefits that we expect to achieve from the separation of RGI and our Company.

We may not be able to achieve the full strategic and financial benefits that we expect will result from the separation of RGI and our Company or such benefits may be delayed or may not occur at all. For example, analysts and investors may not regard our corporate structure to be clearer and simpler than the current corporate structure or place a greater value on our Company. As a result, in the future the aggregate market price of our Company’s common stock and RGI’s common stock as separate companies may be less than the market price per share of our common stock had the spinoff not occurred.

Risk Factors Related to Our Securities, the Securities Purchase Agreement and This Offering

We are registering herein 91,224,228 shares of common stock to be issued under the Securities Purchase Agreement.  The sale of such shares could depress the market price of our common stock.

We are registering 91,224,228 shares of common stock under the registration statement of which this Prospectus forms a part for issuance pursuant to the Securities Purchase Agreement.  The sale of these shares into the public market by Tangiers could depress the market price of our common stock.

Existing stockholders will experience significant dilution from our sale of shares under the Securities Purchase Agreement.

The sale of shares pursuant to the Securities Purchase Agreement will have a dilutive impact on our stockholders. As a result, the market price of our common stock could decline significantly as we sell shares pursuant to the Securities Purchase Agreement. In addition, for any particular advance, we will need to issue a greater number of shares of common stock under the Securities Purchase Agreement as our stock price declines. If our stock price is lower, then our existing stockholders would experience greater dilution.

The investor under the Securities Purchase Agreement will pay less than the then-prevailing market price of our common stock.

The common stock to be issued under the Securities Purchase Agreement will be issued at 90% of the lowest daily volume weighted average price of our common stock during the five consecutive trading days immediately following the date we submit an Advance Notice to Tangiers.  In the event we submit an Advance Notice in excess of the Base Amount, as determined by average daily trading volume in dollar amount during the ten (10) trading days preceding the Advance Notice, the discount on the excess shares might be as much as 25%. These discounted sales could also cause the price of our common stock to decline.

The sale of our stock under the Securities Purchase Agreement could encourage short sales by third parties, which could contribute to the further decline of our stock price.

The significant downward pressure on the price of our common stock caused by the sale of material amounts of common stock under the Securities Purchase Agreement could encourage short sales by third parties. Such an event could place further downward pressure on the price of our common stock.

We may be limited in the amount we can raise under the Securities Purchase Agreement because of concerns about selling more shares into the market than the market can absorb without a significant price adjustment.

The Company intends to exert its best efforts to avoid a significant downward pressure on the price of its common stock by refraining from placing more shares into the market than the market can absorb. This potential adverse impact on the stock price may limit our willingness to use the Securities Purchase Agreement. Until there is a greater trading volume, it seems unlikely that we will be able to access the maximum amount we can draw without an adverse impact on the stock price.

We may not be able to access sufficient funds under the Securities Purchase Agreement when needed.

Our common stock is recently trading around $0.0019 per share. If this price is maintained, of which there is no assurance, our shares will be issued to Tangiers at a minimum of $0.001425 (25% discount) to a maximum of 0.00171 (10% discount) per share, depending on the amount of each draw request and the applicable discount applied (see “The Offering”). The maximum average discount, assuming the maximum amount is drawn on each advance, is 18%, or in this example an average issuance price of $0.001558. As of the date of this prospectus, $2,506,800 has been drawn from this facility since January 24, 2011, leaving $7,493,200 remaining to be drawn if the entire $10,000,000 available to us is to be received. Therefore, assuming said maximum average discount and including the amount already received, we will need to register as many as 4,809,499,358 additional shares of our common stock in order to obtain the full $10,000,000 available to us under the Securities Purchase Agreement as of the date of this prospectus. We are only registering 91,224,228 on this Registration Statement. The total amount of 91,224,228 shares of our common stock will be issued to Tangiers in order to obtain the funds available to us under the Securities Purchase Agreement. We will be required to file other registration statements if we intend to obtain the full amount of funds available to us under the Securities Purchase Agreement. If we issue to Tangiers all 91,224,228 shares of our common stock at the current stock price we will only be able to receive approximately $132,127 in net proceeds after the average maximum discount of 18% is applied and after deducting expenses related to filing this registration statement. This Registration Statement must be declared effective prior to us being able to issue those additional shares to Tangiers so that we may obtain cash advances under the Securities Purchase Agreement.

Our ability to raise funds under the Securities Purchase Agreement is also limited by a number of factors, including the fact that the maximum advance amount during any 10 trading day period is capped at $250,000, as well as the fact that we are not permitted to submit any request for an advance within 10 trading days of a prior request. Also, the Company may only draw an amount up to 300% of the average daily trading volume in dollar amount during the 10 trading days preceding the advance date. As such, although sufficient funds are made available to the Company under the Securities Purchase Agreement, such funds may not be readily available when needed by the Company.

We will not be able to use the Securities Purchase Agreement if the shares to be issued in connection with an advance would result in Tangiers owning more than 9.9% of our outstanding common stock.

Under the terms of the Securities Purchase Agreement, we may not request advances if the shares to be issued in connection with such advances would result in Tangiers and its affiliates owning more than 9.9% of our outstanding common stock. We are permitted under the terms of the Securities Purchase Agreement to make limited draws on the Securities Purchase Agreement so long as Tangiers’ beneficial ownership of our common stock remains lower than 9.9%. A possibility exists that Tangiers and its affiliates may own more than 9.9% of our outstanding common stock (whether through open market purchases, retention of shares issued under the Securities Purchase Agreement, or otherwise) at a time when we would otherwise plan to obtain an advance under the Securities Purchase Agreement.  As such, by operation of the provisions of the Securities Purchase Agreement, the Company may be prohibited from procuring additional funding when necessary due to these provisions discussed above.

The Securities Purchase Agreement will restrict our ability to engage in alternative financings.

The structure of transactions under the Securities Purchase Agreement will result in the Company being deemed to be involved in a near continuous indirect primary public offering of our securities. As long as we are deemed to be engaged in a public offering, our ability to engage in a private placement will be limited because of integration concerns which therefore limits our ability to obtain additional funding if necessary.

We may have to increase our authorized shares as we draw down on our equity line with Tangiers.

We have recently raised our authorized share limit from 500,000,000 to 1,500,000,000. As of the date of this prospectus, we have 328,042,869 shares outstanding out of 1,500,000,000 shares authorized.  We have also reserved 373,429,281 shares of common stock for the possible conversion of debt to equity, consisting of 329,879,281 shares for the possible conversion of outstanding convertible notes, 20,000,000 shares for the possible conversion of outstanding preferred stock, and 23,550,000 shares for the possible exercise of outstanding warrants.  We may have to again increase the authorized shares at some point in the future if we are to obtain the full $10,000,000 available to us under the Securities Purchase Agreement.

There may not be sufficient trading volume in our common stock to permit us to generate adequate funds.

The Securities Purchase Agreement, as amended, provides that the maximum dollar amount of each advance request will be the lesser of $250,000 or no more than 300% of the average daily trading volume in dollar amount during the ten (10) trading days preceding the Advance Date.   If the average daily trading volume in our common stock is too low, it is possible that it would reduce the amount of each advance or advances to amounts at each time that may not provide adequate funding for our planned operations.

Our Securities Purchase Agreement with Tangiers requires us to remain current in our filings with the SEC and failure to remain current in our filings is a breach of the Securities Purchase Agreement

We are required to remain current in our filings with the SEC in order to remain in compliance with the Securities Purchase Agreement. Failure to remain current in our filings with the SEC is a breach of the Securities Purchase Agreement, and a cause for Tangiers to terminate said agreement.

We have offered and sold certain shares of common stock without registration under the Securities Act of 1933.  Some holders of our securities may have the right to rescind their purchases. If these security holders exercise their right to rescind their purchases, our operations could be materially adversely affected.

We have inadvertently offered and sold certain shares of common stock without registration under the Securities Act of 1933 (the “Securities Act”), as amended, during the period from October 24, 2011 through April 25, 2013.  Pursuant to Section 10(a)(3) of the Securities Act, by the time our prospectus had been in use for 9 months from the effective date of January 24, 2011, the balance sheet date of the audited financial statement contained in our prospectus was more than 16 months old, and had not been refreshed to present our current financial statements within said prospectus. This inadvertent failure to update our prospectus according to Rule Section 10(a)(3) of the Securities Act may have caused our prospectus to no longer be effective as of October 24, 2011, and thus may have constituted a violation of Section 5 of the Securities Act (which generally requires an effective registration of offers and sales of securities) and may give rise to liability under Section 12 of the Securities Act (which generally provides a rescission remedy for offers and sales of securities in violation of Section 5) as well as potential liability under the anti-fraud provisions of federal and state securities laws.

The Securities Act requires that any claim for rescission be brought within one year of the violation.  The time periods within which claims for rescission must be brought under state securities laws vary and may be two years or more from the date of the violation.  As of the date of this prospectus and within the federal statute of limitations approximately 10 million shares of our outstanding common stock are subject to rescission, with a potential liability approximating $697,046, including interest at 10% per annum.

As of the date of this prospectus management is unable to determine at this time whether any claim for rescission may be filed against us; however, there can be no assurance that claims will not be asserted.  In addition, regulatory agencies could launch a formal investigation and/or institute an enforcement proceeding against us for violations of federal and state registration and qualification requirements.  If any security holders exercise their right to rescind their purchases, or if a formal investigation results in an enforcement action against us, our operations could be materially adversely affected.

Trading of our stock may be restricted by the Securities and Exchange Commission’s penny stock regulations, which may limit a stockholder’s ability to buy and sell our stock.

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $10,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain certain forward-looking statements and  are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Statements that are not based on historical facts, which can be identified by the use of such words as “likely,” “will,” “suggests,” “target,” “may,” “would,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” and similar expressions and their variants, are forward-looking. Such statements reflect our judgment as of the date of this prospectus and they involve many risks and uncertainties, including those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These risks and uncertainties could cause actual results to differ materially from those predicted in any forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements. We undertake no obligation to update forward-looking statements.

THE TANGIERS TRANSACTION

General

On October 7, 2009 we entered into the Securities Purchase Agreement which provides that, upon the terms and subject to the conditions and limitations set forth therein, Tangiers is committed to purchase up to an aggregate of $10 million of our shares of common stock over the term of the Securities Purchase Agreement. In consideration for entering into the Securities Purchase Agreement, concurrently with the execution of the Securities Purchase Agreement, we issued to Tangiers the 6,569,147 shares of our common stock on October 7, 2009, as a commitment fee. Concurrently with entering into the Securities Purchase Agreement, we also entered into the Registration Rights Agreement, in which we agreed to file one or more registration statements as permissible and necessary to register under the Securities Act for the sale of the shares of our common stock that have been and may be issued to Tangiers under the Securities Purchase Agreement.

As of the date of this prospectus, there were 328,042,869 shares of our common stock outstanding (304,672,751 shares held by non-affiliates) excluding the 91,224,228 shares offered herein that may be issued to Tangiers pursuant to the Securities Purchase Agreement. If all of such 91,224,228 shares of our common stock offered hereby were issued and outstanding as of the date hereof, such shares would represent 27.81% of the total common stock outstanding or 29.94% of the non-affiliate shares of common stock outstanding as of the date hereof. The number of shares of our common stock ultimately offered for sale by Tangiers is dependent upon the number of shares purchased by Tangiers under the Securities Purchase Agreement.

Pursuant to the Securities Purchase Agreement, as amended, and the Registration Rights Agreement, we are registering with this Registration Statement of which this prospectus is a part 91,224,228 shares of our common stock under the Securities Act, which we may issue to Tangiers after this Registration Statement is declared effective under the Securities Act. All 91,224,228 shares of common stock are being offered pursuant to this prospectus.

Mechanics of Purchase of Shares (Advances) under the Securities Purchase Agreement

After the Securities and Exchange Commission has declared effective the Registration Statement of which this prospectus is a part (“Effective Date”), we have the right, in our sole discretion, to present Tangiers at any time(s) with an Advance Notice requiring Tangiers to advance to us per advance an amount no less than $10,000 (Minimum Advance Amount) nor greater than $250,000 (Maximum Advance Amount). The Base Amount (the “Base Amount”) of each advance notice is calculated based on the average dollar volume over the 10 day period preceding an Advance Notice. In the event the Base Amount is lower than the Minimum Advance Amount of $10,000, the Base Amount shall be equal to the Minimum Advance Amount. The purchase price of the common stock acquired with each advance will be 90% of the lowest daily volume weighted average price (the “Market Price”) of our common stock during the five (5) consecutive trading days after the Advance Notice date. Any advance notice that exceeds the Base Amount by up to 200% will be further discounted by 7.5% (or 82.5% of the Market Price), and any advance notice in excess of 200% and up to 300% of the Base Amount will be further discounted by an additional 7.5% (or 75% of the Market Price). Under the present Registration Statement the total number of shares issued pursuant to the aforementioned advances will not exceed 91,224,228 shares which will amount to only a portion of the dollar amount of Tangiers’ full commitment under the Securities Purchase Agreement (of $10,000,000 in stock purchases from us). In order for us to present Tangiers with Advance Notices for the balance of the full commitment amount, we are required under the Securities Purchase Agreement to file and have declared effective additional registration statements covering the balance of shares.

The purchase price and share numbers will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the trading day(s) used to compute the purchase price. We may deliver multiple purchase notices to Tangiers from time to time during the term of the Securities Purchase Agreement, so long as the most recent purchase has been completed.

There are no trading volume requirements or restrictions under the Securities Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Tangiers. Tangiers has no right to require any sales by us, but is obligated to make purchases from us as we direct in accordance with the Securities Purchase Agreement, as amended. There are no limitations on use of proceeds, financial or business covenants, restrictions on future fundings, rights of first refusal, participation rights, penalties or liquidated damages in the Securities Purchase Agreement.

Limitation

The advance provisions of the Securities Purchase Agreement notwithstanding, the amount of an advance requested by us shall not result in the issuance of a number of shares of our common stock that will cause Tangiers and its affiliates to beneficially own in excess of nine and 9/10 percent (9.9%) of the then outstanding Common Stock of the Company.

Default Termination by Tangiers

Generally, Tangiers may terminate the Securities Purchase Agreement upon the occurrence of any of the following events of default:   (i) any stop order or suspension of the effectiveness of a registration statement for an aggregate of fifty (50) Trading Days, other than due to the acts of the Investor, during the Commitment Period, or (ii) any breach by us of the representations or warranties or covenants contained in the Securities Purchase Agreement or any related agreements which could have a material adverse effect on us, subject to a cure period of thirty (30) days after receipt of written notice.. Such breaches include: the suspension from trading or failure of our common stock to be listed on our principal market; our failure to deliver instructions to our transfer agent to issue to Tangiers shares of our common stock which Tangiers is entitled to receive under the Securities Purchase Agreement.

Commitment Period

The commitment period commences when the first registration statement filed pursuant to the Securities Purchase Agreement is declared effective (i.e., January 24, 2011) and ends sixty (60) months after said effective date.

No Short-Selling or Hedging by Tangiers

Tangiers has agreed that neither it nor any of its agents, representatives and affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Securities Purchase Agreement.

Effect of Performance of the Securities Purchase Agreement on Our Stockholders

The Securities Purchase Agreement does not limit the ability of Tangiers to sell any or all of the 91,224,228 shares registered in this offering. It is anticipated that shares registered in this offering will be sold over a period of up to approximately 15 months from the date of this prospectus. The sale by Tangiers of a significant amount of shares registered in this offering at any given time could cause the market price of our common stock to decline and/or to be highly volatile. Tangiers may ultimately purchase all, some or none of the 91,224,228 shares of common stock not yet issued but registered in this offering. After it has acquired such shares, it may sell all, some or none of such shares. Therefore, sales to Tangiers by us pursuant to the Securities Purchase Agreement also may result in substantial dilution to the interests of other holders of our common stock. However, we have the right to control the timing and amount of any sales of our shares to Tangiers and we may terminate the Securities Purchase Agreement at any time at our discretion without any penalty or cost to us.

Amount of Potential Proceeds to be Received under the Securities Purchase Agreement

In connection with entering into the Securities Purchase Agreement, we authorized the future sale to Tangiers of up to $10 million of our common stock. The number of shares ultimately offered for sale by Tangiers in this offering is dependent upon the number of shares purchased by Tangiers under the Securities Purchase Agreement.

We cannot predict at what price our shares of common stock will be trading at the time that Tangiers acquires shares under the Securities Purchase Agreement. However, based upon our recent stock price of around $0.0019 per share, our shares will be issued to Tangiers at a minimum of $0.001425 (25% discount) to a maximum of 0.00171 (10% discount) per share, depending on the amount of each draw request and the applicable discount applied (see “The Offering”). The maximum average discount, assuming the maximum amount is drawn on each advance, is 18%, or in this example an average issuance price of $0.001558. As of the date of this prospectus, $2,506,800 has been drawn from this facility since January 24, 2011, leaving $7,493,200 remaining to be drawn if the entire $10,000,000 available to us is to be received. Therefore, assuming said maximum average discount and including the amount already received, we will need to register as many as 4,809,499,358 additional shares of our common stock in order to obtain the full $10,000,000 available to us under the Securities Purchase Agreement as of the date of this prospectus. We are only registering 91,224,228 on this Registration Statement. The total amount of 91,224,228 shares of our common stock will be issued to Tangiers in order to obtain the funds available to us under the Securities Purchase Agreement. We will be required to file other registration statements if we intend to obtain the full amount of funds available to us under the Securities Purchase Agreement. If we issue to Tangiers all 91,224,228 shares of our common stock at the current stock price we will only be able to receive approximately $132,127 in net proceeds after the average maximum discount of 18% is applied and after deducting expenses related to filing this registration statement. This Registration Statement must be declared effective prior to us being able to issue those additional shares to Tangiers so that we may obtain cash advances under the Securities Purchase Agreement.

Tangiers intends to sell any shares purchased under the Securities Purchase Agreement at the then prevailing market price. Tangiers may sell shares of our common stock that are subject to a particular advance before it actually receives those shares. These sales of our common stock in the public market could lower the market price of our common stock. In the event that the market price of our common stock decreases, we would not be able to draw down the remaining balance available under the Securities Purchase Agreement with the number of shares being registered in the accompanying Registration Statement.

There is an inverse relationship between our stock price and the number of shares to be issued under the Securities Purchase Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Securities Purchase Agreement for a given advance.  If the market price of our common stock remains at its current level or decreases, we may have to increase the number of authorized shares if we are to obtain the full $10,000,000 available to us under the Securities Purchase Agreement.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholder. There will be no proceeds to us from the sale of shares of our common stock in this offering. The selling stockholder will receive all such proceeds.

However, we will receive proceeds from the sale of shares of our common stock to Tangiers under the Securities Purchase Agreement, as amended. Tangiers will purchase our shares of common stock under the Securities Purchase Agreement in a range of 10% to 25% discount to the current market price, depending on the amount of each Advance Notice. The purchase price of the shares purchased under the Securities Purchase Agreement will be 90% of the Market Price of our common stock during the five (5) consecutive trading days after the Advance Notice date.  The Base Amount of each advance notice is calculated based on the average dollar volume over the 10 day period preceding an Advance Notice. Any advance notice that exceeds the Base Amount by up to 200% will be further discounted by 7.5% (or 82.5% of the Market Price), and any advance notice in excess of 200% and up to 300% of the Base Amount will be further discounted by an additional 7.5% (or 75% of the Market Price).   Pursuant to the Securities Purchase Agreement, as amended, we cannot draw more than $250,000 every 10 trading days.

For illustrative purposes only, the following table shows how the number of shares issued subsequent to each Advance Notice would increase if more than the Base Amount is drawn on any Advance Notice.  The Base Amount is calculated based on the average dollar volume over the 10 day period preceding an Advance Notice.  The Market Price is defined as 90% of the lowest daily VWAP during the 5 day period following the Advance Notice.  The table assumes that the 10 day average dollar volume is $10,000 per day, and the lowest volume weighted average price over the 5 day period following the Advance Notice is $0.10.  The Base Amount for this Advance Notice would then be $10,000.  In this example, the Advance Notice is for $30,000, or 300% more than the Base Amount.  The Market Price for the first $10,000 is then $0.09, or 90% of the lowest 5 day VWAP.  The Market Price for the next $10,000 (up to 200% more than the Base Amount) is $0.0825, or 82.5% of the 5 day VWAP.  The Market Price for the next $10,000 (more than 200% higher than the Base Amount) is $0.075, or 75% of the 5 day VWAP.  The total number of shares to be issued for the $30,000 Advance Notice would then be 365,657 shares.

		Draw	Discount	Market Price (w/Discount)	Shares Issued
5 Day VWAP	$0.10
Advance Notice	$30,000
Base Amount (100%)		$10,000	10%	$0.0900	111,111
Up to 200% of Base Amount		$10,000	17.50%	$0.0825	121,212
More than 200% of Base Amount		$10,000	25%	$0.0750	133,333
Total		$30,000			365,657

For illustrative purposes only, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Securities Purchase Agreement up to the remaining maximum available of $7,493,200. The table assumes estimated offering expenses of $10,000 for this offering, and aggregate expenses of $50,000 on subsequent offerings. The figures below are estimates only, and may be changed due to various factors, including the timing of the receipt of the proceeds.

Gross proceeds:	$164,204	$5,000,000	$7,493,200
Net proceeds:	$154,204	$4,980,000	$7,443,200
Number of shares that would have to be issued under the Securities Purchase Agreement at an assumed offering price equal to $0.0018.	91,224,228	2,777,777,778	4,162,888,889
USE OF PROCEEDS
General Working Capital	$154,204	$4,980,000	$7,443,200
Total	$154,204	$4,980,000	$7,443,200

The Securities Purchase Agreement allows us to use our proceeds for general corporate purposes. We have chosen to pursue the Securities Purchase Agreement funding because it will make a large amount of cash available to us with the advantage of allowing us to decide when, and how much, we will draw from this financing. We will be in control of the draw down amounts and hope to be able to draw down from the Securities Purchase Agreement whenever the Company deems that such funds are needed. Our objective will be to draw down on the Securities Purchase Agreement funding during periods of positive results for us and during stages when our stock price is rising, in order to control and minimize, as much as possible, the potential dilution for our current and future stockholders. It may not be possible for us to always meet our objective; therefore, we will continue to identify alternative sources of financing, as we always have, including loans and additional private placements of our stock.

DETERMINATION OF OFFERING PRICE

The selling shareholder will sell our shares at prevailing market prices or privately negotiated prices. Each of the selling shareholder, any broker-dealers, and any broker-dealer executing sell orders on behalf of the selling shareholder, may be deemed to be an “underwriter” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”).
DILUTION

The issuance of the 91,224,228 shares pursuant to the Securities Purchase Agreement will have a dilutive impact on our stockholders. For any particular advance, we will need to issue a greater number of shares of common stock under the Securities Purchase Agreement which would expose our existing stockholders to greater dilution.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of December 31, 2013, the net tangible book value of the Company shares was $(2,443,014), or $(0.018) per share based upon 138,114,547 shares outstanding as of December 31, 2013.  As of the date of this prospectus, the pro forma net tangible book value of the Company shares is $(2,464,940), or $(0.0075) per share based upon 328,042,869 shares outstanding as of the date of this prospectus.

At an assumed purchase price of $0.00156 (equal to 82% of the closing price of our common stock of $0.0019 on October 8, 2014 and assuming we draw the maximum allowed on each advance under the terms of the Share Purchase Agreement), and the issuance of 100% of the shares being registered, we will be required to issue an aggregate of 91,224,228 shares of common stock, and we will receive net proceeds of $164,204 from the sale of our common stock to the selling stockholder from the shares covered herein and sold to the selling stockholder under the Securities Purchase Agreement.

The dilution associated with the offering at the current share price as well as potential decrease in share price by as much as 75% is as follows:

	Current share price	25% decrease in share price	50% decrease in share price	75% decrease in share price
Share price	$0.00190	$0.00143	$0.00095	$0.00048
Issuance share price at 18% average discount	$0.00156	$0.00117	$0.00078	$0.00039
Potential share issuance	91,224,228	91,224,228	91,224,228	91,224,228
Percentage increase from current outstanding shares	27.81%	27.81%	27.81%	27.81%
Net Tangible Book Value Before Offering (per share)	$(0075)	$(0075)	$(0075)	$(0075)
Net Tangible Book Value After Offering (per share)	(0.0055)	(0.0056)	(0.0057)	(0.0058)
Dilution per share to Investors	$(0.0071)	$(0.0068)	$(0.0065)	$(0.0062)
Dilution percentage to Investors	456%	581%	833%	1588%

To further illustrate the potential dilution if we are to receive the entire $7,493,200 remaining to be drawn if the entire $10,000,000 available to us from Tangiers is to be received, the following table shows the number of shares that will have to be issued at our current share price, assuming an average maximum discount of 18% if we are to draw the maximum available on each draw, and the number of shares that will need to then be issued if our share price decreases by as much as 75%.

	Current share price	25% decrease in share price		50% decrease in share price	75% decrease in share price
Share price	$0.00190	$0.00143		$0.00095	$0.00048
Issuance share price at 18% average discount	$0.00156	$0.00117		$0.00078	$0.00039
Maximum $ draw remaining	$7,493,200	$7,493,200		$7,493,200	$7,493,200
Potential share issuance at Average Maximum Discount	4,809,499,358	6,412,665,811		9,618,998,716	19,237,997,433
Percentage increase from current outstanding shares	1466%	1955	%	2932%	5864%

The Company also has a number of outstanding convertible promissory notes with variable pricing provisions that will mature over the course of FY 2014 and Q1 2015.  A full description of the terms of these notes as of June 30, 2014 is provided in Note 7 and Note 18 of our unaudited financial statements for the period ended June 30, 2014.   If these notes are not repaid in cash and subsequently are converted to equity, the following table illustrates the potential effect of the dilution if all of the notes were to hypothetically be converted today.

		Current share price ($)		25% decrease in share price ($)	50% decrease in share price ($)	75% decrease in share price ($)
Share price			$0.0019	$0.001425	$0.00095	$0.000475
JMJ Note - July 11, 2012	Issuance share price with Discount Applied (70%)		$0.0013	$0.0010	$0.0007	$0.0003
	Outstanding Balance Due	$92,000
	Potential share issuance		69,172,932	92,230,576	138,345,865	276,691,729
Typenex Note - October 1, 2013	Issuance share price with Discount Applied (70%)		$0.0013	$0.0010	$0.0007	$0.0003
	Outstanding Balance Due	$73,482
	Potential share issuance		55,249,624	73,666,165	110,499,248	220,998,496
LG Note 1 - February 3, 2014	Issuance share price with Discount Applied (70%)		$0.0013	$0.0010	$0.0007	$0.0003
	Outstanding Balance Due	$66,000
	Potential share issuance		$49,624,060	66,165,414	99,248,120	198,496,241
LG Note 2 - March 13, 2014	Issuance share price with Discount Applied (70%)		$0.0013	$0.0010	$0.0007	$0.0003
	Outstanding Balance Due	$38,500
	Potential share issuance		28,947,368	38,596,491	57,894,737	115,789,474
GEL Note - January 31, 2014	Issuance share price with Discount Applied (70%)		$0.0013	$0.0009975	$0.000665	$0.0003325
	Outstanding Balance Due	$9,500
	Potential share issuance		7,142,857	9,523,810	14,285,714	28,571,429
Union Note - March 13, 2014	Issuance share price with Discount Applied (70%)		$0.0013	$0.0009975	$0.000665	$0.0003325
	Outstanding Balance Due	$15,275
	Potential share issuance		11,484,962	15,313,283	22,969,925	45,939,850
Beaufort Note - March 27, 2014	Issuance share price with Discount Applied (70%)		$0.0013	$0.0009975	$0.000665	$0.0003325
	Outstanding Balance Due	$55,000
	Potential share issuance		41,353,383	55,137,845	82,706,767	165,413,534
Caeser Note - April 10, 2014	Issuance share price with Discount Applied (70%)		$0.0013	$0.0010	$0.0007	$0.0003
	Outstanding Balance Due	$44,000
	Potential share issuance		33,082,707	44,110,276	66,165,414	132,330,827
WHC Note - April 21, 2014	Issuance share price with Discount Applied (70%)		$0.0013	$0.0010	$0.0007	$0.0003
	Outstanding Balance Due	$55,000
	Potential share issuance		41,353,383	55,137,845	82,706,767	165,413,534
Typenex Note 2 - May 8, 2014	Issuance share price with Discount Applied (70%)		$0.0013	$0.0010	$0.0007	$0.0003
	Outstanding Balance Due	$150,000
	Potential share issuance		112,781,955	150,375,940	225,563,910	451,127,820
LG Note 3 - May 9, 2014	Issuance share price with Discount Applied (70%)		$0.0013	$0.0009975	$0.000665	$0.0003325
	Outstanding Balance Due	$37,400
	Potential share issuance		28,120,301	37,493,734	56,240,602	112,481,203
JSJ Note - July 14 , 2014	Issuance share price with Discount Applied (58%)		$0.0011	$0.0008	$0.0006	$0.0003
	Outstanding Balance Due	$100,000
	Potential share issuance		90,744,102	120,992,136	181,488,203	362,976,407
KBM Note - Aug 6 , 2014	Issuance share price with Discount Applied (75%)		$0.0014	$0.0011	$0.0007	$0.0004
	Outstanding Balance Due	$83,500
	Potential share issuance		58,596,491	78,128,655	117,192,982	234,385,965
RSL Note - Aug 7 , 2014	Issuance share price with Discount Applied (80%)		$0.0015	$0.0011	$0.0008	$0.0004
	Outstanding Balance Due	$20,000
	Potential share issuance		13,157,895	17,543,860	26,315,789	52,631,579
JMJ 2 - Sept 3, 2014	Issuance share price with Discount Applied (70%)		$0.0013	$0.0010	$0.0007	$0.0003
	Outstanding Balance Due	$75,000
	Potential share issuance		56,390,977	75,187,970	112,781,955	225,563,910
KBM 2 - Sept 3, 2014	Issuance share price with Discount Applied (75%)		$0.0014	$0.0011	$0.0007	$0.0004
	Outstanding Balance Due	$48,000
	Potential share issuance		33,684,211	44,912,281	67,368,421	134,736,842

Total Shares			730,887,209	974,516,279	1,461,774,419	2,923,548,838
% increase in dilution			222.80%	297.07%	445.60%	891.21%

SELLING SHAREHOLDER

The following table presents information regarding the selling shareholder. A description of our relationship to the selling shareholder and how the selling shareholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.

Selling Stockholder	Shares Beneficially Owned before Offering(1)	Percentage of Outstanding Shares Beneficially Owned before Offering(2)	Shares that Could Be Issued to Draw Down Under the Securities Purchase Agreement	Shares that May Be Acquired Under the Securities Purchase Agreement(3)	Percentage of Outstanding Shares Being Registered to Be Acquired Under the Securities Purchase Agreement	Shares to Be Sold in the Offering	Percentage of Outstanding Shares Beneficially Owned after Offering(2)
Tangiers	47,378,474	9.99%	91,224,228	4,809,499,358	27.81%	91,224,228	9.99%
Total	47,378,474	9.99%	91,224,228	4,809,499,358	27.81%	91,224,228	9.99%

(1)
Represents 14,949,193 shares of common stock held by Tangiers as of the date of this prospectus, 5,550,000 shares of common stock underlying warrants held by Tangiers, and 26,879,281 shares of common stock underlying convertible notes held by Tangiers. The Share Purchase Agreement, the warrants, and the notes all contain a contractually stipulated 9.99% ownership restriction.

(2)
The number of shares and the percentage of ownership represent the maximum amount of shares that Tangiers can beneficially control under a contractually stipulated 9.99% ownership restriction. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)
Represents the number of additional shares of our common stock that would be issued to Tangiers at an assumed market price of $0.0018 less 18% assuming the maximum discount on a maximum draw, or $0.001558, to draw down the entire $7,493,200 remaining of the $10 million available under the Securities Purchase Agreement.

Shares Acquired In Financing Transactions with North Bay

Tangiers. Tangiers is the investor under the Securities Purchase Agreement. All investment decisions of, and control of, Tangiers are held by Robert Papiri and Michael Sobeck, its managing partners. Tangiers Capital, LLC (“Tangiers Capital”) makes the investment decisions on behalf of and controls Tangiers. Tangiers acquired all shares being registered in this offering in a financing transaction with us. This transaction is explained below:

Securities Purchase Agreement. On October 7, 2009, we entered into a Securities Purchase Agreement with Tangiers, as amended. Pursuant to the Securities Purchase Agreement, the Company may, at its discretion, periodically sell to Tangiers shares of its common stock for a total purchase price of up to $10,000,000. As described in detail in the “Use of Proceeds” section above, for each share of common stock purchased under the Securities Purchase Agreement, Tangiers will pay us up to 90% of the lowest volume weighted average price of the Company's common stock as quoted by Bloomberg, LP on the principal market on which the Company's common stock is traded for the five days immediately following the notice date. The price paid by Tangiers for the Company's stock shall be determined as of the date of each individual request for an advance under the Securities Purchase Agreement. Tangiers’ obligation to purchase shares of the Company's common stock under the Securities Purchase Agreement is subject to certain conditions, including the Company obtaining an effective registration statement for shares of the Company's common stock sold under the Securities Purchase Agreement and is limited to a maximum of $250,000 per ten consecutive trading days after the advance notice is provided to Tangiers. The Securities Purchase Agreement shall terminate and Tangiers shall have no further obligation to make advances under the Securities Purchase Agreement at the earlier of the passing of 60 months after the date that the Securities and Exchange Commission first declares the Company’s registration statement effective or the Company receives advances from Tangiers equal to $10,000,000. Upon the execution of the Securities Purchase Agreement in October 2009, Tangiers received a one-time commitment fee equal to $85,000 of the Company's common stock divided by the lowest volume weighted average price of the Company's common stock during the 10 business days immediately following the date of the Securities Purchase Agreement, as quoted by Bloomberg, LP.  This resulted in the issuance of 6,589,147 shares to Tangiers in January, 2010.

Tangiers, a selling stockholder under this Registration Statement, intends to sell up to 91,224,228 shares of our common stock which will be issued to Tangiers so that we may receive financing pursuant to the Securities Purchase Agreement.  As of the date of this prospectus, the shares of common stock to be issued in order to receive advances under the Securities Purchase Agreement upon issuance would equal approximately 27.81% of our outstanding common stock. We will register each resale offering after each put to Tangiers.

There are certain risks related to sales by Tangiers, including:

•
The outstanding shares will be issued based on a discount to the market rate. As a result, the lower the stock price is around the time Tangiers is issued shares, the greater chance that Tangiers gets more shares. This could result in substantial dilution to the interests of other holders of common stock.

•
To the extent Tangiers sells our common stock, our common stock price may decrease due to the additional shares in the market. This could allow Tangiers to sell greater amounts of common stock, the sales of which would further depress the stock price.

•
The significant downward pressure on the price of our common stock as Tangiers sells material amounts of our common stock could encourage short sales by others. This could place further downward pressure on the price of our common stock.

PLAN OF DISTRIBUTION

The selling stockholder has advised us that the sale or distribution of our common stock owned by the selling stockholder may be sold or transferred directly to purchasers by the selling stockholder as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholder or by agreement between the selling stockholder and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholder effects such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

Tangiers is an “underwriter” within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Securities Purchase Agreement. Tangiers will pay us up to 90% of, or a 10% discount to, the volume weighted average price of our common stock on the principal trading market on which our common stock is traded for the five (5) consecutive trading days immediately following the advance date. In addition, Tangiers received 6,589,147 shares of our common stock, which were previously issued as a commitment fee under the Securities Purchase Agreement. Tangiers’ obligations under the Securities Purchase Agreement are not transferable.

The commitment amount of the Securities Purchase Agreement is $10,000,000. After estimated fees and offering costs, we may receive net proceeds of approximately $9,950,000. As of the date of this prospectus, $2,506,800 has been drawn from this facility since the original effective date of January 24, 2011, leaving $7,493,200 remaining to be drawn if the entire $10,000,000 available to us is to be received. Therefore, assuming said minimum price and including the amount already received, we will need to register as many as 4,809,499,358 additional shares of our common stock in order to obtain the full $10,000,000 available to us under the Securities Purchase Agreement. We are only registering 91,224,228 shares of our common stock under this Registration Statement which will be issued to Tangiers in order to obtain the funds available to us under the Securities Purchase Agreement. This means that we will be required to file other registration statements if we intend to obtain the full amount of funds available to us under the Securities Purchase Agreement. If we issue to Tangiers all 91,224,228 shares of our common stock being registered in this prospectus at an assumed discounted average price of $0.001558 per share, we will only be able to receive approximately $132,127 in net proceeds after paying expenses related to this Registration Statement of approximately $10,000.

The dollar amount of the equity line was based on a number of considerations which include (i) the Company’s capital requirements; (ii) the Company’s then share price and then number of shares outstanding; and (iii) Tangiers’ ability to purchase shares in an amount required to provide capital to the Company.

Under the Securities Purchase Agreement, Tangiers contractually agrees not to engage in any short sales of our stock and to our knowledge Tangiers has not engaged in any short sales or any other hedging activities related to our stock.

Tangiers was formed as a Delaware limited partnership. Tangiers is a domestic hedge fund in the business of investing in and financing public companies. Tangiers does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

Under the securities laws of certain states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholder is advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholder are registered to sell securities in all fifty states. In addition, in certain states the shares of our common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

We will pay all of the expenses incident to the registration, offering and sale of the shares of our common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, we expect the selling stockholder to pay these expenses. We have agreed to indemnify Tangiers and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $10,000. The offering expenses are estimated as follows: a SEC registration fee of approximately $400, edgarization fees of $1,600, accounting fees of $3,000 and legal fees of $5,000. We will not receive any proceeds from the sale of any of the shares of our common stock by the selling stockholder. However, we will receive proceeds from the sale of our common stock under the Securities Purchase Agreement.

The selling stockholder is subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and its regulations, including Regulation M. Under Regulation M, the selling stockholder or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholder are distributing shares covered by this prospectus. Pursuant to the requirements of Regulation S-K and as stated in Part II of this Registration Statement, the Company must file a post-effective amendment to the accompanying Registration Statement once informed of a material change from the information set forth with respect to the Plan of Distribution.

LEGAL PROCEEDINGS

We are not a party to any pending legal proceeding, nor is our property the subject of a pending legal proceeding, that is not in the ordinary course of business or otherwise material to the financial condition of our business. None of our directors, officers or affiliates is involved in a proceeding adverse to our business or has a material interest adverse to our business.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and positions of our executive officers and directors. Our directors are elected at our annual meeting of stockholders and serve for one year or until successors are elected. Our Board of Directors elects our officers, and their terms of office are at the discretion of the Board, except to the extent governed by an employment contract.

Our directors, executive officers and other significant employees, their ages and positions are as follows:

Name	Age	Position with the Company
Perry Leopold	63	Chairman and Chief Executive Officer
Fred Michini	71	Director

Perry Leopold.  Mr. Leopold has served as Chairman and CEO of the Company since February 2006. Prior to joining the Company he led a number of successful enterprises over a 30 year period in a diverse number of fields, ranging from the arts and technology to finance and natural resources. In February 2006, Mr. Leopold was engaged as CEO to engineer the Company's total corporate restructuring and lead its re-emergence as the natural resources company formerly known as Enterayon, Inc. Mr. Leopold subsequently designed the Company's business model and incorporated state-of-the-art technology to assist in cost-efficient acquisition targeting, which has resulted in over 50 acquisitions of high-quality mining properties throughout British Columbia. Educated at the University of Pennsylvania, Mr. Leopold is also the founder and current President of Speebo Inc.(1) since 2006, a privately owned exploration company. In addition, since 2005 he is currently serving as President of Circular Logic, Inc., a registered Commodity Trading Advisor (CTA) and Commodity Pool Operator (CPO) firm specializing in commodity trading system development. Mr. Leopold is also the owner of The PAN Network, a private company he founded as a sole-proprietorship in 1981, and which has since been in continuous operation to the present day. Mr. Leopold is qualified to serve on the Board of Directors because of his familiarity with the Company’s business and industrial experience.

Fred Michini. Mr. Michini has served as a Director of the Company since August 2007.  He is a tax, financial, management accounting and litigation support specialist, and has extensive previous experience serving as the Chief Financial Officer of a variety of public and private companies, including Speebo, Inc. (1) from 2006-2008, a private mineral exploration company currently controlled by North Bay’s Chief Executive Officer, Perry Leopold. Mr. Michini is also a Certified Public Accountant, has been Partner and Managing Partner of two regional accounting firms, has served as an auditor for the U.S. General Accounting Office, and is a former Board Member of the Central Montgomery County Chamber of Commerce. Mr. Michini earned his B.S. from LaSalle University and his MBA from Temple University.  Mr. Michini has been employed as a CPA and Real Estate Tax Consultant by AJ Michini Associates since 1973 and by AJ Michini MBA CPA since 1984.  In addition, Mr. Michini serves as Acting CFO for Artimplant USA, a subsidiary of the Swedish public company Artimplant AB, a position he has held since 2005. As of January, 2008 Mr. Michini was no longer associated with Speebo, Inc. Mr. Michini’s expertise in accounting makes him a valuable member of the Board of Directors, Inc.

(1) Speebo, Inc. is a private exploration company with mineral and energy-related claims throughout British Columbia.  In addition to its metal-based mineral claims, Speebo holds the rights to several oil shale properties in the Queen Charlotte Islands.  Prior to 2008 when British Columbia issued a permanent moratorium on uranium mining, Speebo also held the rights to dozens of uranium properties, most of which have subsequently been allowed to terminate   Speebo, Inc. has no active mining operations at the present time, nor does it intend to. Speebo Inc. was incorporated as a C-Corp in October 2006, and was reclassified as an S-Corp as of January 2008.  Perry Leopold is the sole officer, director, and shareholder. There have never been any material related-party transactions between Speebo, Inc. and North Bay Resources Inc.

Family Relationships

There are no family relationships between any of our directors, executive officers or directors.

Involvement In Certain Legal Proceedings

During the past ten years, none of our officers, directors, promoters or control persons have been involved in any legal proceedings as described in Item 401(f) of Regulation S-K.

Director Independence

Our common stock is listed on the OTC Bulletin Board inter-dealer quotation system, which does not have director independence requirements. For purposes of determining director independence, we have applied the definition set forth in NASDAQ Rule 4200(a)(15). Perry Leopold would not be considered “independent” under the NASDAQ rule due to the fact that he is an employee of the Company. Fred Michini is considered “independent” under the NASDAQ rule due to the fact that he has not served on the Board of Directors of or business dealings with an affiliate within the past 3 years.

Committees; Audit Committee Financial Expert.

Our Board of Directors has an audit committee made up solely of Fred Michini.

Our Board of Directors has determined that the Company has one audit committee financial expert, Mr. Michini.

Our common stock is quoted on the OTC Pink market, which does not require companies to maintain audit, compensation or nominating committees.

Code of Ethics

We adopted a Code of Ethics on October 16, 2009 that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Ethics is filed as Exhibit 14 to this Registration Statement.

Board Leadership Structure and Role in Risk Oversight

Although we have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined, we have traditionally determined that it is in the best interests of the Company and its shareholders to partially combine these roles.  Due to the small size of the Company, we believe it is currently most effective to have the Chairman and Chief Executive Officer positions partially combined.

Our Board of Directors is primarily responsible for overseeing our risk management processes.  The Board of Directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding the Company’s assessment of risks. The Board of Directors focuses on the most significant risks facing us and our general risk management strategy, and also ensures that risks undertaken by us are consistent with the Board of Directors’s appetite for risk. While the Board of Directors oversees the Company, our management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing the Company and that our board leadership structure supports this approach.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of the date of this prospectus, with respect to the beneficial ownership of the Company’s outstanding voting securities by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Title Of Class	Name And Address Of Beneficial Owner (1)	Amount And Nature Of Beneficial Ownership (2)	Approximate Ownership Percent of Class (%)**		Total Voting Percent of Class (%)**

Common	Perry Leopold(4)(5)	21,930,228	6.69%		80.00%	(5)
Common	Fred Michini	1,439,890	0.44%		0.09%
Common	Tangiers (3)	47,378,474	9.99%		2.00%
Common	Ruby Development Company(6)	28,000,000	4.99%		1.00%
Common	Typenex Co-Investment, LLC(7)	14,893,422	4.34%		0.87%
Common	All executive officers and directors as a group (2 persons)	42,945,118	7.12%		80.09%
Series A Preferred	Perry Leopold(4)	4,000,000	100%		100%
Series I Preferred	Perry Leopold(5)	100	100%	(5)	100%	(5)

** The percentages listed for each shareholder assume the exercise or exchange by that shareholder only, of his or its entire convertible or exchangeable security (including options or warrants), as the case may be, and thus include the shares underlying said convertible or exchangeable security (including options or warrants).  However, the percentages do not assume the exercise of all convertible or exchangeable securities (including options or warrants) by all the shareholders holding such securities.

(1)	Except as noted above, the address for the above identified officers and directors of the Company is c/o North Bay Resources Inc., 2120 Bethel Road, Lansdale, PA 19446.

(2)
Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, or convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding for computing the percentage of the person holding such option or warrant. Percentages are based on a total of 328,042,869 shares of common stock outstanding on the date of this prospectus and shares issuable upon the exercise of options, warrants exercisable, and securities convertible on or within 60 days of the date of this prospectus, as described above. The inclusion in the aforementioned table of those shares, however, does not constitute an admission that the named shareholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, to our knowledge based upon information produced by the persons and entities named in the table, each person or entity named in the table has sole voting power and investment power, or shares voting and/or investment power with his or her spouse, with respect to all shares of capital stock listed as owned by that person or entity.

(3)
The number of shares, the percentage of ownership and voting percentage listed in the table above represents the maximum amount of shares that Tangiers can beneficially control under a contractually stipulated 9.99% ownership restriction as of the date of this prospectus. Tangiers is the investor under the Securities Purchase Agreement dated October 7, 2009, and owns 14,949,193 shares of common stock as of the date of this prospectus. All investment decisions of, and control of, Tangiers are held by Robert Papiri and Michael Sobeck, its managing partners. Tangiers Capital, LLC makes the investment decisions on behalf of and controls Tangiers. Tangiers acquired all shares being registered in this offering in a financing transaction with us.  As of the date of this prospectus, Tangiers holds an aggregate of 5,550,000 warrants, as follows:  (a) 2.5 million 5 year warrants convertible to common stock and exercisable at $0.05 pursuant to a $50,000 Convertible Promissory Note Agreement dated September 27, 2010, (b) 250,000 5 year warrants convertible to common stock and exercisable at $0.115 pursuant to a $50,000 Convertible Promissory Note Agreement dated December 29, 2011, (c) 500,000 5 year warrants convertible to common stock and exercisable at $0.13 pursuant to two $50,000 Convertible Promissory Note Agreements dated February 2, 2012, (d) 500,000 5 year warrants convertible to common stock and exercisable at $0.09 pursuant to two $37,500 Convertible Promissory Note Agreements dated March 15, 2012, (e) 150,000 5 year warrants convertible to common stock and exercisable at $0.07 pursuant to a $50,000 Convertible Promissory Note Agreement dated May 16, 2012, (f) 150,000 5 year warrants convertible to common stock and exercisable at $0.06 pursuant to a $25,000 Convertible Promissory Note Agreement dated May 30, 2012, and (g) 750,000 5 year warrants convertible to common stock and exercisable at $0.14 and 750,000 5 year warrants convertible to common stock and exercisable at $0.07 pursuant to a $100,000 Convertible Promissory Note Agreement dated June 19, 2012. As of the date of this prospectus, Tangiers also holds the following promissory notes which are eligible to be converted into an aggregate of 26,879,281 shares of common stock: (a) one $25,000 convertible promissory note with an interest rate of 9.9 per year, convertible into common stock at a price of $0.08 per share (with an outstanding balance of $29,970 as of the date of this prospectus), (b) two $50,000 convertible promissory notes with an interest rate of 9.9 per year, convertible into common stock at a price of $0.08 per share (with an aggregate outstanding balance of $118,932 as of the date of this prospectus), (c) two $37,500 convertible promissory notes with an interest rate of 9.9% per year, convertible into common stock at a price of $0.09 per share (with an aggregate outstanding balance of $88,345 as of the date of this prospectus, (d) one $50,000 convertible promissory note with an interest rate of 9.9% per year, convertible into common stock at a price of $0.06 per share (with an outstanding balance of $58,818 as of the date of this prospectus), (e) one $25,000 convertible promissory note convertible into common stock at a price of $0.06 per share (with an outstanding balance of $28,314 as of the date of this prospectus), (f) one $100,000 convertible promissory note with an interest rate of 7% per year, convertible as amended into common stock at a price of $0.02 per share (with an outstanding balance of $110,740 as of the date of this prospectus), and (g) one $750,000 convertible promissory note with an interest rate of 7% per annum, convertible as amended into common stock at a price of $0.02 per share (with an outstanding balance of $419,674  as of the date of this prospectus). All of the warrants and promissory notes held by Tangiers contain a blocker provision under which Tangiers can only exercise its warrants or convert its promissory notes to a point where it would own a maximum of 9.99% of the total shares outstanding.

(4)
Mr. Leopold, the Company’s CEO and Chairman owns 4,000,000 shares of the Company’s Series A Preferred Stock. Each outstanding share of the Series A Preferred Stock has 10 votes per share, and may be converted to shares of common at a ratio of 5 to 1. The Series A Preferred Stock was issued in August 2009. Mr. Leopold is prohibited from converting any of his Preferred Stock without providing the Company with at least 61 days advance notice. Accordingly, the number of Series A Preferred Stock is excluded from Mr. Leopold’s beneficial ownership of the Company’s securities.

(5)
Mr. Leopold owns 100 shares of the Company’s Series I Preferred Stock. Each outstanding share of the Series I Preferred Stock represents its proportionate share of eighty per cent (80%) of all votes entitled to be voted and which is allocated to the outstanding shares of Series I Preferred Stock. These shares are not convertible into common stock or any commodities. The Series I Preferred Stock was issued in February 2007. These shares were issued our Chief Executive Officer, Mr. Perry Leopold, in February 2007 as an anti-takeover measure to insure that Mr. Leopold maintains control of the Company during periods when the Company’s stock may be severely undervalued and subject to hostile takeover in the open market.  As specified in the Certificate of Designation filed by the Company with the Delaware Secretary of State in February 2007, ”the outstanding shares of Series I Preferred Stock shall vote together with the shares of Common Stock of the Corporation as a single class and, regardless of the number of shares of Series I Preferred Stock outstanding and as long as at least one of such shares of Series I Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of the Corporation or action by written consent of shareholders.  Each outstanding share of the Series I Preferred Stock shall represent its proportionate share of the 80% that is allocated to the outstanding shares of Series I Preferred Stock. The Series I preferred shares supersede any other shares that Mr. Leopold may own so that any additional securities that Mr. Leopold may own do not increase his 80% voting rights, and are therefore included within the 80%.

(6)
The four (4) principals of Ruby Development Company (“RDC”), the estate of R.E. Frederking Trustee, W. R. Frederking, G. W. Frederking, and R. L. Frederking., each own 2.5 million shares of common stock.  Ruby Development Company is also entitled to 10 million warrants, immediately exercisable, and giving them the option to purchase up to 10 million shares of common stock at $0.02 per share until December 30, 2018, 2 million warrants convertible to common stock and exercisable at $0.10 per share until December 30, 2018, 2 million warrants convertible to common stock and exercisable at $0.09 per share until December 30, 2018, and 4 million warrants convertible to common stock and exercisable at $0.04 per share until December 30, 2018. The warrants may be exercised, in whole or in part, any time, and from time to time, at RDC's discretion. The number of shares, the percentage of ownership and voting percentage listed in the table above include the shares underlying the aforementioned warrants held by the shareholder. All of the warrants held by RDC contain a blocker provision under which RDC can only exercise its warrants to a point where it would beneficially own a maximum of 4.99% of the total shares outstanding.

(7)
Typenex Co-Investment, LLC ("Typenex") has the right to convert a Secured Convertible Promissory Note dated October 1, 2013, into shares of our common stock. As of the date of this prospectus, the number of shares of common stock beneficially owned by Typenex was 14,893,422 shares, which assumes full conversion of the Secured Convertible Promissory Note under the terms of the Promissory Note currently in effect. All investment decisions of, and control of, Typenex are held by John M. Fife, in his position as Manager of Typenex.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The following description of our capital stock and the provisions of our Articles of Incorporation and By-Laws, each as amended, is only a summary.

Our Articles of Incorporation authorize the issuance of 1,500,000,000 shares of common stock, $0.0001 par value per share. We are authorized to issue 10,000,000 shares of preferred stock.  As of December 31, 2013, and the date of this prospectus, there were 4,000,100 shares of preferred stock outstanding.  Set forth below is a description of certain provisions relating to our capital stock.

Common Stock

Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors.  In the event of a voluntary or involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore.  It is our present intention to retain earnings, if any, for use in our business.  The payment of dividends on the common stock is, therefore, unlikely in the foreseeable future.

On February 7, 2008, we declared a reverse stock split at a ratio of 1 for 10.

Preferred Stock

We have 10,000,000 authorized shares of preferred stock with a par value of $0.001 per share, issuable in such series and bearing such voting, dividend, conversion, liquidation and other rights and preferences as the Board of Directors may determine.  As of December 31, 2013, and the date of this prospectus, 4,000,100 shares of our preferred stock are outstanding.

Our preferred stock is divided among the following:

4,000,000 Series A Preferred Shares.  Each outstanding share of the Series A Preferred Stock has 10 votes per share, and may be converted to shares of common at a ratio of 5 to 1. 4,000,000 shares of the Series A Preferred Stock were issued in August 2009 to Mr. Leopold, the Company’s CEO and Chairman.

0 Series G Preferred Shares. Each outstanding share of the Series G Preferred Stock has no votes per share, and may be converted to 1/100 of an ounce of gold two years following the date of issuance subject to the availability of gold from the Company’s inventory, or shares of common at a ratio of 20 to 1. 100,000 shares of the Series G Preferred Stock were issued in August 2009 to Mr. Leopold, the Company’s CEO and Chairman.  These shares were returned and cancelled in July 2012, and the Series G Preferred Class was subsequently eliminated.

100 Series I Preferred Shares. Each outstanding share of the Series I Preferred Stock represents its proportionate share of eighty per cent (80%) of all votes entitled to be voted and which is allocated to the outstanding shares of Series I Preferred Stock. These shares are not convertible into common stock or any commodities. The Series I Preferred Stock was issued to our Chief Executive Officer, Mr. Perry Leopold, on February 12, 2007 as an anti-takeover measure to insure that Mr. Leopold maintains control of the Company during periods when the Company’s stock may be severely undervalued and subject to hostile takeover in the open market.  As specified in the Certificate of Designation filed by the Company with the Delaware Secretary of State in February 2007, ”the outstanding shares of Series I Preferred Stock shall vote together with the shares of Common Stock of the Corporation as a single class and, regardless of the number of shares of Series I Preferred Stock outstanding and as long as at least one of such shares of Series I Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of the Corporation or action by written consent of shareholders.  Each outstanding share of the Series I Preferred Stock shall represent its proportionate share of the 80% which is allocated to the outstanding shares of Series I Preferred Stock.

Dividend Policy

We currently intend to retain any earnings for use in our business, and therefore do not anticipate paying cash dividends in the foreseeable future.

On December 2, 2013, the Board of Directors authorized the spinoff of our wholly-owned subsidiary, Ruby Gold, Inc. (“RGI”) as a separate and independent public company.  Once the spinoff is complete, of which there is no guarantee, the Company intends to issue a special stock dividend based on a ratio yet to be determined. Shareholders who are eligible to receive such stock dividend will be holders of common stock of North Bay as of the record date, which has yet to be set by the Board of Directors of the Company. On January 14, 2014, RGI filed a registration statement on Form 10 with the SEC to initiate said spinoff. On March 10, 2014, RGI withdrew the Form 10 after discussions with the SEC and expects to file a registration statement on Form S-1 to register 120 million shares of RGI as the stock dividend to be issued to our shareholders in the spinoff, which amounts to 40% of the issued and outstanding shares of RGI common stock currently owned by North Bay.  After the RGI registration statement on Form S-1 is deemed effective, the Board of Directors of the Company intends to then determine the date and ratio for the distribution of shares from the spin-off and a news release announcing the record date will be issued at that time.

Anti-Takeover Effects Of Provisions Of The Articles Of Incorporation of Authorized And Unissued Stock

The authorized but unissued shares of our common stock are available for future issuance without our stockholders’ approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans.  The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Company’s Board of Directors’ desires.  A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our management.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries.

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers from and against certain claims arising from or related to future acts or omissions as a director or officer of the Company.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of North Bay Resources Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered) we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXPERTS

The audited financial statements included in this prospectus and elsewhere in the Registration Statement for the fiscal years ended December 31, 2013 and December 31, 2012 have been audited by M&K CPAS, PLLC. The reports of M&K CPAS, PLLC are included in this prospectus in reliance upon the authority of this firm as experts in accounting and auditing.

VALIDITY OF SECURITIES

The opinion regarding validity of the shares offered herein has been provided by the Sichenzia Ross Friedman Ference LLP and has been filed with the Registration Statement.

DESCRIPTION OF BUSINESS

Business of the Issuer

North Bay Resources Inc., a Delaware corporation, engages in the acquisition, management, exploration, and mining of precious metals and other mineral properties. The Company’s mission is to build a portfolio of viable mining prospects throughout the world and advance them through our subsidiaries and joint-venture partners to their full economic potential. We seek to acquire, explore, develop, and exploit natural resource properties with extensive reserves of precious metals, including gold, silver, platinum, and palladium, as well as base metals, including copper, zinc, lead, molybdenum, etc.  We intend to develop our properties both independently and through joint-venture partners.

The Company was incorporated in the State of Delaware on June 18, 2004 under the name Ultimate Jukebox, Inc.  On September 4, 2004, Ultimate Jukebox, Inc. merged with NetMusic Corporation, and subsequently changed the Company name to NetMusic Entertainment Corporation.  On March 10, 2006, the Company ceased digital media distribution operations, began operations as a natural resources company, and changed the Company name to Enterayon, Inc.  On January 15, 2008, the Company merged with and assumed the name of its wholly-owned subsidiary, North Bay Resources Inc.  As a result of the merger, Enterayon, Inc. was effectively dissolved, leaving North Bay Resources Inc. as the remaining company.

We are an exploration stage company and there is no assurance that a commercially viable mineral deposit exists on any of our properties. Further exploration will be required before any final evaluation as to the economic viability and feasibility of any of our mining projects can be determined.

We currently generate income from claim sales and joint-venture agreements.  When we sell a claim, we capture near-term income, but forego any possibility of a future revenue stream.  When we enter into a joint-venture, we receive near-term income as well as a commitment for future revenue, but since the joint-venture partner has the option to withdraw at any time, we cannot project revenue from a joint-venture into the future.  However, should a joint-venture partner withdraw, we still retain control of the asset, and can therefore enter into another joint-venture with another partner, develop the property ourselves, or else elect to sell the claims.

The Company makes use of a suite of online applications which are provided to people and companies licensed to acquire and maintain mineral rights within the Province of British Columbia.   Mineral Titles Online (“MTO”) is an Internet-based mineral titles administration system provided and maintained by the British Columbia Ministry of Energy, Mines, and Petroleum Resources  that allows the mineral exploration industry to acquire and maintain mineral titles by selecting the area on a seamless digital GIS map of British Columbia and pay the associated fees electronically.

This MTO system is also interactively linked to British Columbia’s MINFILE Project and Assessment Report Indexing System (“ARIS”), both of which are provided and maintained by the British Columbia Geological Survey.

The MINFILE Project is a mineral inventory system that contains information on more than 12,300 metallic mineral, industrial mineral and coal occurrences in British Columbia.  It is used by industry, governments, universities and the public to find information on documented mineralization anywhere in British Columbia, develop exploration strategies, conduct geoscience research, and evaluate the resource potential of an area.

The ARIS database has over 30,500 approved mineral exploration assessment reports filed by the exploration and mining industry since 1947. These reports provide information on geological, geophysical, geochemical, drilling and other exploration-related activities throughout B.C.

Both MINFILE and ARIS are interlinked with MTO, which combined and interfaced with other geospatial applications such as Google Earth, provide a skilled user with the ability to virtually visit any location in British Columbia, analyze its geographical and geological setting, access and evaluate its geological records and the historical archives of any prior development work, and determine the relative value of a given area.  If the area is also open to staking, a claim can then be staked, and the required claim registration fees can be paid immediately and interactively.

Going Concern

Our consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has generated modest revenues since inception and has never paid any dividends and is unlikely to pay dividends. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploration of economically recoverable reserves in its resource properties, confirmation of the Company’s interests in the underlying properties, and the attainment of profitable operations. The Company has had very little operating history to date. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the ability of the Company to continue as a going concern.

We have experienced recurring net losses from operations, which losses have caused an accumulated deficit of $16,595,148 as of June 30, 2014. In addition, we have a working capital deficit of $3,295,570 as of June 30, 2014. We had a net loss of $1,059,995 for the six months ended June 30, 2014, and we had net losses of $2,059,305 and $2,119,706 for the years ended December 31, 2013 and 2012, respectively. These factors, among others, raise substantial doubt about our ability to continue as a going concern. If we are unable to generate profits and are unable to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply or cease operations altogether. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis to retain our current financing, to obtain additional financing, and, ultimately, to attain profitability. Should any of these events not occur, we will be adversely affected and we may have to cease operations.

As of December 31, 2013 the accumulated deficit attributable to CEO stock awards, including previous management, and valued according to GAAP, totals $2,558,535 since inception in 2004. As of December 31, 2013 the accumulated deficit attributable to CEO compensation is $820,474 in deferred compensation.  This reflects the total amounts unpaid as per the management agreement with The PAN Network dating back to January 2006, less any amounts actually paid or forgiven since 2006.  These totals are non-cash expenses which are included in the accumulated deficit since inception.  Actual CEO compensation paid in cash over the course of the seven years since 2006 consists of $10,000 in 2006, $50,764 in 2007, $23,139 in 2008, $29,979 in 2009, $21,988 in 2010, $90,000 in 2011, $116,000 in 2012, and $100,000 in 2013.  These cash expenditures are also included in the accumulated deficit.

The ongoing execution of our business plan is expected to result in operating losses over the next twelve months. Management believes it will need to raise capital through loans or stock issuances in order to have enough cash to maintain its operations for the next twelve months. There are no assurances that we will be successful in achieving our goals of obtaining cash through loans, stock issuances, or increasing revenues and reaching profitability.

In view of these conditions, our ability to continue as a going concern is dependent upon our ability to meet our financing requirements, and to ultimately achieve profitable operations. Management believes that its current and future plans provide an opportunity to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that may be necessary in the event we cannot continue as a going concern.

Generative Business Model

The Company’s business plan is based on the Generative Business Model, which we believe is designed to generate a steady stream of revenue before any property is ever developed into a commercial mining operation.

The Generative Business Model comprises the following steps:

1.	Targeting and acquiring properties with good historical assays.

2.
Identifying potential partners for the development of each of the Company’s properties and entering into joint-venture or option agreements.  In most cases, the partner is another mining company whose shares trade on a public exchange.

3.
The initial agreement usually comprises a small non-refundable cash payment in advance and a significant number of shares in the stock of the partner or acquiring company.  Cash and shares increase in staged payments on the anniversary date of the agreement.  In the case of an option agreement, the Company will retain a Net Smelter Royalty with a buyout provision should the property be the site of a major discovery and/or developed into a commercially-operating mine.  In the case of a joint-venture, we retain a percentage of ownership, typically 50%, in the event the partner satisfies all the terms of the contract to completion.

4.	The partner or acquiring company also must commit to a specific work program over a period of several years to develop the property, often involving a commitment of several million dollars.

5.
We believe these work programs enable us to maintain our properties for little or no cost, as the annual maintenance fees due to the government are offset by the amount of money spent on property exploration and development paid for by our partners.  Any surplus of expenditures beyond what is due to maintain the properties can then be applied as “portable assessment credits” towards the maintenance of other Company properties that are not yet producing revenue but which have good prospects of doing so in the future.

6.
If at anytime the partner defaults on the work agreement or does not make staged cash or stock payments by the anniversary date, the property then reverts back to us,  which then leaves us free to find another partner and begin the process all over again.

Material Agreements

On June 24, 2013, the Company executed a definitive joint-venture agreement for mining operations on the Company’s 100%-owned Fraser River Project near Lytton, British Columbia, with Solid, a private company domiciled in British Columbia and based in Houston, BC. The terms of the agreement call for Solid to provide all equipment, personnel, and related expenditures required to initiate and sustain mining operations at the Fraser River Project JV.  The Company will be responsible for maintaining the property in good standing and securing the permits required for mining operations to proceed.  The Company will retain 100% ownership of the property, and will be paid a 20% net smelter royalty (“NSR”) on all metals recovered from operations, with Solid retaining 100% of the net profits following payment of the aforementioned NSR.  Solid will be deemed the project operator, and will be responsible for the day-to-day operations.

On July 15, 2014, the Company executed a mineral property option agreement with Ximen Mining Corp. ("Ximen"), a Canadian issuer listed on the TSX Venture Exchange,  pursuant to which Ximen may earn up to a 100% interest in the Registrant's “Brett West” and “Bouleau Creek” mineral claims (the “Brett West Claims”) in southeastern British Columbia.  Under the terms of Ximen Agreement, Ximen may earn up to a 100% interest in the Brett West Claims by making aggregate payments to North Bay of USD $600,000, consisting of $300,000 in cash and issuing $300,000 in shares of Ximen common stock.  Of the aggregate payments, $100,000 in cash and $100,000 in stock are due upon receipt of regulatory acceptance of the agreement by the TSX Venture Exchange, and equal payments of $50,000 cash and $50,000 in shares of Ximen common stock are each due upon the 1st, 2nd, 3rd, and 4th 6-month anniversaries of the Ximen Agreement.  This regulatory approval has been received, and the initial consideration has been paid, including 217,391 shares of Ximen common stock at a market value on issuance of $0.46 per share.

The Company has not issued nor does it expect to issue any of its own stock in connection with any of these agreements.  The Company does not receive any funds directly with regard to contractual work commitments, and relies on each joint venture partner to make the agreed expenditures independently and on its own schedule during the course of the work programs.

In the event any contract terminates before all the terms of the agreement have been satisfied, North Bay shall regain its 100% interest in the subject property.

On June 5, 2013 the Company executed a binding Memorandum of Understanding with a private US investor for an advance sale of up to 2,120 ounces of specimen gold production from the Ruby Mine. The agreement provides that up to 2,120 ounces of specimen gold from the Ruby Mine will be purchased in advance of production at a 10% discount of the then-current spot price of gold. The Company has received a $150,000 advance cash payment on the first 120 ounces, priced at $1,250 per ounce based on the current spot price of gold at the time of the agreement. Subsequent tranches to sell up to 2,000 additional ounces in advance of production will be prepaid based on current spot prices, with final settlement based on the spot price of gold at the time of production and delivery. As of the date of this prospectus, an aggregate of 160 ounces of specimen gold has been presold through this facility, and a total of $200,000 cash has been received.

On January 9, 2014, the Company and our wholly-owned subsidiary, Ruby Gold, Inc. ("RGI"), executed a definitive joint-venture agreement (the “Ruby JV Agreement”), with regard to the exploration and exploitation of the Ruby Mine in Sierra County, California (the "Ruby").  Under the terms of the Ruby JV Agreement, the Company will fund Ruby through loans, as needed, to maintain the property and operations thereof.  RGI will remain the owner and operator of Ruby, and the Company shall be apportioned a 50% interest of net income distribution from Ruby once all debt has been extinguished.

EB-5

On July 28, 2010, the Company executed an agreement with ACG Consulting, LLC ("ACG") intended to establish a new economic Regional Center ("Regional Center") under the federal EB-5 program (the "EB-5 Program") that will encompass all of  Northern California's Gold Country. Once established, the Regional Center is expected to provide full funding for the Company's Ruby Mine Project in Sierra County, California.  Terms of the agreement specify that upon filing an application for a new Regional Center with USCIS, North Bay shall pay ACG its share of the startup expenses, which as of December 31, 2011 were $0. During the first quarter of 2011, the Company agreed to reimburse ACG $37,216 in expenses incurred to prepare and file EB-5 applications with USCIS.  As of March 31, 2011, $15,000 of this amount had been paid, and $22,216 remained outstanding.  As of September 30, 2012, $0 remains outstanding and this account has been paid in full.  No shares of Company stock have been or will be issued in connection with this agreement.

The agreement also provides that North Bay will own 49% of the Regional Center, and ACG will own 51%. ACG and North Bay, working together through the Regional Center, will seek to raise up to $7.5M in EB-5 funding for North Bay's Ruby Mine Project, subject to USCIS approval. ACG will also be an equity partner in each project North Bay may bring into the Regional Center, the amount of which will vary on a deal by deal basis based on the amount of consulting services ACG actually provides. At the present time, no projects other than mining are being considered, and the industry focus for the Regional Center is expected to be limited to mining initially.

Effective October 14, 2010, the Company, together with ACG, entered into a Memorandum of Understanding with Northern California Regional Center, LLC ("NCRC"), whereby NCRC has agreed to expand its scope to include mining projects in the counties of Sierra and Nevada in Northern California, and together with ACG has agreed to sponsor North Bay's application to secure $7.5 million for the Ruby Gold project in Sierra County, California, through the EB-5 Program.  NCRC was approved on April 22, 2010 by the USCIS as a designated EB-5 Regional Center, and is currently approved to sponsor qualifying investments in such capacity within the counties of Colusa; Butte; Glenn; Sacramento; San Joaquin; Shasta; Sutter; Tehama; Yuba; and Yolo in the State of California.  Pursuant to its regional center designation, NCRC may sponsor qualifying investments in certain industry economic sectors that do not currently include mining.  The agreement with North Bay and ACG calls for NCRC to seek USCIS approval for an expansion of NCRC’s Regional Center Geographic Area (the “Expansion”) to include Sierra County, where the Ruby Mine is located, and for approval to include mining within its designated industry sectors (the “Mining Designation”). These applications have been filed with USCIS, and are currently being reviewed. Upon approval of the Expansion and Mining Designation by USCIS, NCRC will then be permitted to sponsor qualified investments in North Bay’s Ruby Gold project under the EB-5 Program.  Under the terms of the agreement, NCRC will receive a $5,000 fee for each investor whose minimum $500,000 investment is approved by USCIS.  In addition, upon the Ruby Gold project receiving the aggregate sum of $7,500,000 through the EB-5 Program, NCRC shall be entitled to an undivided one and one half percent (1.5%) interest in the Ruby Gold project.  No shares of Company stock have been or will be issued in connection with this agreement, and the entire EB-5 funding is expected to be non-dilutive to shareholders.

On July 19, 2011, the NCRC Expansion Amendment, which includes the Mining Designation and pre-approval of the Ruby Gold project as a qualified EB-5 project, was formally approved by USCIS.

The Ruby Property

On September 27, 2010, the Company executed an option-to-purchase agreement with Ruby Development Company (“RDC”), a California partnership, for the acquisition of the Ruby Mine (the “Ruby”) in Sierra County, California. The purchase price is $2,500,000, which was originally to be paid in stages extending to December 30, 2012, and which has since been extended by amendment to December 30, 2015. Terms of the Ruby agreement provided for an initial option period of 5 months that expired on January 31, 2011, at which time we elected to extend the option for a second 5 month period, expiring on June 30, 2011.  On June 1, 2011, the Company exercised its option to purchase the Ruby Mine and made a final option payment of $85,000 to open escrow.  On July 1, 2011, escrow was closed and the acquisition of the Ruby Mine was completed. During the preceding option period and as of the closing date, the Company has made payments totaling $510,000 to RDC, consisting of $360,000 cash and 10,000,000 shares of common stock valued at $150,000.  These payments were credited towards the purchase price, thereby reducing the outstanding principal due to $1,990,000.  In addition, in compliance with the agreement dated September 27, 2010, as amended on January 26, 2011, the Company issued warrants to RDC that gives them the option, until December 31, 2015, of purchasing up to 10 million shares of stock at two cents ($0.02) per share, and in compliance with a second amendment to the Option Agreement dated April 22, 2011, the Company issued 5-year warrants granting RDC the right to purchase 2 million shares of the Company’s common stock at the exercise price of ten cents ($0.10) per share.

On the transaction closing date of July 1, 2011, the Company issued a promissory note to RDC for $1,990,000 plus 3% interest per annum.  The note was due on or before December 30, 2012.  Pursuant to an amendment executed on December 12, 2012, the note maturity was extended to June 30, 2013, and monthly mortgage payments in Q1 2013 were reduced to $10,000 per month.  In consideration of said extension, the Company made a $50,000 principal payment on December 27, 2012. Monthly payments as of April 1, 2013, were set to increase to $85,000 per month. . Upon receipt of the Company’s EB-5 funding, the Company has agreed to pay RDC at least 50% of the funding received until the note is paid off in full.  During 2012 the Company issued an additional 2 million 5-year warrants to RDC in consideration for reducing the Company’s monthly mortgage payments on the Ruby Mine property. Said warrants give RDC the right to purchase up to 2 million shares of the Company’s common stock at the exercise price of nine cents ($0.09) per share.  Pursuant to a subsequent amendment dated March 28, 2013, RDC agreed to extend the maturity date of the note to December 30, 2015, with interest due on the note through 2014 at 6% per annum, and shall increase to 8% per annum on January 1, 2015. Pursuant to an amendment dated November 19, 2013, the Company issued an additional 4 million 5-year warrants at an exercise price of $0.04 in consideration for a modification of the payment terms of the note that amortized a $1M payment previously due on December 30, 2013. Pursuant to said amendments, mortgage payments are now $20,000 per month due on the 1st of each month through December 30, 2015, and an additional $40,000 per month due on the 20th day of each month through December 30, 2015. In addition, pursuant to the November 19, 2013 modification agreement, the Company has agreed to extend the expiration of all 18 million total outstanding warrants issued in aggregate to RDC since September 27, 2010, until December 30, 2018.  As of June 30, 2014, the outstanding balance due on the note is $1,726,186. The note is collateralized with all of the assets associated with the Ruby Mine.

Upon the close of the transaction and the transfer of title, as previously set forth in the purchase agreement, the Company acquired all of the real and personal property associated with the Ruby Gold Mine, all of the shares of Ruby Gold, Inc., a private California corporation, and $171,618 in reclamation bonds securing the permits at the Ruby Mine. Subsequent to the close of the transaction, Ruby Gold, Inc. became a wholly-owned subsidiary of North Bay Resources Inc.  The Company has also assumed the reclamation liabilities on the Ruby Mine, for which the $171,618 in reclamation bonds are pledged.  In addition, a $2,500 liability from a pre-existing shareholder loan that was outstanding as of the closing date has been paid and extinguished.  As of June 30, 2014, interest accrued to the Reclamation Bond has increased its current value to $173,043.

It is expected that the aggregate total of warrants related to this transaction will be dilutive to shareholders by adding up to 18 million shares onto our outstanding share total in the event that all the warrants are exercised. The actual dilution is dependent upon whether or not any of the warrants are exercised prior to their expiration dates.

Operational funding for the Ruby project of up to $7.5 million was initially expected to be provided through the federal EB-5 program (“EB-5”). As of the date of this prospectus, the EB-5 funding remains pending, the Company has not received any funding through the EB-5 program, and there is no guarantee that it will be completed.  Accordingly, given the length of time this process has been ongoing, as of the date of this prospectus the Company has elected to proceed on its own by funding the project through revenue from claim sales and joint-ventures, loans, and stock sales. If revenue is not sufficient we believe we can rely on loans and our equity credit line established by way of our Securities Purchase Agreement with Tangiers, LP to meet our obligations.

The Ruby purchase agreement includes the subsurface mineral rights to 2 patented claims comprising 435 acres, and 59 unpatented claims comprising approximately 1,877 acres.  All of the unpatented claims in the property package are in good standing through August 31, 2015 with both the BLM in Sacramento and Sierra County in Downieville, CA. Annual BLM claim fees are currently $16,275 per year.  Sierra County property taxes are currently $26,220 per year. As of December 31, 2013 and the date of this prospectus, all BLM fees and Sierra County property taxes have been paid and are current.  The Ruby Mine is permitted(3) for underground exploration, small scale development and small scale production.

Claim Name	Type	Acres(1)	Good Until(2)
Guatemala	Patented	147	-
Extension Placer Mining Claim	Patented	288	-
Wisconsin Placer Mining Claim	Unpatented	180	September 1, 2015
Wisconsin Extension Placer Mining Claim	Unpatented	159	September 1, 2015
Garnet Placer Mining Claim	Unpatented	75	September 1, 2015
Ruby Quartz Mining Claim	Unpatented	20	September 1, 2015
Diamond Quartz Mining Claim	Unpatented	20	September 1, 2015
Sapphire Placer Mining Claim	Unpatented	2	September 1, 2015
Gold Channel Placer	Unpatented	150	September 1, 2015
Black Channel Placer	Unpatented	60	September 1, 2015
Topaz Placer Mining Claim	Unpatented	160	September 1, 2015
Irene Placer Mining Claim	Unpatented	140	September 1, 2015
Opal Placer Mining Claim	Unpatented	160	September 1, 2015
Ruby Lode No. 7	Unpatented	20	September 1, 2015
Ruby Lode No. 8	Unpatented	20	September 1, 2015
Ruby Lode No. 16	Unpatented	20	September 1, 2015
Ruby Lode No. 17	Unpatented	20	September 1, 2015
Ruby Lode No. 18	Unpatented	20	September 1, 2015
Ruby Lode No. 19	Unpatented	20	September 1, 2015
Ruby Lode No. 20	Unpatented	20	September 1, 2015
Ruby Lode No. 27	Unpatented	20	September 1, 2015
Ruby Lode No. 28	Unpatented	20	September 1, 2015
Entry Lode Mining Claim	Unpatented	20	September 1, 2015
Entry Extension Lode Mining Claim	Unpatented	20	September 1, 2015
Golden Bear 1 Placer Mining Claim	Unpatented	20	September 1, 2015
Golden Bear 2 Placer Mining Claim	Unpatented	20	September 1, 2015
Golden Bear 3 Placer Mining Claim	Unpatented	20	September 1, 2015
Golden Bear 4 Placer Mining Claim	Unpatented	20	September 1, 2015
Golden Bear 5 Placer Mining Claim	Unpatented	20	September 1, 2015
Golden Bear 6 Placer Mining Claim	Unpatented	20	September 1, 2015
Golden Bear 7 Placer Mining Claim	Unpatented	20	September 1, 2015
Golden Bear 8 Placer Mining Claim	Unpatented	20	September 1, 2015
Carson Lode No.1	Unpatented	20	September 1, 2015
Carson Lode No.2	Unpatented	20	September 1, 2015
Carson Lode No.3	Unpatented	20	September 1, 2015
Carson Lode No.4	Unpatented	20	September 1, 2015
Pliocene Placer No. 1	Unpatented	20	September 1, 2015
Pliocene Placer No. 2	Unpatented	20	September 1, 2015
Pliocene Placer No. 3	Unpatented	20	September 1, 2015
Pliocene Placer No. 4	Unpatented	20	September 1, 2015
Pliocene Placer No. 5	Unpatented	20	September 1, 2015
Pliocene Placer No. 6	Unpatented	20	September 1, 2015
Pliocene Placer No. 7	Unpatented	20	September 1, 2015
Pliocene Placer No. 8	Unpatented	20	September 1, 2015
Pliocene Placer No. 9	Unpatented	20	September 1, 2015
Pliocene Placer No. 10	Unpatented	20	September 1, 2015
Pliocene Placer No. 11	Unpatented	20	September 1, 2015
Pliocene Placer No. 12	Unpatented	20	September 1, 2015
Pliocene Placer No. 13	Unpatented	20	September 1, 2015
Pliocene Placer No. 14	Unpatented	20	September 1, 2015
Pliocene Placer No. 15	Unpatented	20	September 1, 2015
Pliocene Placer No. 16	Unpatented	20	September 1, 2015
Pliocene Placer No. 17	Unpatented	20	September 1, 2015
Pliocene Placer No. 18	Unpatented	20	September 1, 2015
Pliocene Placer No. 19	Unpatented	20	September 1, 2015
Pliocene Placer No. 20	Unpatented	20	September 1, 2015
Pliocene Placer No. 21	Unpatented	20	September 1, 2015
CX Placer No.1	Unpatented	8.2	September 1, 2015
CX Placer No.2	Unpatented	16.4	September 1, 2015
CX Placer No.3	Unpatented	16.4	September 1, 2015
CX Placer No.4	Unpatented	16.4	September 1, 2015

(1) The sum total of the acreage of the unpatented claims is 2,063 acres.  However, as some placer claims overlap lode claims, the true acreage of the unpatented claim area is known to be approximately 1,877 acres, for a total property extent of approximately 2,312 acres including the subsurface patented claim area.

(2) September 1, 2015 represents the “Good Until” date of the Ruby unpatented claims. In order to maintain a mining claim in California in good standing, the claim holder must perform annual work having a minimum cost of $100 or, alternatively, pay to the U.S. Bureau of Land Management (”BLM”) an annual maintenance fee of $155.  Patented claims have no “Good Until” date, and instead are only subject to local and state taxes.  As of September 1, 2014, $16,275 was paid to maintain the unpatented claims, and $26,220 was paid in property taxes to maintain the unpatented and patented claims in good standing.

(3)  The current Plan of Operations, effective as of 2001, was formally renewed by United States Forest Service in February 2011. The Plan of Operations is now effective through December 31, 2018. The Waste Discharge Order must be reviewed and approved by the Water Quality Control Board prior to the commencement of mining operations, along with the Annual Fee for Waste Discharge Requirements for 2014, which was paid to the State Water Resources Control Board in November 2013.  The Reclamation Permit has been renewed through April 2018.  In September 2011 the Company filed an updated Reclamation Plan with Sierra County and the California Department of Conservation Office of Mine Reclamation (“OMR”).  This updated Reclamation Plan was formally approved in December, 2011, and is effective through April, 2018. A Reclamation Bond of $173,043 is also in place.

The Ruby Mine

The Ruby Mine is an underground placer and lode mine located between Downieville and Forest City, in Sierra County, California.  It is in the Alleghany-Downieville mining district, situated in the Sierra Nevada foothills south of the Yuba River.

In June 2010, the Company retained Mr. C. Gary Clifton, P. Geo., to visit the Ruby Mine in the Sierra County area of California to inspect its infrastructure and general conditions, assess its mineralization, and determine its potential to resume economic mining operations.  Mr. Clifton holds degrees in Geology and Geochemistry from Macquarie University in Sydney, Australia, with post-graduate studies in Geochemistry at UC Berkeley and Oregon State University. As a Registered Professional Geologist, Mr. Clifton has almost 40 years of experience with several major mining and petroleum companies, and as an independent consultant in mining exploration and exploration management, mineral property evaluation, and mining geology. He has conducted and managed exploration and evaluation programs for a wide variety of mineral commodities in the United States, Australia, and the Middle East. Mr. Clifton is currently President of Western Resource Group LLC.

Mr. Clifton has no family or other relationship with any past or present Company officer, director, or affiliate, and he has no family or other relationship with any past or present principal or affiliate of RDC. The Company has not issued nor is it obligated to issue any of its stock in connection with Mr. Clifton’s engagement, and to the best of our knowledge Mr. Clifton does not own any shares of the Company.

The following information has been reviewed for technical accuracy by Mr. C. Gary Clifton, P. Geo.

Location, Access, Physiography, and Climate

The Ruby Mine is located in southwestern Sierra County, in the northern part of the Sierra Nevada Foothills, Northern California. It lies approximately 25 air miles northeast of Grass Valley/Nevada City and is serviced by paved roads. Highway 49 passes through Downieville in the northern part of the area. The Pliocene Ridge road crosses the central part of the area and eventually merges with the Henness Pass road. There are paved spur roads to the town of Alleghany and the village of Forest City. The remaining few miles to the various mine sites are accessed by high quality, well maintained gravel roads.

The property is situated in the Sierra Nevada physiographic province and lies along the western slope of the Sierra Nevada Mountain range, at elevations varying from 2,500 feet in the canyons to more than 6,000 feet on the ridge crests. Regional physiographic conditions generally consist of gently to moderately rolling terrain, and steep sided plateaus with deeply incised streams and rivers.

The annual temperature varies between 10 and 100 degrees Fahrenheit. The annual precipitation varies between 50 and 70 inches, which falls principally as snow during the months of January, February and March.

Regional native vegetation typically includes pine, cedar and fir trees, manzanita, black oak, brush and native grasses. Commercial stands of second growth pine and Douglas Fir are sufficient to satisfy mine timber requirements, and there is ample water available.  Rock Creek is the nearest year-round stream and water source to the site, which crosses the northern portion of the property generally east to west. The north fork of Oregon Creek (a seasonal drainage) also crosses the southern portion of the property from northeast to southwest.

Property Description

The Ruby Property covers approximately 2,312 acres, consisting of the subsurface mineral rights of two patented claims totaling approximately 435 acres and 59 unpatented claims containing approximately 1,877 acres. The mine encompasses at least four distinct underground river channels and three known lode gold veins.

The Ruby property comprises two contiguous claim groups; the Ruby and the Golden Bear (aka Carson Camp), both of which include lode and placer claims. The Ruby claims combine three past-producing gold mines, which are the Ruby, the Bald Mountain Extension, and the Wisconsin. The Golden Bear claims comprise several former producing mines as well, which are the Golden Bear, the Ireland, and the Cincinnati. Collectively, the Ruby and Golden Bear claims have produced in excess of 350,000 ounces of gold in a mining history dating from the 1850's.

The property covers one and one-half miles of strike length along the Eastern Melones Fault, the major structure along which many of the gold deposits of the Mother Lode are localized. The property also encompasses an estimated 4 miles of partially mined and unmined auriferous Tertiary channels.  The Ruby is located on the northern extension of the historic Mother Lode system, as evidenced in the map below that shows the location of the Alleghany-Downieville mining district in relation to the overall Mother Lode.

ALLEGHANY-
DOWNIEVILLE
DISTRICT
Gardner's Point
Pioneer Mines
Downieville
Sierra City
Goodyears Bar
NORTH YUBA RIVER
MIDDLE YUBA RIVER
Alleghany
Malakoff Diggings
SOUTH YUBA RIVER
YUBA RIVER
80
WASHINGTON
DISTRICT
Nevada
City
Grass
Valley
GRASS
VALLEY
DISTRICT
Reno
Lake
Tahoe
NEVADA
CALIFORNIA
Auburn
Georgetown
50
Placerville
Sacramento
Plymouth
Jackson
MOTHER LODE DISTRICT
San Andreas
Sonora
Stockton
YOSEMITE
NATIONAL
PARK
Coulterville
Mariposa
0
10
20
40 Miles
KEEWATIN ENGINEERING INC.

GOLD MINING DISTRICTS
OF THE
MOTHER LODE SYSTEM

Figure 3

RUBY MINE
State
Highway 49
Downieville:
Sierra County
Seat
Golden Bear
Camp
Lawry Shaft
Ruby Portal
Ruby
Tunnel
Black Channel
Workings
To Highway 49
Legend
Patented Subsurface
Mineral Rights
Mining Claims
(Unpatented)
Tunnels
Paved Roads
Gravel Roads

The most recently active mining areas include the Ruby Portal and Lawry Shaft locations. RDC maintains a Plan of Operations (dated February 1, 2001) for its mining operations on public lands in the Tahoe National Forest, administered by the United States Forest Service (USFS). As of the date of this prospectus, the Plan of Operations has been approved for renewal through December 31, 2018.  Current access roads to the site include Henness Pass Road, Sierra County Road 401, Forest Service Road 401-2, and Forest Service Road 30, along with a variety of small unimproved dirt connector roads. The site is primarily surrounded by public national forest lands administered by the USFS, with privately owned parcels adjacent to the northwest and northeast property boundaries. The privately owned parcels are designated for use as rural land, timberland, or mineral land.

History of Exploration, Development, and Production

Gold was originally discovered in the Alleghany-Downieville district in 1849, during the early days of the California Gold Rush. Since that time the district has produced at least 2.35 million ounces of lode gold from the vein deposits and at least 440,000 ounces of placer gold from the Tertiary channel deposits (not including an unknown amount of production from placer workings around Alleghany). Much of this production occurred intermittently, during relatively short periods of intense mining activity, separated by longer periods of minimal production when political and/or economic factors were unfavorable.

The history of the Ruby claim area dates from the 1850's, when placer gold occurrences were followed upstream from the North Yuba River to the headwaters of Slug Canyon where rich deposits of gold were discovered in a Tertiary gravel deposit. By the 1860's several mines were developing the gravels of a buried river system within the boundaries of the present Ruby property at the headwaters of nearby Rock Creek. These mines included the the Golden Bear and the Guatemala. The Ruby portal was collared in December, 1880 to access the central portion of this rich river system. Between 1880 and 1889 the Ruby Mine produced 86,500 ounces of gold from three buried river channels.

In the early 1930's, C.L. Best, the co-founder of Caterpillar Tractor, acquired the Ruby Mine, and developed the Black channel. Best Mines produced an estimated 58,000 ounces of gold from the gravels before the government forced closure under War Production Board Order L-208 in 1942. Economic mining operations ceased at this time and have not resumed since. C.L. Best saved 123 nuggets of $100 value or greater for a personal collection. That collection is presently on display at the Los Angeles County Museum of Natural History.

After the Second World War, the cost of labor and supplies rose rapidly, while the price of gold remained frozen at $35 an ounce. The mine was not re-opened by Best and it was sold after Best's death in 1951. RDC acquired a lease on the Ruby Mine in 1959 and bought the property outright in 1966. Lessees intermittently worked the gravels of the Black channel from the Lawry shaft until the mid-1970's.

In the late 1970's the Ruby Mine was leased to Alhambra Mines of Sparks, Nevada. During that same period, the Golden Lion Mining Corp. attempted to drive a decline to access the Cincinnati channel, which had previously been discovered in the quartz workings of the Cincinnati vein.

The Brush Creek Mining and Development Company, Inc. (“Brush Creek”) acquired the Ruby in 1990.  From 1990 through 1995, Brush Creek rehabilitated and re-timbered approximately one and one-quarter miles of horizontal haulage tunnel supports and a 210 foot vertical shaft for access and mine safety, constructed a new wash plant and quartz mill, built underground roads for use by diesel loaders, installed a hoist and constructed a new sixty-foot steel head frame over the Lawry Shaft at the Ruby Mine, installed a complete underground ventilation system and electrical system at the Lawry Shaft, constructed a new waste water treatment system for use at the mill site, and modified and enlarged the structures at the mill site.  According to their SEC filings, Brush Creek’s total investment in the Ruby was $4,554,575 as of June 30, 1997, including $2,251,714 of development costs, and $1,975,525 of mining equipment.  Production during this period was limited.  From December 1992 until July 1993 an estimated 7,300 tons of mineralized material was mined, resulting in the recovery of approximately 200 ounces of gold.  Brush Creek stated that these preliminary results were too small to be a reliable representative sample of the expected placer grades.  In 1994, approximately 400 tons were mined from the Lawry channel, at an average grade of 0.2 ounces per ton.  By 1995, mining operations were suspended, and except for limited periods of sporadic activity over the next few years, the mine was put on care and maintenance. Brush Creek briefly resumed operations in 1998, driving a development tunnel in the south Lawry Shaft workings. Due to low metal prices, the property was eventually forfeited and returned to RDC, who has kept the property and permits under care and maintenance from 1998 to 2011 when the property was acquired by North Bay.

Plant, Equipment, Permits, and Site Infrastructure

Site inspections conducted during June and July, 2010 by C. Gary Clifton, a certified professional geologist (P.Geo.) retained by the Company as an independent consulting geologist to inspect and assess the Ruby Mine, and by management in September, 2010, confirmed that the Ruby is in excellent condition, and has been well maintained despite having not been operation since 1998.  The equipment currently on-site at the Ruby was mostly purchased in the period between 1990 and 1995 when the mine was last active, and was therefore between 15 and 20 years old at the time of the initial incpection.  The equipment, including the wash plant and mill facilities, has been confirmed to be in good working order, though some minor upgrades are expected to be needed once operations resume.

The equipment, fixed assets, and infrastructure in place include a 1,000 yard per day placer wash plant, 50-ton per day quartz mill, 6,000 feet of tracked haulage, and related support equipment needed for underground mining operations.  A second exit, the Lawry Shaft, almost 2 miles from the main portal, can provide natural ventilation for much of the underground workings. Surface buildings and facilities include a lumber mill, machine shops, offices, and accommodations.  The property also features an excellent system of roads, is accessible via paved highway from Reno or Sacramento, has abundant water and timber available for mining purposes, and has PG&E power available on-site.

Permits in place include a Plan of Operations, a Phase I Environmental Site Assessment, a Water Order, and a Reclamation Plan secured by over $172,965 in Reclamation Bonds. The current Plan of Operations, effective as of 2001, was formally renewed by United States Forest Service in February 2011. The Plan of Operations is now effective through December 31, 2018. The Waste Discharge Order must be reviewed and approved by the Water Quality Control Board prior to the commencement of mining operations, along with the Annual Fee for Waste Discharge Requirements for 2014, which was paid to the State Water Resources Control Board in November 2013.  The Reclamation Permit has been renewed through April 2018.  In September 2011 the Company filed an updated Reclamation Plan with Sierra County and the California Department of Conservation Office of Mine Reclamation (“OMR”).  This updated Reclamation Plan was formally approved in December, 2011, and is effective through April, 2018. A Reclamation Bond of $173,043 is also in place.

Skilled underground hard-rock and placer miners with considerable experience in the local ground conditions reside in the area and will provide a valuable resource in the present and future exploitation of the Ruby.

Recent Geological Assessment Work

The Ruby Mine is an underground mine that is known to have produced over 350,000 ounces of gold since the 1850’s, but which currently has no known estimates of proven reserves.

Geological assessment work carried out by Mr. Gary Clifton P.Geo., during the summer of 2010, including extensive research to evaluate the resource maps and data from Brush Creek Mining’s operations in the 1990’s and Alhambra Mines in the early 1980’s, has identified 3.03 miles of unmined channel and 0.95 miles of partially mined channel available for mining using the existing infrastructure.  The following table provides the estimates of each channel surveyed by Mr. Clifton in July, 2010.  In compiling the data, the Pilot Channel is considered the northern extension of the Black Channel and the Mt. Vernon Channel is a tributary.  In addition, the stretch of Black Channel between the Big Bend and the Lawry Shaft is designated as partially mined, as is one-half of the stretch of the same channel between the Lawry Shaft and the mined portion of the Pilot Channel at the northern property boundary.  All measurements are in feet.

Channel	Mined	Partially Mined	Unmined	Total
Bald Mtn	7,500	--	--	7,500
Deep Rock Creek	5,500	--	2,000	7,500
Cincinnati	--	1,500	4,500	6,000
Black and Pilot	2,000	3,500	3,250	8,750
Mt. Vernon	--	--	3,000	3,000
Bald Mtn Extension	2,750	--	3,250	6,000
Totals (miles)	3.36	0.95	3.03	7.34

Additional channels as well as lode deposits in quartz veins are known to exist on the property.  These will require additional exploration and no attempt has been made as of yet to estimate the amount of gold they may contain.

During the 2010 summer program, 35 samples were collected by Mr. Clifton from the Lawry Shaft workings and sent to American Assay Laboratories Inc. in Sparks, NV for fire assay analysis. The samples, each weighing approximately 1 kilogram, were collected at 10-foot intervals at the gravel-bedrock interface at 5 locations (A through E) within tunnels and crosscuts.  At location C, samples C9 through C12 returned several high values, including 45.5 grams (1.45 ounces) and 15.05 grams (0.48 ounces) per metric ton (tonne) gold, as per the table below. This represents a 30-foot wide zone of placer gold-enriched sediments in which 3 of the 4 samples are highly anomalous.  This zone is considered mining width.  Having delineated a 30-foot wide zone with a limited 35-sample set, we believe this indicates that gold-rich gravels are relatively abundant, easily identified, and present in existing workings ready to be exploited.

	Dry	Au
	Weight	Fire
SAMPLES	lbs	ppb

A1	1	4
A2	2	4
A3	1	3
A4	2	11
B1	2	12
B2	2	8
B3	2	14
B4	1	72
B5	2	61
B6	2	9
B7	2	4
C1	3	5
C2	2	3
C3	2	3
C4	2	4
C5	3	7
C6	2	20
C7	2	7
C8	2	14
C9	2	15050
C10	2	18
C11	2	45500
C12	2	785
D1	2	453
D2	3	6
D3	3	49
D4	3	12
D5	3	12
E1	3	23
E2	2	12
E3	3	8
E4	2	8
E5	3	15
E6	3	10
E7	3	25

Regional Geology

The geology of the region consists of Mesozoic and Paleozoic metavolcanic rock, Paleozoic Calaveras Formation rocks (phyllite, schist, with thin beds of metachert), and Silurian slate with subordinate chert, conglomerate and sandstone. The Mesozoic era occurred between approximately 65 and 248 million years before present (MYBP). The Paleozoic era occurred between approximately 248 and 543 MYBP. The Silurian period was part of the Paleozoic era, and occurred between 417 and 443 MYBP.

Local Geology

The Alleghany-Downieville gold mining district is situated in the northern pan of the Sierra Foothills Metamorphic Belt, to the west of the Sierra Nevada Batholith. The district forms the northern continuation of the Mother Lode System, a major, north-northwesterly trending metallogenic province that extends for a distance of 160 miles and has produced over 125 million ounces of gold.

Most of the gold mines within the Mother Lode System are localized along the Melones Fault, a steep, easterly dipping crustal-scale suture that extends from Mariposa County in the south to Plumas County in the north. This structure marks the boundary between several tectonic terrains. In the northern part of the foothills belt, the structure defines the contact of continentally derived sediments of the Paleozoic Shoo Fly Complex to the east, with generally younger oceanic and volcanic island arc rocks of the Western Assemblage to the west. In the south, the structure marks the boundary between the Calaveras Complex, an Upper Paleozoic sedimentary sequence of deep water, oceanic affinity to the east with rocks of the Western Assemblage to the west.

121°
120°
40°
39°
38°
37°
TERTIARY & QUATERNARY
MESOZOIC INTRUSIVE ROCKS
SERPENTINIZED ULTRAMAFICS
WESTERN ASSEMBLAGE
CALAVERAS FORMATION
CALAVERAS COMPLEX
EASTERN ASSEMBLAGE
SHOO FLY COMPLEX
ADD
GVD
SACRAMENTO
MELONES FAULT
CALAVERAS - SHOO FLY THRUST
MLD
SIERRA
NEVADA
BATHOLITH
N
0
50
100 km.

FIGURE 2: SIERRA FOOTHILLS METAMORPHIC BELT

ADD: Alleghony - Downieville District

Geology of the Ruby Property

The Ruby Property covers one and one-half miles of strike length along the Eastern Melones Fault, the major structure along which many of the gold deposits of the Mother Lode are localized. The property also encompasses an estimated 4 miles of unmined auriferous Tertiary channels.  The Ruby is considered part of the northern extension of the historic Mother Lode system.

The locus of the Melones Fault coincides with a discontinuous zone of intensely sheared and variably altered serpentinite, commonly associated with more massive gabbroic rocks. These rocks are believed to represent part of an ophiolite suite. At the latitude of the Alleghany-Downieville district, the Melones Fault zone is up to 4 miles wide. At this location, the fault zone is occupied by a serpentinite-hosted melange of ophiolitic rocks, blueschist to greenschist-grade oceanic sediments and mafic volcanics, as well as complexly deformed, amphibolite-grade Paleozoic rocks

Mineralization and Deposit Type

The primary mineralization at the Ruby is gold. The primary deposit type consists of gold-bearing Tertiary-age channels, as exemplified by the Bald Mountain and Bald Mountain Extension channels, both of which have been among the most prolific gold producers in the Alleghany-Downieville district.  Younger intervolcanic channels also formed rich placer gold deposits where the younger river system eroded and redeposited the auriferous gravels of the older channels. Examples of this type of younger channel include the Black channel in the vicinity of the Big Bend in the Ruby Mine and the Deep Rock Creek channel, which reworked extensive stretches of the Bald Mountain channel.

Distinct concentrations of placer gold have also been associated with the existence of quartz gold deposits. Some of the most productive quartz gold deposits in this area were discovered in the bedrocks while mining the placer channels. The quartz veins in this region typically extend to thousands of feet in depth, and are noted for rich shoots often containing spectacular pockets of Gold-in-Quartz. The Ruby is known to contain quartz vein deposits, as exemplified by the Wolf Vein near the Bald Mountain Channel.

Ruby Mine Mining Plan

The Ruby mining plan anticipates that much of the first season will be engaged in determining the exact locations of the targeted channels with exploration drifting (tunneling) and establishing mining headings in these channels.

Prior to the start of mining operations, the initial startup work has concentrated on rehabilitating the Ruby tunnel, renovating the Ruby Mill, improving the infrastructure, and getting Ruby facilities and equipment into good working order. The Company began rehabilitation of the Ruby tunnel in October, 2011.  The initial phase of this work was completed in the third quarter of 2013 with the restoration of natural air flow throughout the extent of the Ruby tunnel and the reopening of the tunnel for a full mile to restore access to the Black Channel and the Big Bend mining targets.  Mill renovation has been completed, and the wash plant is fully operational as of the date of this prospectus.  As of June 30, 2014, construction and renovation costs directly related to the Ruby tunnel rehab and excluding acquisition, depreciation, and regulatory expenses totaled $1,805,171.

The Pilot and Mount Vernon Channel targets are projected to lie in the near vicinity of the existing Lawry Shaft workings.  Active exploration tunneling ("drifting") with air-powered slushers and trackless loaders ("LHD's") is expected to be underway shortly after mining operations begin and the Lawry Shaft section of the mine is fully rehabilitated. The rehabilitation of the Lawry Shaft is anticipated to begin in Q2, 2015 at an estimated cost of $500,000 over a 10 month period.

Construction of the 1,500 foot Deep Rock Creek Project access tunnel can also begin once full mining operations commence. This tunnel will be a tracked haulageway. The rate of progress will be determined by the amount of time required to complete the maintenance program in the Ruby tunnel beyond the "Daylight Turn" where the Deep Rock Creek Access Tunnel begins. This maintenance will also be required prior to constructing the Big Bend Bypass Raise to the Black Channel workings. This maintenance work was completed in the third quarter of 2013.  Construction of the Big Bend Bypass Raise is currently in progress as of the date of this registration statement.  The Company has commenced bulk sampling operations in the White Channel section of the Ruby tunnel. On June 9, 2014, a drilling program commenced to locate new channels and mining targets identified from recent geological mapping and a gravity survey.  This effort has proven successful, as at least one new channel has been verified as of the date of this prospectus.  The cost of the drilling program was approximately $56,000. As of the date of this prospectus, an estimated start date or budget for the Deep Rock Creek Project access tunnel has not been determined.

The mining plan anticipates a "herring bone" drift pattern for exploitation of the channels. A central tunnel (known as a "drift") will be driven following the gut (deepest part) of the channel. This drift will be continued until the end of the channel is reached and the length of the resource has been defined. Regularly spaced crosscuts (known as "crosscut drifts") will be driven out on each side of the central drift to determine the width of the channel.

The material mined from these drifts will be washed in the placer plant. Careful records of the gold recovery will also provide a grade for the material "blocked out" in this process, thereby developing a proven resource to be mined in the production phase of the mining plan.

The Ruby Mine typically experiences considerable snow fall, and a decrease in activity is planned for during the winter months. It is expected that the Ruby will operate year-round once the operation is well established.

As of the date of this prospectus, operations at the Ruby are winding down in advance of the winter season, and are expected to resume in Q2, 2015.

Operational Considerations

The southern working area, the Deep Rock Creek Project, is accessible by the Ruby Tunnel, which is equipped with 30 lb. rail and 4" Victaulic steel compressed air pipe. The northern area, the Lawry Shaft Project, will be mined by LHD's from the existing tunnel system.

On the north end, entry to the mine is through the Lawry Shaft which has a steel headframe and a complete hoist house and hoisting facilities for men and materials. There are two LHD's with 1 yd. buckets underground. There is a 40 hp. fan and a secondary ventilation fan with fan line as well as water and compressed air lines and electrical service underground. Electricity in this area is provided by PG&E and a 150 kw diesel generator providing backup power. A 250 cfm electric compressor located on the surface provides compressed air.

The south end of the mine is accessible by a portal. Electricity is provided by 250 kw and 55 kw diesel generators and compressed air by a 750 cfm diesel compressor. There is a 40 hp. ventilation fan located underground, electric and diesel trammers, ore cars and flat cars. The site has a shop with an electric overhead hoist on a track and various tools, mill buildings, a 4,500 gallon diesel tank with containment basin under cover, a 1,000 yard-per-day placer gravel recovery plant and a 50 ton hard rock quartz recovery plant.

The north and south ends of the mine are connected underground, which facilitates natural ventilation and provides an exit at both ends.

The north end has a 2 story bunkhouse which can provide accommodations, a trailer which can also be used for accommodations, and an office. The adjacent cook shack will accommodate several more people. There is a 40' by 70' steel shop building on a concrete slab, a 10,000 gallon double-walled diesel tank, and other buildings. Electricity in this area is provided by PG&E.

The property contains Douglas fir trees which can be used for mine timber. The Forest Service has marked trees for cutting, and there is a bandsaw lumber mill on the property. Several thousand board feet of milled mine timbers are currently onsite.

The property is serviced throughout by a system of good dirt roads and oiled roads, with paved roads to the property from Highway 49. The property has a great deal of flat and useable areas available, and there is ample working room around the shops and other buildings.

The mine has rock drills, slushers and tuggers, additional fans and pumps, both air and electric powered, and much miscellaneous equipment, tools, and supplies. The mine also has a Peterbilt water truck, International flatbed truck, Oshkosh 4x4 dump truck, and Hyster equipment trailer. There is a large dump facility as well as ponds for water storage and ample process water that exits from the Ruby Tunnel.

Description of Mining Process

Although the grades encountered in the ancient river channels of the Alleghany District are extremely high relative to most placer deposits elsewhere in the world, underground mining costs are also much higher than the cost of open pit or dredge methods employed in most present-day placer operations. This cost reality, together with the erratic distribution of the gold, requires that selective mining methods based on strict grade control be utilized in order to achieve a profitable operation.

A cost effective underground mining operation is accomplished by a two-phase process:

(a) Exploration occurs on the advance by drifting upstream or downstream along the axis of the channel, with crosscuts driven every fifty to one hundred feet. The muck from these workings is slushed to passes that lead to the main haulage level within the bedrock below the channels. This is accompanied by face and rib sampling and by bulk testing of the muck from the headings. Each round is quantitatively analyzed to map out the grade distribution of the gold. This work is followed by;

(b) Selective mining (“breasting”) during the retreat, using the drift as the main haulage-way and leaving pillars of lower grade material. This is facilitated by careful mine planning based on the geometry of the channel and the grade distribution ascertained from the exploration phase.

Description of the Recovery Process

The mined gravel, or muck is transported from the mine along the tracked haulageway to the mill and dumped into the ore bin directly above the gravity separation washing plant.  The wash plant is a closed-circuit system which recycles the wash water.  The gravel is scraped onto a feed belt which elevates and dumps the material into the scrubber (trommel -- a large, inclined metal cylinder).  Water is added and the scrubber is rotated in a clockwise direction at twelve revolutions per minute to thoroughly wash the gravel.  Retaining rings inside the scrubber catch the larger gold nuggets.  The washed gravel is discharged through slots in the final section of the scrubber that serve as a sizing screen. All plus 3/4 inch material is rejected to the coarse material belt which moves the reject gravel to the stacker belt for transport.

The remaining minus 3/4 inch material and excess water falls onto the walking bottom sluice box. This sluice box is a gravity separation device which utilizes Hungarian riffles mounted on a moving rubber belt to trap all high specific gravity material. The riffle bed rotates up the grade through the sized material and water, cycling completely every twenty minutes while continually dumping the heavy concentrate into the live bottom sluice box.

All lighter material not trapped in the Hungarian riffles is washed off the discharge end of the walking bottom sluice box and over a 1/8 inch vibrating dewatering screen.  The dry plus 1/8 inch, minus 3/4 inch material is vibrated onto a skid plate that loads directly onto the stacker belt for transport to the waste dump.  The minus 1/8 inch material and water is discharged into the dewatering sand screw.

The live bottom sluice box utilizes a cam-operated jigging action within its bed to further concentrate, grade and separate all gold and other high specific gravity material. The trapped gold and heavy concentrate is cleaned from the box once a day and transported to the gold room for final cleanup.

The lighter material not concentrated within the bed is washed out of the live bottom sluice box with the excess water and discharged into the dewatering sand screw.  The coarser material is dried by the dewatering sand screw and dumped onto the stacker belt.  The finer waste material is discharged with the wash water to the primary settling pond. The wash water continues to the second settling pond from which it is pumped back to the scrubber at the head of the system.  Water discharging from the tunnel is piped to the head of the system by gravity as needed for make up water.

A backhoe is used as required to bail the fine settled material from the primary settling pond to dry before transport to the waste dump.

QA/QC Protocols

The Company has not determined its QA/QC protocols as a matter of policy, and relies on its joint venture partners and outside consultants to provide these protocols on a project-specific basis.

Canadian Properties

Below is a description of the properties (or mining/mineral/placer claims) currently owned by the Company which are currently under contract for exploration and development with joint-venture partners, previously under contract with joint-venture partners, or else prospective for future joint-ventures.   Our mining claims convey the mineral or placer rights for mining-related purposes only, and while our rights allow us to use the surface of a claim for mining and exploration activities, our claims do not convey any other surface, residential or recreational rights to the Company.  Additionally, our right to extraction is not absolute, as any mechanized extraction work on claims in British Columbia requires additional permits and possibly conversion of our claims to mining leases, the approval of which is not guaranteed.

For the year ended December 31, 2013, the Company paid the Province of British Columbia an aggregate of $35,028 USD in registration and claim maintenance fees to maintain our properties in good standing.  For the year ended December 31, 2012, these fees totaled $68,536 USD. The decrease is due to claim sales that reduced our inventory of claims, and exploration expenditures that extended the good-until date of some of our principal properties for several years into the future.

The Company actively manages its claims on a daily basis through the British Columbia MTO system, and at times elects to reduce costs by paying annual fees incrementally as permitted by British Columbia regulations, allowing non-strategic claims to lapse, and occasionally reducing the aggregate size of a particular claim area or letting it lapse altogether to further reduce carrying costs.  Therefore, the costs stated below to maintain a property in good standing is the maximum required on an annualized basis, and in many instances the actual realized expense may be less than indicated below.

Unless otherwise noted, all dollar amounts related to claim fees paid to the Province of British Columbia are in Canadian dollars (CDN).

Principal Canadian Properties

The following table shows the Company’s principal target properties in British Columbia, Canada, which in aggregate comprise 110 claims that cover 28,961 acres (11,725 hectares).  The Company owns additional claims throughout British Columbia, but most of these others have not as yet been aggregated into identifiable properties, are currently not considered material, or are expected to expire on their termination dates and no longer held.  As of December 31, 2013, our total holdings are 186 claims encompassing 40,175 acres (16,265 hectares).  This is a snapshot in time, and the number may be quite different six months or one year from now. The Company has an active exploration program in place, which on a daily basis will add new claims, drop or reduce the size of others, and maintain the rest.  All of our claims are under constant review, and may be decreased or further increased at any time, depending on the re-evaluation of our present holdings, and the availability of new opportunities in the future as other claims of merit become available for acquisition.

Properties are labeled as such when individual claims that are either contiguous with each other or in close proximity can be aggregated and identified with a known mineral or placer resource. As of December 31, 2013, the total cash cost to acquire the properties listed below is $16,311, consisting of $6,436 in staking fees paid to the Province of British Columbia, and $9,875 paid in 2006 to an individual to acquire the Monte Cristo.  If every claim is maintained for the next year, the projected expense would be a minimum of $69,815, less $42,575 in exploration credits applied to the claims during 2013 for FY 2014, for a total of $27,240.  In keeping with Company practices, some non-strategic claims may be allowed to lapse, and possibly re-staked afterwards, resulting in a considerable saving from the maximum projected annualized cost.  As well, any of these properties that become the subject of options or joint-ventures with other companies will see their projected maintenance costs transferred to the prospective partner company for the duration of the contract. The table below shows the cash acquisition cost of each property and the annualized projected cost (or carrying cost) of maintaining the properties in good standing.  All dollar amounts in this table are expressed in Canadian dollars, and the actual expense to the Company in terms of US dollars, when actually paid, can be as much as 10% lower or higher, depending on the foreign currency exchange rate on the day any payment is recorded.

Property Name	Area (hectares)	Acquisition Cost	Minimum Work Requirement (Annualized)**	Exploration Expenditures To Date***
ARGO GOLD	262	$185	$1,315	$-
BRETT WEST - BOULEAU CREEK GOLD	1,900	760	9,500	38,129
CHERRY GOLD	1,138	480	5,690	-
MT. WASHINGTON/CONNIE HILL	2,796	1,052	13,145	26,847
CORONATION GOLD	604	242	3,020	10,732
GOLD HILL PROJECT	1,920	1,173	9,600	-
LOUGHBOROUGH GOLD	288	115	1,440	-
LYNX GOLD	622	249	3,110	-
MONTE CRISTO*	333	9,875	6,660	18,082
NEW ESKAY CREEK	551	832	12,000	-
PINE RIVER VANADIUM	330	132	1,650	-
RACHEL GOLD	337	135	1,685	-
TULAMEEN PLATINUM	231	92	1,155	13,675
FRASER RIVER PROJECT	413	826	8,260	59,268
Total	11,725	$16,311	$69,815	$166,733

*With the exception of the Monte Cristo which was acquired from another party, as described below, all of the Company’s properties in British Columbia were acquired as a result of the direct staking of located claims by Company personnel and payment of the statutory registration fees to the Province of British Columbia.

** If no work is performed by the anniversary date due, a claim may be maintained in good standing by paying a Cash In Lieu of Work Fee (“CIL”) to the Ministry of Mines equal to twice the annual minimum work requirement.

*** Exploration expenditures are applied to the claims when incurred to meet the annual work requirement and extend the good-until date of the claims for as much as 10 years into the future.

Prior to July 1, 2012, the registration fee for staking new claims in British Columbia was $0.40 per hectare for a mineral claim, and $2.00 per hectare for a placer claim.  On July 1, 2012, registration fees for newly-staked claims were raised to $1.75 per hectare for a mineral claim, and $5.00 per hectare for a placer claim. The initial term of any claim staked in British Columbia is one year.  As of July 1, 2012, this term may be extended for up to 10 years at a time by filing a statement of work showing minimum expenditures on a mineral claim of $5 per hectare per year for the first 2 years, $10 per hectare per year for year 3 and 4, $15 per hectare per year for years 5 and 6, and $20 per hectare per year for each year thereafter. For a placer claim, the minimum expenditure is $20 per hectare. If work is not performed on the subject claims, the registrant can pay a CIL Fee to British Columbia equal to twice the minimum work expenditure due to maintain the claim in good standing.

The Company owns a 100% undivided interest in the mineral rights underlying these properties, the surface of which is owned by the Province of British Columbia, also known as Crown Land. Our registered claims convey to us the mineral rights for mining-related purposes only, and while our rights allow us to use the surface of a mineral claim for mining and exploration activities, our claims do not convey any residential or recreational rights to the Company.

All of the properties described below are without known proven or probable reserves, and are exploratory in nature.

Canadian Property Descriptions

Coronation Gold is located near Memphis Creek, 6 kilometres northeast of Slocan in southeastern British Columbia.  The property covers 604 hectares (1,493 acres and includes five other past-producing mines; the Colorado, the Homestake, the V&M, the Sapphire, and the Senator mines.

MineralTitles OnlineBC
CORONATION GOLD
CORONATION GOLD
921749
976759
766983
603844
769943
544562
564792
605428
603845
648243
625343
885069
514023
514022
999882
773182
773162
607060
525833
604965
855199
855179
855191
999862
898161
991828
855151
Fort St. John
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Quesnel
Williams Lake
Vancouver
Victoria
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Placer Claim Designation
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Scale: 1:48,206
0
850
1700 m.
This map is a user generated static output from an Internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.
Notes: MAP AS OF JAN 12, 2013

British Columbia government records show that the primary mineralization on the Coronation claims consists of gold, silver, zinc, and lead.  Past-production records on file in British Columbia for the Colorado, Homestake, V&M, and Senator mines are as follows:

Colorado:  Intermittent mining for the periods 1904 to 1915 and 1967 to 1969 produced a total of 67 tonnes, yielding 2188 grams per tonne silver, 2.5 per cent lead, and 5.6 per cent zinc (Source: BC MINFILE 082FNW161).

Homestake: At the Homestake (formerly known as the Hamilton), intermittent production from 1903 to 1915 totaled 33 tonnes of ore, yielding 115,299 grams of silver, 93 grams of gold and 1921 kilograms of lead. Production as the Homestake from 1968 to 1971 totaled 330 tonnes, yielding 861,491 grams of silver, 7370 grams of gold, 440 kilograms of lead and 503 kilograms of zinc (Source: BC MINFILE 082FNW213).

V&M: At the V&M mine, which includes the Get There Eli vein, 11 tonnes ore shipped in 1901 is documented as yielding 124 grams of gold and 21,554 grams of silver.  Production of about 9 tonnes of ore in 1938 from the Get There Eli yielded 124 grams of gold and 15,925 grams of silver. 3 tonnes of ore mined in 1955 from the V&M yielded 93 grams of gold, 12,338 grams of silver, 23 kilograms of lead and 8 kilograms of zinc.  In 1988, Yukon Minerals Corporation conducted soil and rock sampling, and geological mapping in the area. A sample from the Get-There-Eli adit assayed 16.8 grams per tonne gold and 549 grams per tonne silver over 0.5 metre on a quartz-pyrite vein (Source: BC MINFILE 082FNW191)

Senator:  The Senator mine, which includes the Midnight vein, produced 20 tonnes of ore in 1906 and 1907, yielding 43,420 grams of silver and 436 grams of gold. In 1939 and 1940, production totaled 13 tonnes of ore, yielding 187 grams of gold and 17,947 grams of silver.  In 1988, Yukon Minerals Corporation conducted soil and rock sampling, and geological mapping in the area. A sample from the Senator adit assayed 6.1 grams per tonne gold and 1080 grams per tonne silver over 0.3 metre on a quartz-pyrite vein (Source: BC MINFILE 082FNW164).

The Coronation was the subject of a joint-venture with Lincoln Resources Inc. (“Lincoln”), a private Nevada corporation from August 6, 2009, until October 6, 2011, when it was terminated..

In July 2012 the Company conducted an exploration program at Coronation Gold under the supervision of Mr. Dan Oancea, P.Geo. Prospecting, sampling and a short geophysical survey were undertaken over two prospective parts of the property. Samples were collected from mineralized host rocks and vein materials. Seven of these samples were sent to ALS Chemex Labs in Vancouver for analysis, and the most significant assays have been reported as follows:

•	C05 (0.36 kg sample): 1.53 g/t gold, and 265 g/t silver;
•	C07 (0.10 kg sample): 25.9 grams g/t gold, and 2,590 g/t per tonne silver;
•	C08 (0.26 kg sample): 17.45 g/t gold, and 479 g/t per tonne silver.

The Company considers these results to be entirely consistent with previous assessments as well as the historical ore grades from the 6 past-producing mines on the property, all of which are in close proximity. Accordingly, we believe Coronation Gold to be a property of merit that justifies further follow up work. We intend to engage a new joint-venture partner to fund continued exploration.  There is no guarantee the Company will be successful in this effort.

Fraser River Project is located along the Fraser River, 3 kilometres northwest of the village of Lytton in south-central British Columbia. The property covers 413 hectares (1,020 acres) on both sides of an area known as the Van Winkle Bar.  As documented in British Columbia Open File 1986-7 and BC MINFILE 092ISW078, platinum and iridium are known to occur in the black sands of Van Winkle Bar.

MineralTitles OnlineBC
FRASER RIVER PROJECT
LYTTON 9A
HALHALAEDEN 14
HALHALAEDEN 14A
INKLUCKCHEEN 21D
STRYEN 9
LYTTON 21A
LYTTON 9B
INKLUCKCHEEN 21
NUUAUTIN 2B
KLEETLEKUT 22
TANK
NUUAUTIN 2
KLEETLEKUT 22A
NUUAUTIN 2A
NOHOMEEN 23
TWO MILE CREEK 15
TWO MILE CREEK 15A
LYTTON 27B
PAPYUM 27
NGAYUYEME 36
PIT
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Past Producer
Developed Prospect
All others
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Placer Claim Designation
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Release Required Reserve
Surface Restriction
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Others
MTO Grid (MTO)
First Nations Treaty Related Lands
First Nations Treaty Lands
Survey Parcels
BCGS Grid
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Contour - Intermediate
Scale: 1:42,836
0
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1500 m
Fort St. John
Quesnel
Williams Lake
Vancouver
Victoria
Revelstoke
Trail
THIS MAP IS NOT TO BE USED FOR NAVIGATION.
YELLOW

In February 2009, the Company through our then-prospective joint venture partner, Mr. Bill Morgan, discovered visible gold during the first phase of test excavations 400 metres northwest of the Van Winkle Bar along an old river channel. Prior to this there were no substantive indications of gold mineralization in the Fraser River deposit.

One cubic yard of material (the approximate equivalent of 2 metric tons) was excavated, processed, reduced to 750 grams of concentrate, and divided into three 250 gram (0.25 kg) samples, These samples were sent to Acme Analytical Laboratories Ltd. in Vancouver, BC for analysis.  Acme Analytical Laboratories Ltd., an ISO 9001:2000 company, follows a strict regime of internal Quality Assurance/Quality Control (QA/QC) protocols, including blanks, duplicates, and standard reference materials inserted in the sequences of client samples to provide a measure of background noise, accuracy and precision.  The assay results showed the concentrate samples averaged 564 grams per tonne gold and 4.45 grams per tonne platinum, as per the following table:

ACME ANALYTICAL LABORATORIES LTD.
Date	8-April-09
Job Number:	VAN09000829
Number of Samples:	3
Project:	Van Winkle
Received:	16-Mar-09

	Method	G6	G6	G6
	Analyte	Au	Pt	Pd
	Unit	GM/T	GM/T	GM/T
	MDL	0.17	0.01	0.01
Sample	Type
VW-1	Sand	620.21	3.59	0.03
VW-2	Sand	541.74	4.37	0.04
VW-3	Sand	530.42	5.38	0.03
Average		564.12	4.45	0.03

Subsequent to the completion of the initial test phase, an outreach to the local Lytton First Nations council was rebuffed. Mr. Morgan subsequently withdrew from the project, and further work was suspended.  Any further work is contingent on the approval of the Lytton First Nations by way of treaty agreements with the Province of British Columbia.

In October 2011, the Company signed a Memorandum of Understanding with PWC to engage in a joint-venture on the Company’s Fraser River Platinum project. Under the terms of the Memorandum of Understanding, a definitive agreement will be signed within 60 days of formal permit approval by the British Columbia Ministry of Mines and the local First Nations governments. On June 24, 2012, a mining permit was issued by the Ministry of Mines, and operations were initiated but a definitive agreement was never signed with PWC, and the Company continues to control 100% of the property.

During the first week of March, 2012, an exploration and soil sampling program on the Fraser River property was conducted under the supervision of Ms. Agathe Bernard, B.Sc. to further block out and assess the deposit area. The sampling occurred at the margins along a boulder area that runs north to south, with each sample consisting of 0.3 cubic yards of material. The samples were collected and shipped to ALS Labs in Vancouver for analysis, and the assay results received from the first 7 samples analyzed were as follows:

SAMPLE	Au	Pt
DESCRIPTION	(g/t)	(g/t)
PS12-VW1-120312	2.36	0.008
PS12-VW2-120312	0.11	0.025
PS12-VW3-120312	0.493	nil
PS12-VW4-120312	1.625	0.005
PS12-VW5-120312	3.26	nil
PS12-VW6-120312	5.68	0.206
PS12-VW7-120312	2.59	0.427
AVERAGE	2.303	0.096

The Company notes that these samples were all unconcentrated, consisting only of raw in-place bank material. As such, these raw samples represent what would be expected from one bank cubic yard of gravel.

Pursuant to the issuance of a mining permit on June 24, 2012, the Company began operations at the Fraser River Project on October 23, 2012, to begin the excavation of test pits.  Operations were suspended for the winter in December, 2012.

During 2013, the JV with PWC was terminated and the Company executed a definitive joint-venture agreement for mining operations at the Fraser River Project with Solid Holdings Ltd. (“Solid”), a private company domiciled in British Columbia and based in Houston, BC. The terms of the agreement call for Solid to provide all equipment, personnel, and related expenditures required to initiate and sustain mining operations at the Fraser River Project JV. The Company will be responsible for maintaining the property in good standing and securing the permits required for mining operations to proceed. The Company will retain 100% ownership of the property, and will be paid a 20% net smelter royalty (“NSR”) on all metals recovered from operations, with Solid retaining 100% of the net profits following payment of the aforementioned NSR. Solid will be deemed the project operator, and will be responsible for the day-to-day operations.

A new permit was subsequently applied for and was issued in July 2013. Operations are currently on hold pending completion of a Heritage Impact Assessment requested by the Province of British Columbia. This survey is expected to be completed in Q2 2014 at which time operations are expected to resume. There is no guarantee that mining operations at the Fraser River Project will be successful.

The Gold Hill Project is located due west of the village of Salmo in southeastern British Columbia, and presently covers 1,920 hectares.

With the exception of patented claims known as Crown Grants shown on the map below, the Company owns a 100% undivided interest in the mineral rights underlying the property, the surface of which is owned by the Province of British Columbia, also known as Crown Land.  The green areas on the claims map are the patented claims (Crown Grants) that are owned by other parties and not part of the property.

GOLD HILL PROJECT

GOLD HILL MINE
574370
741302
745582
600760
740702
573202
577482
597602
574627
753182
602125
540639
82F.024
82F.025
82F.014
82F.015
0 1250 2500 m.
Map center: 49° 13' 22" N, 117° 16'

Fort St. John
Terrace
Quesnel
Williams Lake
Revelstoke
Vernon
Vancouver
Victoria
Trail

Legend
MINFILE Status
Producer
Past Producer
Developed Prospect
All others
Indian Reserves
National Parks
Conservancy Areas
Parks
MTO Grid (MTO)
Blocked by MEM
Other
Mineral Tenure (current)
Mineral Claim
Mineral Lease
Mineral Reserves (current)
Placer Claim Designation
Placer Lease Designation
No Staking Reserve
Conditional Reserve
Release Required Reserve
Surface Restriction
Recreation Area
Others
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Area of Indefinite Contours
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Scale: 1:71,507

This map is a user generated static output from an Internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.

Notes: GOLD HILL CLAIMS ARE HILIGHTED IN YELLOW. AREAS IN GREEN ARE PATENTED CLAIMS THAT ARE NOT PART OF THE PROPERTY. MAP IS CURRENT AS OF MAY 27, 2010.

The property is known to contain gold and silver mineralization as evidenced from the production records from the past-producing Gold Hill mine.  Production records at the Gold Hill mine show a total of 19 tonnes of ore were mined in 1932, 1934, and 1942 from which 560 grams of gold and 1,027 grams of silver were recovered (Source: MINFILE 082FSW204).

In 2008, the Company entered into a joint-venture agreement with Hidalgo Mining International Inc. ("Hidalgo") to explore and develop the Gold Hill Project.  This joint venture was terminated in October 2009.

The Company has no plans at the present time to explore the property independently, and intends to engage a new joint-venture partner to fund the project.  There is no guarantee the Company will be successful in this effort.

Bouleau Creek Gold is a road-accessible property covering 1,900 hectares and is located 26 kilometres west of Vernon in southeastern British Columbia.

With the exception of tenures 578838 and 579151, the Bouleau Creek Property was acquired by the direct staking of claims by the Company and payment of the required registration fees to the Province of British Columbia. Tenures 578838 and 579151 were gifted to the Company by Speebo, Inc., a private company controlled by our Chief Executive Officer, Perry Leopold.

MineralTitles OnlineBC

BOULEAU CREEK GOLD

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Scale: 1:74,585
0
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2600 m.
Map center: 50° 15' 28" N, 119° 37' 26" W
Fort St. John
Terrace
Quesnel
Williams Lake
Revelstoke
Vancouver
Victoria
Trail
835915
835909
988944
988943
988942
988946
988923
988922
988945
988902
737043
733522
739502
844892
514526
561342
514485
849223
849225
515322
562987
849222
844546
1010911
844544
849228
955356
955354
955353
1013861
1012657
1011087
1010835
1010947
517127
259182
946051
509081
990305
1011503
1013627
844890
844888

This map is a user generated static output from an internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.

Notes: MAP AS OF JAN 12, 2013. NORTH BAY CLAIMS ARE IN YELLOW.

As documented in British Columbia MINFILE 082LSW069, Bouleau Creek features gold and silver mineralization over an area of approximately 1,000 by 600 metres. The northern portion of the property above Bouleau Creek includes the Siwash prospect, which is documented in BC MINFILE 082LSW046 as an area of gold and silver mineralization that extends over an area measuring 3,000 by 750 metres.

In October 2011, a Pilot HMC (“Heavy Mineral Concentrates”) Geochemical program of the Bouleau Creek Gold property was conducted on behalf of the Company by Billiken Gold Ltd of Enderby, BC.  Over 2300 pounds of sample material were collected, and subsequently processed and cataloged into 36 samples.  The samples were sent to ALS Chemex in Vancouver for analysis, who reported the following assay results:

SAMPLE	Weight	Au
DESCRIPTION	kg	g/t
NB-35	0.12	0.475
NB-36	0.12	0.558
NB-37	0.12	0.177
NB-38	0.10	0.377
NB-39	0.12	0.301
NB-40	0.10	1.82
NB-41	0.10	0.223
NB-42	0.12	<0.005
NB-43	0.12	0.048
NB-44	0.12	0.131
NB-45	0.12	0.032
NB-46	0.10	0.007
NB-47	0.12	0.145
NB-48	0.12	0.123
NB-49	0.12	0.507
NB-50	0.12	0.369
NB-51	0.12	0.322
NB-52	0.10	0.03
NB-53	0.12	0.864
NB-54	0.12	0.256
NB-55	0.12	0.407
NB-56	0.12	0.529
NB-57	0.10	0.826
NB-58	0.12	2.09
NB-60*	0.56	95.6
NB-61	0.10	0.097
NB-62	0.10	0.455
NB-63	0.12	0.212
NB-64	0.50	<0.005
NB-65	0.54	<0.005
NB-66	0.10	0.192
NB-67	0.12	0.035
NB-68	0.12	0.335
NB-69	0.12	0.333
NB-70	0.12	0.346
NB-71	0.12	0.312

*All of the samples were analyzed by conventional fire assay (Au-AA23), with the exception of sample NB-60. Due to the presence of visible gold, a metallic screen assay (Au-SCR21) was performed on sample NB-60, where the final prepared pulp is passed through a 100 micron (Tyler 150 mesh) stainless steel screen to separate the oversize fractions. Any +100 micron material remaining on the screen is retained and analyzed in its entirety by fire assay with gravimetric finish and reported as the Au(+)fraction result, which for sample NB-60 was reported as 95.6 grams per tonne gold.  The Au(-)fraction (minus the oversize fractions) assayed 0.24 g/t gold, for a total of 0.77 g/t gold when all fractions were combined and averaged.  Excluding the nugget effect from sample NB-60, the average fire assay of all 36 samples came in at 0.37 g/t gold.

A follow up HMC program in 2013 resulted in an expansion and further delineation of the alteration zone found in 2011, and the discovery of a completely new and previously undiscovered target area about 400 metres west of where sample NB-60 was taken. At least 5 samples (NB-106, NB-107, NB-126, NB-137, and NB-138) confirmed and further delineated the presence of highly anomalous gold particles in the soil upslope from both NB-60 and the large alteration zone discovered during the initial HMC program in 2011. The 2013 HMC project produced assays as high as 9.75 g/t (sample NB-137) from the original target area.  New and very positive results downslope from the newly discovered alteration zone, about 400m west and upslope from NB-60, produced high gold values from three samples; NB-126 (8.0 g/t), NB-163 (2.29 g/t), and NB-164 (2.53 g/t).  These samples were all taken very close together and point to this new target area upslope. Further sampling is planned for 2014 in an effort to locate the origin of this gold dispersal plume. The samples from the 2013 program were sent to ALS Chemex in Vancouver for analysis, who reported the following assay results:

SAMPLE	Recvd Wt.	Au
DESCRIPTION	kg	g/t
NB-101	0.06	1.16
NB-102	0.06	0.298
NB-103	0.06	0.619
NB-104	0.06	0.055
NB-105	0.06	0.367
NB-106	0.06	1.525
NB-107	0.06	1.255
NB-108	0.06	0.384
NB-109	0.06	0.268
NB-110	0.06	0.086
NB-111	0.06	0.017
NB-112	0.06	0.022
NB-113	0.06	0.069
NB-114	0.06	0.336
NB-115	0.06	0.177
NB-116	0.06	0.062
NB-117	0.06	0.685
NB-118	0.06	0.079
NB-119	0.06	0.22
NB-120	0.06	0.125
NB-121	0.06	0.015
NB-122	0.06	0.34
NB-123	0.06	0.887
NB-124	0.06	0.222
NB-125	0.06	1.25
NB-126	0.06	8.2
NB-127	0.06	0.198
NB-128	0.06	0.315
NB-129	0.06	0.909
NB-130	0.06	0.006
NB-131	0.06	3.94
NB-132	0.06	0.128
NB-133	0.06	0.075
NB-134	0.06	0.006
NB-135	0.06	0.256
NB-136	0.06	0.743
NB-137	0.06	9.75
NB-138	0.06	1.225
NB-139	0.06	0.401
NB-140	0.06	0.212
NB-160	0.06	0.465
NB-161	0.06	1.16
NB-162	0.06	1.6
NB-163	0.06	2.29
NB-164	0.06	2.53
NB-165	0.06	0.912

On July 15, 2014, the Company executed a mineral property option agreement with Ximen Mining Corp. ("Ximen"), a Canadian issuer listed on the TSX Venture Exchange,  pursuant to which Ximen may earn up to a 100% interest in the Registrant's “Brett West” and “Bouleau Creek” mineral claims (the “Brett West Claims”) in southeastern British Columbia.  Under the terms of Agreement, Ximen may earn up to a 100% interest in the Brett West Claims by making aggregate payments to North Bay of USD $600,000, consisting of $300,000 in cash and issuing $300,000 in shares of Ximen common stock.  Of the aggregate payments, $100,000 in cash and $100,000 in stock are due upon receipt of regulatory acceptance of the agreement by the TSX Venture Exchange, and equal payments of $50,000 cash and $50,000 in shares of Ximen stock are each due upon the 1st, 2nd, 3rd, and 4th 6-month anniversaries of the Agreement.  This regulatory approval has been received, and the initial consideration has been paid, including 217,391 shares of Ximen common stock at a market value on issuance of $0.46 per share.

The Tulameen Platinum Project covers 231 hectares (571 acres) and is located along the Tulameen River in the Cascade Mountains of southwestern British Columbia, approximately 150 kilometres northeast of Vancouver.

TULAMEEN PLATINUM PROJECT

0
550
1100 m
Map Center: 49° 31' 44" N, 120° 53' 59" W

Fort St. John
Terrace
Quesnel
Williams Lake
Revelstoke
Vernon
Vancouver
Trail
Victoria

Legend

MINFILE Status
- Producer
- Past Producer
- Developed Prospect
- All others

Indian Reserves
National Parks
Conservancy Areas
Parks
MTO Grid (MTO)
- Blocked by MEM
- Other

Mineral Tenure (current)
- Mineral Claim
- Mineral Lease

Mineral Reserves (current)
- Placer Claim Designation
- Placer Lease Designation
- No Staking Reserve
- Conditional Reserve
- Release Required Reserve
- Surface Restriction
- Recreation Area
- Others

Integrated Cadastral Fabric
Survey Parcels
BCGS Grid
Contours (1:250K)
- Contour - Index
- Contour - Intermediate
- Areaof Exclusion
- Areaof Indefinite Contours

Scale: 1:31,628

This map is a user generated static output from an Internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.

Notes: TULAMEEN PLATINUM PROJECT CLAIMS ARE HILIGHTED IN YELLOW. MAP IS CURRENT AS OF MAY 27, 2010.

As documented in BC MINFILE 092HNE128, this occurrence is hosted in the dunite-rich core of the Early Jurassic Tulameen Ultramafic Complex, a zoned Alaskan-type intrusive complex. Mineralization occurs in a serpentine breccia zone containing fragments of dunite/peridotite cemented by a matrix of serpentine. The zone is 180 metres long, up to 155 metres wide and lies mostly north of the river, on either side of the creek. Platinum occurs in elevated values in the breccia and in the surrounding dunite/peridotite.

In 2013 the Company undertook a prospecting survey designed as a reconnaissance study of the main rock types, mineralization, and of the mineral potential of the Tulameen ultramafic rocks. Assays returned values in line with the ones obtained by previous explorationists evidenced in the British Columbia MINFILE reports. Top values were 0.54 g/t platinum, 0.18 g/t gold, 0.195% copper, 0.138% nickel, 15.40% iron and 20.3% chromium.  The samples were analyzed by ALS Chemex in Vancounver, as follows:

SAMPLE	Recvd Wt.	Pt	Au	Ir	Rh	Cr	Cu	Fe	Ni	Zn
	kg	g/t	g/t	ppm	ppm	%	ppm	%	ppm	ppm
T-59	0.68	0.08	0.046	0.002	nil	0.272	150	5.78	1150	80
T-61	1.4	0.07	0.02	nil	nil	0.0940	30	6.43	1050	50
T-65A	0.76	0.54	0.037	0.019	0.019	3.18	80	9.01	560	130
T-65C	0.12	nil	0.056	0.006	0.009	20.30	nil	15.4	1380	660
T-67	0.68	0.14	0.039	0.003	0.006	0.671	1950	6.75	1000	100
T-68A	0.66	0.08	0.18	0.002	nil	0.769	nil	7.67	1260	70

The 2013 program also revealed that the PGM mineralization hosted in the dunite is accompanied by olivine, an industrial mineral. Among its many uses, olivine is presently considered to have a strategic use in carbon dioxide (CO2) sequestration.  It is therefore believed that the olivine industrial mineral potential of the project might be significant. Mining of the dunite rocks for olivine industrial mineral is believed to have a greater potential than mining for precious and base metals alone. The potential for mineral sequestration of carbon dioxide of the Tulameen dunite rocks could further improve the economics of a possible olivine mining project.

The 2013 survey concluded the mining of the olivine rich core of the Tulameen Ultramafic Complex has to be envisioned as a possible open pit mining operation that would include on-site processing of the rock (crushing, grinding, flotation and/or gravity concentration) as this could be the only viable solution for moving the project forward. The main product could be represented by olivine industrial mineral, while by-products could be represented by metals (PGM, chromite, magnetite). The tailings could be marketed for their CO2 sequestration potential.  Drilling of the potentially economic zones has to be undertaken as a next step which is deemed necessary in understanding the characteristics of the unaltered dunite rocks and associated mineralization. If successful, mineral resources and reserves could be estimated and used in a Preliminary Economic Assessment (PEA) of the olivine-PGM deposit.

The Company is presently considering whether to further explore the property independently, or to engage a joint-venture partner to fund the project.  There is no guarantee the Company will be successful in either of these efforts.

The Rachel Property is located approximately 17 kilometres northwest of the village Salmo in southeastern British Columbia, and covers 337 hectares (832 acres).

RACHEL

RIDGE
548370
553134
548938
548936
548937
506465
82F.033
SUB L 25, PI X55
2113
2067
575560
545488
RACHEL
DL 1238
82F.023
705745
558608
528697
525409
545524
505016
510753
Fort St. John
Terrace
Quesnel
Williams Lake
Revelstoke
Vernon
Vancouver
Victoria
Legend
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Producer
Past Producer
Developed Prospect
All others
Indian Reserves
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MTO Grid (MTO)
Blocked by MEM
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Mineral Claim
Mineral Lease
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No Staking Reserve
Conditional Reserve
Release Required Reserve
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Others
Integrated Cadastral Fabric
Survey Parcels
BCGS Grid
Contours (TRIM)
Contour - Index
Contour - Index Indefinite
Contour - Index Depression
Contour - Index Depression Indefinite
0 300 600 m.
Map center: 49° 17' 24" N, 117° 28' 30" W
Scale: 1:17,497

This map is a user generated static output from an Internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.

Notes: RACHEL CLAIMS ARE HILIGHTED IN YELLOW. MAP IS CURRENT AS OF MAY 27, 2010.

As documented in British Columbia government records, the Rachel is known to contain gold, silver and lead mineralization.  In 1980, Kimberley Gold Mines removed 14 tonnes of ore from the adit, yielding an average assay of 66.64 grams per tonne gold, 271.5 grams per tonne silver, and 9.42 per cent lead (Source: MINFILE 082FSW299).

The Company has no plans at the present time to explore the property independently, and intends to engage a joint-venture partner to fund the project.  There is no guarantee the Company will be successful in this effort.

The Monte Cristo Property is located in a wide section of the Lillooet River Valley, approximately 31 kilometers northwest of the north end of Harrison Lake in south-central British Columbia.  It covers 333 hectares (820 acres).

The Company owns a 100% undivided interest in the placer rights underlying the property, the surface of which is owned by the Province of British Columbia, also known as Crown Land. Subsequent to the acquisition, British Columbia created a reserve that does not allow any further staking of placer claims.  However, as our claims were pre-existing, our placer rights have been grandfathered and remain valid for as long as we continue to maintain the property in good standing.  The property is also adjacent to an Indian reservation, and any exploration or mining work will require the approval of the local First Nations council.

The Monte Cristo Property was acquired in August 2006 by way of purchase from a private individual.  Consideration paid was $9,750 USD cash and 130,000 shares of common stock, plus a 2% NSR.

MONTE CRISTO

SWEETEEN 3
524660
1000697
MONTE CRISTO
329581
521598
92G.098
1001662
1003663
SKOOKUMCHUCK 4
575230
200
600596
1003583
466
291
SKOOKUMCHUCK 4A
381387
166
MORTEEN 9
BCB 95086
115
1462
1449
811
92G.099
0 650 1300 m.
Map center: 49° 57' 16" N, 122° 25' 04" W

Fort St. John
Terrace
Quesnel
Williams Lake
Revelstoke
Vernon
Vancouver
Trail
Victoria
Legend
MINFILE Status
Producer
Past Producer
Developed Prospect
All others
Indian Reserves
National Parks
Conservancy Areas
Parks
Mining Lease
Placer Tenure (current)
Placer Claim
Placer Lease
Placer Reserves (current)
Placer Claim Designation
Placer Lease Designation
No Staking Reserve
Conditional Reserve
Release Required Reserve
Surface Restriction
Recreation Area
Others
MTO Grid (MTO)
Blocked by MEM
Other
Survey Parcels
BCGS Grid
Contours (1:250K)
Contour - Index
Contour - Intermediate
Area of Exclusion
Area of Indefinite Contours
Scale: 1:37,756

This map is a user generated static output from an Internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.

Notes: MONTE CRISTO CLAIMS ARE HILIGHTED IN YELLOW. MAP IS CURRENT AS OF MAY 27, 2010.

As documented in BC MINFILEs 092GNE019 and 092GNE013, the mineralization of the property consists of precious metal bearing sands that cover a 400 to 800 meter wide section of the Lillooet River valley. These post-Pleistocene sands contain gold and platinum in submicron sized particles. In 1970, a 1.4 kilogram sample of sand, taken at least a meter below surface, assayed 2.47 grams per tonne gold, 4.80 grams per tonne silver, 2.77 grams per tonne platinum, and 2.71 grams per tonne palladium.

On February 14, 2012, an exploration and sampling program on the Monte Cristo property was conducted under the supervision of Ms. Agathe Bernard, B.Sc.. The initial goal of the work program was to verify the presence of submicron size metals in the sand material along the Lillooet River, which was previously indicated by work conducted in 1970 by G.L. Kirwin, B.Sc., and J.M. Ashton, P.Eng., as documented in BC Assessment Report 2589. Instead, the crew unexpectedly found an abundance of visible gold, with some particles as large as one millimeter.

The first 17 samples of black sand were concentrated on site using a Keen concentrator and reduced in volume by approximately 20 to 1000 times to concentrate the fine part of the sample. The concentration was supervised by Ms. Bernard, and the samples were sent to ALS Labs in Vancouver for analysis. The assay results are reported as follows:

SAMPLE	Weight	Au	Au	Ag	Ag	Pt	Pd
DESCRIPTION	kg	g/t	g/t (diluted)**	g/t	g/t (diluted)**	g/t	g/t
PS17-120216	0.12	75.3	3.77	20.2	1.01	nil	0.003
PS01-120215	0.04	NSS*	NSS	NSS	NSS	NSS	NSS
PS02-120215	0.06	79.8	3.99	0.06	0	nil	0.002
PS03-120215	0.04	71.7	3.59	nil	nil	nil	0.001
PS04-120215	0.08	5.66	0.28	23	1.15	0.012	0.005
PS05-120215	0.16	3.32	0.17	1.84	0.09	nil	0.003
PS06-120215	0.12	27.4	1.37	nil	nil	nil	0.003
PS07-120215	0.02	65.3	3.27	2.18	0.11	nil	0.006
PS08-120215	0.02	71.3	3.57	nil	nil	nil	0.004
PS09-120215	0.08	9.47	0.47	4.13	0.21	nil	0.002
PS10-120215	0.06	0.76	0.04	0.09	0	nil	0.003
PS11-120215	0.08	1.76	0.09	0.24	0.01	0.005	0.004
PS12-120216	0.14	112.5	5.63	nil	nil	nil	nil
PS13-120516	0.04	60.8	3.04	nil	nil	nil	0.003
PS14-120216	0.06	8.94	0.45	nil	nil	0.067	0.004
PS15-120516	0.1	114	5.7	nil	nil	nil	nil
PS16-120216	0.08	74.8	3.74	65.1	3.26	nil	nil

* NSS is non-sufficient sample size
** As the samples were concentrated, only the very fine and heavy particulate were analyzed. This magnifies the values from real concentration 20 to 1000 times. The estimated diluted values indicate what would be expected from a raw bank cubic yard of material prior to concentration processing.

In January 2012, prior to the above described work program, the Company amended its aforementioned Memorandum of Understanding with PWC to include a joint-venture on the Monte Cristo property.  As of the date of this prospectus, a definitive agreement has not yet been executed. Under the terms of the Memorandum of Understanding, a definitive agreement will be signed within 60 days of formal permit approval by the British Columbia Ministry of Mines and the local First Nations governments.  Said permits have been applied for, but as of the date of this prospectus these milestones have not yet been achieved, and there is no guarantee that such approvals will be forthcoming, or that the joint-venture will be successful.

The Mt. Washington/Connie Hill Property is located on Vancouver Island, approximately 15 kilometres northwest of Courtenay in southwestern British Columbia, and presently covers 2,796 contiguous hectares (6,906 acres). The property extends from Constitution Hill and Wolf Lake southwest towards Mount Washington, and includes several zones of mineralization for 10 kilometres along Murex Creek to Mt. Washington, including the Lupus, Ideal, Murex, Oyster, and the southern portion of the Domineer deposits at Mount Washington.

As documented in British Columbia government records, the property is known to contain gold, silver zinc, copper, and lead mineralization.  A sample of the zone material taken from the Lupus showing across 0.90 metres assayed 4.42 grams per tonne gold, 20.57 grams per tonne silver, 0.60% zinc, 0.15% copper, 1.59% lead and 0.01% arsenic (Source: MINFILE 092F 308).

The Murex zone is on the northeast slope of Mt. Washington, and represents an area of mineralization covering approximately 700 by 700 metres, with an estimated depth of 175 metres. It has been previously tested by a number of diamond-drill holes by several previous operators, with a 4 metre section of core assaying 4.08 per cent copper, 32.91 grams per tonne silver and 6.31 grams per tonne gold. A total of five zones have been identified within the Murex deposit, labeled Zones A, B, C, D, and E. Drilling on the Murex by Noranda in 1988 yielded significant intercepts, as follows (Sources: MINFILE 092F 206, BC Assessment Report 30010):

•	NMX-88-17 yielded 0.25m. @ 3.7 g/t gold, 46 g/t silver and 9.7% copper from 196.5 to 197.21 m. from a massive sulphide vein in Zone A

•
NMX-89-25 yielded 4.0 m. @ 6.5 g/t gold, 30 g/t silver and 4.1% copper from 29 to 33m., including: 1.0 m. @ 21 g/t gold, 71 g/t silver and 9.3% copper from 29 to 30 m. in a massive sulphide vein in basalt with pyrrhotite, chalcopyrite and pyrite

•	NMX-89-26 yielded 6.5 m. @ 0.23 g/t gold, 7.3 g/t silver and 1.1% copper from 16.2 to 22.7 m. in a siliceous basaltic breccia with pyrrhotite and chalcopyrite

The Oyster zone is situated approximately 3 km north of Mt. Washington. Drilling and sampling documented in a 2008 NI 43-101 Technical Report by the previous operator, Bluerock Resources, documents a 43 centimetre section of core that assayed 2.78 grams per tonne gold, 6.86 grams per tonne silver, and 0.07% copper (Sources: MINFILE 092F 365, BC Assessment Report 30010).

In 2013 the Company engaged Mr. Jacques Houle, P.Eng., to undertake a comprehensive study of the main rock types, mineralization and of the mineral potential of the Mount Washington property. This fieldwork included select outcrop grab sampling with highlights achieved at the following locations:

•	Oyster Breccia Area – 3 samples taken from three separate known mineralized sites documented in ARIS report 17193 yielded up to 1.39 g/t gold.

•	Lupus/Wolf Lake Area – 2 samples taken from three separate known mineralized sites documented in ARIS reports 27430 and 28405 yielded up to 16.4 g/t gold and 1.18% copper in 2 different samples.

•
Murex Breccia Area – 4 samples taken from four separate known mineralized sites documented in ARIS report 18391 and 7 select outcrop grab samples taken from areas of recently exposed or previously undocumented mineralized sites yielded up to 3.55 g/t gold, 0.749% copper and 0.026% molybdenum in 2 different samples.

The samples were analyzed by AGAT Laboratories in Ontario, as follows:

Sample	Recvd Wt	Au	Ag	Cu	Mo
	kg	g/t	g/t	ppm	ppm
E5123127	2.09	0.07	<0.5	18.8	16.8
E5123128	1.66	0.589	<0.5	313	43.3
E5123129	1.49	1.39	3.2	479	2.3
E5123130	1.94	3.55	11.9	7490	70.6
E5123131	1.55	0.008	<0.5	249	2.5
E5123132	1.88	0.005	<0.5	438	10.2
E5123133	1.73	0.023	<0.5	457	3.9
E5123134	1.63	0.006	<0.5	638	1.8
E5123135	2.24	0.006	<0.5	953	14.4
E5123136	1.64	0.08	1.7	2580	20.1
E5123137	1.81	0.142	27.5	11800	4
E5123138	0.82	16.4	13.6	1090	2.6
E5123139	1.63	0.306	<0.5	243	<0.5
E5123140	1.81	0.014	<0.5	1020	264
E5123141	2.38	0.034	4.5	4740	159
E5123142	2.43	0.006	<0.5	1730	8.2
E5123143	2.13	0.008	<0.5	775	3.9

The Company is presently considering whether to further explore the property independently, or to engage a joint-venture partner to fund the project.  There is no guarantee the Company will be successful in either of these efforts.

The Argo Gold Property is located 10 kilometres west of the south end of Tatlayako Lake, approximately 168 miles northwest of Vancouver, British Columbia.  It covers 262 hectares (647 acres) and includes ten reverted crown grants.

The mineralized area of economic interest covers several square kilometres immediately south of Ottarasko Creek. The strike length is estimated as being at least 3 kilometres long, and is up to 300 metres in width. The target prospects are known as the Langara, the Standard, and the Argo.

ARGO GOLD
DL 1678
1400
1500
1600
1700
1800
1900
2000
2100
2200
2300
2379
1905
706862
DL 1174, LANGARA NO. 6 MC
DL 1172, LANGARA NO. 4 MC
DL 1178, MARY MC
DL 1170, LANGARA NO. 2 MC
ARGO
DL 1177, ARGO MC
DL 1173, LANGARA NO. 5 MC
DL 1175, LANGARA NO. 7 MC
LANGARA
DL 1171, LANGARA NO. 3 MC
095294
92N.047
DL 1169, LANGARA NO. 1 MC
92N.048
DL 1179, FEDERAL MC
706001
DL 1176, STANDARD MC
DL 1180, BRAEMAR MC
STANDARD
706854
Fort St. John
Terrace
Quesnel
Williams Lake
Revelstoke
Vernon
Vancouver
Trail
Victoria
Legend
MINFILE Status
Producer
Past Producer
Developed Prospect
All others
Indian Reserves
National Parks
Conservancy Areas
Parks
MTO Grid (MTO)
Blocked by MEM
Other
Mineral Tenure (current)
Mineral Claim
Mineral Lease
Mineral Reserves (current)
Placer Claim Designation
Placer Lease Designation
No Staking Reserve
Conditional Reserve
Release Required Reserve
Surface Restriction
Recreation Area
Others
Integrated Cadastral Fabric
Survey Parcels
BCGS Grid
Contours (TRIM)
Contour - Index
Contour - Index Indefinite
Contour - Index Depression
Contour - Index Depression Indefinite
0 290 580 m.
Map center: 51° 29' 14" N, 124° 35' 53" W
Scale: 1:16,287
This map is a user generated static output from an Internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.
Notes: ARGO CLAIMS ARE HILIGHTED IN YELLOW. MAP IS CURRENT AS OF MAY 27, 2010.

As documented in British Columbia government records, the Argo property is known to contain gold and silver mineralization.  On the Standard occurrence, mineralization is traceable for 75 metres over a width of 1 to 2 metres, with assays at 15 grams per tonne gold and 20.6 grams per tonne silver over 2 metres  (Source: BC MINFILE 092N 037).

The Company has no plans at the present time to explore the property independently, and intends to engage a joint-venture partner to fund the project.  There is no guarantee the Company will be successful in this effort.

The Loughborough Gold Property is located on the east side of Loughborough Inlet, approximately 140 miles northwest of Vancouver, British Columbia, and covers 288 hectares (711 acres).

LOUGHBOROUGH GOLD

Fort St. John
Terrace
Quesnel
Williams Lake
Revelstoke
Vernon
Vancouver
Trail
Victoria
Legend
MINFILE Status
Producer
Past Producer
Developed Prospect
All others
Indian Reserves
National Parks
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Blocked by MEM
Other
Mineral Tenure (current)
Mineral Claim
Mineral Lease
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Placer Claim Designation
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No Staking Reserve
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Release Required Reserve
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Others
Integrated Cadastral Fabric
Survey Parcels
BCGS Grid
Contours (1:250K)
Contour - Index
Contour - Intermediate
Areaof Exclusion
Areaof Indefinite Contours
Scale: 1:28,729
LOUGHBOROUGH GOLD
748522
92K.053
575116
605613
613003
332568
0
500
1000 m.
Map center: 50° 31' 59" N, 125° 31' 38" W

This map is a user generated static output from an Internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.	Notes: LOUGHBOROUGH GOLD CLAIMS ARE HILIGHTED IN YELLOW. MAP IS CURRENT AS OF MAY 27, 2010.

The property is known to contain gold, silver, and copper mineralization.  Production records at the past-producing Loughborough Gold mine from 1935 to 1939 show that 114 ounces of gold, 457 ounces of silver, and 185 pounds of copper were produced from 122 tons mined and milled (Source: MINFILE 092K 048).

The Company has no plans at the present time to explore the property independently, and intends to engage a joint-venture partner to fund the project.  There is no guarantee the Company will be successful in this effort.

The Lynx Gold Property covers 622 hectares (1,536 acres) and is located approximately 75 miles southeast of Vernon in southeastern British Columbia.

LYNX GOLD

Fort St. John
Terrace
Quesnel
Williams Lake
Vancouver
Victoria
Trail
Legend
MINFILE Status
Producer
Past Producer
Developed Prospect
All others
Indian Reserves
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MTO Grid (MTO)
Blocked by MEM
Other
Mineral Tenure (current)
Mineral Claim
Mineral Lease
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Placer Claim Designation
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No Staking Reserve
Conditional Reserve
Release Required Reserve
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Integrated Cadastral Fabric
Survey Parcels
BCGS Grid
Contours (1:250K)
Contour - Index
Contour - Intermediate
Area of Exclusion
Area of Indefinite Contours
Scale: 1:30,517
LYNX GOLD
575291
705826
595424
679167
575292
381292
407896
705833
513516
513915
513934
606445
705356
700803
700804
504447
505208
535166
588568
BCB 97027
Aband PIT
PIT
82L 018
82L 019
82L 008
82L 009
0 550 1100 m.
Map center: 50° 6' 29" N, 118° 24' 18" W

This map is a user generated static output from an Internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.

Notes: LYNX GOLD CLAIMS ARE HILIGHTED IN YELLOW. MAP IS CURRENT AS OF MAY 27, 2010.

The property is known to contain gold and silver mineralization.  One drill intersection of the vein assayed 3.77 grams per tonne gold over 0.6 metres.  Another intersection assayed 28.52 grams per tonne gold, 13.4 grams per tonne silver and 0.01 per cent copper across 1.07 metres (Source: MINFILE 082LSE055).

The Company has no plans at the present time to explore the property independently, and intends to engage a joint-venture partner to fund the project.  There is no guarantee the Company will be successful in this effort.

Cherry Gold is a road-accessible property that covers 1,138 hectares (2,811 acres) located 9 kilometres east of Cherryville in southeastern British Columbia.

CHERRY GOLD
Fort St. John
Terrace
Quesnel
Williams Lake
Vancouver
Victoria
Trail
Legend
MINFILE Status
Producer
Past Producer
Developed Prospect
All others
Indian Reserves
National Parks
Conservancy Areas
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MTO Grid (MTO)
Blocked by MEM
Other
Mineral Tenure (current)
Mineral Claim
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Placer Claim Designation
Placer Lease Designation
No Staking Reserve
Conditional Reserve
Release Required Reserve
Surface Restriction
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BCGS Grid
Contours (1:250K)
Contour - Index
Contour - Intermediate
Areaof Exclusion
Areaof Indefinite Contours
Annotation (1:20K)
Scale: 1:38,483
578830
706244
82L 028
606450
759842
82L 018
622465
764922
634664
511771
CHERRY GOLD
PIT
0
700
1400 m
Map center: 50° 11' 57" N, 118° 32' 32" W

This map is a user generated static output from an Internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.

Notes: CHERRY GOLD CLAIMS ARE HILIGHTED IN YELLOW. MAP IS CURRENT AS OF MAY 27, 2010.

The property is known to contain gold, silver, and lead mineralization, as documented in BC MINFILE 082LSE063.

The Company has no plans at the present time to explore the property independently, and intends to engage a joint-venture partner to fund the project.  There is no guarantee the Company will be successful in this effort.

Pine River Vanadium covers 330 hectares (815 acres) and is located in the Pine River Valley of north-central British Columbia, approximately 700 kilometres northeast of Vancouver and about 600 kilometres northwest of Edmonton, Alberta.  While its location is remote, the property has excellent infrastructure with regard to both transportation and energy.  A paved highway passes through and alongside the claims, which also runs parallel with the Pine River.  The B.C. Railway crosses on the opposite side of the valley as does the Peace River Power transmission line. Natural gas and oil pipelines also follow the highway through the valley.

With the exception of tenures 623083, the Pine River Property was acquired by the direct staking of claims by the Company and payment of the required registration fees to the Province of British Columbia.  Tenure 623083 was gifted to the Company by Speebo, Inc., a private company controlled by our Chief Executive Officer, Perry Leopold.

PINE RIVER VANADIUM

Fort St. John
Terrace
Quesnel
Williams Lake
Revelstoke
Vernon
Vancouver
Trail
Victoria
Legend
MINFILE Status
Producer
Past Producer
Developed Prospect
All others
Indian Reserves
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Mineral Tenure (current)
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Placer Claim Designation
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No Staking Reserve
Conditional Reserve
Release Required Reserve
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Others
Survey Parcels
BCGS Grid
Contours (1:250K)
Contour - Index
Contour - Intermediate
Area of Exclusion
Area of Indefinite Contours
Annotation (1:20K)
Scale: 1:40,494
0
700
1400 m.
Map center: 55° 31' 18" N, 122° 37' 27" W
705801
705799
705772
623083
640003
661364
661363
410825
410824
328760
BCR
PIT
93O.057
93O.050
93O.047
93O.048
BCC05047
BCC06071

This map is a user generated static output from an Internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.

Notes: PINE RIVER VANADIUM. CLAIMS ARE HILIGHTED IN YELLOW. MAP IS CURRENT AS OF MAY 27, 2010.

Sampling documented in BC MINFILE 093O 009 has defined a vanadium-bearing zone with a length of 200 metres and an estimated true width of 100 metres.

The Company has no plans at the present time to explore the property independently, and intends to engage a joint-venture partner to fund the project.  There is no guarantee the Company will be successful in this effort.

New Eskay Creek is located in northwestern British Columbia, approximately 70 kilometres north of Stewart, and consists of 551 hectares (1,361 acres).  Road access is provided by the Eskay Creek Mine Road, which extends from the Stewart-Cassiar Highway at Bob Quinn Lake and traverses through the western portion of the Company’s claims before it reaches the Eskay Creek Mine.

NEW ESKAY CREEK

SKOOKUM
NEW ESKAY CREEK
ESKAY CREEK MINE
Fort St. John
Terrace
Quesnel
Williams Lake
Vancouver
Trail
Victoria
Legend
MINFILE Status
Producer
Past Producer
Developed Prospect
All others
Indian Reserves
National Parks
Conservancy Areas
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MTO Grid (MTO)
Blocked by MEM
Other
Mineral Tenure (current)
Mineral Claim
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Placer Claim Designation
Placer Lease Designation
No Staking Reserve
Conditional Reserve
Release Required Reserve
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Contours (1:250K)
Contour - Index
Contour - Intermediate
Areaof Exclusion
Areaof Indefinite Contours
Transportation - Points (TRIM)
Scale: 1:44,697
0
800
1600 m.

This map is a user generated static output from an Internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.

Notes: NEW ESKAY CREEK CLAIMS ARE HILIGHTED IN YELLOW. MAP IS CURRENT AS OF MAY 27, 2010.

According to British Columbia government records documented in BC MINFILE 104B 008, the major geological structure at Eskay Creek is known to trend to the north-northeast.  This trend runs through the New Eskay Creek property, which to date remains unexplored.

The Company has no plans at the present time to explore the property independently, and intends to engage a joint-venture partner to fund the project.  There is no guarantee the Company will be successful in this effort.

Employees

We have one full-time employee who is our CEO and Chairman, Mr. Perry Leopold. Mr. Leopold devotes 40 plus hours to the Company each week. We believe we have good relations with all of our employees and do not have any unionized workers.

Competition

As metal prices continue to increase and demand grows, we expect new companies to form and compete with the already numerous junior and developed mining, exploration and production companies in existence.  Some of these companies may be more efficient in locating new claims, which could impede our business plan.  As well, some of these companies may be better funded, or more successful in attracting joint-venture partners, and thereby diminish our ability to execute our business plan.

Government Regulation

With the exception of the Ruby Mine in Sierra County, California, all of our mining claims are in British Columbia, Canada, where we are subject to regulation by numerous federal and provincial governmental authorities, but most importantly, by the British Columbia Ministry of Energy, Mines, and Petroleum Resources.  Our Ruby Mine Project in Sierra County, California, is subject to US regulation by the Federal Environmental Protection Agency, the Federal Department of the Interior, the Bureau of Land Management, the US Forestry Service, the US Department of Labor Mine Safety and Health Administration, as well as other comparable state agencies, such as the California Department of Conservation Office of Mine Reclamation, the California State Water Resources Control Board  and the California Division of Occupational Safety and Health.  At the Ruby, we are also subject to various federal and state statutes, such as the federal Mine Safety & Health Act of 1977, the federal Mine Improvement and New Emergency Response Act of 2006,  the federal Comprehensive Environmental Response, Compensation and Liability Act, also known as the "Superfund" law, the federal Clean Air Act , the federal Resource Conservation and Recovery Act, and the California Surface Mining and Reclamation Act. Where EB-5 funding has been applied for, offered, or secured, we are subject to regulation by the US Department of Homeland Security and the USCIS. The acquisition of a prospect in Mexico, or any other country, will be subject to similar regulatory agencies requirements by various agencies in each country.  In all cases, the failure or delay in making required filings and obtaining regulatory approvals or licenses will adversely affect our ability to carry out our business plan.  The failure to obtain and comply with any regulations or licenses may result in fines or other penalties, and even the loss of our rights over a prospect. We expect compliance with these regulations to be a substantial expense in terms of time and cost. Therefore, compliance with or the failure to comply with applicable regulation will affect our ability to succeed in our business plan and ultimately to generate revenues and profits.  We expect that our operations will comply in all material respects with applicable laws and regulations.  We believe that the existence and enforcement of such laws and regulations will have no more restrictive an effect on our operations than on other similar companies in the resource industry.

Seasonality of Business

Weather conditions will affect our ability to mine the Ruby once we begin mining operations.  In the winter months, especially January, February, and March, the roads leading to the property may become impassable because of snow. While we expect to maintain a year-round operation once the Ruby Mine is in full production, we may experience operational interruptions if our work crews are off-site and unable to reach the mine, or if the delivery of supplies are postponed, etc.  We expect that any such interruptions will be temporary, although any interruption of a significant duration may have a material effect on our revenue.

Reports to Security Holders

Pursuant to the informational requirements of the Securities Exchange Act of 1934, we file annual, quarterly and other reports and information with the Securities and Exchange Commission. You may read and copy these reports, statements, or other information we file at the SEC's public reference room at 100 F Street N.E. Washington D.C. 20549. Our filings will also be available to the public from commercial document retrieval services and the Internet worldwide website maintained by the U.S. Securities and Exchange Commission at www.sec.gov.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion of our financial condition and results of operations in conjunction with the financial statements and the notes thereto, included elsewhere in this prospectus.  The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs.  Our actual results could differ materially from those discussed in the forward-looking statements.  Factors that could cause or contribute to those differences include those discussed below and elsewhere in this prospectus, particularly in the “Risk Factors” section.

Overview

We seek to acquire, explore, develop, and exploit natural resource properties with extensive reserves of precious metals, including gold, silver, platinum, and palladium, as well as base metals, including copper, zinc, lead and molybdenum. The Company’s business plan is based on the Generative Business Model, which is designed to leverage our mining properties and mineral claims into near-term income streams even during the earliest stages of exploration.  This is accomplished by entering into sales, joint-venture, and/or option contracts with other mining companies, for which the Company generates income through payments in cash, stock, and other consideration.

We are an exploration stage company and there is no assurance that a commercially viable mineral deposit exists on any of our properties. Further exploration will be required before any final evaluation as to the economic viability and feasibility of any of our mining projects can be determined.

On July 1, 2011 we acquired Ruby Gold, Inc. and the Ruby Mine. The Ruby Mine is an underground placer and lode mine located between Downieville and Forest City, in Sierra County, California.  With the exception of the Ruby Mine, we currently do not control any properties with active or imminent mining operations in the United States. Work commenced at the Ruby Mine during Q4 2011 to rehabilitate the Ruby Tunnel and renovate the infrastructure.  The initial phase of this work was completed in the third quarter of 2013 with the restoration of natural air flow throughout the extent of the Ruby tunnel and the reopening of the tunnel for a full mile to restore access to the Black Channel and the Big Bend mining targets. Mill renovation has been completed, and the wash plant is fully operational as of the date of this prospectus.  While bulk sampling has begun, there is no guarantee that mining activities will continue, or that our mining activities will be successful. As of June 30, 2014, construction and renovation costs directly related to the Ruby tunnel rehab and excluding acquisition, depreciation, and regulatory expenses totaled $1,805,171.

With the exception of the Fraser River Project, we currently do not control any properties with active or imminent mining in Canada. Mining activities commenced at the Fraser River Project on October 23, 2012, to begin the excavation of test pits. Operations were suspended for the winter in December, 2012. A new permit was subsequently applied for and was issued in July 2013. Mining activities are currently on hold pending completion of a Heritage Impact Assessment requested by the Province of British Columbia. This survey is expected to be completed in Q4 2014. There is no guarantee that commercial production will begin at the Fraser River Project, or that our mining activities will be successful

On Nov 19, 2012, the Company announced TSX approval of a previously announced option agreement with Caribou King Resources Ltd..on the Company's Willa Claims in southeastern British Columbia.  Under the agreement, Caribou may earn up to a 100% interest in the Willa Claims by making aggregate payments to North Bay of $232,500 USD in cash and issuing 1,000,000 shares of Caribou common stock. Of the aggregate payments, $7,500 in cash and 500,000 shares are due upon receipt of regulatory acceptance of the Agreement by the TSX Venture Exchange, which is now effective, $50,000 cash and 500,000 shares are due upon the first anniversary of the Agreement, and a $175,000 cash payment is due upon the second anniversary of the Agreement. In addition to the consideration received, North Bay shall be granted a royalty equal to 2% of net smelter returns ("NSR"). At any time up to the commencement of commercial production, Caribou may purchase one-half of the royalty (i.e., 1%) in consideration of $1,000,000 USD payable to North Bay, such that North Bay will then retain a 1% royalty. As of December 31, 2013 and the date of this prospectus, Caribou has defaulted on the agreement and forfeited any and all rights, thereby returning 100% control and ownership of the Willa to the Company.

As of June 30, 2014 and June 30, 2013, gains from joint-venture agreements totaled $0 and $0, respectively.  As of June 30, 2014 and June 30, 2013, cash gains from claim sales totaled $0 and $113,499, respectively.  As per GAAP, these revenues have been classified as “Other Income”. Top-line revenue is reserved for when we begin actual mining operations and begin generating revenue from mine production.

As of December 31, 2011, the Company had a Memorandum of Understanding (“MOU”) with Devlin's Bench Mining Ltd and P. Wright Contracting Ltd (“PWC”) to engage in a joint-venture on the Company’s Fraser River Platinum project.  Subsequent to December 31, 2011, the MOU was amended to include a second joint-venture on the Company’s Monte Cristo property.  As of the date of this prospectus, a definitive agreement has not yet been executed. Under the terms of the MOU, a definitive agreement will be signed within 60 days of formal permit approval by the British Columbia Ministry of Mines and the local First Nations governments.  A mining permit for the Fraser River Project was issued on June 25, 2012, but as of the date of this prospectus a definitive agreement with PWC has not yet been signed.  As of the date of this prospectus, the Company continues to own and control 100% of the project. During 2013, the joint venture with PWC was terminated and the Company executed a definitive joint-venture agreement for mining operations on Fraser River Project with Solid Holdings Ltd. (“Solid”), a private company domiciled in British Columbia and based in Houston, BC. The terms of the agreement call for Solid to provide all equipment, personnel, and related expenditures required to initiate and sustain mining operations at the Fraser River Project JV. The Company will be responsible for maintaining the property in good standing and securing the permits required for mining operations to proceed. The Company will retain 100% ownership of the property, and will be paid a 20% net smelter royalty (“NSR”) on all metals recovered from operations, with Solid retaining 100% of the net profits following payment of the aforementioned NSR. Solid will be deemed the project operator, and will be responsible for the day-to-day operations.

On January 9, 2014, the Company and our wholly-owned subsidiary, Ruby Gold, Inc. ("RGI"), executed a definitive joint-venture agreement (the “Ruby JV Agreement”), with regard to the mining and exploitation of the Ruby Mine in Sierra County, California (the "Ruby").  Under the terms of the Ruby JV Agreement, the Company will fund Ruby through loans, as needed, to maintain the property and operations thereof.  RGI will remain the owner and operator of Ruby, and the Company shall be apportioned a 50% interest of net income distribution from Ruby once all debt has been extinguished.

On July 15, 2014, the Company executed a mineral property option agreement with Ximen Mining Corp. ("Ximen"), a Canadian issuer listed on the TSX Venture Exchange,  pursuant to which Ximen may earn up to a 100% interest in the Registrant's “Brett West” and “Bouleau Creek” mineral claims (the “Brett West Claims”) in southeastern British Columbia.  Under the terms of Agreement, Ximen may earn up to a 100% interest in the Brett West Claims by making aggregate payments to North Bay of USD $600,000, consisting of $300,000 in cash and issuing $300,000 in shares of Ximen common stock.  Of the aggregate payments, $100,000 in cash and $100,000 in stock are due upon receipt of regulatory acceptance of the agreement by the TSX Venture Exchange, and equal payments of $50,000 cash and $50,000 in shares of Ximen stock are each due upon the 1st, 2nd, 3rd, and 4th 6-month anniversaries of the Agreement.  This regulatory approval has been received, and the initial consideration has been paid, including 217,391 shares of Ximen common stock at a market value on issuance of $0.46 per share.

With the exception of the Ruby Mine and the Fraser River Project, we currently do not control any properties with active or impending mining underway. The Ruby Mine has begun work to rehabilitate the Ruby tunnel and has initiated bulk sampling, and the Fraser River Project has begun initial test pit excavations, but there is no guarantee yet that commercial production of gold can commence.

As of June 30, 2014, we own the mineral rights to 186 mining claims in British Columbia encompassing an aggregate of 40,175 acres (16,265 hectares).  This is a snapshot in time, and the number may be quite different six months or one year from now. The Company has a very active exploration program in place, which on a daily basis will add new claims, drop or reduce the size of others, and maintain the rest.  All of our claims are under constant review, and may be decreased or further increased at any time, depending on the constant re-evaluation of our present holdings, and the availability of new opportunities in the future as other claims of merit become available for acquisition. Our mineral property acquisition costs are capitalized, and our mineral property exploration costs are expensed as incurred.  When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. To date the Company has not established any reserves on its claims.  Our acquisition of any mining claim in British Columbia conveys the mineral or placer rights for mining-related purposes only, and while our rights allow us to use the surface of a claim for mining and exploration activities, our claims do not convey any other surface, residential or recreational rights to the Company.  Additionally, our right to extraction is not absolute, as any mechanized extraction work on claims in BC requires additional permits and possibly conversion of our claims to mining leases, the approval of which is not guaranteed.  Based on the limitations of our claims and unproven reserves, all capitalized costs on our claims in British Columbia were expensed as of June 30, 2014.

We currently generate income from claim sales and joint-venture agreements.  When we sell a claim, we capture near-term income, but forego any possibility of a future revenue stream.  When we enter into a joint-venture, we receive near-term income as well as a commitment for future revenue, but since the joint-venture partner has the option to withdraw at any time, we cannot project revenue from a joint-venture into the future.  However, should a joint-venture partner withdraw, we still retain control of the asset, and can therefore enter into another joint-venture with another partner, develop the property ourselves, or else elect to sell the claims.

We expect to generate near-term income growth through claim sales and joint-venture activities. However, there is no assurance that the Company can successfully secure new joint-venture partnerships on terms that are satisfactory to the Company.

We expect to generate long-term revenue from our acquisition of the Ruby Mine, through the acquisition of additional mines, and by the development of our properties, either independently or through joint-venture partners, into operating mines.  There is no assurance that these efforts will be successful, or that the projects will be economically viable.

Going Concern

Our consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has generated modest revenues since inception and has never paid any dividends and is unlikely to pay dividends. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploration of economically recoverable reserves in its resource properties, confirmation of the Company’s interests in the underlying properties, and the attainment of profitable operations. The Company has had very little operating history to date. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

We have experienced recurring net losses from operations, which losses have caused an accumulated deficit of $16,595,148 as of June 30, 2014. In addition, we have a working capital deficit of $3,295,570 as of June 30, 2014. We had a net loss of $1,059,995 for the six months ended June 30, 2014, and we had net losses of $2,059,305 and $2,119,706 for the years ended December 31, 2013 and 2012, respectively. These factors, among others, raise substantial doubt about our ability to continue as a going concern. If we are unable to generate profits and are unable to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply or cease operations altogether. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis to retain our current financing, to obtain additional financing, and, ultimately, to attain profitability. Should any of these events not occur, we will be adversely affected and we may have to cease operations.

As of December 31, 2013 the accumulated deficit attributable to CEO stock awards, including previous management, and valued according to GAAP, totals $2,558,535 since inception in 2004. As of December 31, 2013 the accumulated deficit attributable to CEO compensation is $820,474 in deferred compensation.  This reflects the total amounts unpaid as per the management agreement with The PAN Network dating back to January 2006, less any amounts actually paid or forgiven since 2006.  These totals are non-cash expenses which are included in the accumulated deficit since inception. Actual CEO compensation paid in cash over the course of the seven years since 2006 consists of $10,000 in 2006, $50,764 in 2007, $23,139 in 2008, $29,979 in 2009, $21,988 in 2010, $90,000 in 2011, $116,000 in 2012, and $100,000 in 2013. These cash expenditures are also included in the accumulated deficit.

The ongoing execution of our business plan is expected to result in operating losses over the next twelve months. Management believes it will need to raise capital through loans or stock issuances in order to have enough cash to maintain its operations for the next twelve months. There are no assurances that we will be successful in achieving our goals of obtaining cash through loans, stock issuances, or increasing revenues and reaching profitability.

In view of these conditions, our ability to continue as a going concern is dependent upon our ability to meet our financing requirements, and to ultimately achieve profitable operations. Management believes that its current and future plans provide an opportunity to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that may be necessary in the event we cannot continue as a going concern.

Summary of Significant Accounting Policies

Revenue Recognition

The company has recognized no mining revenue to date. In the future mining revenue will be recognized according to the policy described below.

Revenue is recognized when the following conditions are met:

(a) persuasive evidence of an arrangement to purchase exists;
(b) the price is fixed or determinable;
(c) the product has been delivered; and
(d) collection of the sales price is reasonably assured.

Under the terms of concentrate sales contracts with third-party smelters, final prices for the gold, silver, zinc, copper and lead in the concentrate are set based on the prevailing spot market metal prices on a specified future date based on the date that the concentrate is delivered to the smelter. The Company records revenues under these contracts based on forward prices at the time of delivery, which is when transfer of legal title to concentrate passes to the third-party smelters. The terms of the contracts result in differences between the recorded estimated price at delivery and the final settlement price. These differences are adjusted through revenue at each subsequent financial statement date.

Mineral Property Costs

Mineral property acquisition costs are capitalized upon acquisition. Mineral property exploration and improvement costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven or probable reserves, the costs incurred to develop such property are capitalized. To date the Company has not established any proven or probable reserves on its mineral properties.

The Company reviews long-lived assets for indicators of impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. If the review indicates that the carrying amount of the asset may not be recoverable, the potential impairment is measured based on a projected discounted cash flow method using a discount rate that is considered to be commensurate with the risk inherent in the Company's current business model. For purposes of recognition and measurement of an impairment loss, a long-lived asset is grouped with other assets at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets.

Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on the differences between the financial reporting basis and the tax basis of the assets and liabilities, and are measured using enacted tax rates that will be in effect when the differences are expected to reverse.

The Company adopted the provisions of the FASB interpretation related to accounting for uncertainty in income taxes, which seeks to reduce the diversity in practice associated with the accounting and reporting for uncertainty in income tax positions.  The Company believes it does not have any uncertain tax positions taken or expected to be taken in its income tax returns.

Fair Value of Financial Instruments

The Company adopted the FASB standard related to fair value measurement at inception. The standard defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. The standard applies under other accounting pronouncements that require or permit fair value measurements and, accordingly, does not require any new fair value measurements. The standard clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the standard established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows.

Level 1. Observable inputs such as quoted prices in active markets;

Level 2. Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and

Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company values its derivative instruments related to embedded conversion features and warrants from the issuance of convertible debentures in accordance with the Level 3 guidelines. For the three  month period ended June 30, 2014, the following table reconciles the beginning and ending balances for financial instruments that are recognized at fair value in these consolidated financial statements. The fair value of embedded conversion features that have floating conversion features and tainted common stock equivalents (warrants and convertible debt) are estimated using a Binomial Lattice model. The key inputs to this valuation model as of June 30, 2014, were: Volatility of 158% - 165%, inherent term of instruments equal to the remaining contractual term, quoted closing stock prices on valuation dates, and various settlement scenarios and probability percentages summing to 100%.

	Balance at December 31, 2013	New Issuances	Settlements	Changes in Fair Values	Balance at June 30, 2014
Level 3 –
Derivative liabilities from:
Conversion features – embedded derivative	$156,761	$550,343	$(160,703)	$(50,270)	$496,131
Conversion features – tainted equity	391,686	229,339	-	(491,658)	129,367
Warrants – tainted equity	148,201	-	-	(129,536)	18,665
	$696,648	$779,682	$(160,703)	$(671,464)	$644,163

Changes in the unobservable input values would likely cause material changes in the fair value of the Company’s Level 3 financial instruments. The significant unobservable input used in the fair value measurement is the estimation for probability percentages assigned to future expected settlement possibilities. A significant increase (decrease) in this distribution of percentages would result in a higher (lower) fair value measurement.

The following table presents assets and liabilities that were measured and recognized at fair value as of December 31, 2013 and the year then ended on a recurring basis:

				Total
				Unrealized
Description	Level 1	Level 2	Level 3	Gain
Available For Sale Securities	$22,500	$-	$-	$2,500
Totals	$22,500	$-	$-	$2,500

				Total
				Unrealized
Description	Level 1	Level 2	Level 3	Loss
Derivate Liability – Advances on Gold	$-	$22,223	$-	$22,223
Totals	$-	$22,223	$-	$22,223

The following table presents assets that were measured and recognized at fair value as of June 30, 2014:

				Total
				Unrealized
Description	Level 1	Level 2	Level 3	Loss
Available For Sale Securities	$10,500	$-	$-	$15,000
Totals	$10,500	$-	$-	$15,000

				Total
				Unrealized
Description	Level 1	Level 2	Level 3	Loss
Derivate Liability – Advances on Gold	$-	$5,556	$-	$-
Totals	$-	$5,556	$-	$-

The following schedule summarizes the valuation of financial instruments at fair value on a recurring basis in the balance sheets as of June 30, 2014 and December 31, 2013:

	Fair Value Measurements at June 30, 2014
	Level 1	Level 2	Level 3
Assets
Cash	$123,474	$-	$-
Certificates of Deposit	173,043
Total assets	296,517	-	-
Liabilities
Advance Gold Sales	-	4,955	-
Convertible notes	-	1,041,361	-
Note payable, Ruby	-	1,726,186	-
Notes payable, equipment	-	32,913	-
Total liabilities	-	2,805,415	-
	$296,517	$(2,805,415)	$-

	Fair Value Measurements at December 31, 2013
	Level 1	Level 2	Level 3
Assets
Cash	$133,873	$-	$-
Certificates of Deposit	172,880
Total assets	306,753	-	-
Liabilities
Advance Gold Sales	-	195,711	-
Convertible notes	-	836,858	-
Note payable, Ruby	-	1,832,638	-
Notes payable, equipment	-	41,687	-
Total liabilities	-	2,906,894	-
	$306,753	$(2,906,894)	$-

The fair values of our debts are deemed to approximate book value, and are considered Level 2 inputs as defined by ASC Topic 820-10-35.

There were no transfers of financial assets or liabilities between Level 1, Level 2 and Level 3 inputs for the six months ended June 30, 2014 or the year ended December 31, 2013.

The Company had no other assets or liabilities valued at fair value on a recurring or non-recurring basis for the six months ended June 30, 2014 or the year ended December 31, 2013.

Stock Based Compensation

Beginning January 1, 2006, the Company adopted the FASB standard related to stock based compensation. The standard requires all share-based payments to employees (which includes non-employee Directors), including employee stock options, warrants and restricted stock, be measured at the fair value of the award and expensed over the requisite service period (generally the vesting period). The fair value of common stock options or warrants granted to employees is estimated at the date of grant using the Black-Scholes option pricing model by using the historical volatility of comparable public companies. The calculation also takes into account the common stock fair market value at the grant date, the exercise price, the expected life of the common stock option or warrant, the dividend yield and the risk-free interest rate.

The Company from time to time may issue stock options, warrants and restricted stock to acquire goods or services from third parties. Restricted stock, options or warrants issued to other than employees or directors are recorded on the basis of their fair value, which is measured as of the date required by the Emerging Issues Task Force guidance related to accounting for equity instruments issued to non-employees. In accordance with this guidance, the options or warrants are valued using the Black-Scholes option pricing model on the basis of the market price of the underlying equity instrument on the “valuation date,” which for options and warrants related to contracts that have substantial disincentives to non-performance, is the date of the contract, and for all other contracts is the vesting date. Expense related to the options and warrants is recognized on a straight-line basis over the shorter of the period over which services are to be received or the vesting period.   As of June 30, 2014, no options or warrants have been issued for compensation and none are outstanding.  As of June 30, 2014, 20.5 million warrants have been issued and are outstanding in connection with the Ruby Mine Purchase Option Agreement executed on September 27, 2010.

Beneficial Conversion Feature

From time to time, the Company may issue convertible notes that may have conversion prices that create an embedded beneficial conversion feature pursuant to the Emerging Issues Task Force guidance on beneficial conversion features. A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of any attached equity instruments, if any related equity instruments were granted with the debt. In accordance with the guidance, the intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid in capital. The debt discount is amortized to interest expense over the life of the note using the effective interest method.

Deferred Financing Costs

Deferred financing costs include debt issuance costs primarily incurred by the Company as part of Convertible Note transactions. These amounts are capitalized to Deferred Financing Costs and amortized over the term of the note. Amortization is provided on a straight-line basis over the terms of the respective debt instruments to which the costs relate and is included in interest expense.  The difference between the straight line and effective interest methods is immaterial due to the short term nature of the convertible notes.

Accounting for Derivative Instruments

All derivatives have been recorded on the balance sheet at fair value based on the lattice model calculation. These derivatives, including embedded derivatives in the Company’s convertible notes which have floating conversion prices based on changes to the quoted price of the Company’s common stock and common stock equivalents tainted as a result of the derivative, are separately valued and accounted for on the Company’s balance sheet. Fair values for exchange traded securities and derivatives are based on quoted market prices. Where market prices are not readily available, fair values are determined using market based pricing models incorporating readily observable market data and requiring judgment and estimates.

Lattice Valuation Model

The Company valued the conversion features in their convertible notes and tainted warrants using a lattice valuation model, with the assistance of a valuation consultant. The lattice model values these instruments based on a probability weighted discounted cash flow model. The Company uses the model to develop a set of potential scenarios. Probabilities of each scenario occurring during the remaining term of the instruments are determined based on conversion prices relative to current stock prices, historic volatility, and estimates on investor behavior. These probabilities are used to create a cash flow projection over the term of the instruments and determine the probability that the projected cash flow will be achieved. A discounted weighted average cash flow for each scenario is then calculated and compared to the discounted cash flow of the instruments without the compound embedded derivative in order to determine a value for the compound embedded derivative.

Income/Loss Per Share of Common Stock

Basic net loss per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for the periods presented.  As of June 30, 2014 and December 31, 2013, there were 70,429,281 and 56,852,098 common stock equivalents outstanding, respectively.

Results of Operations for the Six months Ended June 30, 2014 Compared to Results of Operations for the Six months Ended June 30, 2013

Gains from Other Income.  For the six months ended June 30, 2014 and June 30, 2013, the Company’s other income related to mineral claim sales and other income from joint-ventures in British Columbia was $0 and $113,499, respectively. The Company has spent $6,480 and $10,950 in mineral property maintenance costs during each respective period in order to generate cash flows, consisting primarily of British Columbia claim registration and maintenance fees. The decrease is due to exploration expenditures that extended the good-until date of some of our principal properties for several years into the future that consequently reduced our total annual claim fees.

Operating Expenses.   For the six months ended June 30, 2014, the Company had operating expenses of $1,012,166, which included general and administrative expenses of $181,171 and mining property costs of $686,105.  Operating expenses for the six months ended June 30, 2013 were $507,621, which included general and administrative expenses of $161,728 and mining property costs of $226,540.  Our increase in operating expenses was mainly from exploration and construction costs at the Ruby Mine, and exploration expenditures incurred in British Columbia.

Net Loss.  For the six months ended June 30, 2014, we had a net loss of $1,059,995.  Our net loss for the six months ended June 30, 2013 was $1,375,324.  The decrease in our net loss was attributed primarily to a gain on derivative liability.

Results of Operations for the Three months Ended June 30, 2014 Compared to Results of Operations for the Three months Ended June 30, 2013

Gains from Other Income.  For the three months ended June 30, 2014 and June 30, 2013, the Company’s other income related to mineral claim sales and other income from joint-ventures in British Columbia was $0 and $0, respectively. The Company has spent $3,278 and $8,566 in mineral property maintenance costs during each respective period in order to generate cash flows, consisting primarily of British Columbia claim registration and maintenance fees. The decrease is due to exploration expenditures that extended the good-until date of some of our principal properties for several years into the future that consequently reduced our total annual claim fees.

Operating Expenses.   For the three months ended June 30, 2014, the Company had operating expenses of $546,937, which included general and administrative expenses of $86,289 and mining property costs of $401,360.  Operating expenses for the three months ended June 30, 2013 were $325,675, which included general and administrative expenses of $80,732 and mining property costs of $179,639.  Our increase in operating expenses was mainly from exploration and construction costs at the Ruby Mine, and exploration expenditures incurred in British Columbia.

Net Loss.  For the three months ended June 30, 2014, we had a net loss of $647,652.  Our net loss for the three months ended June 30, 2013 was $784,903.  The decrease in our net loss was attributed primarily to a gain on derivative liability.

Results of Operations for the Year Ended December 31, 2013 Compared to Results of Operations for the Year Ended December 31, 2012

Gains from Other Income.  For the twelve months ended December 31, 2013 and December 31, 2012, the Company’s  other income related to mineral claim sales and other income from joint-ventures in British Columbia was $243,499 and $37,000, respectively. The Company has spent $35,028 and $68,536 in mineral property maintenance costs during each respective period in order to generate cash flows, consisting primarily of British Columbia claim registration and maintenance fees. The decrease is due to claim sales that reduced our inventory of claims, and exploration expenditures that extended the good-until date of some of our principal properties for several years into the future that consequently reduced our total annual claim fees.

Operating Expenses.   For the year ended December 31, 2013, the Company had operating expenses of $1,412,211, which included general and administrative expenses of $342,469 and mining property costs of $847,496.  Operating expenses for the year ended December 31, 2012 were $1,124,691, which included general and administrative expenses of $339,524 and mining property costs of $591,926.  Our increase in operating expenses was mainly from rehabilitation and construction costs at the Ruby Mine, and exploration expenditures incurred in British Columbia.

Net Loss.  For the year ended December 31, 2013, we had a net loss of $2,059,305.  Our net loss for the year ended December 31, 2012 was $2,119,706.  The decrease in our net loss was attributed primarily to an increase in income from claim sales and a decrease in derivative liability charges.

Liquidity and Capital Resources

The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. Since its inception, the Company has been funded primarily by its founders, board members, employees and persons related to or acquainted with these, the sale of securities, and the issuance of debt. To remedy the current deficiency in our liquidity position, we will raise funds through our equity credit line established with Tangiers Investors, LP (see Exhibit 10.0 under Item 15 herein), additional equity offerings, strategic agreements with partner companies, and debt. We currently have no external sources of liquidity and internal sources (revenue from sales) are very limited. Excluding management fees, which are often deferred as-needed, the Company has required approximately $7,000 per month to maintain its mineral claims in British Columbia in good standing and pay general administrative expenses.   We believe these expenses can be maintained at present levels for the foreseeable future.  Going forward, as a fully-reporting company, we estimate it will cost an additional $2,500 to $5,000 per month in SEC compliance fees, consisting primarily of accounting, legal, and edgarization fees.  The Company believes it can generate enough revenue from claim sales and joint-ventures to cover these costs, and we believe we can rely on our equity credit line established with Tangiers to make up for any revenue shortfall.  If we cannot generate sufficient revenue or raise additional funds through equity, we may not be able to maintain our mineral claims or make timely filings with the SEC.

In FY 2014, our mortgage on the Ruby Mine property requires us to make payments in aggregate of $60,000 per month, consisting of $20,000 on the 1st of each month, and an additional $40,000 by the 20th day of each month. As of March 31, 2014, the balance due on the mortgage is $1,760,130. The Company believes it can rely on revenue from claims sales and joint ventures, and from loans and our equity credit line established with Tangiers to make up for any revenue shortfall.  If we cannot generate sufficient revenue or raise additional funds through equity or loans, we may not be able to maintain our mortgage on the Ruby Mine.

As of June 30, 2014, total current assets were $123,474, which consisted entirely of cash.  As of December 31, 2013, total current assets were $133,873, which consisted entirely of cash.

As of June 30, 2014 and December 31, 2013, our total current liabilities were $3,419,044 and $3,383,679, respectively. The net increase in current liabilities is primarily due to an increase in convertible debt.

We had a working capital deficit of $3,295,570 as of June 30, 2014, and a working capital deficit of $ 3,249,806 as of December 31, 2013.

During the six months ended June 30, 2014, operating activities used cash of $902,252 as compared to the six months ended June 30, 2013, where we used cash of $481,283 in operating activities. The increase in cash used by operating activities for the six months ended June 30, 2014 was due primarily to an increase in amortization of our debt discount and a change in derivative liability,

We had a net decrease in cash of $10,399 for the six months ended June 30, 2014. Cash flows financing activities represented the Company’s principal source of cash for the six months ended June 30, 2014. Cash flows from financing activities during the six months ended June 30, 2014 were $890,853, consisting primarily of proceeds from the issuance of stock and convertible debt. During the fiscal year ended December 31, 2013, we received $1,235,875 from financing activities, consisting primarily of proceeds from the issuance of stock and convertible debt.

On April 10, 2014, the Company issued a $44,000 Convertible Promissory Note (the “Note”) to Caesar Capital Group, LLC ("Caesar", or “the Lender”).  The Principal Sum due to the Lender includes a 10% Original Issue Discount ("OID").  The Note has a maturity date of twelve (12) months from the Effective Date, and accrues interest at 8% per annum. Unless the Note is prepaid in cash, the Lender has the right at its election upon maturity of the Note to convert all or part of the outstanding and unpaid Principal Sum and accrued interest (and any other fees) into shares of fully paid and non-assessable shares of common stock of the Registrant. The Note may be converted to shares of Common Stock of the Registrant at a conversion price of 70% of the lowest VWAP (volume weighted average price) of the shares of Common Stock during the five (5) consecutive Trading Day period immediately preceding the date of such conversion.  In connection with this transaction, a commission has been paid to Meyers and Associates, a registered broker-dealer, consisting of $4,000 in cash. The debt discount resulting from the derivative was valued on the date of grant to be $39,830 on the note. This value was recorded as a discount on debt and offset to derivative liability. In addition there was a $4,000 discount as a result of the principal owed ($44,000) exceeding the cash received ($40,000).  This resulted in a total discount to the Note principal of $43,830 including amortization of $9,633 as of June 30, 2014.  As of June 30, 2014, the principal balance due on this note was $44,772, which includes $772 in accrued interest.

On April 21, 2014, the Company issued a $55,000 Convertible Promissory Note (the “Note”) to WHC Capital, LLC ("WHC", or “the Lender”).  The Principal Sum due to the Lender includes a 10% Original Issue Discount ("OID").  The Note has a maturity date of twelve (12) months from the Effective Date, and accrues interest at 8% per annum. Unless the Note prepaid in cash, the Lender has the right at its election to convert all or part of the outstanding and unpaid Principal Sum and accrued interest (and any other fees) into shares of fully paid and non-assessable shares of common stock of the Company. The Note may be converted to shares of Common Stock of the Registrant at a conversion price of 70% of the arithmetic average of the two (2) lowest VWAPs (volume weighted average price) of the shares of Common Stock during the twenty-five (25) consecutive Trading Day period immediately preceding the date of such conversion.  No conversion can occur prior to 180 days from the Effective Date. In connection with this transaction, a commission has been paid to Carter Terry & Company, a registered broker-dealer, consisting of $4,000 in cash. The debt discount resulting from the derivative was valued on the date of grant to be $48,112 on the note. This value was recorded as a discount on debt and offset to derivative liability. In addition there was a $5,000 discount as a result of the principal owed ($55,000) exceeding the cash received ($50,000).  This resulted in a total discount to the Note principal of $48,112 including amortization of $10,024 as of June 30, 2014.  As of June 30, 2014, the principal balance due on this note was $55,928, which includes $928 in accrued interest.

On May 8, 2014, the Company issued a $280,000 Secured Convertible Promissory Note ("the Typenex Note", or the “Note”) to Typenex Co-Investment, LLC ("Typenex").  The Note carries a $25,000 original issue discount (the “OID”), as well as $5,000 in transaction fees. The interest rate on the Note is 10% per annum. The Note has a maturity date of thirteen (13) months from the Effective Date.  The Note is self-amortizing, such that it may be repaid in cash in eight (8) monthly installments of $35,000 plus accrued interest.  In lieu of cash payments, the Company may elect to convert the note to shares at 70% of the arithmetic average of the two (2) lowest VWAPs of the shares of Common Stock during the twenty (20) consecutive Trading Day period immediately preceding the date of such conversion.  In addition, the Company retains the option of pre-paying the Note at any time at an amount equal to 125% of the outstanding principal and the accrued and unpaid interest.  The initial tranche received from this transaction was $50,000. A second tranche of $50,000 was received on June 9, 2014. In connection with this transaction, a commission has been paid to Carter Terry & Company, a registered broker-dealer, consisting of $8,000 in cash. The debt discount resulting from the derivative was valued on the date of grant to be $60,147 on the first tranche, and $52,713 for the second tranche. This value was recorded as a discount on debt and offset to derivative liability. In addition there was a $10,000 discount as a result of the principal owed ($110,000) exceeding the cash received ($100,000).  This resulted in a total discount limited to the Note principal of $110,000 including amortization of $10,803 as of June 30, 2014.  As of June 30, 2014, the principal balance due on this note was $111,171, which includes $1,171 in accrued interest.

On May 9, 2014, the Company issued $34,000 Convertible Redeemable Notes ("the LG Note", or collectively “the Notes”) to LG Capital Funding, LLC ("LG", or “the Lender”).  The LG Note carries a 10% original issue discount (the “OID”), such that the outstanding balance upon issuance is $37,400. The LG Note has a maturity date of twelve (12) months from the Effective Date, and accrues interest at 5% per annum.   The Notes may be converted to shares of Common Stock of the Registrant at a conversion price of 70% of the arithmetic average of the two (2) lowest VWAPs (volume weighted average price) of the shares of Common Stock during the twenty-five (25) consecutive Trading Day period immediately preceding the date of such conversion.  No conversion can occur prior to 180 days from the Effective Date.  The initial tranche received from this transaction was $34,000, less $2,000 in legal fees, and a commission paid to Carter Terry & Company, a registered broker-dealer, consisting of $2,270 in cash. The debt discount resulting from the derivative was valued on the date of grant to be $32,024 on the note. This value was recorded as a discount on debt and offset to derivative liability. In addition there was a $3,400 discount as a result of the principal owed ($37,400) exceeding the cash received ($34,000).  This resulted in a total discount limited to the Note principal of $35,424 including amortization of $5,047 as of June 30, 2014.  As of June 30, 2014, the principal balance due was $37,666, which includes $266 in accrued interest.

Recent Material Developments

Commitments and Contingencies

During the second quarter of fiscal 2013, the Company discovered it had offered and sold certain shares of common stock without registration under the Securities Act of 1933 (the “Securities Act”), as amended, during the period from October 24, 2011 through April 25, 2013.  Pursuant to Section 10(a)(3) of the Securities Act, by the time our prospectus had been in use for 9 months from the effective date of January 24, 2011, the balance sheet date of the audited financial statement contained in our prospectus was more than 16 months old, and had not been refreshed to present our current financial statements within said prospectus. This inadvertent technical failure to update our prospectus according to Section 10(a)(3) of the Securities Act may have caused our prospectus to no longer be effective as of October 24, 2011. As a result, purchasers of these securities may have the right to rescind their purchases for an amount equal to the purchase price paid for the securities, plus interest from the date of purchase, limited to the unregistered shares purchased from the original seller and still held by the original purchaser. The federal Securities Act requires that any claim for rescission be brought within one year of reporting the violation. The time periods within which claims for rescission must be brought under state securities laws vary and may be two years or more from the transaction date. As of the date of this prospectus, approximately 10 million shares of our outstanding common stock are subject to possible rescission. The maximum potential liability as of June 30, 2014 and December 31, 2013 was $697,046 and $667,758, respectively. These amounts include interest at 10% per annum from the date of the respective purchases. Due to the shares being redeemable by the holder since their inception, the shares are required to be classified outside of permanent equity on the balance sheet. Since redemption is uncertain and outside of the Company’s control the shares are classified within the mezzanine section of the balance sheet at their respective redemption values. Any differences between the cash received and the redemption value was recorded to additional paid in capital. Interest of 10% is being accrued on the values and is recorded through additional paid in capital consistent with the appropriate accounting guidance covering the accounting treatment of mezzanine instruments.

Recent Developments

On January 15, 2014, the Company announced that the Board of Directors has approved a plan to spinoff the Company's wholly-owned subsidiary, Ruby Gold, Inc. ("RGI") as a separate independent company.

On February 18, 2014, Ruby Gold, Inc., our wholly-owned subsidiary announced that it has appointed Mr. William S. Watters, P.E., as the RGI's Chief Operating Officer and Ruby Mine Manager, effective March 3, 2014.

On March 7, 2014, the Company announced that the new Ruby Mine Manager has ordered that test mining in the White Channel be suspended, drilling of new targets elsewhere in the Ruby Tunnel will proceed forward, and the work to complete the Big Bend Raise into the Black Channel will be accelerated to complete this task as soon as possible.

On March 12, 2014, the Company announced that the registration statement on Form 10 filed by RGI in January has been withdrawn and would soon be replaced with a registration statement on Form S-1.  The Company also announced our intention to distribute 120 million shares of RGI to North Bay shareholders as a special stock dividend.  This amounts to 40% of the issued and outstanding shares of RGI common stock currently held by North Bay.

On March 18, 2014, the Company announce that the Company has engaged the firm of Golder Associates Ltd. to conduct a Heritage Impact Assessment ("HIA") on our Fraser River Project near Lytton, British Columbia. The survey work began in April 2014, and is expected to be completed in Q3, 2014.

On April 9, 2014 the Company announced it acquired the previously abandoned Carson Mine through the staking of new claims adjacent to the northern border of the Ruby Mine property in Sierra County, California. The Company has also staked additional claims near the Ruby Adit to cover in its entirety the Discovery Channel, a new previously unknown channel that was identified as a direct result of a recent gravity survey and geological mapping.

On June 5, 2014, our wholly-owned subsidiary Ruby Gold, Inc. announced that it has engaged Taurus Drilling LLC ("Taurus") of Lake Havasu City, Arizona, to complete the drilling of nearby mining targets at the Ruby Mine in Sierra County, California. The drilling commenced on June 9, 2014.

On July 8, 2014, the Company announced the our summer drilling program resulted in the discovery of a previously unknown gold bearing channel directly above the Ruby Adit, now known as the South Terrace.  Construction of a raise to reach the South Terrace commenced in late July, and is ongoing.

On August 28, 2014, the Company reported that mining in the Black Channel had begun.

On September 18, 2014, the Company reported that an aggregate of 2.1 ounces of the initial specimen gold produced from the Ruby Mine has recently been sold at prices up to 50% above the spot price of gold on the date of sale.

On October 3, 2014, the Company reported that the South Terrace raise had encountered bad ground and was deemed to be unsafe for use.  Construction of a new raise was initiated 100 feet downstream to reach the South Terrace in an area with more stable ground.

On October 6, 2014, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Amendment”) which increased the Company’s authorized shares of common stock from 500,000,000 shares, par value $0.001 per share, to 1,500,000,000 shares, par value $0.0001 per share.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Recent Accounting Pronouncements

Disclosures about Reclassification Adjustments out of Accumulated Other Comprehensive Income

In July 2013, the FASB issued ASU No. 2013-11 Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit when a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists (“ASU No. 2013-11”). This pronouncement provides explicit guidance on the financial statement presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. This pronouncement is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2013. The Company will adopt the provisions of ASU No. 2013-11 on January 1, 2014. We do not anticipate the provisions of ASU No. 2013-11 to have a material impact on to the Company’s condensed consolidated financial statements.

In February 2013, the Financial Accounting Standards Board (“FASB”) issued an accounting standards update which added new disclosure requirements for items reclassified out of accumulated other comprehensive income. The update required entities to disclose additional information about reclassification adjustments, including changes in accumulated other comprehensive income balances by component and significant items reclassified out of accumulated other comprehensive income. The update became effective for us in the first quarter of 2013. This update had no material impact on our financial statements.
Testing Indefinite-Lived Intangible Assets for Impairment

In July 2012, the FASB issued an accounting standards update which provided, subject to certain conditions, the option to perform a qualitative, rather than quantitative, assessment to determine whether it is more likely than not that the fair value of an indefinite-lived intangible asset is less than its carrying amount. The update became effective for us in the first quarter of 2013. This update had no material impact on our financial statements.

DESCRIPTION OF PROPERTY

Our principal offices are located at 2120 Bethel Road, Lansdale PA 19446. The property is a suite containing approximately 600 square feet on a 5.5-acre complex owned by the Company’s Chief Executive Officer. The property is provided by way of a management agreement with The PAN Network, which bundles the office space along with other general administrative services, including the services of our Chief Executive Officer, with a commitment of $18,000 per month.  The term of the agreement is one year, and automatically renews annually on January 1 of each year unless otherwise terminated by either party.  Any fees unpaid automatically accrue to deferred compensation.  The PAN Network maintains fire and casualty insurance on the property in an amount deemed adequate by management. We believe our current location is adequate for our current business and will serve our near term needs for office space.

Our ownership interest in each of our mining properties is described above under “Description of Business.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In August 2009, the Board of Directors approved and the Company executed a management agreement with The PAN Network, a private business management and consulting company wholly-owned by the Company’s Chief Executive Officer.  The agreement is in consideration of $18,000 per month, and calls for PAN Network to provide (a) office and board room space, including reception, utilities, landline phone/fax, computers, copiers, projectors, and miscellaneous services; (b) financial services, including accounting, corporate filing and bookkeeping; (c) project and administrative services; (d) resource targeting, acquisition, development and management services; (e) marketing services, communications, marketing materials management, and writing services; (f) strategic planning, milestone management and critical path analysis; and (g) online services, including web site hosting, web site design, web site maintenance, and email services.   The agreement includes Mr. Leopold’s salary of $15,000 per month, which will accrue entirely to deferred compensation during any period in which the commitment remains unpaid.  The term of the agreement is one year, and automatically renews annually on January 1 each year unless otherwise terminated by either party. During the year ended December 31, 2013, $100,000 of the amount due was paid in cash, and $116,000 accrued to deferred compensation.  On December 9, 2013, the Company issued five million (5,000,000) shares of common stock to our Chief Executive Officer  to reduce the aggregate amount of deferred compensation owed to him by $180,000.  The shares were valued at the closing market price of our common stock on the date of issuance.

During the twelve month period ended December 31, 2012, all 100,000 outstanding shares of the Series G Convertible Preferred that were previously issued to Mr. Leopold in August 2009 were cancelled at the request of and consent of Mr. Leopold, the sole shareholder of the class.  Subsequent to the cancellation of said shares, a Certificate of Elimination of the Series G Convertible Preferred Stock was filed with the Secretary of State of the State of Delaware to eliminate entirely the Series G Convertible Preferred stock designation from our Articles of Incorporation.

During the twelve month period ended December 31, 2013, director Fred Michini was paid $10,000 in director fees, which was paid as 277,778 shares of stock valued at the closing market price of our common stock on the date of issuance.

There are no other related party transactions other than the above listed transaction.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Stock is currently traded on the OTC Pink market, under the symbol NBRI.

The following table sets forth, for the periods indicated, the high and low bid prices of the Company's Common Stock traded on the OTCBB and OTCQB for the fiscal years ended December 31, 2013, and December 31, 2012, and the OTC Pink market as of the date of this prospectus. The quotations are split-adjusted and reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

	Common Stock
Fiscal Year 2014	High	Low
First Quarter	$0.051	$0.020
Second Quarter	$0.033	$0.01
Third Quarter	$0.015	$0.0022
Fourth Quarter (through October 8, 2014)	$0.0025	$0.0012

	Common Stock
Fiscal Year 2013	High	Low
First Quarter	$0.13	$0.03
Second Quarter	$0.12	$0.03
Third Quarter	$0.095	$0.04
Fourth Quarter	$0.065	$0.028

	Common Stock
Fiscal Year 2012	High	Low
First Quarter	$0.14	$0.075
Second Quarter	$0.10	$0.052
Third Quarter	$0.11	$0.055
Fourth Quarter	$0.074	$0.041

Holders. As of the date of this prospectus, our common stock was held by approximately 1,786 stockholders, reflecting stockholders of record or persons holding stock through nominee or street name accounts with brokers.

Dividends.  We have never declared or paid a cash dividend. There are no restrictions on the common stock or otherwise that limit our ability to pay cash dividends if declared by the Board of Directors. We do not anticipate declaring or paying any cash dividends in the foreseeable future.

On December 2, 2013, the Board of Directors authorized the spinoff of our wholly-owned subsidiary, Ruby Gold, Inc. (“RGI”) as a separate and independent public company.  Once the spinoff is complete, the Company intends to issue a special stock dividend based on a ratio yet to be determined. Shareholders who are eligible to receive such stock dividend will be holders of common stock of North Bay as of the record date, which has yet to be set by the Board of Directors of the Company. On January 14, 2014, RGI filed a registration statement on Form 10 with the SEC to initiate said spinoff.  After the RGI registration statement on Form 10 is deemed effective, the Board of Directors of the Company intends to then determine the date and ratio for the distribution of shares from the spin-off and a news release announcing the record date will be issued at that time. Other than the authorization for said spinoff by our Board of Directors and the Board of RGI, there are no agreements, formal or otherwise, in place between the respective companies, any affiliate of either company, or any other parties governing the spinoff, and no shareholder approvals are required. On March 10, 2014, RGI withdrew the Form 10 after discussions with the SEC and subsequently filed a registration statement on Form S-1on May 1, 2014, to register 120 million shares of RGI as the stock dividend to be issued to our shareholders in the spinoff, which amounts to 40% of the issued and outstanding shares of RGI common stock currently owned by North Bay.   As of the date of this prospectus, RGI’s registration statement is not yet effective, no determination has yet been made as to whether or not the stock dividend will be tax-free, there has been no further determination as to when the spinoff and stock dividend distribution might be completed, and there is no guarantee that it will be completed.

The Securities Enforcement and Penny Stock Reform Act of 1990

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our shares are currently subject to the penny stock rules.

A purchaser is purchasing penny stock which limits the ability to sell the stock. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•
contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;

•	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

•	contains a toll-free telephone number for inquiries on disciplinary actions;

•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

•	The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

•	the bid and offer quotations for the penny stock;

•	the compensation of the broker-dealer and its salesperson in the transaction;

•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements have the effect of reducing the trading activity in the secondary market for our stock. Thus, stockholders may have difficulty selling their securities.

Securities Authorized for Issuance Under Equity Compensation Plans

None.

Transfer Agent

Our transfer agent is Colonial Stock Transfer Co., Inc., 66 Exchange Place, Salt Lake City, UT  84111, phone number (801) 355-5740.

Issuer purchase of equity securities

There were no issuer purchases of securities during the period covered by this report.

EXECUTIVE COMPENSATION

The Company accrued or paid compensation to the Chief Executive Officer for services rendered to the Company in all capacities during the fiscal years shown in the Summary Compensation Table below. Deferred compensation accrued in 2013 and 2012 was $116,000 and $100,000.  These amounts represent the total deferred compensation of $216,000 expensed during each period, less $100,000 and $116,000 actually paid or settled in 2013 and 2012, respectively, as per the management agreement with The PAN Network, a private business management and consulting company wholly-owned by the Company’s Chief Executive Officer.  The agreement is in consideration of $18,000 per month.  The agreement includes Mr. Leopold’s base salary of $15,000 per month, and accrues entirely to deferred compensation during any period in which the commitment remains unpaid, which would be $216,000 in total deferred compensation annualized if no payments were made during the year.

Overview

The following is a discussion of our program for compensating our named executive officers and directors. Currently, we do not have a compensation committee, and as such, our Board of Directors is responsible for determining the compensation of our named executive officers.

Compensation Program Objectives and Philosophy

The primary goals of our policy of executive compensation are to attract and retain the most talented and dedicated executives possible, to assure that our executives are compensated effectively in a manner consistent with our strategy and competitive practice.

The Board of Directors considers a variety of factors in determining compensation of executives, including their particular background and circumstances, such as their training and prior relevant work experience, their success in attracting and retaining savvy and technically proficient managers and employees, increasing our revenues, broadening our product line offerings, managing our costs and otherwise helping to lead our Company through a period of rapid growth.

In the future, we expect that our Board of Directors will form a compensation committee charged with the oversight of executive compensation plans, policies and programs of our Company and with the full authority to determine and approve the compensation of our chief executive officer and make recommendations with respect to the compensation of our other executive officers. We expect that our compensation committee will continue to follow the general approach to executive compensation that we have followed to date, rewarding superior individual and Company performance with commensurate cash compensation.

Elements of Compensation

Our compensation program for the named executive officers consists primarily of base salary and a non-qualified deferred compensation plan. There is no retirement plan, long-term incentive plan or other such plans, although Mr. Leopold’s agreement has a bonus plan, subject to the Board’s discretion. The Company is an exploration stage company with limited revenue. As such, we have not yet obtained a consistent revenue stream with which to fund employee salaries and bonus plans. The base salary we provide is intended to equitably compensate the named executive officers based upon their level of responsibility, complexity and importance of role, leadership and growth potential, and experience.

Base Salary

We have deferred salary compensation for our CEO, Mr. Perry Leopold.   Mr. Leopold’s services are provided under an agreement with PAN Network, a private business management and consulting company wholly-owned by the Company’s Chief Executive Officer.  The agreement is in consideration of $18,000 per month.  The agreement includes Mr. Leopold’s base salary of $15,000 per month, and accrues entirely to deferred compensation during any period in which the commitment remains unpaid. Although the Company has had an accumulated deficit in the previous year of operations, Mr. Leopold’s salary is set pursuant to an agreement that the Company has entered into with the PAN Network. Our named executive officers receive base salaries commensurate with their roles and responsibilities. Base salaries and subsequent adjustments, if any, are reviewed and approved by our Board of Directors annually, based on an informal review of relevant market data and each executive’s performance for the prior year, as well as each executive’s experience, expertise and position. The base salaries paid to our named executive officers are reflected in the Summary Compensation Table below.

Non-Qualified Deferred Compensation

The Company has adopted an unfunded Non-Qualified Deferred Compensation Plan to recognize unpaid compensation owed to our Chief Executive Officer  Under this Plan, the Company is not required to reserve funds for compensation, and is only obligated to pay compensation when and if funds are available.  Any amounts due but unpaid automatically accrue to deferred compensation. The Plan has the option to be renewed annually at the discretion of the Company. While unfunded and non-recourse, for compliance with GAAP this is disclosed as an accrued expense on the balance sheet.  As of December 31, 2013 and 2012, the outstanding balance of the Plan is $820,474 and $884,474, respectively.  There is no accrued interest associated with the Plan.

In 2007, 2008, and 2009, our Chief Executive Officer was awarded restricted stock bonuses in recognition of the Company’s inability to provide cash compensation. These restricted stock bonuses were in addition to, and not in lieu of, the deferred base salary compensation.  The value of common shares was based on the market closing price on the day of issuance. The value of preferred shares was valued according to the closing price of the common stock the preferred shares were convertible into on the day of issuance, plus the value of the control premium from voting rights assigned to certain preferred share issuances. The valuations of these issuances are shown below:

Date	Type of Stock	Number of Shares	Value
2/12/2007	Preferred (I)	100	$101,000
2/9/2007	Common	250,000	$31,250
12/21/2007	Common	10,000,000	$900,000
12/16/2008	Common	2,500,000	$50,000
8/11/2009	Preferred (A) (G)(1)	4,100,000	$253,785

There were no stock awards or bonuses of any kind to our Chief Executive Officer in 2010, 2011, 2012 or 2013.  In 2011 and again in 2013, Mr. Leopold elected to reduce the amount of deferred compensation owed to him by $180,000 through the issuance of 2 million and 5 million shares of stock, respectively.  These transactions are considered a purchase, and shares were valued as of the closing market price on the day of issuance.

(1)On July 25, 2012, all 100,000 outstanding shares of the Series G Convertible Preferred that were previously issued to Mr. Leopold in August 2009 were cancelled at the request of and consent of Mr. Leopold, the sole shareholder of the class.  Subsequent to the cancellation of said shares, a Certificate of Elimination of the Series G Convertible Preferred Stock was filed with the Secretary of State of the State of Delaware to eliminate entirely the Series G Convertible Preferred stock designation from our Articles of Incorporation.

Employment Agreements

During 2009, the Board of Directors approved and the Company executed a management agreement with The PAN Network, a private business management and consulting company wholly-owned by the Company’s Chief Executive Officer.  The agreement is in consideration of $18,000 per month, and calls for PAN to provide (a) office and board room space, including reception, utilities, landline phone/fax, computers, copiers, projectors, and miscellaneous services; (b) financial services, including accounting, corporate filing and bookkeeping; (c) project and administrative services; (d) resource targeting, acquisition, development and management services; (e) marketing services, communications, marketing materials management, and writing services; (f) strategic planning, milestone management and critical path analysis; and (g) online services, including web site hosting, web site design, web site maintenance, and email services. The agreement includes Mr. Leopold’s salary of $15,000 per month, which will accrue entirely to deferred compensation during any period in which the commitment remains unpaid.  The term of the agreement is one year, and automatically renews annually on January 1 each year unless otherwise terminated by either party.

Retirement Benefits

Currently, we do not provide any Company sponsored retirement benefits to any employee, including the named executive officers.

Prerequisites

Historically, we have not provided our named executive officers with any perquisites and other personal benefits. We do not view perquisites as a significant element of our compensation structure, but do believe that perquisites can be useful in attracting, motivating and retaining the executive talent for which we compete. It is expected that our historical practices regarding perquisites will continue and will be subject to periodic review by our Board of Directors.

The following table sets forth the compensation paid to our chief executive officer for each of our last two completed fiscal years. No other officer received compensation greater than $100,000 for either fiscal year.

Summary Compensation Table

Name and Position	Year	Salary ($) (2)	Bonus ($)	Stock Awards ($) (1)	All Other Compensation ($)(3)	Total ($)
Perry Leopold	2013	180,000	-	-	36,000	216,000
Chief Executive Officer	2012	180,000	-	-	36,000	216,000

(1)
The values shown in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the 2013 and 2012 fiscal years for the aggregate grant date fair value of stock awards granted in such periods in accordance with FASB ASC Topic 718.

(2)
The base salary for Mr. Leopold is included in the management agreement with The PAN Network of $18,000 per month, all of which accrues to deferred compensation in the event it is unpaid when due each month.

(3)
All Other Compensation includes additional consideration due to the management contract with The PAN Network, which is wholly-owned by Mr. Leopold.  This agreement is for $18,000 per month, which includes Mr. Leopold’s base salary of $15,000 per month.

COMPENSATION OF DIRECTORS

Director Compensation for Year Ended December 31, 2013

The following table sets forth with respect to the named director, compensation information inclusive of equity awards and payments made in the year ended December 31, 2013.

Name	Fees Earned or Paid in Cash or Stock ($)		Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Perry Leopold		--	--	--	--	--	--	--
Fred Michini	$		-	--	--	--	10,000(2)	$10,000
———————
(1)	Mr. Leopold did not receive any compensation in his capacity as director for the Company in the year ended December 31, 2013.
(2)	Mr. Michini received Director Fees of $10,000 during the year ended December 31, 2013 and which was paid in stock.

Compensation Committee Interlocks and Insider Participation

We did not have a compensation committee during the year ended December 31, 2013. During the fiscal year ended December 31, 2013, none of our executive officers served on the Board of Directors of any entities whose directors or officers serve on our Board of Directors.

Outstanding Equity Awards at Fiscal Year-end.

There were no outstanding equity awards to our executive officers in the most recent fiscal year ended December 31, 2013.

Standard Director Compensation Arrangement

We do not have a standard compensation arrangement for directors.

Stock Option Exercised

There were no stock options exercised on common shares in fiscal year 2013, with respect to the named executives listed in the Summary Compensation Table.

Expense Reimbursement

We will reimburse our officers and directors for reasonable expenses incurred during the course of their performance.

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
UNAUDITED CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2014 AND DECEMBER 31, 2013

	Jun 30, 2014	Dec 31, 2013

ASSETS
Current Assets
Cash	$123,474	$133,873
Total Current Assets	123,474	133,873

Other Assets
Certificates of Deposit	173,043	172,880
Prepaid Expenses	57,373	57,373
Deferred Financing Costs, net	54,777	22,966
Mining Claims – Unproved	1,795,780	1,797,488
Property, Plant & Equipment, net of accumulated depreciation	553,142	608,038
Available For Sale Securities	10,000	22,500
Reclamation Bond – Fraser River	5,000	5,000
Total Other Assets	2,649,115	2,686,245
TOTAL ASSETS	$2,772,589	$2,820,118

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$45,299	$41,611
Accrued Expenses - Related Party	881,474	820,474
Accrued Interest	153,815	101,366
Convertible notes payable (net of discounts of $517,169 and $264,389, respectively)	1,041,361	836,858
Advance Gold Sales (net of discounts of $0 and $4,289, respectively)	5,000	195,711
Derivative Liabilities – Convertible Debt	644,163	696,648
Derivative Liabilities – Advances on Gold	5,556	22,223
Note Payable – Ruby Mine Mortgage	633,104	627,101
Note Payable - Equipment	9,272	41,687
Total Current Liabilities	3,419,044	3,383,679

Long-Term Liabilities
Note Payable – Ruby Mine Mortgage, net of current portion	1,093,082	1,205,537
Note Payable – Equipment, net of current portion	23,641	-
Asset Retirement Obligation	4,716	6,158
Total Long-Term Liabilities	1,121,439	1,211,695
Total Liabilities	$4,540,483	$4,595,374

Commitment & Contingencies
Common shares subject to redemption, stated at estimated redemption value, 10,217,468 and 10,217,468 shares outstanding at June 30, 2014 and December 31, 2013, respectively	697,046	667,758
Total Commitment & Contingencies	$697,046	$667,758

Stockholders’ Equity (Deficit)
Preferred stock, Series I, $0.001 par value, 100 shares authorized, 100 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	-	-

Convertible Preferred stock, Series A, $0.001 par value, 8,000,000 shares authorized, 4,000,000 and 4,000,000 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	4,000	4,000

Common stock, $0.001 par value, 500,000,000 shares authorized, 187,087,567 and 127,897,079 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	187,087	127,898
Additional Paid-In Capital	13,935,779	12,962,791
Accumulated Other Comprehensive Income	(15,050)	(2,550)
Stock Payable	18,392	-
Deficit Accumulated During Exploration Stage	(16,595,148)	(15,535,153)
Total Stockholders’ Equity (Deficit)	(2,464,940)	(2,443,014)
TOTAL LIABILITIES, COMMITMENTS & CONTINGENCIES, & STOCKHOLDERS’ EQUITY (DEFICIT)	$2,772,589	$2,820,118

The accompanying notes are an integral part of these financial statements.

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTH PERIODS ENDING
JUNE 30, 2014 AND 2013 AND THE PERIOD FROM
JUNE 18, 2004 (INCEPTION) THROUGH JUNE 30, 2014

	3 months ended June 30, 2014	3 months ended June 30, 2013	6 months ended June 30, 2014	6 months ended June 30, 2013	Since inception (June 18, 2004 - June 30, 2014)

Revenues
Revenue	$-	$-	$-	$-	$-
Cost of Revenue	-	-	-	-	-
Gross Profit	-	-	-	-	-

Operating Expenses
Commissions & Consulting Fees	-	4,800	-	4,800	316,800
General & Administrative Costs	86,289	80,732	181,171	161,728	9,684,587
Mining Property Costs	401,360	179,639	686,105	226,540	3,205,952
Depreciation Expense	25,110	24,060	53,896	48,120	312,289
Impairment Expense	-	-	-	-	145,995
Accretion Expense	114	76	266	163	1,596
Professional Services	34,064	36,368	90,728	66,270	458,872
Total Operating Expenses	546,937	325,675	1,012,166	507,621	14,126,091
Net Operating Loss	(546,937)	(325,675)	(1,012,166)	(507,621)	(14,126,091)
Other Income (Expenses)
Gain on Mineral Claim Sales	-	-	-	113,499	471,243
Other Income from Mineral Claims	-	-	-	-	309,649
Interest Income	538	120	4,872	244	6,887
Interest Expense	(381,985)	(98,321)	(625,003)	(405,900)	(2,286,212)
Gain/Loss on Derivative Liability	313,211	(359,114)	552,578	(576,640)	113,164
Loss on Conversion of Debt	-	-	-	-	(137,000)
Loss on Equity Modification	-	-	-	-	(85,399)
Bad Debt Expense	-	-	-	-	(47,185)
Loss on Settlement	(32,479)	-	(32,479)	-	(94,574)
Other Expense	-	(1,913)	-	-	(2,222)
Other Income	-	-	52,203	1,094	53,297
Realized Gain (Loss) on Investment	-	-	-	-	(97,109)
Net Other Income (Expenses)	(100,715)	(459,228)	(47,829)	(867,703)	(1,795,461)
Loss From Continuing Operations	(647,652)	(784,903)	(1,059,995)	(1,375,324)	(15,921,552)
Loss From Discontinued Operations	-	-	-	-	(673,596)
Net Loss	(647,652)	(784,903)	(1,059,995)	(1,375,324)	(16,595,148)
Accretion of Discount on Redeemable Common Stock	-	(489)	-	(14,701)	(81,862)
Excess Cash Received Compared to Redeemable Amount of Stock	-	-	-	-	974
Interest on Redeemable Common Stock	(14,644)	(12,337)	(29,288)	(21,298)	(103,158)
Net Loss Attributable to Common Shareholders	(662,296)	(797,729)	(1,089,283)	(1,411,323)	(16,779,194)
Unrealized (Loss)/Gain on Available For Sale Securities	(12,500)	(7,500)	(12,500)	2,450	(15,050)
Total Comprehensive Loss	(674,796)	(805,229)	(1,101,783)	(1,408,873)	(16,794,244)

WEIGHTED AVG NUMBER OF SHARES OUTSTANDING (Basic)	172,223,752	112,522,912	159,851,777	108,542,908
Basic Net Loss per Share	$(0.00)	$(0.01)	$(0.01)	$(0.01)
WEIGHTED AVG NUMBER OF SHARES OUTSTANDING (Diluted)	172,223,752	112,522,912	159,851,777	108,542,908
Diluted Net Loss per Share	$(0.00)	$(0.01)	$(0.01)	$(0.01)

The accompanying notes are an integral part of these financial statements

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE PERIOD
JUNE 18, 2004 (INCEPTION) THROUGH JUNE 30, 2014 (Unaudited)

	Preferred Stock						Common Stock
	Series A Shares	Series G Shares	Series I Shares	Series A Amount	Series G Amount	Series I Amount	Shares	Amount	Additional Paid-In Capital	Stock Payable	Accumulated Deficit	Accumulated OCI	Total Stockholders’ Deficit
Inception 6/18/2004	-	-	-	$-	$-	$-	-	$-	$-	$-	$-	$-	$-
Founder's Shares issued	1,200,000	-	-	1,200	-	-	320,000	320	(1,520)	-	-	-	-
Shares issued for merger	1,200,000	-	-	1,200	-	-	320,000	320	(1,520)	-	-	-	-
Common Stock issued for cash	-	-	-	-	-	-	200,000	200	4,800	-	-	-	5,000
Net loss for year	-	-	-	-	-	-	-	-	-	-	(95,587)	-	(95,587)
Balance at 12/31/2004	2,400,000	-	-	$2,400	$-	$-	840,000	$840	$1,760	$-	$(95,587)	$-	$(90,587)

Common Stock issued to convert debt	-	-	-	-	-	-	12,127	12	180,213	-	-	-	180,225
Common Stock issued for services	-	-	-	-	-	-	121,491	121	2,586,046	-	-	-	2,586,167
Common Stock issued for cash	-	-	-	-	-	-	102,643	103	517,597	-	-	-	517,700
Net loss for year	-	-	-	-	-	-	-	-	-	-	(1,816,896)	-	(1,816,896)
Balance at 12/31/2005	2,400,000	-	-	$2,400	$-	$-	1,076,261	$1,076	$3,285,616	$-	$(1,912,483)	$-	$1,376,609

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE PERIOD
JUNE 18, 2004 (INCEPTION) THROUGH JUNE 30, 2014 (Unaudited)
(Continued)

	Preferred Stock						Common Stock
	Series A Shares	Series G Shares	Series I Shares	Series A Amount	Series G Amount	Series I Amount	Shares	Amount	Additional Paid-In Capital	Stock Payable	Accumulated Deficit	Accumulated OCI	Total Stockholders’ Deficit
Common Stock issued to convert debt	-	-	-	-	-	-	1,202,000	1,202	2,206,398	-	-	-	2,207,600
Common Stock issued for services	-	-	-	-	-	-	1,309,000	1,309	1,543,191	-	-	-	1,544,500
Expenses paid by shareholder	-	-	-	-	-	-	-	-	164,371	-	-	-	164,371
Net loss for year	-	-	-	-	-	-	-	-	-	-	(5,504,237)	-	(5,504,237)
Balance at 12/31/2006	2,400,000	-	-	$2,400	$-	$-	3,587,261	$3,587	$7,199,576	$-	$(7,416,720)	$-	$(211,157)

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE PERIOD
JUNE 18, 2004 (INCEPTION) THROUGH JUNE 30, 2014 (Unaudited)
(Continued)

	Preferred Stock						Common Stock
	Series A Shares	Series G Shares	Series I Shares	Series A Amount	Series G Amount	Series I Amount	Shares	Amount	Additional Paid-In Capital	Stock Payable	Accumulated Deficit	Accumulated OCI	Total Stockholders’ Deficit
Beneficial Conversion Features on notes payable	-	-	-	-	-	-	-	-	62,000	-	-	-	62,000
Common Stock issued to convert debt	-	-	-	-	-	-	1,350,000	1,350	120,150	-	-	-	121,500
Common Stock issued for services	-	-	-	-	-	-	10,575,000	10,575	959,425	-	-	-	970,000
Common Stock issued as interest on loan	-	-	-	-	-	-	10,000	10	1,490	-	-	-	1,500
Preferred Shares issued for services	-	-	100	-	-	-	-	-	101,000	-	-	-	101,000
Common Stock issued for conversion of preferred shares	(2,400,000)	-	-	(2,400)	-	-	1,200,000	1,200	1,200	-	-	-	-
Shares bought back and retired	-	-	-	-	-	-	(200,000)	(200)	(1,800)	-	-	-	(2,000)
Expenses paid by shareholder	-	-	-	-	-	-	-	-	70,623	-	-	-	70,623
Net loss for year	-	-	-	-	-	-	-	-	-	-	(1,490,871)	-	(1,490,871)
Balance at 12/31/2007	-	-	100	$2,400	$-	$-	16,522,261	$16,522	$8,513,664	$-	$(8,907,591)	$-	$(377,405)

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE PERIOD
JUNE 18, 2004 (INCEPTION) THROUGH JUNE 30, 2014 (Unaudited)
(Continued)

	Preferred Stock						Common Stock
	Series A Shares	Series G Shares	Series I Shares	Series A Amount	Series G Amount	Series I Amount	Shares	Amount	Additional Paid-In Capital	Stock Payable	Accumulated Deficit	Accumulated OCI	Total Stockholders’ Deficit
Rounding of shares due to stock split	-	-	-	-	-	-	26	-	-	-	-	-	-
Common Stock issued for services	-	-	-	-	-	-	5,500,000	5,500	224,500	-	-	-	230,000
Common Stock issued for cash	-	-	-	-	-	-	2,275,000	2,275	7,725	-	-	-	10,000
Contribution from investor	-	-	-	-	-	-	-	-	10,000	-	-	-	10,000
Mark to market AFS securities	-	-	-	-	-	-	-	-	-	-	-	22,780	22,780
Net loss for year	-	-	-	-	-	-	-	-	-	-	(328,478)	-	(328,478)
Balance at 12/31/2008	-	-	100	$-	$-	$-	24,297,287	$24,297	$8,755,889	$-	$(9,236,069)	$22,780	$(433,103)

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE PERIOD
JUNE 18, 2004 (INCEPTION) THROUGH JUNE 30, 2014 (Unaudited)
(Continued)

	Preferred Stock						Common Stock
	Series A Shares	Series G Shares	Series I Shares	Series A Amount	Series G Amount	Series I Amount	Shares	Amount	Additional Paid-In Capital	Stock Payable	Accumulated Deficit	Accumulated OCI	Total Stockholders’ Deficit
Common Stock issued for services	-	-	-	-	-	-	2,500,000	2,500	27,250	-	-	-	29,750
Preferred Stock issued for services	4,000,000	100,000	-	4,000	100	-	-	-	249,685	-	-	-	253,785
Common Stock issued for cash	-	-	-	-	-	-	21,800,000	21,800	151,200	-	-	-	173,000
Common Stock issued for deferred compensation	-	-	-	-	-	-	10,000,000	10,000	177,500	-	-	-	187,500
Loss realized on AFS securities	-	-	-	-	-	-	-	-	-	-	-	(22,780)	(22,780)
Stock payable for commitment fee on equity offering	-	-	-	-	-	-	-	-	(115,310)	115,310	-	-	-
Net loss for year	-	-	-	-	-	-	-	-	-	-	(786,979)	-	(786,979)
Balance at 12/31/2009	4,000,000	100,000	100	$4,000	$100	$-	58,597,287	$58,597	$9,246,214	$115,310	$(10,023,048)	$22,780	$(598,827)

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE PERIOD
JUNE 18, 2004 (INCEPTION) THROUGH JUNE 30, 2014 (Unaudited)
(Continued)

	Preferred Stock						Common Stock
	Series A Shares	Series G Shares	Series I Shares	Series A Amount	Series G Amount	Series I Amount	Shares	Amount	Additional Paid-In Capital	Stock Payable	Accumulated Deficit	Accumulated OCI	Total Stockholders’ Deficit
Common Stock issued for commitment fee on equity offering	-	-	-	-	-	-	6,589,147	6,589	108,721	(115,310)	-	-	-
Common Stock issued for cash	-	-	-	-	-	-	5,000,000	5,000	45,000	-	-	-	50,000
Discount on convertible notes from beneficial conversion features and attached warrants	-	-	-	-	-	-	-	-	107,406	-	-	-	107,406
Common Stock issued for Ruby Mine Purchase Option	-	-	-	-	-	-	10,000,000	10,000	140,000	-	-	-	150,000
Warrants issued for Purchase Option – Ruby Mine	-	-	-	-	-	-	-	-	149,896	-	-	-	149,896
Net loss for year	-	-	-	-	-	-	-	-	-	-	(287,345)	-	(287,345)
Balance at 12/31/2010	4,000,000	100,000	100	$4,000	$100	$-	80,186,434	$80,186	$9,797,237	$-	$(10,310,393)	$-	$(428,870)

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE PERIOD
JUNE 18, 2004 (INCEPTION) THROUGH JUNE 30, 2014 (Unaudited)
(Continued)

	Preferred Stock						Common Stock
	Series A Shares	Series G Shares	Series I Shares	Series A Amount	Series G Amount	Series I Amount	Shares	Amount	Additional Paid-In Capital	Stock Payable	Accumulated Deficit	Accumulated OCI	Total Stockholders’ Deficit
Common Stock issued for cash	-	-	-	-	-	-	9,433,985	9,434	758,566	-	-	-	768,000
Common Stock issued for convertible debt conversion	-	-	-	-	-	-	4,459,092	4,459	169,393	-	-	-	173,852
Common Stock issued for services	-	-	-	-	-	-	42,857	43	2,957	-	-	-	3,000
Common Stock issued for settlement of services	-	-	-	-	-	-	550,000	550	61,545	-	-	-	62,095
Common Stock issued for deferred compensation	-	-	-	-	-	-	2,000,000	2,000	178,000	-	-	-	180,000
Common Stock issued for directors compensation	-	-	-	-	-	-	111,112	111	9,889	-	-	-	10,000
Discount on convertible notes from beneficial conversion feature	-	-	-	-	-	-	-	-	70,568	-	-	-	70,568
Term Extension of Ruby warrants	-	-	-	-	-	-	-	-	2,519	-	-	-	2,519
Warrants issued for Purchase Option – Ruby Mine	-	-	-	-	-	-	-	-	219,940	-	-	-	219,940
Stock payable for warrant exercise	-	-	-	-	-	-	-	-	-	25,000	-	-	25,000
Excess cash received compared to redeemable amount for stock	-	-	-	-	-	-	-	-	974	-	-	-	974
Interest on redeemable stock	-	-	-	-	-	-	-	-	(247)	-	-	-	(247)
Net loss for year (restated)	-	-	-	-	-	-	-	-	-	-	(1,045,749)	-	(1,045,749)
Balance at 12/31/2011 (restated)	4,000,000	100,000	100	$4,000	$100	$-	96,783,480	$96,783	$11,271,341	$25,000	$(11,356,142)	$-	$41,082

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE PERIOD
JUNE 18, 2004 (INCEPTION) THROUGH JUNE 30, 2014 (Unaudited)
(Continued)

	Preferred Stock						Common Stock
	Series A Shares	Series G Shares	Series I Shares	Series A Amount	Series G Amount	Series I Amount	Shares	Amount	Additional Paid-In Capital	Stock Payable	Accumulated Deficit	Accumulated OCI	Total Stockholders’ Deficit
Cancellation of Series G Preferred	-	(100,000)		-	(100)	-	-	-	100	-	-	-	-
Common Stock issued for services	-	-	-	-	-	-	116,650	117	10,543	-	-	-	10,660
Common Stock issued for deferred financing costs	-	-	-	-	-	-	85,000	85	5,525	-	-	-	5,610
Common Stock issued for stock payable	-	-	-	-	-	-	500,000	500	24,500	(25,000)	-	-	-
Mark to market AFS securities	-	-	-	-	-	-	-	-	-	-	-	(12,500)	(12,500)
Settlement of Derivative Liability	-	-	-	-	-	-	-	-	49,795	-	-	-	49,795
Discount on convertible notes from beneficial conversion feature and attached warrants	-	-	-	-	-	-	-	-	321,002	-	-	-	321,002
Warrants issued for modification of payment terms on mortgage payable	-	-	-	-	-	-	-	-	175,047	-	-	-	175,047
Accretion of discount on redeemable common stock	-	-	-	-	-	-	-	-	(29,516)	-	-	-	(29,516)
Interest on redeemable common stock	-	-	-	-	-	-	-	-	(22,701)	-	-	-	(22,701)
Net loss for period	-	-	-	-	-	-	-	-	-	-	(2,119,706)	-	(2,119,706)
Balance at 12/31/2012 (restated)	4,000,000	-	100	$4,000	$-	$-	97,485,130	$97,485	$11,805,636	$-	$(13,475,848)	$(12,500)	$(1,581,227)
Common Stock issued for cash	-	-	-	-	-	-	13,564,152	13,564	445,736	-	-	-	459,300
Common Stock issued for convertible debt conversion	-	-	-	-	-	-	11,229,545	11,230	272,691	-	-	-	283,921
Common Stock issued for services	-	-	-	-	-	-	191,724	192	9,071	-	-	-	9,263
Common Stock issued for directors compensation	-	-	-	-	-	-	277,778	278	9,722	-	-	-	10,000
Common Stock issued for deferred compensation	-	-	-	-	-	-	5,000,000	5,000	175,000	-	-	-	180,000
Common Stock issued for deferred financing costs	-	-	-	-	-	-	148,750	149	6,332	-	-	-	6,481
Mark to market AFS securities	-	-	-	-	-	-	-	-	-	-	-	9,950	9,950
Settlement of Derivative Liability	-	-	-	-	-	-	-	-	256,472	-	-	-	256,472
Loss on Equity Modification	-	-	-	-	-	-	-	-	85,399	-	-	-	85,399
Accretion of discount on redeemable common stock	-	-	-	-	-	-	-	-	(52,346)	-	-	-	(52,346)
Interest on redeemable common stock	-	-	-	-	-	-	-	-	(50,922)	-	-	-	(50,922)
Net loss for period	-	-	-	-	-	-	-	-	-	-	(2,059,305)	-	(2,059,305)
Balance at 12/31/2013	4,000,000	-	100	$4,000	$-	$-	127,897,079	$127,898	$12,962,791	$-	$(15,535,153)	$(2,550)	$(2,443,014)
Common Stock issued for cash	-	-	-	-	-	-	32,850,787	32,850	484,849	-	-	-	517,699
Common Stock issued for convertible debt conversion	-	-	-	-	-	-	25,871,484	25,871	342,515	-	-	-	368,386
Common Stock issued for services	-	-	-	-	-	-	100,000	100	2,600	-	-	-	2,700
Common Stock issued for deferred financing costs	-	-	-	-	-	-	368,217	368	9,942	-	-	-	10,310
Stock payable for deferred financing costs	-	-	-	-	-	-	-	-	-	7,040	-	-	7,040
Stock payable for debt conversion	-	-	-	-	-	-	-	-	-	11,352	-	-	11,352
Mark to market AFS securities	-	-	-	-	-	-	-	-	-	-	-	(12,500)	(12,500)
Settlement of Derivative Liability - Gold	-	-	-	-	-	-	-	-	1,667	-	-	-	1,667
Settlement of Derivative Liability – Convertible Debt	-	-	-	-	-	-	-	-	160,703	-	-	-	160,703
Interest on redeemable common stock	-	-	-	-	-	-	-	-	(29,288)	-	-	-	(29,288)
Net loss for period	-	-	-	-	-	-	-	-	-	-	(1,059,995)	-	(1,059,995)
Balance at 6/30/2014	4,000,000	-	100	$4,000	$-	$-	187,087,567	$187,087	$13,935,779	$18,392	$(16,595,148)	$(15,050)	$(2,464,940)

The accompanying notes are an integral part of these financial statements.

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTH PERIODS ENDING JUNE 30, 2014 AND 2013
AND THE PERIOD FROM JUNE 18, 2004 (INCEPTION) THROUGH JUNE 30, 2014

	6 Months Ended June 30, 2014	6 Months Ended June 30, 2013	Since inception (June 18, 2004 to June 30, 2014)
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(1,059,995)	$(1,375,324)	$(16,595,148)
Adjustments to reconcile Net Loss to net cash used in operations:
Gain on option payments received – non-cash	-	-	(135,985)
Gain on sale of claims	-	(58,499)	(366,333)
Gain on sale of claims – non-cash	-	(55,000)	(60,000)
Common Stock issued for services	2,700	-	5,135,640
Common Stock issued to director for services	-	-	20,000
Common Stock issued for mining exploration stage property	-	-	351,400
Warrants issued to modify payment terms of note	-	-	175,047
Preferred Stock issued for bonus	-	-	253,785
Loss on conversion of debt and deferred compensation	32,479	-	2,182,992
Loss on AFS securities “other than temporary”	-	-	106,985
Loss on settlement - Common Shares issued	-	-	62,095
Loss on equity modification	-	-	85,399
Bad debt expense	-	-	47,185
Gain realized on transfer of AFS – securities	-	-	(9,875)
Amortization of discount on debt	461,616	155,182	1,407,258
Amortization of deferred financing cost	41,159	16,540	91,734
Amortization of gold advances discount	4,289	1,913	22,222
Change in derivative liability	(552,578)	576,640	(113,164)
Common Stock issued as interest on loan	-	-	1,500
Depreciation Expense	53,896	48,120	312,289
Accretion Expense	266	163	1,596
Impairment Expense	-	-	145,995
Extension Expense for Ruby mortgage	-	160,000	160,000
Changes in operating assets and liabilities:
Accounts receivable	-	-	(28,036)
Prepaid Expenses	-	-	12,537
Other assets	(163)	(3,218)	(2,168)
Accrued expenses – related party	61,000	63,000	1,377,593
Accrued interest	64,391	-	64,391
Accrued expenses	(15,000)	15,808	100,419
Accounts Payable	3,688	(26,608)	39,358
Other current assets	-	-	(29,316)
Net Cash Used in Operating Activities	(902,252)	(481,283)	(5,182,605)
CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for purchase of fixed assets	-	-	(28,371)
Proceeds from Fixed Asset Disposal	1,000	-	1,000
Cash received from sales of claims	-	48,664	366,333
Cash paid for claims acquired	-	-	(16,311)
Cash paid for Ruby Purchase	-	-	(361,093)
Cash paid for purchase of Taber Mine Option	-	-	(4,000)
Net Cash Provided by/Used in Investing Activities	1,000	48,664	(42,442)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of redeemable common stock	-	197,000	488,464
Proceeds from sale of common stock	517,699	-	2,499,699
Advances - Gold	(195,000)	150,000	5,000
Cash paid for deferred financing costs	(55,620)	(13,850)	(117,070)
Contributions from related party	-	-	244,994
Warrants exercised, shares not yet issued	-	-	25,000
Debt Repayments	(115,226)	(146,242)	(562,475)
Shares re-purchased and retired	-	-	(2,000)
Borrowings on convertible debt	739,000	341,097	2,766,909
Net Cash Provided by Financing Activities	890,853	528,005	5,348,521
Net cash increase (decrease) for period	(10,399)	95,386	123,474
Cash at beginning of period	133,873	42,008	-
Cash at end of period	123,474	137,394	123,474
Supplementary Cash Flow Information:
Cash Paid for Interest	$15,000	$-	$192,360
Cash Paid for Taxes	$-	$-	$-
Non-Cash Investing & Financing Activities:
Common Stock issued for conversion of preferred shares	$-	$-	$2,400
Common Stock issued for conversion of debt and accrued salary	$-	$-	$433,912
Warrants issued for purchase option - Ruby Mine	$-	$-	$369,837
Term extension of Ruby Mine warrants	$-	$-	$2,519
Stock Issued for purchase option - Ruby Mine	$-	$-	$150,000
Discount from beneficial conversion feature and warrants attached to convertible notes payable	$-	$-	$177,974
Transfer of available for sale securities to relieve accrued salary	$-	$-	$12,838
Accrued salary relieved for shares issued	$-	$-	$279,999
Common and preferred shares issued as founders shares	$-	$-	$3,040
Capitalized costs for Ruby Mine purchase option transferred to fixed assets and mineral assets upon acquisition	$-	$-	$801,442
Note payable for Ruby Mine acquisition	$-	$-	$1,990,000
Liabilities assumed with Ruby Mine acquisition	$-	$-	$174,118
Revision to Asset Retirement Obligation	$1,708	$-	$168,498
Common stock issued for conversion of convertible debt	$347,259	$132,826	$805,031
Equipment acquired with note payable	$-	$-	$56,071
Common stock issued for stock payable	$-	$-	$25,000
Common stock owed for deferred financing costs	$7,040	$-	$7,040
Equity draw on redeemable common stock applied towards note principal owed	$-	$-	$25,536
Common Stock issued for deferred financing costs	$10,310	$-	$22,401
Debt discount due to derivative liability	$660,796	$148,713	$896,827
Cancellation of preferred shares	$-	$-	$100
Settlement of Derivative liability	$160,703	$122,291	$466,970
Settlement of gold derivative	$1,667	$-	$1,667
Discount on gold advance	$-	$16,667	$22,223
Accretion of Discount on Redeemable Common Stock	$-	$14,701	$81,862
Excess Cash Received Compared to Redeemable Amount of Stock	$-	$-	$974
Interest on Redeemable Common Stock	$29,288	$21,298	$103,158
Unrealized gain/loss on AFS	$12,500	$2,450	$15,050

The accompanying notes are an integral part of these financial statements.

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

 NOTE 1            GENERAL ORGANIZATION AND BUSINESS

The Company was incorporated in the State of Delaware on June 18, 2004 under the name Ultimate Jukebox, Inc.  On September 4, 2004, Ultimate Jukebox, Inc. merged with NetMusic Corporation, and subsequently changed the Company name to NetMusic Entertainment Corporation.  On March 10, 2006, the Company ceased digital media distribution operations, began operations as a natural resources company, and changed the Company name to Enterayon, Inc.  On January 15, 2008, the Company merged with and assumed the name of its wholly-owned subsidiary, North Bay Resources Inc.  As a result of the merger, Enterayon, Inc. was effectively dissolved, leaving North Bay Resources Inc. as the remaining company.

The Company’s business plan is based on the Generative Business Model, which is designed to leverage our mining properties and mineral claims into near-term income streams even during the earliest stages of exploration. This is accomplished by entering into sales, joint-venture, and/or option contracts with other mining companies, for which the Company generates income through payments in cash, stock, and other consideration.

The Generative Business Model is our short term plan to leverage properties until funding is adequate to implement our long term plan. The Company’s long term plan is to locate and extract gold and silver from current exploration stage properties. This will be done through utilizing joint-ventures and other funding that is available to develop properties until they reach the production stage. Once in the production stage, the Company plans on extracting gold, silver, and other profitable by-products, and selling them to smelters. The Company has not currently begun this stage of the business plan.

NOTE 2             GOING CONCERN

These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has generated modest revenues since inception and has never paid any dividends and is unlikely to pay dividends. The Company has accumulated losses since inception equal to $16,595,148 as of June 30, 2014. These factors raise substantial doubt regarding the ability of the Company to continue as a going concern. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploration of economically recoverable reserves in its resource properties, confirmation of the Company’s interests in the underlying properties, and the attainment of profitable operations. The Company has had very little operating history to date. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Reclassifications

Certain prior period amounts have been reclassified to conform to the current period presentation. There was no material effect to the consolidated financial statements as result of these reclassifications.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Ruby Gold, Inc. All significant inter-company accounts and transactions have been eliminated in consolidation

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with a maturity of three months or less, when purchased, to be cash equivalents. There were no cash equivalents at June 30, 2014 and December 31, 2013. The Company maintains cash and cash equivalent balances at one financial institution that is insured by the Federal Deposit Insurance Corporation up to $250,000.

Reclamation Bonds

The Company holds its reclamation bonds on the Ruby Mine in the form of one-year Certificates of Deposit that automatically rollover annually on their anniversary dates.  These funds are held in reserve to guarantee the Company's Asset Retirement Obligation.

Marketable Securities

The Company accounts for its marketable securities, which are available for sale, in accordance with Financial Accounting Standards Board (“FASB”) guidance regarding accounting for certain investments in debt and equity securities, which requires that available-for-sale and trading securities be carried at fair value. Unrealized gains and losses deemed to be temporary on available-for-sale securities are reported as other comprehensive income (“OCI”) within shareholders’ deficit. Realized gains and losses and declines in value deemed to be other than temporary on available-for-sale securities are included in “(Gain) loss on short- and long-term investments” and “Other income” on our statements of operations. Trading gains and losses also are included in “(Gain) loss on short-term and long-term investments.” Fair value of the securities is based upon quoted market prices in active markets or estimated fair value when quoted market prices are not available. The cost basis for realized gains and losses on available-for-sale securities is determined on a specific identification basis. We classify our available-for-sale securities as short- or long-term based upon management’s intent and ability to hold these investments. In addition, throughout 2009, the FASB issued various authoritative guidance and enhanced disclosures regarding fair value measurements and impairments of securities which helps in determining fair value when the volume and level of activity for the asset or liability have significantly decreased and in identifying transactions that are not orderly.

Revenue Recognition

The company has recognized no mining revenue to date. In the future mining revenue will be recognized according to the policy described below.

Revenue is recognized when the following conditions are met:

(a)  persuasive evidence of an arrangement to purchase exists;
(b) the price is fixed or determinable;
(c) the product has been delivered; and
(d) collection of the sales price is reasonably assured.

Under the terms of concentrate sales contracts with third-party smelters, final prices for the gold, silver, zinc, copper and lead in the concentrate are set based on the prevailing spot market metal prices on a specified future date based on the date that the concentrate is delivered to the smelter. The Company records revenues under these contracts based on forward prices at the time of delivery, which is when transfer of legal title to concentrate passes to the third-party smelters. The terms of the contracts result in differences between the recorded estimated price at delivery and the final settlement price. These differences are adjusted through revenue at each subsequent financial statement date.

Mineral Property Costs

Mineral property acquisition costs are capitalized upon acquisition. Mineral property exploration and improvement costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven or probable reserves, the costs incurred to develop and improve such property are capitalized. To date the Company has not established any proven or probable reserves on its mineral properties.

The Company reviews long-lived assets for indicators of impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. If the review indicates that the carrying amount of the asset may not be recoverable, the potential impairment is measured based on a projected discounted cash flow method using a discount rate that is considered to be commensurate with the risk inherent in the Company's current business model. For purposes of recognition and measurement of an impairment loss, a long-lived asset is grouped with other assets at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets.

Purchase Options for Mining Property

Costs associated with acquisitions related to purchase options for mining properties are capitalized when the costs are incurred in accordance with ASC 340.10. The costs are carried at the amount paid and transferred to the appropriate asset account if the option is exercised. If it is determined that the Company will not exercise the option, the option is expensed.

Deferred Gains

Deposits on pending sales of mineral claims are classified as deferred gains until the transaction has been completed.

Asset Retirement Obligation

The FASB standard on accounting for asset retirement obligation requires that the fair value of the liability for asset retirement costs be recognized in an entity’s balance sheet, as both a liability and an increase in the carrying values of such assets, in the periods in which such liabilities can be reasonably estimated. The present value of the estimated future asset retirement obligation (“ARO”), as of the date of acquisition or the date at which mining commences is capitalized as part of the costs of mineral assets and recorded with an offsetting liability. The asset retirement costs are depleted over the production life of the mineral assets on a unit-of-production basis.

The ARO is recorded at fair value and accretion expense is recognized as the discounted liability is accreted to its expected settlement value. The fair value of the ARO liability is measured by using expected future cash outflows discounted at the Company’s credit adjusted risk free interest rate.

Amounts incurred to settle plugging and abandonment obligations that are either less than or greater than amounts accrued are recorded as a gain or loss in current operations.  Revisions to previous estimates, such as the estimated cost to remediate and abandon a mine may require adjustments to the ARO and are capitalized as part of the costs of mineral assets.

Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on the differences between the financial reporting basis and the tax basis of the assets and liabilities, and are measured using enacted tax rates that will be in effect when the differences are expected to reverse.

The Company adopted the provisions of the FASB interpretation related to accounting for uncertainty in income taxes, which seeks to reduce the diversity in practice associated with the accounting and reporting for uncertainty in income tax positions.  The Company believes it does not have any uncertain tax positions taken or expected to be taken in its income tax returns.

Fair Value of Financial Instruments

The Company adopted the FASB standard related to fair value measurement at inception. The standard defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. The standard applies under other accounting pronouncements that require or permit fair value measurements and, accordingly, does not require any new fair value measurements. The standard clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the standard established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows.

Level 1. Observable inputs such as quoted prices in active markets;

Level 2. Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and

Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company values its derivative instruments related to embedded conversion features and warrants from the issuance of convertible debentures in accordance with the Level 3 guidelines. For the six month period ended June 30, 2014, the following table reconciles the beginning and ending balances for financial instruments that are recognized at fair value in these consolidated financial statements. The fair value of embedded conversion features that have floating conversion features and tainted common stock equivalents (warrants and convertible debt) are estimated using a Binomial Lattice model. The key inputs to this valuation model as of June 30, 2014, were: Volatility of 158% - 165%, inherent term of instruments equal to the remaining contractual term, quoted closing stock prices on valuation dates, and various settlement scenarios and probability percentages summing to 100%.

	Balance at December 31, 2013	New Issuances	Settlements	Changes in Fair Values	Balance at June 30, 2014
Level 3 –
Derivative liabilities from:
Conversion features – embedded derivative	$156,761	$550,343	$(160,703)	$(50,270)	$496,131
Conversion features – tainted equity	391,686	229,339	-	(491,658)	129,367
Warrants – tainted equity	148,201	-	-	(129,536)	18,665
	$696,648	$779,682	$(160,703)	$(671,464)	$644,163

Changes in the unobservable input values would likely cause material changes in the fair value of the Company’s Level 3 financial instruments. The significant unobservable input used in the fair value measurement is the estimation for probability percentages assigned to future expected settlement possibilities. A significant increase (decrease) in this distribution of percentages would result in a higher (lower) fair value measurement.

The following table presents assets and liabilities that were measured and recognized at fair value as of December 31, 2013 and the year then ended on a recurring basis:

				Total
				Unrealized
Description	Level 1	Level 2	Level 3	Gain
Available For Sale Securities	$22,500	$-	$-	$2,500
Totals	$22,500	$-	$-	$2,500

				Total
				Unrealized
Description	Level 1	Level 2	Level 3	Loss
Derivate Liability – Advances on Gold	$-	$22,223	$-	$22,223
Totals	$-	$22,223	$-	$22,223

The following table presents assets that were measured and recognized at fair value as of June 30, 2014:

				Total
				Unrealized
Description	Level 1	Level 2	Level 3	Loss
Available For Sale Securities	$10,500	$-	$-	$15,000
Totals	$10,500	$-	$-	$15,000

				Total
				Unrealized
Description	Level 1	Level 2	Level 3	Loss
Derivate Liability – Advances on Gold	$-	$5,556	$-	$-
Totals	$-	$5,556	$-	$-

The following schedule summarizes the valuation of financial instruments at fair value on a recurring basis in the balance sheets as of June 30, 2014 and December 31, 2013:

	Fair Value Measurements at June 30, 2014
	Level 1	Level 2	Level 3
Assets
Cash	$123,474	$-	$-
Certificates of Deposit	173,043
Total assets	296,517	-	-
Liabilities
Advance Gold Sales	-	4,955	-
Convertible notes	-	1,041,361	-
Note payable, Ruby	-	1,726,186	-
Notes payable, equipment	-	32,913	-
Total liabilities	-	2,805,415	-
	$296,517	$(2,805,415)	$-

	Fair Value Measurements at December 31, 2013
	Level 1	Level 2	Level 3
Assets
Cash	$133,873	$-	$-
Certificates of Deposit	172,880
Total assets	306,753	-	-
Liabilities
Advance Gold Sales	-	195,711	-
Convertible notes	-	836,858	-
Note payable, Ruby	-	1,832,638	-
Notes payable, equipment	-	41,687	-
Total liabilities	-	2,906,894	-
	$306,753	$(2,906,894)	$-

The fair values of our debts are deemed to approximate book value, and are considered Level 2 inputs as defined by ASC Topic 820-10-35.

There were no transfers of financial assets or liabilities between Level 1, Level 2 and Level 3 inputs for the six months ended June 30, 2014 or the year ended December 31, 2013.

The Company had no other assets or liabilities valued at fair value on a recurring or non-recurring basis as of June 30, 2014 or the year ended December 31, 2013.

Stock Based Compensation

Beginning January 1, 2006, the Company adopted the FASB standard related to stock based compensation. The standard requires all share-based payments to employees (which includes non-employee Directors), including employee stock options, warrants and restricted stock, be measured at the fair value of the award and expensed over the requisite service period (generally the vesting period). The fair value of common stock options or warrants granted to employees is estimated at the date of grant using the Black-Scholes option pricing model by using the historical volatility of the Company. The calculation also takes into account the common stock fair market value at the grant date, the exercise price, the expected life of the common stock option or warrant, the dividend yield and the risk-free interest rate.

The Company from time to time may issue stock options, warrants and restricted stock to acquire goods or services from third parties. Restricted stock, options or warrants issued to other than employees or directors are recorded on the basis of their fair value, which is measured as of the date required by the Emerging Issues Task Force guidance related to accounting for equity instruments issued to non-employees. In accordance with this guidance, the options or warrants are valued using the Black-Scholes option pricing model on the basis of the market price of the underlying equity instrument on the “valuation date,” which for options and warrants related to contracts that have substantial disincentives to non-performance, is the date of the contract, and for all other contracts is the vesting date. Expense related to the options and warrants is recognized on a straight-line basis over the shorter of the period over which services are to be received or the vesting period.   As of June 30, 2014 and December 31, 2013, no options or warrants related to compensation have been issued, and none are outstanding.

Beneficial Conversion Feature

From time to time, the Company may issue convertible notes that may have conversion prices that create an embedded beneficial conversion feature pursuant to the Emerging Issues Task Force guidance on beneficial conversion features. A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of any attached equity instruments, if any related equity instruments were granted with the debt. In accordance with this guidance, the intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid in capital. The debt discount is amortized to interest expense over the life of the note using the effective interest method.

Deferred Financing Costs

Deferred financing costs include debt issuance costs primarily incurred by the Company as part of Convertible Note transactions. These amounts are capitalized to Deferred Financing Costs and amortized over the term of the note. Amortization is provided on a straight-line basis over the terms of the respective debt instruments to which the costs relate and is included in interest expense.  The difference between the straight line and effective interest methods is immaterial due to the short term nature of the convertible notes.

Accounting for Derivative Instruments

All derivatives have been recorded on the balance sheet at fair value based on the lattice model calculation. These derivatives, including embedded derivatives in the Company’s convertible notes which have floating conversion prices based on changes to the quoted price of the Company’s common stock and common stock equivalents tainted as a result of the derivative, are separately valued and accounted for on the Company’s balance sheet. Fair values for exchange traded securities and derivatives are based on quoted market prices. Where market prices are not readily available, fair values are determined using market based pricing models incorporating readily observable market data and requiring judgment and estimates.

Lattice Valuation Model

The Company valued the conversion features in their convertible notes and tainted warrants using a lattice valuation model, with the assistance of a valuation consultant. The lattice model values these instruments based on a probability weighted discounted cash flow model. The Company uses the model to develop a set of potential scenarios. Probabilities of each scenario occurring during the remaining term of the instruments are determined based on conversion prices relative to current stock prices, historic volatility, and estimates on investor behavior. These probabilities are used to create a cash flow projection over the term of the instruments and determine the probability that the projected cash flow will be achieved. A discounted weighted average cash flow for each scenario is then calculated and compared to the discounted cash flow of the instruments without the compound embedded derivative in order to determine a value for the compound embedded derivative.

Income/Loss Per Share of Common Stock

Basic net loss per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for the periods presented.  As of June 30, 2014 and 2013, there were 70,429,281 and 50,679,673 common stock equivalents outstanding, respectively.

The following is a reconciliation of the computation for basic and diluted EPS for the six months ended June 30, 2014 and 2013, respectively:

	June 30, 2014	June 30, 2013
Net Loss attributable to common shareholders	$(1,059,995)	$(1,375,324)
Weighted-average common shares Outstanding (Basic)	159,851,777	108,542,908
Weighted-average common stock Equivalents	70,429,281	50,679,673
Deduction of stock Equivalents not included due to net loss	(70,429,281)	(50,679,673)
Weighted-average common shares Outstanding (Diluted)	159,851,777	108,542,908
Basic and Diluted Net Gain (Loss) per Share	$(0.01)	$(0.01)

Property, Plant and Equipment

Property, plant and equipment are stated at cost less accumulated depreciation. The cost of property, plant and equipment is depreciated using the straight-line method over the estimated useful life of the asset - periods of approximately 18-28 years for buildings, 3-10 years for machinery and equipment and 3- 5 years for vehicles. Long-lived assets are reviewed for impairment whenever in management's judgment conditions indicate a possible loss. Such impairment tests compare estimated undiscounted cash flows to the recorded value of the asset. If an impairment is indicated, the asset is written down to its fair value or, if fair value is not readily determinable, an estimated fair value is used based on discounted cash flows. Fully depreciated assets are retained in property, plant and equipment and accumulated depreciation accounts until they are removed from service. In case of disposals of assets, the assets and related accumulated depreciation are removed from the accounts, and the net amounts after proceeds from disposal are credited or charged to income.

Recently Issued Accounting Standards

Disclosures about Reclassification Adjustments out of Accumulated Other Comprehensive Income

In July 2013, the FASB issued ASU No. 2013-11 Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit when a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists (“ASU No. 2013-11”). This pronouncement provides explicit guidance on the financial statement presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. This pronouncement is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2013. The provisions of ASU No. 2013-11 did not have a material impact on to the Company’s condensed consolidated financial statements.

In February 2013, the Financial Accounting Standards Board (“FASB”) issued an accounting standards update which added new disclosure requirements for items reclassified out of accumulated other comprehensive income. The update required entities to disclose additional information about reclassification adjustments, including changes in accumulated other comprehensive income balances by component and significant items reclassified out of accumulated other comprehensive income. The update became effective for us in the first quarter of 2013. This update had no material impact on our financial statements.

Testing Indefinite-Lived Intangible Assets for Impairment

In July 2012, the FASB issued an accounting standards update which provided, subject to certain conditions, the option to perform a qualitative, rather than quantitative, assessment to determine whether it is more likely than not that the fair value of an indefinite-lived intangible asset is less than its carrying amount. The update became effective for us in the first quarter of 2013. This update had no material impact on our financial statements.

NOTE 4             AVAILABLE FOR SALE SECURITIES

On October 24, 2012, the Company entered into an agreement on its Willa property with Caribou King Resources Ltd. ("Caribou", or “CKR”), a Canadian issuer listed on the TSX Venture Exchange.  Under the terms of Agreement, Caribou may earn up to a 100% interest in the Willa Claims by making aggregate payments to North Bay of USD $232,500 in cash and issuing 1,000,000 shares of Caribou common stock.  Of the aggregate payments, $7,500 in cash and 500,000 shares are due upon receipt of regulatory acceptance of the agreement by the TSX Venture Exchange.  Subsequent to TSX approval in November, 2012, and pursuant to the agreement, the Company received 500,000 shares of CKR stock. These shares were valued at $25,050 based upon the closing price of CKR stock on the date the shares were issued. As of June 30, 2014 and December 31, 2013, the market value of these shares was $10,500 and $22,500, respectively.  We consider the unrealized net loss as temporary due to the short length of time the market price for these securities has been below its value on the acquisition date.

 NOTE 5            RUBY MINE ACQUISITION

On September 27, 2010, the Company executed an option-to-purchase agreement with Ruby Development Company (“RDC”), a California partnership, for the acquisition of the Ruby Mine (the “Ruby”) in Sierra County, California. The purchase price is $2,500,000.

On June 1, 2011, the Company exercised its option to purchase the Ruby Mine and made a final option payment of $85,000 to open escrow.  On July 1, 2011, escrow was closed and the acquisition of the Ruby Mine was completed. During the preceding option period and as of the closing date, the Company has made payments totaling $510,000 to RDC, consisting of $360,000 cash and 10,000,000 shares of common stock valued at $150,000.  These payments were credited towards the purchase price, thereby reducing the outstanding principal due to $1,990,000.  The mortgage is to be paid in full by December 30, 2015 pursuant to amendments to the agreement executed on December 12, 2012, March 28, 2013, and November 19, 2013.  The seller has also been granted 10 million 5-year warrants exercisable at 2 cents, 2 million 5-year warrants exercisable at 9 cents, 2 million 5-year warrants exercisable at 10 cents, and 4 million 5-year warrants exercisable at 4 cents.  Pursuant to the aforementioned amendment dated November 19, 2013, the term of all of the outstanding warrants issued to the seller has been extended to December 30, 2018.

On the transaction closing date of July 1, 2011, the Company issued a promissory note to RDC for $1,990,000 plus 3% interest per annum.  The note, as amended, is due on or before December 30, 2015, and currently accrues interest at 6% per annum.  As of June 30, 2014 and December 31, 2013, the outstanding balance due on the note is $1,726,186 and $1,832,638, respectively.

Upon the close of the transaction and the transfer of title, as previously set forth in the purchase agreement, the Company acquired all of the real and personal property associated with the Ruby Gold Mine, all of the shares of Ruby Gold, Inc., a private California corporation, and $171,618 in reclamation bonds securing the permits at the Ruby Mine. Subsequent to the close of the transaction, Ruby Gold, Inc. became a wholly-owned subsidiary of North Bay Resources Inc.  The Company has also assumed the reclamation liabilities on the Ruby Mine, for which reclamation bonds are pledged.  In addition, a $2,500 liability from a pre-existing shareholder loan that was outstanding as of the closing date has been extinguished as of the close of escrow.

All costs related to the acquisition of the property have been capitalized when incurred. All other costs have been expensed when incurred. Cash paid during the period ended December 31, 2011 and December 31, 2010 was equal to $277,006 and $82,994, respectively. Warrants issued during the periods ended December 31, 2010 and December 31, 2011 were valued at $149,896 and $219,940 respectively. Shares paid as of December 31, 2010 were valued at $150,000. $2,519 was capitalized to the purchase option during the three months ended March 31, 2011 related to the company’s amendment to extend the term of the 10,000,000 warrants issued to Ruby Development Company from December 31, 2012 to December 31, 2015. The value of the extension was calculated using the Black-Scholes model. In addition, $219,940 was capitalized to the purchase option during the six months ended June 30, 2011 related to the amendment on April 22, 2011 to issue warrants granting RDC the right to purchase 2 million shares of the Company’s common stock at the exercise price of ten cents ($0.10) per share.  Said warrants are valid until May 1, 2016. The value of the additional warrants was calculated using the Black-Scholes model.  On March 6, 2012, the Company issued warrants granting RDC the right to purchase 2 million shares of the Company’s common stock until March 6, 2017 at the exercise price of nine cents ($0.09) per share, in consideration for reducing the monthly mortgage payments due in January, February, and March, 2012. The fair value of the warrants of $175,047 was expensed related to this issuance. This value was calculated via the Black-Scholes model. Pursuant to the aforementioned amendment dated November 19, 2013, the term of all of the outstanding warrants issued to the seller has been extended to December 30, 2018.

NOTE 6             PROPERTY, PLANT, EQUIPMENT AND MINERAL CLAIM ASSETS

 As of June 30, 2014 and December 31, 2013, components of property, plant, and equipment and mineral assets were as follows:

	June 30,	December 31,
	2014	2013

Buildings	$558,885	$558,885
Machinery and equipment	137,820	138,820
Vehicles	281,602	281,602
Total property, plant and equipment	978,307	979,307

Less: accumulated impairment (1)	(124,343)	(124,343)
Less: accumulated depreciation(2)	(300,822)	(246,926)

Property, plant and equipment, net	$553,142	$608,038

	June 30,	December 31,
	2014	2013

Mining claims	$1,792,660	$1,792,660
Asset retirement costs	3,120	4,828
Total mineral claim assets	1,795,780	1,797,488
Less: accumulated depletion(2)	-	-

Mining claims, net	$1,795,780	$1,797,488

(1) Following the acquisition of the Ruby Mine on July 1, 2011, an evaluation of the equipment inventory determined that some equipment was obsolete and/or otherwise not in compliance with safety regulations, resulting in an impairment deduction of $124,343.

(2) Depreciation expense totaled $53,896 and $48,120 for the six months ended June 30, 2014 and 2013, respectively. Depletion expense totaled $0 and $0 for the six months ended June 30, 2014 and 2013, respectively.

NOTE 7             DEBT

On July 1, 2011, upon the acquisition of the Ruby Mine, the Company issued a promissory note to Ruby Development Company (“RDC”) for $1,990,000 plus 3% interest per annum.  The note, as amended, is due on or before December 30, 2015.  Monthly payments are $10,000 per month during Q1, 2012, $15,000 per month during Q2, 2012, and $20,000 per month from July 1, 2013 through December 2015. Pursuant to an amendment executed on March 28, 2013, the interest rate on the note was increased to 6% as of April 1, 2013, and $160,000 was added to the principal. Pursuant to an amendment executed on November 19, 2013, mortgage payments through December 2015 are set at $20,000 due on the 1st day of each month, and an additional $40,000 due by the 20th day of each month, for aggregate monthly payments of $60,000 per month. As of June 30, 2014, the outstanding balance due on the note is $1,726,186.

On December 29, 2011, the Company entered into two agreements ("the Agreements") with Tangiers Investors LP, ("Tangiers") pursuant to which the Company received two $25,000 loans from Tangiers.  As the Agreement specifies, loan proceeds will only be used towards expenses related to the Ruby Mine Project.  The Agreement is structured as a $25,000 Promissory Note (the “Promissory Note”), and a $25,000 Convertible Promissory Note (the “Convertible Note”). The Promissory Note, as amended, has a maturity date of twenty four (24) months from the Effective Date, and an interest rate on the unpaid principal balance equal to 9.9% per year.  The Company shall make cash payments to Tangiers every two (2) weeks beginning January 1, 2012, at a minimum of $2,500 against the principal and accrued interest until the Promissory Note has been satisfied. The Company has further authorized Tangiers to debit this amount directly from any drawdowns made on Company’s existing Equity Line of Credit (“ELOC”) with Tangiers.  As further consideration, Tangiers shall be entitled to 250,000 5-year warrants to purchase 250,000 shares of our common stock at an exercise price of $0.115 per share. The value of these warrants was calculated via the Black-Scholes model and was calculated at $20,568. This value was recorded as a discount on the related note payable. The $25,000 Convertible Note is convertible into common stock, in whole or in part, at any time and from time to time before maturity at the option of the holder at a fixed price of $0.08 per share, which was the closing market share price on the Effective Date. Due to the conversion price being equal to the closing share price on the grant date no beneficial conversion feature resulted from this issuance. The Note accrues interest at a rate equal to 9.9% per year.  The Agreement further specifies that there shall be no penalty for prepayment of either the Promissory Note or the Convertible Note. During the years ended December 31, 2013 and 2012, $0 and $20,568 of the discount was amortized, respectively, and the discount has been fully amortized as of December 31, 2013.  As of December 31, 2013, the outstanding balance due on the Note is $29,970, which includes $4,970 in accrued interest. Repayment of this note has been waived by the lender until November 15, 2014. As of June 30, 2014, the outstanding balance due on the Note is $31,208, which includes $6,208 in accrued interest.

On February 2, 2012, the Company entered into two Convertible Promissory Note Agreements ("the Notes", or individually, the “Note”) with Tangiers Investors LP, ("Tangiers") pursuant to which the Company received an aggregate of $100,000 ($50,000 per Note) as a loan from Tangiers.  Each Note, as amended, has a term of twenty four (24) months.  Each Note accrues interest at a rate equal to 9.9% per year, and is convertible into common stock, in whole or in part, at any time and from time to time before maturity at the option of the holder at a fixed price of $0.08 per share.  As further consideration, Tangiers shall be entitled to 500,000 5-year warrants exercisable at $0.13.  The Notes further specify that there shall be no penalty for prepayment. The beneficial conversion feature resulting from the discounted conversion price compared to market price was valued on the date of grant to be $78,296 on the note, and $21,704 on the warrants. The warrants were valued using the Black-Scholes valuation model. This value was recorded as a discount on debt and offset to additional paid in capital. The discount was fully amortized as of December 31, 2012.  As of December 31, 2013, the outstanding balance due on the Note is $118,932, which includes $18,932 in accrued interest. Repayment of this note has been waived by the lender until November 15, 2014. As of June 30, 2014, the outstanding balance due on the Note is $123,882, which includes $23,882 in accrued interest.

On March 15, 2012, the Company entered into two Convertible Promissory Note Agreements ("the Notes", or individually, the “Note”) with Tangiers Investors LP, ("Tangiers") pursuant to which the Company received an aggregate of $75,000 ($37,500 per Note) as a loan from Tangiers.  Each Note, as amended, has a term of twenty four (24) months.  Each Note accrues interest at a rate equal to 9.9% per year, and is convertible into common stock, in whole or in part, at any time and from time to time before maturity at the option of the holder at a fixed price of $0.09 per share.  As further consideration, Tangiers shall be entitled to 500,000 5-year warrants exercisable at $0.09.  The Notes further specify that there shall be no penalty for prepayment.  The beneficial conversion feature resulting from the discounted conversion price compared to market price was valued on the date of grant to be $34,896 on the note, and $40,104 on the warrants. The warrants were valued using the Black-Scholes valuation model. This value was recorded as a discount on debt and offset to additional paid in capital.  The discount was fully amortized as of June 30, 2014. Amortization expense during the three months ended June 30, 2014 was $1,893. Repayment of this note has been waived by the lender until November 15, 2014. As of June 30, 2014, the outstanding balance due on the Note is $92,057, which includes $17,057 in accrued interest.

On May 16, 2012, the Company entered into a Convertible Promissory Note Agreement ("the Note") with Tangiers Investors LP, ("Tangiers") pursuant to which the Company received $50,000 as a loan from Tangiers.  The Note, as amended, has a term of twenty four (24)  months, accrues interest at a rate equal to 9.9% per year, and is convertible into common stock, in whole or in part, at any time and from time to time before maturity at the option of the holder at a fixed price of $0.06 per share.  As further consideration, Tangiers shall be entitled to 150,000 5-year warrants exercisable at $0.07.  The Note further specifies that there shall be no penalty for prepayment.  The beneficial conversion feature resulting from the discounted conversion price compared to market price was valued on the date of grant to be $16,241 on the note, and $9,393 on the warrants. The warrants were valued using the Black-Scholes valuation model. This value was recorded as a discount on debt and offset to additional paid in capital.  The discount was fully amortized as of December 31, 2013. Repayment of this note has been waived by the lender until November 15, 2014. As of June 30, 2014, the outstanding balance due on the Note is $60,531, which includes $10,531 in accrued interest.

On May 30, 2012, the Company entered into a Convertible Promissory Note Agreement ("the Note") with Tangiers Investors LP, ("Tangiers") pursuant to which the Company received $25,000 as a loan from Tangiers.  The Note, as amended, has a term of twenty four (24) months, accrues interest at a rate equal to 9.9% per year, and is convertible into common stock, in whole or in part, at any time and from time to time before maturity at the option of the holder at a fixed price of $0.06 per share.  As further consideration, Tangiers shall be entitled to 150,000 5-year warrants exercisable at $0.06.  The Note further specifies that there shall be no penalty for prepayment.  The beneficial conversion feature resulting from the discounted conversion price compared to market price was valued on the date of grant to be $10,988 on the note, and $9,380 on the warrants. The warrants were valued using the Black-Scholes valuation model. This value was recorded as a discount on debt and offset to additional paid in capital.  The discount was fully amortized as of December 31, 2013.  Repayment of this note has been waived by the lender until November 15, 2014. As of June 30, 2014, the outstanding balance due on the Note is $30,170, which includes $5,170 in accrued interest.

On June 19, 2012, the Company entered into a Convertible Promissory Note Agreement ("the Note") with Tangiers Investors LP, ("Tangiers") pursuant to which the Company received $100,000 as a loan from Tangiers.  The Note, as amended, has a term of twenty four (24) months, accrues interest at a rate equal to 7% per year, and is convertible into common stock, in whole or in part, at any time and from time to time before maturity at the option of the holder at a fixed price of 2 cents.  As further consideration, Tangiers shall be entitled to 750,000 5-year warrants exercisable at $0.07, and 750,000 5-year warrants exercisable at $0.14.  The Note further specifies that there shall be no penalty for prepayment.  The beneficial conversion feature resulting from the discounted conversion price compared to market price was valued on the date of grant to be $58,048 on the note, and $41,952 on the warrants. The warrants were valued using the Black-Scholes valuation model. This value was recorded as a discount on debt and offset to additional paid in capital.  Amortization expense during the three months ended June 30, 2014 was $9,194. Repayment of this note has been waived by the lender until November 15, 2014. As of June 30, 2014, the outstanding balance due on the Note is $114,211, which includes $14,211 in accrued interest.

On July 11, 2012, the Company issued a $550,000 Promissory Note ("the Note") to JMJ Financial, ("JMJ", or “the Lender”).  The Principal Sum due to the Lender shall be prorated based on the consideration actually paid by the Lender, plus an approximate 10% Original Issue Discount ("OID") that is prorated based on the consideration actually paid by the Lender as well as any other interest or fees, such that the Company is only required to repay the amount funded and the Company is not required to repay any unfunded portion of the Note.  The Note has a maturity date of twelve (12) months from the Effective Date.  If the Note is repaid within ninety (90) days of the Effective Date, the interest rate shall be zero percent (0%).  Should the Note still be outstanding after 90 days, a one-time 5% interest rate will be applied.  In addition, the Lender has the right, at any time 90 days after the Effective Date, at its election, to convert all or part of the outstanding and unpaid Principal Sum and accrued interest (and any other fees) into shares of fully paid and non-assessable shares of common stock of the Company. The Conversion Price is the lesser of $0.10 or 70% of the average of the two lowest closing prices in the 25 trading days previous to the conversion. The consideration received as of December 31, 2012 is $115,000. Due to the floating conversion price this note had an embedded derivative. The debt discount resulting from the derivative was valued on the date of grant to be $111,517 on the note. This value was recorded as a discount on debt and offset to derivative liability. In addition there was a $11,500 discount as a result of the principal owed ($126,500) exceeding the cash received ($115,000).  This resulted in a total discount of $123,017.  Amortization of the discount was $58,307 and $64,710 for the twelve months ended December 31, 2012 and 2013, respectively.   During the twelve month period ended December 31, 2013 an additional $235,000 was drawn down from this facility, plus $27,550 in OID. The debt discounts resulting from the derivatives on each draw date was valued on the date of grants to be a cumulative value of $228,713 on the notes as of December 31, 2013. Amortization of the discount was $169,424 as of December 31, 2013. Amortization expense during the six months ended June 30, 2014 was $26,655. During the twelve month period ended December 31, 2013, stock conversions reduced the outstanding balance of principal and accrued interest due by $283,920, and the Company issued an aggregate of 11,229,544 common shares with the conversions, which was consistent with the note agreement, and therefore no gain or loss was recognized on the conversions. During the six month period ended June 30, 2014, an additional $90,000 was drawn down from this facility, plus $9,000 in OID. and a discount of $95,200 was recorded. Amortization for the six month period ended June 30, 2014 was $49,068. During the six month period ended June 30, 2014, stock conversions reduced the outstanding balance of principal and accrued interest due by $97,055, and the Company issued an aggregate of 8,009,496 common shares for the conversions, which was consistent with the note agreement, and therefore no gain or loss was recognized on the conversions. As of June 30, 2014, the outstanding balance due on the Note is $131,489, which includes $4,520 in accrued interest.

On October 2, 2012, the Company issued a $750,000 Promissory Note ("the Note") to Tangiers Investors, LP ("Tangiers", or “the Lender”).  The consideration will be received by the Company in tranches of $50,000 no less than bi-weekly, by mutual consent.  The Principal Sum due to the Lender shall be prorated based on the consideration actually paid by the Lender plus any accrued interest, such that the Company is only required to repay the amount funded and the Company is not required to repay any unfunded portion of the Note. The Note has a maturity date of twenty four (24) months from the Effective Date of each tranche.  The Note shall accrue interest at a rate of 7% per annum on each $50,000 tranche independently from other tranches.  Unless repaid in cash, the Lender shall have the right to convert all or part of the outstanding and unpaid Principal Sum and accrued interest into shares of fully paid and non-assessable shares of common stock at a fixed price of $0.02 per share In addition, upon conversion, 125,000 5-year warrants for each $50,000 in Consideration received shall be issued, at an exercise price of 125% of the Conversion Price of each tranche, as applicable.  There is no penalty for prepayment, with prepayment subject to the consent of the Lender.  As of June 30, 2014, the Company has drawn $421,098 from this facility.  As of December 31, 2013, the outstanding balance due on this Note is $419,674 which includes $23,577 in accrued interest. Amortization for the six month period ended June 30, 2014 was $7,389. As of June 30, 2014, the outstanding balance due on the Note is $457,283, which includes $32,250 in accrued interest.

On September 26, 2013, the Company acquired a Case 580SM Backhoe for the purchase price of $56,071.  This purchase was financed as a 36 month note with CNH Capital America LLC at an interest rate of 8.49%.  A $10,000 initial payment was made on October 1, 2013, with 36 payments scheduled at $1,462 per month.  As of December 31, 2013, the principal balance due on this note was $41,687 plus $1,114 in accrued interest. As of June 30, 2014, the principal balance due on this note was $32,913 plus $3,073 in accrued interest.

On October 1, 2013, the Company issued a $280,000 Secured Convertible Promissory Note ("the Typenex Note", or the “Note”) to Typenex Co-Investment, LLC ("Typenex").  The Note carries a $25,000 original issue discount (the “OID”), as well as $5,000 in transaction fees. The interest rate on the Note is 10% per annum. The Note has a maturity date of thirteen (13) months from the Effective Date, and has a fixed conversion price of $0.08 if converted by the holder.  The Note is self-amortizing, such that it may be repaid in cash in eight (8) monthly installments of $35,000 plus accrued interest beginning 180 days from the Effective Date.  In lieu of cash payments, the Company may elect to convert the note to shares at 70% of the arithmetic average of the two (2) lowest VWAPs of the shares of Common Stock during the twenty (20) consecutive Trading Day period immediately preceding the date of such conversion.  No conversion can occur prior to 180 days from the Effective Date.  In addition, the Company retains the option of pre-paying the Note at any time at an amount equal to 125% of the outstanding principal and the accrued and unpaid interest.  The initial tranche received from this transaction was $125,000. The debt discount due to the tainted equity valuation and “OID” was $125,000 and $30,000, respectively. The second tranche of $125,000 was received on January 31, 2014, and as of June 30, 2014 a debt discount of $227,958 was recorded. Amortization on the debt discount was $85,929 during the six month period ended June 30, 2014.  As of June 30, 2014, the principal balance due on this note was $182,672, which includes $16,751 in accrued interest.

On October 7, 2013, the Company issued a $56,500 Promissory Note ("the LG Note", or the "Note") to LG Capital Funding LLC ("LG", or “the Lender”).  The Principal Sum due to the Lender includes a 10% Original Issue Discount ("OID") plus $1,500 in transaction fees payable to the Lender. The Note has a maturity date of nine (9) months from the Effective Date.  If the Note is repaid within ninety (90) days of the Effective Date, the interest rate shall be zero percent (0%).  Should the Note still be outstanding after 90 days, a one-time 5% interest rate will be applied.  Unless the Note is prepaid in cash, the Lender has the right at its election to convert all or part of the outstanding and unpaid Principal Sum and accrued interest (and any other fees) into shares of fully paid and non-assessable shares of common stock of the Registrant. The Conversion Price is the lesser of $0.10 or 70% of the average of the two lowest closing prices in the 25 trading days previous to the conversion.  The consideration received as of December 31, 2013 is $50,000. Due to the floating conversion price this note had an embedded derivative. The debt discount resulting from the derivative was valued on the date of grant to be $55,758 on the note. This value was recorded as a discount on debt and offset to derivative liability. In addition there was a $6,500 discount as a result of the principal owed ($56,500) exceeding the cash received ($50,000).  This resulted in a total discount limited to the Note principal of $56,500.   As of December 31, 2013, the outstanding balance due on this Note is $56,500.  On April 8, 2014, the outstanding balance due on this note of $56,500 in principal plus $2,285 in accrued interest was fully converted to 4,154,411 shares of common stock, and the Note has paid in full and retired.

On January 31, 2014, the Company issued two $50,000 Convertible Redeemable Notes ("the Note", or collectively “the Notes”) to GEL Properties, LLC ("GEL", or “the Lender”).  Each Note carries a 10% original issue discount (the “OID”), such that the outstanding balance upon the issuance of each Note is $55,000. Each Note has a maturity date of twelve (12) months from the Effective Date, and accrues interest at 5% per annum.   The Notes may be converted to shares of Common Stock of the Company at a conversion price of 70% of the arithmetic average of the two (2) lowest VWAPs (volume weighted average price) of the shares of Common Stock during the twenty-five (25) consecutive Trading Day period immediately preceding the date of such conversion.  No conversion can occur prior to 180 days from the Effective Date.  As of June 30, 2014, only one of these notes has been funded, such that the initial tranche received from this transaction was $50,000, less $2,500 in legal fees, and a commission paid to Carter Terry & Company, a registered broker-dealer, consisting of $4,000 in cash. Due to the floating conversion price this note had an embedded derivative. The debt discount resulting from the derivative was valued on the date of grant to be $52,129 on the note. This value was recorded as a discount on debt and offset to derivative liability. Amortization of the discount was $22,139 for the six month period ended June 30, 2014. As of June 30, 2014, the principal balance due on this note was $56,130, which includes $1,130 in accrued interest.

On February 3, 2014, the Company issued two $30,000 Convertible Redeemable Notes ("the LG Note", or collectively “the Notes”) to LG Capital Funding, LLC ("LG", or “the Lender”).  Each LG Note carries a 10% original issue discount (the “OID”), such that the outstanding balance upon the issuance of each LG Note is $33,000. Each LG Note has a maturity date of nine (9) months from the Effective Date, and accrues interest at 5% per annum.   The Notes may be converted to shares of Common Stock of the Company at a conversion price of 70% of the arithmetic average of the two (2) lowest VWAPs (volume weighted average price) of the shares of Common Stock during the twenty-five (25) consecutive Trading Day period immediately preceding the date of such conversion.  No conversion can occur prior to 180 days from the Effective Date.  As of June 30, 2014, only one of these notes has been funded, such that the initial tranche received from this transaction was $30,000, less $1,500 in legal fees, and a commission paid to Carter Terry & Company, a registered broker-dealer, consisting of $2,400 in cash. The debt discount resulting from the derivative was valued on the date of grant to be $32,280 on the note. This value was recorded as a discount on debt and offset to derivative liability. Amortization of the discount was $16,999 for the six month period ended June 30, 2014. As of June 30, 2014, the principal balance due on this note was $33,665, which includes $665 in accrued interest.

On March 13, 2014, the Company issued a $35,000 Convertible Redeemable Note (the “Note”) to LG Capital Funding LLC ("LG", or “the Lender”).  The Principal Sum due to the Lender includes a 10% Original Issue Discount ("OID") plus $1,750 in transaction fees.  The Note has a maturity date of nine (9) months from the Effective Date, and accrues interest at 5% per annum. Unless the Note prepaid in cash, the Lender has the right at its election to convert all or part of the outstanding and unpaid Principal Sum and accrued interest (and any other fees) into shares of fully paid and non-assessable shares of common stock of the Company. The Note may be converted to shares of Common Stock of the Registrant at a conversion price of 70% of the arithmetic average of the two (2) lowest VWAPs (volume weighted average price) of the shares of Common Stock during the twenty-five (25) consecutive Trading Day period immediately preceding the date of such conversion.  No conversion can occur prior to 180 days from the Effective Date. In connection with this transaction, a commission has been paid to Carter Terry & Company, a registered broker-dealer, consisting of $2,800 in cash. The debt discount resulting from the derivative was valued on the date of grant to be $31,453 on the note. This value was recorded as a discount on debt and offset to derivative liability. Amortization of the discount was $27,103 for the six month period ended June 30, 2014. As of June 30, 2014, the principal balance due on this note was $39,070, which includes $570 in accrued interest.

On March 13, 2014, the Company issued a $30,000 Convertible Redeemable Note (the “Note”) to Union Capital LLC ("Union", or “the Lender”).  The Principal Sum due to the Lender includes a 10% Original Issue Discount ("OID") plus $1,500 in transaction fees.  The Note has a maturity date of twelve (12) months from the Effective Date, and accrues interest at 5% per annum. Unless the Note prepaid in cash, the Lender has the right at its election to convert all or part of the outstanding and unpaid Principal Sum and accrued interest (and any other fees) into shares of fully paid and non-assessable shares of common stock of the Company. The Note may be converted to shares of Common Stock of the Registrant at a conversion price of 70% of the arithmetic average of the two (2) lowest VWAPs (volume weighted average price) of the shares of Common Stock during the twenty-five (25) consecutive Trading Day period immediately preceding the date of such conversion.  No conversion can occur prior to 180 days from the Effective Date. In connection with this transaction, a commission has been paid to Carter Terry & Company, a registered broker-dealer, consisting of $2,400 in cash. The debt discount resulting from the derivative was valued on the date of grant to be $29,074 on the note. This value was recorded as a discount on debt and offset to derivative liability. Amortization of the discount was $9,490 for the six month period ended June 30, 2014.  As of June 30, 2014, the principal balance due on this note was $33,488, which includes $488 in accrued interest.

On March 27, 2014, the Company issued a $50,000 Convertible Promissory Note (the “Note”) to Beaufort Capital Partners LLC ("Beaufort", or “the Lender”).  The Principal Sum due to the Lender includes a 10% Original Issue Discount ("OID").  The Note has a maturity date of six (6) months from the Effective Date, and accrues interest at 5% per annum. Unless the Note prepaid in cash, the Lender has the right at its election to convert all or part of the outstanding and unpaid Principal Sum and accrued interest (and any other fees) into shares of fully paid and non-assessable shares of common stock of the Company. The Note may be converted to shares of Common Stock of the Registrant at a conversion price of 70% of the arithmetic average of the two (2) lowest VWAPs (volume weighted average price) of the shares of Common Stock during the twenty-five (25) consecutive Trading Day period immediately preceding the date of such conversion.  No conversion can occur prior to 180 days from the Effective Date. In connection with this transaction, a commission has been paid to Carter Terry & Company, a registered broker-dealer, consisting of $4,000 in cash. The debt discount resulting from the derivative was valued on the date of grant to be $52,808 on the note. This value was recorded as a discount on debt and offset to derivative liability. In addition there was a $5,000 discount as a result of the principal owed ($55,000) exceeding the cash received ($50,000).  This resulted in a total discount limited to the Note principal of $54,421 including amortization of $14,291 as of June 30, 2014.  As of June 30, 2014, the principal balance due on this note was $55,000, which includes $0 in accrued interest.

On April 10, 2014, the Company issued a $44,000 Convertible Promissory Note (the “Note”) to Caesar Capital Group, LLC ("Caesar", or “the Lender”).  The Principal Sum due to the Lender includes a 10% Original Issue Discount ("OID").  The Note has a maturity date of twelve (12) months from the Effective Date, and accrues interest at 8% per annum. Unless the Note is prepaid in cash, the Lender has the right at its election upon maturity of the Note to convert all or part of the outstanding and unpaid Principal Sum and accrued interest (and any other fees) into shares of fully paid and non-assessable shares of common stock of the Registrant. The Note may be converted to shares of Common Stock of the Registrant at a conversion price of 70% of the lowest VWAP (volume weighted average price) of the shares of Common Stock during the five (5) consecutive Trading Day period immediately preceding the date of such conversion.  In connection with this transaction, a commission has been paid to Meyers and Associates, a registered broker-dealer, consisting of $4,000 in cash. The debt discount resulting from the derivative was valued on the date of grant to be $39,830 on the note. This value was recorded as a discount on debt and offset to derivative liability. In addition there was a $4,000 discount as a result of the principal owed ($44,000) exceeding the cash received ($40,000).  This resulted in a total discount to the Note principal of $43,830 including amortization of $9,633 as of June 30, 2014.  As of June 30, 2014, the principal balance due on this note was $44,772, which includes $772 in accrued interest.

On April 21, 2014, the Company issued a $55,000 Convertible Promissory Note (the “Note”) to WHC Capital, LLC ("WHC", or “the Lender”).  The Principal Sum due to the Lender includes a 10% Original Issue Discount ("OID").  The Note has a maturity date of twelve (12) months from the Effective Date, and accrues interest at 8% per annum. Unless the Note prepaid in cash, the Lender has the right at its election to convert all or part of the outstanding and unpaid Principal Sum and accrued interest (and any other fees) into shares of fully paid and non-assessable shares of common stock of the Company. The Note may be converted to shares of Common Stock of the Registrant at a conversion price of 70% of the arithmetic average of the two (2) lowest VWAPs (volume weighted average price) of the shares of Common Stock during the twenty-five (25) consecutive Trading Day period immediately preceding the date of such conversion.  No conversion can occur prior to 180 days from the Effective Date. In connection with this transaction, a commission has been paid to Carter Terry & Company, a registered broker-dealer, consisting of $4,000 in cash. The debt discount resulting from the derivative was valued on the date of grant to be $48,112 on the note. This value was recorded as a discount on debt and offset to derivative liability. In addition there was a $5,000 discount as a result of the principal owed ($55,000) exceeding the cash received ($50,000).  This resulted in a total discount to the Note principal of $48,112 including amortization of $10,024 as of June 30, 2014.  As of June 30, 2014, the principal balance due on this note was $55,928, which includes $928 in accrued interest.

On May 8, 2014, the Company issued a $280,000 Secured Convertible Promissory Note ("the Typenex Note", or the “Note”) to Typenex Co-Investment, LLC ("Typenex").  The Note carries a $25,000 original issue discount (the “OID”), as well as $5,000 in transaction fees. The interest rate on the Note is 10% per annum. The Note has a maturity date of thirteen (13) months from the Effective Date.  The Note is self-amortizing, such that it may be repaid in cash in eight (8) monthly installments of $35,000 plus accrued interest.  In lieu of cash payments, the Company may elect to convert the note to shares at 70% of the arithmetic average of the two (2) lowest VWAPs of the shares of Common Stock during the twenty (20) consecutive Trading Day period immediately preceding the date of such conversion.  In addition, the Company retains the option of pre-paying the Note at any time at an amount equal to 125% of the outstanding principal and the accrued and unpaid interest.  The initial tranche received from this transaction was $50,000. A second tranche of $50,000 was received on June 9, 2014. In connection with this transaction, a commission has been paid to Carter Terry & Company, a registered broker-dealer, consisting of $8,000 in cash. The debt discount resulting from the derivative was valued on the date of grant to be $60,147 on the first tranche, and $52,713 for the second tranche. This value was recorded as a discount on debt and offset to derivative liability. In addition there was a $10,000 discount as a result of the principal owed ($110,000) exceeding the cash received ($100,000).  This resulted in a total discount limited to the Note principal of $110,000 including amortization of $10,803 as of June 30, 2014.  As of June 30, 2014, the principal balance due on this note was $111,171, which includes $1,171 in accrued interest.

On May 9, 2014, the Company issued $34,000 Convertible Redeemable Notes ("the LG Note", or collectively “the Notes”) to LG Capital Funding, LLC ("LG", or “the Lender”).  The LG Note carries a 10% original issue discount (the “OID”), such that the outstanding balance upon issuance is $37,400. The LG Note has a maturity date of twelve (12) months from the Effective Date, and accrues interest at 5% per annum.   The Notes may be converted to shares of Common Stock of the Registrant at a conversion price of 70% of the arithmetic average of the two (2) lowest VWAPs (volume weighted average price) of the shares of Common Stock during the twenty-five (25) consecutive Trading Day period immediately preceding the date of such conversion.  No conversion can occur prior to 180 days from the Effective Date.  The initial tranche received from this transaction was $34,000, less $2,000 in legal fees, and a commission paid to Carter Terry & Company, a registered broker-dealer, consisting of $2,270 in cash. The debt discount resulting from the derivative was valued on the date of grant to be $32,024 on the note. This value was recorded as a discount on debt and offset to derivative liability. In addition there was a $3,400 discount as a result of the principal owed ($37,400) exceeding the cash received ($34,000).  This resulted in a total discount limited to the Note principal of $35,424 including amortization of $5,047 as of June 30, 2014.  As of June 30, 2014, the principal balance due was $37,666, which includes $266 in accrued interest.

The following table summarizes all of the Convertible Notes outstanding as of June 30, 2014 and December 31, 2013:

	June 30, 2014	December 31, 2013
Mortgage payable – Ruby Mine	$1,726,186	$1,832,638
Secured note payable with annual interest rate of 8%	32,913	41,687
Discount on note payable	-	-
Net note payable	1,759,099	1,874,325
Convertible notes:
Secured convertible notes payable with annual interest rate of 10%	296,476	155,000
Unsecured convertible notes payable with annual interest rate of 9.9%	275,000	275,000
Unsecured convertible notes payable with annual interest rate of 8%	99,000	-
Unsecured convertible notes payable with annual interest rate of 7%	510,354	496,097
Unsecured convertible notes payable with annual interest rate of 5%	377,700	175,050
Discount on debt from derivative valuation	(517,169)	(264,389)
Total convertible notes	1,041,361	836,858
Total Debt	$2,800,460	$2,711,183

NOTE 8             DEFERRED FINANCING COSTS

Deferred financing costs include debt issuance costs primarily incurred by the Company as part of Convertible Note transactions. Deferred financing costs as of June 30, 2014 was $54,777. Amortization was $41,159 and $6,150 for the six month periods ended June 30, 2014 and 2013, respectively.

These costs include commissions paid to Carter Terry & Company, a registered broker-dealer, consisting of $55,620 in cash. These amounts were capitalized to Deferred Financing Costs and amortized over the term of the note. Amortization is provided on a straight-line basis over the terms of the respective debt instruments to which the costs relate and is included in interest expense.  The difference between the straight line and effective interest methods is immaterial due to the short term nature of the convertible notes.

During the six month period ending June 30, 2014, 368,217 restricted shares of common stock of the Company valued at $10,310 were issued to Carter Terry & Company as part of their commission package.  As of June 30, 2014, $7,040 in stock payable related to deferred financing costs remains due.

NOTE 9             DERIVATIVE LIABILITIES

On July 11, 2012, the Company borrowed $100,000 requiring principal repayment of $110,000 convertible at the lesser of $0.10 or the average of the two lowest closing prices in the 25 trading days prior to conversion. This note payable contained an embedded derivative liability due to the conversion feature not being considered fixed or determinable. The related derivative liability was valued at issuance and the fair value of $98,366 was recorded as a derivative liability and debit to debt discount.

In addition to this convertible note all other debt and equity instruments (except for preferred stock) convertible to common stock at the discretion of the holder were considered as a part of the derivative liability due to the tainted equity environment.  As of July 11, 2012, these tainted instruments consisted of convertible debt outstanding of $375,000 and 20,050,000 warrants. These instruments were valued when they became tainted on July 11, 2012.  The fair value of the conversion features on the convertible debt of $83,358 was added to the derivative liability and recorded as a part of the loss on the derivative for the period. The fair value of the warrants was also added to the derivative liability and recorded as a loss on the derivative liability.

During the year ended December 31, 2013, the Company issued additional convertible notes totaling $692,797, which were considered tainted upon issuance. The related derivative liability and debt discount recorded was valued at inception and equal to $585,210. In addition, the Company retired $253,336 in debt and accrued interest through cash payments and stock conversions, which resulted in a settlement of derivative liabilities to additional paid in capital of $386,536. All instruments with embedded derivative liabilities or included in the derivative liability due to the tainted equity environment were re-valued at December 31, 2013, with all changes flowing through the gain/loss on derivative for a total gain on derivative of $151,533 for the year ended December 31, 2013. The derivative liability related to convertible debt was valued at $548,447, and the derivative liability related to warrants was $148,201 as of December 31, 2013. This includes 4 million new warrants granted in FY 2013 that were valued and included in the derivative.

During the six months ended June 30, 2014, the Company issued additional convertible notes totaling $792,600, which were considered tainted upon issuance. The related derivative liability was valued at inception and equal to $779,682 from a $118,886 loss and a $660,796 discount. In addition, the Company retired $347,259 in stock conversions, which resulted in a settlement of derivative liabilities to additional paid in capital of $160,703. All instruments with embedded derivative liabilities or included in the derivative liability due to the tainted equity environment were re-valued at June 30, 2014, with all changes flowing through the gain/loss on derivative for a total gain on derivative of $671,464 for the six months ended June 30, 2014. The derivative liability related to convertible debt was valued at $625,498, and the derivative liability related to warrants was $18,665 as of June 30, 2014.

The following shows the changes in the derivative liability measured on a recurring basis for the six months ended June 30, 2014, and for the year ended December 31, 2013.

Derivative Liability at December 31, 2013	$696,648
Gain on Derivative Liability	(671,464)
Settlement to APIC from Conversion	(160,703)
Additions to Liability for Convertible Debt recorded as debt discount	660,796
Additions to Liability for Convertible Debt expensed due to value of derivative exceeding debt	118,886
Derivative Liability at June 30, 2014	$644,163

The following tabular presentation reflects the components of derivative financial instruments on the Company’s balance sheet at June 30, 2014 and December 31, 2013:

Derivative Liabilities:	June 30, 2014	December 31, 2013
Embedded derivative liability in convertible debt	$496,131	$156,761
Derivative liability due to tainted equity – convertible debt	129,367	391,686
Derivative liability due to tainted equity – warrants	18,665	148,201
Total Derivative Liability	$644,163	$696,648

NOTE 10           COMMITMENTS AND CONTINGENCIES

During the second quarter of fiscal 2013, the Company discovered it had offered and sold certain shares of common stock without registration under the Securities Act of 1933 (the “Securities Act”), as amended, during the period from October 24, 2011 through April 25, 2013.  Pursuant to Section 10(a)(3) of the Securities Act, by the time our prospectus had been in use for 9 months from the effective date of January 24, 2011, the balance sheet date of the audited financial statement contained in our prospectus was more than 16 months old, and had not been refreshed to present our current financial statements within said prospectus. This inadvertent technical failure to update our prospectus according to Section 10(a)(3) of the Securities Act may have caused our prospectus to no longer be effective as of October 24, 2011. As a result, purchasers of these securities may have the right to rescind their purchases for an amount equal to the purchase price paid for the securities, plus interest from the date of purchase, limited to the unregistered shares purchased from the original seller and still held by the original purchaser. The federal Securities Act requires that any claim for rescission be brought within one year of reporting the violation. The time periods within which claims for rescission must be brought under state securities laws vary and may be two years or more from the transaction date. As of the date of this report, approximately 10 million shares of our outstanding common stock are subject to possible rescission. The maximum potential liability as of June 30, 2014 and December 31, 2013 was $697,046 and $667,758, respectively. These amounts include interest at 10% per annum from the date of the respective purchases.  Due to the shares being redeemable by the holder since their inception, the shares are required to be classified outside of permanent equity on the balance sheet. Since redemption is uncertain and outside of the Company’s control the shares are classified within the mezzanine section of the balance sheet at their respective redemption values. Any differences between the cash received and the redemption value was recorded to additional paid in capital. Interest of 10% is being accrued on the values and is recorded through additional paid in capital consistent with the appropriate accounting guidance covering the accounting treatment of mezzanine instruments.

The following shows the changes in the redeemable common stock from October 24, 2011 through June 30, 2014.

Cash received for 880,982 shares issued after October 24, 2011	$89,000
Mark redeemable common stock down to the redeemable amount	(974)
Interest on redeemable common stock	247
Redeemable common stock value at December 31, 2011	$88,273
Cash and note relief received for 3,636,619 shares issued	227,000
Mark redeemable common stock up to the redeemable amount	29,516
Interest on redeemable common stock	22,701
Redeemable common stock value at December 31, 2012	$367,490
Cash received for 5,699,885 shares issued	197,000
Mark redeemable common stock up to the redeemable amount	52,346
Interest on redeemable common stock	50,922
Redeemable common stock value at December 31, 2013	$667,758
Interest on redeemable common stock	29,288
Redeemable common stock value at June 30, 2014	$697,046

As of June 30, 2014 and December 31, 2013, respectively, the Company does not have any outside commitments, and is not currently leasing any office space.  Office space is provided as part of a management agreement with The PAN Network, a private business management and consulting company wholly-owned by the Company’s Chief Executive Officer (see Note 14 - Related Party Transactions).  The agreement is renewable annually at the discretion of both parties. As a result there are no future payments for our lease beyond the current year contract.

The Company is not and has never been involved in any litigation of any nature, and the Company is not aware of any pending or threatened litigation.

EB-5

On July 28, 2010, the Company executed an agreement with ACG Consulting, LLC ("ACG") intended to establish a new economic Regional Center ("RC") under the federal EB-5 program (the "EB-5 Program") that will encompass all of  Northern California's Gold Country. Once established, the Regional Center is expected to provide full funding for the Company's Ruby Mine Project in Sierra County, California.  Terms of the agreement specify that upon filing an application for a new Regional Center with USCIS, North Bay shall pay ACG its share of the startup expenses, which as of December 31, 2011 were $0. During Q1, 2011, the Company agreed to reimburse ACG $37,216 in expenses incurred to prepare and file EB-5 applications with USCIS.  As of March 31, 2011, $15,000 of this amount had been paid, and $22,216 remained outstanding.  As of December 31, 2011, $0 remains outstanding and this account has been paid in full.  No shares of Company stock have been or will be issued in connection with this agreement.

The agreement also provides that North Bay will own 49% of the Regional Center, and ACG will own 51%. ACG and North Bay, working together through the Regional Center, will seek to raise up to $7.5M in EB-5 funding for North Bay's Ruby Mine Project, subject to USCIS approval. ACG will also be an equity partner in each project North Bay may bring into the Regional Center, the amount of which will vary on a deal by deal basis based on the amount of consulting services ACG actually provides. At the present time, no projects other than mining are being considered, and the industry focus for the Regional Center is expected to be limited to mining initially.

Effective October 14, 2010, the Company, together with ACG, entered into a Memorandum of Understanding (“MOU”) with Northern California Regional Center, LLC ("NCRC"), whereby NCRC has agreed to expand its scope to include mining projects in the counties of Sierra and Nevada in Northern California, and together with ACG has agreed to sponsor North Bay's application to secure $7.5 million for the Ruby Gold project in Sierra County, California, through the EB-5 Program.  NCRC was approved on April 22, 2010 by the United States Citizenship and Immigration Services (“USCIS”) as a designated EB-5 Regional Center, and is currently approved to sponsor qualifying investments in such capacity within the counties of Colusa; Butte; Glenn; Sacramento; San Joaquin; Shasta; Sutter; Tehama; Yuba; and Yolo in the State of California (the “Regional Center’s Geographic Area”).  Pursuant to its regional center designation, NCRC may sponsor qualifying investments in certain industry economic sectors that do not currently include mining.  The agreement with North Bay and ACG calls for NCRC to seek USCIS approval for an expansion of NCRC’s Regional Center Geographic Area (the “Expansion”) to include Sierra County, where the Ruby Mine is located, and for approval to include mining within its designated industry sectors (the “Mining Designation”). These applications have been filed with USCIS, and are currently being reviewed. Upon approval of the Expansion and Mining Designation by USCIS, NCRC will then be permitted to sponsor qualified investments in North Bay’s Ruby Gold project under the EB-5 Program.  Under the terms of the agreement, NCRC will receive a $5,000 fee for each investor whose minimum $500,000 investment is approved by USCIS.  In addition, upon the Ruby Gold project receiving the aggregate sum of $7,500,000 through the EB-5 Program, NCRC shall be entitled to an undivided one and one half percent (1.5%) interest in the Ruby Gold project.  No shares of Company stock have been or will be issued in connection with this agreement, and the entire EB-5 funding is expected to be non-dilutive to shareholders.

On July 19, 2011, the NCRC Expansion Amendment, which includes the Mining Designation and pre-approval of the Ruby Gold project as a qualified EB-5 project, was formally approved by USCIS.  As of the date of this report, the EB-5 funding is still pending and is considered unlikely to be completed.

NOTE 11           STOCK SPLITS

On February 18, 2005, the Company effected a 4 for 1 forward stock split of our common shares.  On March 12, 2006, and on February 7, 2008, the Company effected 1 for 10 reverse stock splits.  All information presented herein has been retrospectively adjusted to reflect these stock splits as they took place as of the earliest period presented.

NOTE 12           DEFERRED COMPENSATION/NQDC

The Company has adopted an unfunded Non-Qualified Deferred Compensation (NQDC) plan to compensate our Chief Executive Officer.  Under this plan, the Company is not required to reserve funds for compensation, and is only obligated to pay compensation when and if funds are available.  Any amounts due but unpaid automatically accrue to deferred compensation. The plan has the option to be renewed annually at the discretion of the Company. While unfunded and non-recourse, for compliance with GAAP this is disclosed as an accrued expense on the balance sheet.  On April 28, 2011, the Company issued two million (2,000,000) shares of common stock to our Chief Executive Officer  to reduce the aggregate amount of deferred compensation owed to him by $180,000.  The shares were valued at the closing market price of our common stock on the date of issuance.  On December 9, 2013, the Company issued five million (5,000,000) shares of common stock to our Chief Executive Officer  to reduce the aggregate amount of deferred compensation owed to him by $180,000.  The shares were valued at the closing market price of our common stock on the date of issuance, which was equal to the deferred compensation relieved.  As of June 30, 2014 and December 31, 2013, the outstanding balance of the NQDC plan is $832,474 and $820,474, respectively.

In 2007, 2008, and 2009, our Chief Executive Officer was awarded restricted stock bonuses for deferring accrued salary. The value of common shares were based on the market closing price on the day of issuance, and the value of preferred shares were valued via a valuation model generated by an independent valuation expert, as follows:

Date	Type of Stock	Number of Shares	Value
2/12/2007	Preferred	100	$101,000
2/9/2007	Common	250,000	$31,250
12/21/2007	Common	10,000,000	$900,000
12/16/2008	Common	2,500,000	$50,000
8/11/2009	Preferred	4,100,000	$253,785

NOTE 13           ASSET RETIREMENT OBLIGATIONS

Provisions for site closure and reclamation costs are based principally on legal and regulatory requirements established by various government agencies, principally Sierra County, California, the US Forest Service, and the California Dept. of Conservation Office of Mine Reclamation (OMR). Under current regulations, the Company is required to meet performance standards to minimize the environmental impact from its operations and to perform site restoration and other closure activities at its mining sites. The exact nature of environmental remediation requirements that may be encountered in the future, if any, cannot be predicted with certainty, because environmental requirements currently established by government agencies may change.

The following table illustrates the inputs used to calculate the current Asset Retirement Obligation as of June 30, 2014 and December 31, 2013.

Cost estimate for reclamation work at today's cost	$173,141
Estimated life of mine (years)	50
Risk adjusted rate (borrowing rate)	9.9%
Estimated inflation rate	2.2%

Asset Retirement Obligation
Asset retirement obligation at 12/31/13	$6,158
Adjustment	(1,708)
Accretion Expense	266
Asset retirement obligation at 6/30/14	$4,716

NOTE 14           RELATED PARTY TRANSACTIONS

In August 2009, the Board of Directors approved and the Company executed a management agreement with The PAN Network (“PAN”), a private business management and consulting company wholly-owned by the Company’s Chief Executive Officer.  The agreement is in consideration of $18,000 per month, and calls for PAN to provide (a) office and board room space, including reception, utilities, landline phone/fax, computers, copiers, projectors, and miscellaneous services; (b) financial services, including accounting, corporate filing and bookkeeping; (c) project and administrative services; (d) resource targeting, acquisition, development and management services; (e) marketing services, communications, marketing materials management, and writing services; (f) strategic planning, milestone management and critical path analysis; and (g) online services, including web site hosting, web site design, web site maintenance, and email services.   The agreement includes Mr. Leopold’s salary of $15,000 per month, which will accrue entirely to deferred compensation during any period in which the commitment remains unpaid.  The term of the agreement is one year, and automatically renews annually on January 1 each year unless otherwise terminated by either party. During the year ended December 31, 2013, $100,000 of the amount due was paid in cash, and $116,000 accrued to deferred compensation.  On December 9, 2013, the Company issued five million (5,000,000) shares of common stock to our Chief Executive Officer  to reduce the aggregate amount of deferred compensation owed to him by $180,000.  The shares were valued at the closing market price of our common stock on the date of issuance.

During the twelve month period ended December 31, 2012, all 100,000 outstanding shares of the Series G Convertible Preferred that were previously issued to Mr. Leopold in August 2009 were cancelled at the request of and consent of Mr. Leopold, the sole shareholder of the class.  Subsequent to the cancellation of said shares, a Certificate of Elimination of the Series G Convertible Preferred Stock was filed with the Secretary of State of the State of Delaware to eliminate entirely the Series G Convertible Preferred stock designation from our Articles of Incorporation.

During the twelve month period ended December 31, 2013, director Fred Michini was paid $10,000 in director fees, which was paid as 277,778 shares of stock valued at the closing market price of our common stock on the date of issuance.

NOTE 15           ADVANCE GOLD SALES

On June 4, 2013, the Company executed a Memorandum of Understanding (the “Agreement”) with a private US investor (the “Investor”) for an advance sale of up to 120 ounces of specimen gold from the Ruby Mine in Sierra County, California.  The price paid in advance by the Investor shall be at a ten percent (10%) discount to the then-current spot price of gold (the “Purchase Price”) on the day the gold is produced and made available for shipment (the “Delivery Date”). The Investor will acquire the right to purchase the gold at their discretion. Upon signing the Agreement, the Company received an initial cash advance of $150,000 (the “Advance”), which is based on a 10% discount to the current spot price of gold, for delivery of the first 120 ounces of specimen gold produced from the Ruby Mine on or before February 1, 2014 (the “Due Date”).  The Advance paid will be applied to the amount due to the Company on the Delivery Date, as determined by the then-current spot price of gold on the Delivery Date.  In the event that 120 ounces of specimen gold is not available for delivery by the Due Date, the Investor will be entitled to be repaid the Advance in cash plus 10% interest equal to $165,000 total, with an option to still purchase the same amount of gold at a discount of 10% to the then-current spot price of gold when the specimen gold becomes available for delivery at a later date. A $165,000 cash payment was made on the due date, February 1, 2014, and the Advance has been repaid.  The payment offset $15,000 of the derivative liability, and the remaining derivative liability of $1,667 was settled to additional paid-in capital with payment. As per the Agreement, the investor retains the right to purchase 120 ounces of gold at a future date at a 10% discount to the then-current spot price of gold.

On August 2, 2013, the Company sold an additional 40 ounces of gold under the same terms for $50,000.  In the event that the 40 ounces of specimen gold is not available for delivery by the Due Date on April 2, 2014, the Investor will be entitled to be repaid the Advance in cash plus 10% interest equal to $55,000 total, with an option to still purchase the same amount of gold at a discount of 10% to the then-current spot price of gold when the specimen gold becomes available for delivery at a later date. As of June 30, 2014, the Company has repaid $45,000 of the cash advance plus interest. As of the date of this report, the Company has repaid the cash advance plus interest in its entirety.

The related obligations have been recorded for the full $200,000 received and an additional $22,223 recorded as a derivative liability represents the additional amount owed related to the 10% discount on the gold price. This discount of $22,223 is being amortized straight line over the term of the agreement resulting in amortization of $4,289 for the six months ended June 30, 2014.

NOTE 16           SHARE ISSUANCES SINCE JUNE 18, 2004 (INCEPTION)

In 2004, the Company issued an aggregate of 320,000 shares of common stock and 1,200,000 shares of preferred stock as Founders shares to the Company Founders. The preferred stock was convertible to common stock at a rate of one common share per two preferred shares. The shares were valued at their par value which was equal to $1,520.

In 2004, the Company issued an aggregate of 320,000 shares of common stock and 1,200,000 shares of preferred stock to the Company Officers and Directors upon the merger of Ultimate Jukebox, Inc. and NetMusic Corp. The preferred stock was convertible to common stock at a rate of one common share per two preferred shares. The shares were valued at their par value which was equal to $1,520.

Prior to 2008, the Company issued an aggregate of 12,005,491 shares of common stock for services rendered and exploration stage mining properties.  The shares were valued at $5,100,667, based on the market price on the date of grant.

Prior to 2008, the Company issued an aggregate of 2,574,127 shares of common stock to convert debt to equity.  The shares were valued at $2,510,825 based on the market price on the date of issuance.  Any differences between the value of the shares issued and the debt relieved were recorded as a gain or loss on conversion.

Prior to 2008, the Company issued an aggregate of 302,643 shares of common stock in private placements. The consideration received was $522,700.

Prior to 2008, the Company purchased back and retired 200,000 shares at a net cost of $2,000.

Prior to 2008, the Company received a contribution of $164,371 from a shareholder to pay expenses for mineral claim exploration.

Prior to 2008, the Company issued 100 shares of Series I Preferred stock to our Chief Executive Officer, Mr. Perry Leopold, as an anti-takeover measure to insure that Mr. Leopold maintains control of the Company during periods when the Company’s stock may be severely undervalued and subject to hostile takeover in the open market.  As specified in the Certificate of Designation filed by the Company with the Delaware Secretary of State in February 2007, ”the outstanding shares of Series I Preferred Stock shall vote together with the shares of Common Stock of the Corporation as a single class and, regardless of the number of shares of Series I Preferred Stock outstanding and as long as at least one of such shares of Series I Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of the Corporation or action by written consent of shareholders.  Each outstanding share of the Series I Preferred Stock shall represent its proportionate share of the 80% which is allocated to the outstanding shares of Series I Preferred Stock.”  The value of the Series I Preferred shares was valued at $101,000 according to the value of the control premium from 80% of the voting rights assigned to Series I Preferred stock.

Prior to 2008, the Company converted 2,400,000 shares of Convertible Series A preferred stock to 1,200,000 shares of common stock. The shares were convertible at a ratio of one share of common stock per two shares of preferred stock.

Prior to 2008, a non-convertible note payable from a third party totaling $50,000 with a 20% interest rate, maturing thirty days from the note date, was converted into 1,250,000 shares of common stock. During the same period, a non-convertible note payable from a third party totaling $12,000 with a 10% interest rate, maturing one year from the note date, was converted into 100,000 shares of common stock.  The aggregate shares were valued according to the closing market price on their respective conversion dates at $121,500.

Prior to 2008, beneficial conversion features related to convertible notes payable totaling $62,000 were recorded. The entire discount was expensed in the year ended December 31, 2007 due to the conversion of the note prior to year end.

During 2008, the Company received a contribution of $10,000 from a shareholder for mineral claim maintenance.

During 2008, the Company issued an aggregate of 5,500,000 shares of common stock for services rendered.  The shares were valued at $230,000, based on the market price on the date of grant.

During 2008, the Company issued 2,275,000 shares of common stock in a private placement.  The consideration received was $10,000.

During 2009, the Company issued 4,000,000 shares of Series A Preferred stock, and 100,000 shares of Series G Preferred stock to our Chief Executive Officer as a bonus for services rendered.  Each share of Series A Preferred has 10 votes per share and is convertible to 5 shares of common.  The Series G Preferred stock has no voting rights, and each share is convertible to 1/100 of an ounce of gold, or 20 shares of common. The conversion of the Series G Preferred stock into gold can only be exercised by the holder if the company has gold inventory at the time of conversion. The conversion value of the shares was $253,785 based on the value of the closing price of the common stock the preferred shares were convertible into on the day of issuance, plus the value of the control premium from voting rights assigned to the preferred share issuances.

During 2009, the Company issued an aggregate of 21,800,000 shares of common stock in private placements.  The consideration received was $173,000.

During 2009, the Company issued an aggregate of 10,000,000 shares of common stock to a private investor to reduce the balance due of deferred compensation to the Chief Executive Officer by $100,000. The deferred compensation was assigned by the Chief Executive Officer to the private investor in lieu of cash, and the assigned liability was immediately converted to equity by the investor. The value of the shares issued according to the market price on the date of issuance was $187,500. The difference between the value of the deferred compensation and the value of the shares issued was recorded as a loss on conversion.

During 2009, the Company issued an aggregate of 2,500,000 shares of common stock for services rendered. The shares were valued at $29,750, based on the market price on the date of grant.

During 2009, the Company secured $5 Million in financing under an equity line of credit with Tangiers Investors, LP ("Tangiers") to fund the Company's operations and prospective mining acquisitions. North Bay has entered into a Securities Purchase Agreement with Tangiers that provides North Bay the right, but not the obligation, to draw down on the equity line of credit by selling to Tangiers shares of the Company's common stock for a total purchase price of up to $5 Million. Tangiers will pay the Company 90% of the lowest volume weighted average price of the Company's common stock during the pricing period as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board ("OTCBB"). Tangiers' obligation to purchase shares of the Company's common stock under the Securities Purchase Agreement is subject to certain conditions, including the Company obtaining an effective registration statement for shares of the Company's common stock sold under the Securities Purchase Agreement and is limited to $100,000 per 10 consecutive trading days after the advance notice is provided to Tangiers.  Upon signing the Securities Purchase Agreement, the Company has agreed to issue Tangiers $85,000 in restricted stock as a one-time commitment fee.  This was classified as Stock Payable at December 31, 2009 and valued at $115,310, based on the closing market price of our common stock as of October 7, 2009, the date the contract was signed.  Subsequently, the Company issued 6,589,147 shares of restricted common stock on January 20, 2010 to satisfy this obligation.

During 2010, the Company issued 6,589,147 shares of restricted common stock to Tangiers Investors, LP (“Tangiers”) as a one-time commitment fee in compliance with the October 7, 2009 agreement with Tangiers.  The value of these shares was recorded in 2009 as a stock payable due to the obligation existing at that time.  Due to the instrument to be only settled with the issuance of shares, no gain or loss was recorded with the issuance in 2010, and the full value of the stock payable was relieved to common stock and additional paid-in capital.

During 2010, the Company issued 5,000,000 shares of common stock in a Rule 504 private placement.  The consideration received was $50,000.

During 2010, the Company issued 10 million shares of common stock to Ruby Development Company as part of the initial consideration for the signing of an option-to-purchase agreement on the Ruby Mine. The market value of these shares as of the date the contract was executed was $150,000.  This amount was capitalized to Other Assets due to it being a part of the Ruby Mine Purchase Option costs.

During 2011, the Company registered 19,726,822 shares of our common stock with the SEC for issuance to Tangiers Investors LP ("Tangiers") pursuant to an equity line of credit (“ELOC”) and Securities Purchase Agreement ("SPA") entered into with Tangiers on October 7, 2009.  Pursuant to the terms of the SPA, the Company has the right, but not the obligation, to draw down on the ELOC by selling to Tangiers shares of the Company's common stock for a total purchase price of up to $5 Million. Tangiers will pay the Company 90% of the lowest volume weighted average price of the Company's common stock during the 5-day pricing period immediately following any advance notice provided to Tangiers.  Advances are limited to $100,000 per 10 consecutive trading days after the advance notice is provided to Tangiers.  As of December 31, 2011, the Company has issued an aggregate of 10,314,967 of these registered shares to Tangiers, in consideration of $857,000. The Company issued 880,982 shares after October 24, 2011. As noted within footnote 10, the shares issued after this date were considered unregistered and re-classified to temporary equity based on the potential cash redemption to the investor.

During 2011, the Company issued 863,681 shares of common stock to satisfy a Convertible Promissory Note Agreement dated June 17, 2010 with Tangiers pursuant to which the Company received $17,500 as a loan from Tangiers.  The total amount satisfied on conversion was $18,725, consisting of $17,500 in principal plus $1,225 in accrued interest. The note was converted according to the terms of the agreement and therefore no gain or loss was recorded on the conversion.

During 2011, the Company issued 1,600,467 shares of common stock to satisfy a Convertible Promissory Note Agreement dated September 27, 2010 with Tangiers pursuant to which the Company received $50,000 as a loan from Tangiers.  The total amount satisfied on conversion was $52,495, consisting of $50,000 in principal plus $2,495 in accrued interest. The note was converted according to the terms of the agreement and therefore no gain or loss was recorded on the conversion.

During 2011, the Company issued 42,857 shares of common stock for geological services rendered. The shares were valued at $3,000, based on the closing market price on the date of grant.

During 2011, the Company issued an aggregate of 1,437,416 shares of common stock to a Convertible Promissory Note Agreement dated December 30, 2010 with Tangiers pursuant to which the Company received $50,000 as a loan from Tangiers.  The total amount satisfied on conversion was $51,612, consisting of $50,000 in principal plus $1,612 in accrued interest. The note was converted according to the terms of the agreement and therefore no gain or loss was recorded on the conversion.

During 2011, the Company issued 550,000 shares common stock as a settlement on a 2009 consulting agreement.  The shares were valued at $62,095 based on the closing market price on the day of the grant. This value was recorded as a loss on settlement during 2011.

During 2011, the Company issued 2 million shares of common stock to our Chief Executive Officer to relieve $180,000 in accrued deferred compensation.  The shares were valued at the closing market price on the day of the grant, and were equal in value to the accrued salary relieved.

During 2011, the Company issued 111,112 shares common stock to Fred Michini as directors compensation of $10,000.  The shares were valued at the closing market price on the day of grant.

During 2011,  the Company issued an aggregate of 557,528 shares of common stock to fully satisfy and retire a Convertible Note dated January 4, 2011 with Asher Enterprises, Inc. (“Asher”) pursuant to which the Company received $50,000 as a loan from Asher.  The total amount satisfied on conversion was $51,020, consisting of $50,000 in principal and $1,020 in accrued interest. The note was converted according to the terms of the agreement and therefore no gain or loss was recorded on the conversion.

During 2011, the Company accepted a notice of exercise on 500,000 warrants issued to Tangiers Investors, LP on December 30, 2010 that were attached to a convertible promissory note agreement dated December 30, 2010.  The exercise price was $0.05 per shares, and the Company received $25,000 upon the exercise.  500,000 shares of common stock have not yet been issued, and are accounted for as stock payable.

During 2012, the Company issued 26,650 shares of common stock for geological services rendered. The shares were valued at $4,000, based on the closing market price on the date of invoice.

During 2012, the Company cancelled all outstanding shares of the Series G Convertible Preferred Stock and filed a Certificate of Elimination of the Series G Convertible Preferred Stock with the Secretary of State of the State of Delaware to eliminate entirely the Series G Convertible Preferred stock designation from our Certificate of Incorporation. The cancellation was initiated at the request of the sole shareholder of the Series G Preferred, and $100 was recorded to additional paid in capital.

During 2012, the Company issued a $100,000 Convertible Promissory Note ("the Note") to Tonaquint, Inc, ("Tonaquint", or “the Lender”).  The Note carries a $10,000 original issue discount (the “OID”), as well as $3,000 in transaction fees, such that the initial Principal Sum due is $113,000.  The interest rate on the Note is 8% per annum. The Note has a maturity date of nine (9) months from the Effective Date, and has a fixed conversion price of $0.06.  The Note is self-amortizing, such that it may be repaid in cash in three monthly installments of $37,666.67 plus accrued interest beginning 180 days from the Effective Date.  In lieu of cash payments, the Company may elect to convert the note to shares at 70% of the arithmetic average of the three (3) lowest VWAPs of the shares of Common Stock during the ten (10) consecutive Trading Day period immediately preceding the date of such conversion.  No conversion can occur prior to 180 days from the Effective Date.  In addition, the Company retains the option of pre-paying the Note at any time at an amount equal to 125% of the outstanding principal and the accrued and unpaid interest.

During 2012, and in connection with the above mentioned Tonaquint transaction, a commission has been paid to Carter Terry & Company, a registered broker-dealer, consisting of $10,000 in cash and 85,000 restricted Rule 144 shares of common stock.  The shares were valued at $5,610 based on the closing market price on the date of grant. This value is being amortized over the term of the related note agreement.

During 2012, the Company issued 3,636,619 shares of common stock previously registered with the SEC for issuance to Tangiers Investors LP ("Tangiers") pursuant to a Securities Purchase Agreement entered into with Tangiers on October 7, 2009, in consideration of cash received of $227,000.  Related to the consideration received, $201,464 was received in cash, and the remaining $25,536 was applied as principal and interest to retire a $25,000 note payable to Tangiers dated December 30, 2011. As noted within footnote 10, these shares were considered unregistered and re-classified to temporary equity based on the potential cash redemption to the investor.

During 2012, the Company issued 90,000 restricted shares of common stock for services rendered. The shares were valued at $6,660, based on the closing market price on the date of grant.

During 2012, the Company issued 500,000 shares that had been previously recorded as stock payable pursuant to a notice of exercise received in 2011 on 500,000 warrants issued to Tangiers Investors, LP on December 30, 2010.  The exercise price was $0.05 per shares, and the Company received $25,000 upon the exercise.

During the first half of 2013 the Company amended the Securities Purchase Agreement with Tangiers Investors LP ("Tangiers") dated October 7, 2009 to (a) increase the commitment amount from $5 million to $10 million, (b) increase the term from 3 years to 5 years, (c) increase the maximum draw from $100,000 to $250,000, (d) provides for up to 300% of the base amount of each draw as determined by the average daily trading volume in dollar amount during the 10 trading days (the “Base Amount”) preceding the Advance Note date, and (e) the price on the Base Amount remains 90% of the lowest volume weighted average price of the Company's common  stock during the 5 day pricing period following each Advance Notice (the “Market Price”), any Advance Notice that exceeds the Base Amount by up to 200% will be further discounted by 7.5% (or 82.5% of the Market Price), and any Advance Notice in excess of 200% and up to 300% of the Base Amount will be further discounted by an additional 7.5% (or 75% of the Market Price).

During the first half of 2013, the Company issued 5,700,049 shares of common stock to Tangiers Investors LP ("Tangiers") pursuant to a Securities Purchase Agreement entered into with Tangiers on October 7, 2009, as amended, in consideration of $197,000. As noted within footnote 10, these shares were considered unregistered and re-classified to temporary equity based on the potential cash redemption to the investor.

During the second half of 2013, the Company issued 13,564,152 shares of common stock to Tangiers Investors LP ("Tangiers") pursuant to a Securities Purchase Agreement entered into with Tangiers on October 7, 2009, as amended, in consideration of $459,000.

During 2013, and pursuant to twelve partial conversion notices received, the Company issued an aggregate of 11,229,545 shares of common stock of the Company to satisfy $283,920 of the principal and interest due on a Promissory Note ("the Note") dated July 11, 2012 with JMJ Financial, ("JMJ").  The number of shares issued was consistent with the terms of the agreement, therefore equity was credited for the value of the debt relieved with no gain or loss recorded.

During 2013, the Company issued 57,143 shares of restricted common stock for geological services rendered in the amount of $4,000.  The shares were valued on the grant date at the closing market price.

During 2013, the Company issued 94,563 shares of restricted common stock for mining safety & health services rendered in the amount of $3,782. The shares were valued on the grant date at the closing market price.

During 2013, the Company issued 40,000 shares of restricted common stock for mining services. The shares were valued at $1,480 based on the closing market price on the date of grant.

During 2013, the Company issued 5,000,000 shares of common stock to our Chief Executive Officer to reduce the aggregate amount of deferred compensation owed to him by $180,000.  The shares were valued at the closing market price of our common stock on the date of grant.

During 2013, the Company issued 277,778 shares of common stock to director Fred Michini for director fees earned during 2013.  The shares were valued at $10,000 based on the closing market price of our common stock on the date of grant.

During 2013, in connection with the Typenex and LG note issuances, a commission has been paid to Carter Terry & Company, a registered broker-dealer, consisting of $17,500 in cash and 148,750 restricted Rule 144 shares of common stock.  The shares were valued at $6,481 based on the closing market price on the date of grant. This value is being amortized over the term of the related note agreement.

During the three month period ended March 31, 2014, the Company issued 11,801,616 shares of common stock previously registered with the SEC for issuance to Tangiers Investors LP ("Tangiers") pursuant to a Securities Purchase Agreement entered into with Tangiers on October 7, 2009, as amended, in consideration of cash received of $301,500.

During the three month period ended March 31, 2014 and pursuant to three partial conversion notices received, the Company issued an aggregate of 2,515,280 shares of common stock of the Company to satisfy $50,208 of the principal and interest due on a Promissory Note ("the Note") dated July 11, 2012 with JMJ Financial, ("JMJ").

During the three month period ended March 31, 2014, $12,800 in stock payable (458,499 shares) is due to Carter Terry & Company, a registered broker-dealer, as additional commissions payable but not yet issued.

During the three month period ended March 31, 2014, the Company issued 100,000 shares of restricted common stock to William S. Watters, the new COO of our wholly-owned subsidiary, Ruby Gold, Inc., as a signing bonus. The shares were valued at $2,700 based on the closing market price on the date of grant.

During the three month period ended June 30, 2014 and pursuant to a partial conversion notice received, the Company issued an aggregate of 3,000,000 shares of common stock of the Company to satisfy $76,800 of the principal and interest due on a Promissory Note dated October 2, 2012 with Tangiers Investors, LP, ("Tangiers").

During the three month period ended June 30, 2014, the Company issued 368,217 restricted shares of common stock of the Company to Carter Terry & Company, a registered broker-dealer, for accrued commissions in connection with the Typenex Note.

During the three month period ended June 30, 2014, the Company issued 21,049,171 shares of common stock previously registered with the SEC for issuance to Tangiers Investors LP ("Tangiers") pursuant to a Securities Purchase Agreement entered into with Tangiers on October 7, 2009, as amended, in consideration of cash received of $216,200.

During the three month period ended June 30, 2014 and pursuant to three partial conversion notices received, the Company issued an aggregate of 10,707,578 shares of common stock of the Company to satisfy $114,079 of the principal and interest due on a Promissory Note dated October 1, 2013 with Typenex Co-Investment, LLC ("Typenex").

During the three month period ended June 30, 2014 and pursuant to three partial conversion notices received, the Company issued an aggregate of 5,494,215 shares of common stock of the Company to satisfy $46,847 of the principal and interest due on a Promissory Note ("the Note") dated July 11, 2012 with JMJ Financial, ("JMJ").

During the three month period ended June 30, 2014 and pursuant to a conversion notice received, the Company issued 4,154,411 shares of common stock of the Company to satisfy $59,325 of the principal and interest due on a Promissory Note dated October 7, 2013 with LG Capital Funding LLC ("LG").

NOTE 17           WARRANTS

Ten million warrants were issued to Ruby Development Company on September 27, 2010 as a part of the purchase option agreement for the Ruby Mine. The fair value of the warrants of $149,896 was capitalized related to this issuance. On January 26, 2011, the Ruby Mine purchase option was amended, and the term of said warrants was increased from two years to 5 years, and the fair value of the warrants was increased by $2,519 to $152,415.  This value was calculated via the Black-Scholes model. The key inputs for the initial valuation are shown below.

Stock Price on Measurement Date	$0.015
Exercise Price of Warrants	$0.02
Term of Warrants (years)	2.26
Computed Volatility	440%
Annual Dividends	0.00%
Discount Rate	0.44%

Two and a half million warrants were issued to Tangiers Investors, LP on September 27, 2010 that were attached to a convertible promissory note agreement for $50,000. The fair value of 1,500,000 of the warrants of $22,475 was recorded as a discount on the convertible note payable upon issuance. The remaining 1,000,000 warrants had a fair value of $14,195.  $9,965 was recorded as an additional discount related to these warrants based on the contingency resulting in their issuance being resolved, and the remaining undiscounted portion of the convertible note being equal to $9,965.  This value was calculated via the Black-Scholes model. The key inputs for the calculation are shown below.

Stock Price on Measurement Date	$0.015
Exercise Price of Warrants	$0.05
Term of Warrants (years)	5.00
Computed Volatility	440%
Annual Dividends	0.00%
Discount Rate	1.31%

Five hundred thousand warrants were issued to Tangiers Investors, LP on December 30, 2010 that were attached to a convertible promissory note agreement for $50,000. The fair value of 500,000 of the warrants of $14,195 was recorded as a discount on the convertible note payable upon issuance. This value was calculated via the Black-Scholes model. The key inputs for the calculation are shown below.

Stock Price on Measurement Date	$0.029
Exercise Price of Warrants	$0.05
Term of Warrants (years)	5.00
Computed Volatility	375%
Annual Dividends	0.00%
Discount Rate	2.06%

Two million warrants were issued to Ruby Development Company on April 22, 2011 as a part of an amendment to the purchase option agreement for the Ruby Mine. The fair value of the warrants of $219,940 was capitalized related to this issuance. This value was calculated via the Black-Scholes model. The key inputs for the initial valuation are shown below.

Stock Price on Measurement Date	$0.11
Exercise Price of Warrants	$0.10
Term of Warrants (years)	5.00
Computed Volatility	324%
Annual Dividends	0.00%
Discount Rate	2.12%

250,000 warrants were issued to Tangiers Investors, LP on December 29, 2011 that were attached to a convertible promissory note agreement for $25,000. The fair value of the warrants of $20,568 was recorded as a discount to the related debt. This value was calculated via the Black-Scholes model. The key inputs for the calculation are shown below.

Stock Price on Measurement Date	$0.08
Exercise Price of Warrants	$0.115
Term of Warrants (years)	5.00
Computed Volatility	158%
Annual Dividends	0.00%
Discount Rate	0.83%

500,000 warrants were issued to Tangiers Investors, LP on February 2, 2012 as part of a loan agreement for $100,000. The fair value of the warrants was $52,779.  The total of the warrants and beneficial conversion feature was recorded as a discount on debt up to the principal amount owed. This value was calculated via the Black-Scholes model. The key inputs for the calculation are shown below.

Stock Price on Measurement Date	$0.12
Exercise Price of Warrants	$0.13
Term of Warrants (years)	5.00
Computed Volatility	157%
Annual Dividends	0.00%
Discount Rate	1.04%

Two million warrants were issued to Ruby Development Company on March 6, 2012 in consideration for reducing monthly mortgage payments for the Ruby Mine. The fair value of the warrants of $175,047 was expensed related to this issuance. This value was calculated via the Black-Scholes model. The key inputs for the initial valuation are shown below.

Stock Price on Measurement Date	$0.095
Exercise Price of Warrants	$0.09
Term of Warrants (years)	5.00
Computed Volatility	155%
Annual Dividends	0.00%
Discount Rate	0.83%

500,000 warrants were issued to Tangiers Investors, LP on March 15, 2012 as part of a loan agreement for $75,000. The fair value of the warrants was $45,268.  The total of the warrants and beneficial conversion feature was recorded as a discount on debt up to the principal amount owed. This value was calculated via the Black-Scholes model. The key inputs for the calculation are shown below.

Stock Price on Measurement Date	$0.098
Exercise Price of Warrants	$0.09
Term of Warrants (years)	5.00
Computed Volatility	155%
Annual Dividends	0.00%
Discount Rate	1.33%

150,000 warrants were issued to Tangiers Investors, LP on May 16, 2012 as part of a loan agreement for $50,000. The fair value of the warrants was $9,411.  The total of the warrants and beneficial conversion feature was recorded as a discount on debt up to the principal amount owed. This value was calculated via the Black-Scholes model. The key inputs for the calculation are shown below.

Stock Price on Measurement Date	$0.07
Exercise Price of Warrants	$0.07
Term of Warrants (years)	5.00
Computed Volatility	145%
Annual Dividends	0.00%
Discount Rate	0.75%

150,000 warrants were issued to Tangiers Investors, LP on May 30, 2012 as part of a loan agreement for $25,000. The fair value of the warrants was $9,421.  The total of the warrants and beneficial conversion feature was recorded as a discount on debt up to the principal amount owed. This value was calculated via the Black-Scholes model. The key inputs for the calculation are shown below.

Stock Price on Measurement Date	$0.07
Exercise Price of Warrants	$0.06
Term of Warrants (years)	5.00
Computed Volatility	142%
Annual Dividends	0.00%
Discount Rate	0.69%

750,000 warrants exercisable at $0.07 were issued to Tangiers Investors, LP on June 19, 2012 as part of a loan agreement for $100,000. The fair value of the warrants was $49,978.  The total of the warrants and beneficial conversion feature was recorded as a discount on debt up to the principal amount owed. This value was calculated via the Black-Scholes model. The key inputs for the calculation are shown below.

Stock Price on Measurement Date	$0.075
Exercise Price of Warrants	$0.07
Term of Warrants (years)	5.00
Computed Volatility	140%
Annual Dividends	0.00%
Discount Rate	0.71%

750,000 warrants exercisable at $0.14 were issued to Tangiers Investors, LP on June 19, 2012 as part of a loan agreement for $100,000. The fair value of the warrants was $47,431.  The total of the warrants and beneficial conversion feature was recorded as a discount on debt up to the principal amount owed. This value was calculated via the Black-Scholes model. The key inputs for the calculation are shown below.

Stock Price on Measurement Date	$0.075
Exercise Price of Warrants	$0.14
Term of Warrants (years)	5.00
Computed Volatility	140%
Annual Dividends	0.00%
Discount Rate	0.71%

4,000,000 warrants exercisable at $0.04 were issued to Ruby Development Company (“RDC”) on November 19, 2013 as consideration for a mortgage modification executed on that same date. The warrants have an expiration date on December 30, 2018. These warrants were valued within the derivative liability using the binomial lattice model due to tainted equity. See the fair value footnote for inputs to the binomial lattice model.

On the same date the expiration dates of the remaining 14,000,000 warrants previously issued to RDC were all reset and extended to December 30, 2018.  A loss on the equity modification of $85,399 was expensed and recorded to APIC. This loss was valued using the Black-Scholes model by valuing the instrument before extending the expiration term and valuing it after the extension. The key inputs to these valuations are indicated below.

Warrants before modification:

Stock Price on Measurement Date	$0.044
Exercise Price of Warrants	$0.02 – 0.09
Term of Warrants (years)	2.12 – 3.3
Computed Volatility	144%
Annual Dividends	0.00%
Discount Rate	0.58%

Warrants after modification:

Stock Price on Measurement Date	$0.044
Exercise Price of Warrants	$0.02 – 0.09
Term of Warrants (years)	5.12
Computed Volatility	144%
Annual Dividends	0.00%
Discount Rate	0.58%

A summary of activity related to the Company’s warrant activity for the period from December 31, 2009 through June 30, 2014 is presented below:

			Weighted
		Weighted	Average
		Average	Remaining
	Number	Exercise Price	Contractual
	Outstanding	Per Share	Life (Years)
Outstanding at December 31, 2009	-	-	-
Granted	13,000,000	0.024	2.62
Exercised	-	-	-
Canceled/forfeited/expired	-	-	-
Outstanding at December 31, 2010	13,000,000	0.024	2.62
Granted	2,250,000	0.10	5.00
Exercised	-	-	-
Canceled/forfeited/expired	-	-	-
Outstanding at December 31, 2011	15,250,000	0.037	3.75	(1)
Granted	4,800,000	0.10	5.00
Exercised	(500,000)	0.05	-
Canceled/forfeited/expired	-	-	-
Outstanding at December 31, 2012	19,550,000	0.045	2.75	(1)
Granted	4,000,000	0.04	5.00
Exercised	-	-	-
Canceled/forfeited/expired	-	-	-
Outstanding at December 31, 2013	23,550,000	0.045	4.75	(2)
Granted	-	-	-
Exercised	-	-	-
Canceled/forfeited/expired	-	-	-
Outstanding at June 30, 2014	23,550,000	0.045	4.75	(2)

 (1) Pursuant to a January 26, 2011 amendment to the Ruby Mine Option Agreement whereby the term of the warrants issued to Ruby Development Company were extended to December 30, 2018.

 (2) Primary reason for change related to a November 19, 2013 amendment to the Ruby Mine Option Agreement whereby the term of the warrants issued to Ruby Development Company were extended to December 30, 2018.

NOTE 18           SUBSEQUENT EVENTS

Subsequent to June 30, 2014, the Company issued an aggregate of 61,009,017 shares of common stock previously registered with the SEC for issuance to Tangiers Investors LP ("Tangiers") pursuant to a Securities Purchase Agreement entered into with Tangiers on October 7, 2009, as amended, in consideration of cash received of $248,800.

Subsequent to June 30, 2014 and pursuant to four partial conversion notices received, the Company issued an aggregate of 38,530,833 shares of common stock of the Company to satisfy $144,848 of the principal and interest due on a Promissory Note dated October 1, 2013 with Typenex Co-Investment, LLC ("Typenex").

Subsequent to June 30, 2014 and pursuant to seven partial conversion notices received, the Company issued 15,236,040 shares of common stock of the Company to satisfy $45,500 of the principal and interest due on a Promissory Note ("the Note") dated January 31, 2014 with GEL Properties, LLC (“GEL”).

Subsequent to June 30, 2014 and pursuant to two partial conversion notices received, the Company issued an aggregate of 7,700,000 shares of common stock of the Company to satisfy $36,806 of the principal and interest due on a Promissory Note ("the Note") dated July 11, 2012 with JMJ Financial, ("JMJ").

Subsequent to June 30, 2014 and pursuant to three partial conversion notices received, the Company issued 8,261,944 shares of common stock of the Company to satisfy $18,201 of the principal and interest due on a Promissory Note ("the Note") dated March 13, 2014 with Union Capital LLC ("Union").

Subsequent to June 30, 2014, the Company issued a $250,000 Convertible Promissory Note (the “Note”) to JSJ Investments Inc. ("JSJ", or “the Lender”).   The Note has a maturity date of six (6) months from the Effective Date, and accrues interest at 10% per annum. The Principal Sum due to the Lender shall be prorated based on the consideration actually paid by the Lender, as well as any other interest or fees, such that the Registrant is only required to repay the amount funded and the Registrant is not required to repay any unfunded portion of the Note.  The initial tranche received from this transaction was $100,000. Unless the Note is prepaid in cash within 120 days of the effective date, the Lender has the right at its election upon maturity of the Note to convert all or part of the outstanding and unpaid Principal Sum and accrued interest (and any other fees) into shares of fully paid and non-assessable shares of common stock of the Registrant. The Conversion Price is at a 42% discount to the average of the three lowest volume weighted average prices (VWAP) on the previous twenty (20) trading days to the date of Conversion, or 42% discount to the average of the three lowest VWAPs on the previous twenty (20) trading days that would be obtained if the conversion were to be made on the date that the Note was executed. In connection with this transaction, a commission has been paid to Carter Terry & Company, a registered broker-dealer, consisting of $8,000 in cash.

Subsequent to June 30, 2014, the Company issued a $125,000 Convertible Promissory Note ("the Note") to RLS Premiere Financial LLC ("RSL", or “the Lender”).  The interest rate on the Note is 5% per annum, and the Note has a maturity date of twelve (12) months from the Effective Date. The Principal Sum due to the Lender shall be prorated based on the consideration actually paid by the Lender, as well as any other interest or fees, such that the Company is only required to repay the amount funded and the Registrant is not required to repay any unfunded portion of the Note.  The initial tranche received from this transaction was $20,000. The Company retains the option of pre-paying the Note at an amount equal to 135% of the outstanding principal and the accrued and unpaid interest. Unless the Note is repaid in cash within 180 days, the Lender has the right to convert all or part of the outstanding and unpaid Principal Sum and accrued interest (and any other fees) into shares of fully paid and non-assessable shares of common stock of the Company. The Conversion Price is at a 20% discount to the average of the two lowest volume weighted average prices (VWAP) on the previous fifteen (15) trading days to the date of Conversion.

Subsequent to June 30, 2014, the Company issued a $98,500 Convertible Promissory Note ("the Note") to KBM Worldwide, Inc. ("KBM", or “the Lender”).  The interest rate on the Note is 8% per annum, and the Note has a maturity date of nine (9) months from the Effective Date. The Note carries a $13,000 original issue discount (the “OID”), as well as $3,500 in transaction fees, such that the consideration received by the Registrant is $82,000.  The Company retains the option of pre-paying the Note at an amount equal to 110% of the outstanding principal and the accrued and unpaid interest within 30 days of the effective date, increasing at 5% per month to a maximum of 135% by the 6th month. Unless the Note is repaid in cash within 180 days, the Lender has the right to convert all or part of the outstanding and unpaid Principal Sum and accrued interest (and any other fees) into shares of fully paid and non-assessable shares of common stock of the Company. The Conversion Price is at a 25% discount to the average of the two lowest closing prices on the previous twenty (20) trading days prior to the date of Conversion. In connection with this transaction, a commission has been paid to Carter Terry & Company, a registered broker-dealer, consisting of $6,560 in cash.

Subsequent to June 30, 2014, the Company issued a $550,000 Promissory Note ("the Note") to JMJ Financial, ("JMJ", or “the Lender”).  The Principal Sum due to the Lender shall be prorated based on the consideration actually paid by the Lender, plus an approximate 10% Original Issue Discount ("OID") that is prorated based on the consideration actually paid by the Lender, a 3% Closing and Due Diligence Fee, as well as any other interest or fees, such that the Company is only required to repay the amount funded and the Company is not required to repay any unfunded portion of the Note.  The Note has a maturity date of twenty four (24) months from the Effective Date.  If the Note is repaid within ninety (90) days of the Effective Date, the interest rate shall be zero percent (0%).  Should the Note still be outstanding after 90 days, a one-time 5% interest rate will be applied.  In addition, the Lender has the right, at any time after the Effective Date, at its election, to convert all or part of the outstanding and unpaid Principal Sum and accrued interest (and any other fees) into shares of fully paid and non-assessable shares of common stock of the Company. The Conversion Price is the lesser of $0.10 or 70% of the average of the two lowest closing prices in the 25 trading days previous to the conversion.  The initial consideration received as of the date of this report is $75,000.  In connection with this transaction, a commission has been paid to Meyers and Associates, a registered broker-dealer, consisting of $5,250 in cash.

Subsequent to June 30, 2014, the Company issued a $53,000 Convertible Promissory Note ("the KBM Note") to KBM Worldwide, Inc. ("KBM", or “the Lender”).  The interest rate on the KBM Note is 8% per annum, and the KBM Note has a maturity date of twelve (12) months from the Effective Date. The KBM Note carries a $5,000 original issue discount (the “OID”), as well as $3,000 in transaction fees, such that the purchase price is $48,000, and the net consideration to be received by the Company is $45,000.  The Company retains the option of pre-paying the KBM Note at an amount equal to 110% of the outstanding principal and the accrued and unpaid interest within 30 days of the effective date, increasing at 5% per month to a maximum of 135% by the 6th month. Unless the KBM Note is repaid in cash within 180 days, the Lender has the right to convert all or part of the outstanding and unpaid Principal Sum and accrued interest (and any other fees) into shares of fully paid and non-assessable shares of common stock of the Company. The Conversion Price is at a 25% discount to the average of the two lowest closing prices on the previous twenty (20) trading days prior to the date of Conversion. In connection with this transaction, a commission has been paid to Carter Terry & Company, a registered broker-dealer, consisting of $3,600 in cash.

Subsequent to June 30, 2014, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Amendment”) which increased the Company’s authorized shares of common stock from 500,000,000 shares, par value $0.001 per share, to 1,500,000,000 shares, par value $0.0001 per share.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
North Bay Resources Inc.
(An Exploration Stage Company)

We have audited the accompanying consolidated balance sheets of North Bay Resources Inc. (an exploration stage company) as of December 31, 2013 and 2012, and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for the years then ended, and for the period from June 18, 2004 (inception) through December 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of North Bay Resources, Inc. as of December 31, 2013 and 2012, and the results of its operations, changes in stockholders' equity (deficit) and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has accumulated losses to date, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 20 to the consolidated financial statements, the 2012 consolidated financial statements have been restated to correct errors in the consolidated financial statements.

/s/ M&K CPAS, PLLC
Houston, Texas
March 17, 2014

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2013 AND DECEMBER 31, 2012 (RESTATED)

	Dec 31, 2013	Dec 31, 2012 (restated)

ASSETS
Current Assets
Cash	$133,873	$42,008
Total Current Assets	133,873	42,008

Other Assets
Certificates of Deposit	172,880	172,499
Prepaid Expenses	57,373	-
Deferred Financing Costs, net	22,966	14,471
Mining Claims – Unproved	1,797,488	1,797,488
Property, Plant & Equipment, net of accumulated depreciation	608,038	635,212
Available For Sale Securities	22,500	12,550
Reclamation Bond – Fraser River	5,000	2,000
Total Other Assets	2,686,245	2,634,220
TOTAL ASSETS	$2,820,118	$2,676,228

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$41,611	$56,617
Accrued Expenses - Related Party	820,474	884,474
Accrued Expenses – Ruby Mine	-	12,250
Accrued Interest	101,366	41,363
Convertible notes payable (net of discounts of $264,389 and $166,307, respectively)	836,858	608,193
Advance Gold Sales (net of discounts of $4,289 and $0, respectively)	195,711	-
Deferred Gain	-	9,835
Derivative Liabilities – Convertible Debt	696,648	496,827
Derivative Liabilities – Advances on Gold	22,223	-
Note Payable – Ruby Mine Mortgage	627,101	1,774,822
Note Payable - Equipment	41,687	-
Total Current Liabilities	3,383,679	3,884,381

Long-Term Liabilities
Note Payable – Ruby Mine Mortgage , net of current portion	1,205,537	-
Asset Retirement Obligation	6,158	5,584
Total Long-Term Liabilities	1,211,695	5,584
Total Liabilities	$4,595,374	$3,889,965

Commitment & Contingencies
Common shares subject to redemption, stated at estimated redemption value, 10,217,468 and 4,517,601 shares outstanding at December 31, 2013 and December 31, 2012, respectively	667,758	367,490
Total Commitment & Contingencies	$667,758	$367,490

Stockholders’ Equity (Deficit)
Preferred stock, Series I, $0.001 par value, 100 shares authorized, 100 shares issued and outstanding at December 31, 2013 and December 31, 2012, respectively	-	-

Convertible Preferred stock, Series A, $0.001 par value, 8,000,000 shares authorized, 4,000,000 and 4,000,000 shares issued and outstanding at December 31, 2013 and December 31, 2012, respectively	4,000	4,000

Common stock, $0.001 par value, 250,000,000 shares authorized, 127,897,079 and 97,485,130 shares issued and outstanding at December 31, 2013 and December 31, 2012, respectively	127,898	97,485
Additional Paid-In Capital	12,962,791	11,805,636
Accumulated Other Comprehensive Income	(2,550)	(12,500)
Deficit Accumulated During Exploration Stage	(15,535,153)	(13,475,848)
Total Stockholders’ Equity (Deficit)	(2,443,014)	(1,581,227)
TOTAL LIABILITIES, COMMITMENTS & CONTINGENCIES, & STOCKHOLDERS’ EQUITY (DEFICIT)	$2,820,118	$2,676,228

The accompanying notes are an integral part of these financial statements.

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDING
DECEMBER 31, 2013 AND 2012 (RESTATED)
AND THE PERIOD FROM
JUNE 18, 2004 (INCEPTION) THROUGH DECEMBER 31, 2013

	12 months ended December 31, 2013	12 months ended December 31, 2012 (restated)	Since inception (June 18, 2004 to December 31, 2013)

Revenues
Revenue	$-	$-	$-
Cost of Revenue	-	-	-
Gross Profit	-	-	-
Operating Expenses
Commissions & Consulting Fees	4,800	9,000	316,800
General & Administrative Costs	342,469	339,524	9,503,416
Mining Property Costs	847,496	591,926	2,519,847
Depreciation Expense	99,160	98,673	258,393
Impairment Expense	-	5,341	145,995
Accretion Expense	574	513	1,330
Professional Services	117,712	79,714	368,144
Total Operating Expenses	1,412,211	1,124,691	13,113,925
Net Operating Loss	(1,412,211)	(1,124,691)	(13,113,925)
Other Income (Expenses)
Gain on Mineral Claim Sales	243,499	4,500	471,243
Other Income from Mineral Claims	-	32,500	309,649
Interest Income	543	831	2,015
Interest Expense	(754,250)	(644,773)	(1,661,209)
Gain/Loss on Derivative Liability	(52,581)	(386,833)	(439,414)
Loss on Conversion of Debt	-	-	(137,000)
Loss on Equity Modification	(85,399)	-	(85,399)
Bad Debt (Expense) / Recovery	-	982	(47,185)
Loss on Settlement	-	-	(62,095)
Other Expense	-	(2,222)	(2,222)
Other Income	1,094	-	1,094
Realized Gain (Loss) on Investment	-	-	(97,109)
Net Other Income (Expenses)	(647,094)	(995,015)	(1,747,632)
Loss From Continuing Operations	(2,059,305)	(2,119,706)	(14,861,557)
Loss From Discontinued Operations	-	-	(673,596)
Net Loss	(2,059,305)	(2,119,706)	(15,535,153)
Accretion of Discount on Redeemable Common Stock	(52,346)	(29,516)	(81,862)
Excess Cash Received Compared to Redeemable Amount of Stock	-	-	974
Interest on Redeemable Common Stock	(50,922)	(22,701)	(73,870)
Net Loss Attributable to Common Shareholders	(2,162,573)	(2,171,923)	(15,689,911)
Unrealized (Loss)/Gain on Available For Sale Securities	9,950	(12,500)	(2,550)
Total Comprehensive Loss	(2,152,623)	(2,184,423)	(15,692,461)
WEIGHTED AVG NUMBER OF SHARES OUTSTANDING (Basic)	114,375,322	99,799,411
Basic Net Gain (Loss) per Share	$(0.02)	$(0.02)
WEIGHTED AVG NUMBER OF SHARES OUTSTANDING (Diluted)	114,375,322	99,799,411
Diluted Net Gain (Loss) per Share	$(0.02)	$(0.02)

The accompanying notes are an integral part of these financial statements.

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE PERIOD
JUNE 18, 2004 (INCEPTION) THROUGH DECEMBER 31, 2013

	Preferred Stock						Common Stock
	Series A Shares	Series G Shares	Series I Shares	Series A Amount	Series G Amount	Series I Amount	Shares	Amount	Additional Paid-In Capital	Stock Payable	Accumulated Deficit	Accumulated OCI	Total Stockholders’ Deficit
Inception 6/18/2004	-	-	-	$-	$-	$-	-	$-	$-	$-	$-	$-	$-
Founder's Shares issued	1,200,000	-	-	1,200	-	-	320,000	320	(1,520)	-	-	-	-
Shares issued for merger	1,200,000	-	-	1,200	-	-	320,000	320	(1,520)	-	-	-	-
Common Stock issued for cash	-	-	-	-	-	-	200,000	200	4,800	-	-	-	5,000
Net loss for year	-	-	-	-	-	-	-	-	-	-	(95,587)	-	(95,587)
Balance at 12/31/2004	2,400,000	-	-	$2,400	$-	$-	840,000	$840	$1,760	$-	$(95,587)	$-	$(90,587)

Common Stock issued to convert debt	-	-	-	-	-	-	12,127	12	180,213	-	-	-	180,225
Common Stock issued for services	-	-	-	-	-	-	121,491	121	2,586,046	-	-	-	2,586,167
Common Stock issued for cash	-	-	-	-	-	-	102,643	103	517,597	-	-	-	517,700
Net loss for year	-	-	-	-	-	-	-	-	-	-	(1,816,896)	-	(1,816,896)
Balance at 12/31/2005	2,400,000	-	-	$2,400	$-	$-	1,076,261	$1,076	$3,285,616	$-	$(1,912,483)	$-	$1,376,609

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE PERIOD
JUNE 18, 2004 (INCEPTION) THROUGH DECEMBER 31, 2013
(Continued)

	Preferred Stock						Common Stock
	Series A Shares	Series G Shares	Series I Shares	Series A Amount	Series G Amount	Series I Amount	Shares	Amount	Additional Paid-In Capital	Stock Payable	Accumulated Deficit	Accumulated OCI	Total Stockholders’ Deficit
Common Stock issued to convert debt	-	-	-	-	-	-	1,202,000	1,202	2,206,398	-	-	-	2,207,600
Common Stock issued for services	-	-	-	-	-	-	1,309,000	1,309	1,543,191	-	-	-	1,544,500
Expenses paid by shareholder	-	-	-	-	-	-	-	-	164,371	-	-	-	164,371
Net loss for year	-	-	-	-	-	-	-	-	-	-	(5,504,237)	-	(5,504,237)
Balance at 12/31/2006	2,400,000	-	-	$2,400	$-	$-	3,587,261	$3,587	$7,199,576	$-	$(7,416,720)	$-	$(211,157)

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE PERIOD
JUNE 18, 2004 (INCEPTION) THROUGH DECEMBER 31, 2013
(Continued)

	Preferred Stock						Common Stock
	Series A Shares	Series G Shares	Series I Shares	Series A Amount	Series G Amount	Series I Amount	Shares	Amount	Additional Paid-In Capital	Stock Payable	Accumulated Deficit	Accumulated OCI	Total Stockholders’ Deficit
Beneficial Conversion Features on notes payable	-	-	-	-	-	-	-	-	62,000	-	-	-	62,000
Common Stock issued to convert debt	-	-	-	-	-	-	1,350,000	1,350	120,150	-	-	-	121,500
Common Stock issued for services	-	-	-	-	-	-	10,575,000	10,575	959,425	-	-	-	970,000
Common Stock issued as interest on loan	-	-	-	-	-	-	10,000	10	1,490	-	-	-	1,500
Preferred Shares issued for services	-	-	100	-	-	-	-	-	101,000	-	-	-	101,000
Common Stock issued for conversion of preferred shares	(2,400,000)	-	-	(2,400)	-	-	1,200,000	1,200	1,200	-	-	-	-
Shares bought back and retired	-	-	-	-	-	-	(200,000)	(200)	(1,800)	-	-	-	(2,000)
Expenses paid by shareholder	-	-	-	-	-	-	-	-	70,623	-	-	-	70,623
Net loss for year	-	-	-	-	-	-	-	-	-	-	(1,490,871)	-	(1,490,871)
Balance at 12/31/2007	-	-	100	$2,400	$-	$-	16,522,261	$16,522	$8,513,664	$-	$(8,907,591)	$-	$(377,405)

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE PERIOD
JUNE 18, 2004 (INCEPTION) THROUGH DECEMBER 31, 2013
(Continued)

	Preferred Stock						Common Stock
	Series A Shares	Series G Shares	Series I Shares	Series A Amount	Series G Amount	Series I Amount	Shares	Amount	Additional Paid-In Capital	Stock Payable	Accumulated Deficit	Accumulated OCI	Total Stockholders’ Deficit
Rounding of shares due to stock split	-	-	-	-	-	-	26	-	-	-	-	-	-
Common Stock issued for services	-	-	-	-	-	-	5,500,000	5,500	224,500	-	-	-	230,000
Common Stock issued for cash	-	-	-	-	-	-	2,275,000	2,275	7,725	-	-	-	10,000
Contribution from investor	-	-	-	-	-	-	-	-	10,000	-	-	-	10,000
Mark to market AFS securities	-	-	-	-	-	-	-	-	-	-	-	22,780	22,780
Net loss for year	-	-	-	-	-	-	-	-	-	-	(328,478)	-	(328,478)
Balance at 12/31/2008	-	-	100	$-	$-	$-	24,297,287	$24,297	$8,755,889	$-	$(9,236,069)	$22,780	$(433,103)

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE PERIOD
JUNE 18, 2004 (INCEPTION) THROUGH DECEMBER 31, 2013
(Continued)

	Preferred Stock						Common Stock
	Series A Shares	Series G Shares	Series I Shares	Series A Amount	Series G Amount	Series I Amount	Shares	Amount	Additional Paid-In Capital	Stock Payable	Accumulated Deficit	Accumulated OCI	Total Stockholders’ Deficit
Common Stock issued for services	-	-	-	-	-	-	2,500,000	2,500	27,250	-	-	-	29,750
Preferred Stock issued for services	4,000,000	100,000	-	4,000	100	-	-	-	249,685	-	-	-	253,785
Common Stock issued for cash	-	-	-	-	-	-	21,800,000	21,800	151,200	-	-	-	173,000
Common Stock issued for deferred compensation	-	-	-	-	-	-	10,000,000	10,000	177,500	-	-	-	187,500
Loss realized on AFS securities	-	-	-	-	-	-	-	-	-	-	-	(22,780)	(22,780)
Stock payable for commitment fee on equity offering	-	-	-	-	-	-	-	-	(115,310)	115,310	-	-	-
Net loss for year	-	-	-	-	-	-	-	-	-	-	(786,979)	-	(786,979)
Balance at 12/31/2009	4,000,000	100,000	100	$4,000	$100	$-	58,597,287	$58,597	$9,246,214	$115,310	$(10,023,048)	$22,780	$(598,827)

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE PERIOD
JUNE 18, 2004 (INCEPTION) THROUGH DECEMBER 31, 2013
(Continued)

	Preferred Stock						Common Stock
	Series A Shares	Series G Shares	Series I Shares	Series A Amount	Series G Amount	Series I Amount	Shares	Amount	Additional Paid-In Capital	Stock Payable	Accumulated Deficit	Accumulated OCI	Total Stockholders’ Deficit
Common Stock issued for commitment fee on equity offering	-	-	-	-	-	-	6,589,147	6,589	108,721	(115,310)	-	-	-
Common Stock issued for cash	-	-	-	-	-	-	5,000,000	5,000	45,000	-	-	-	50,000
Discount on convertible notes from beneficial conversion features and attached warrants	-	-	-	-	-	-	-	-	107,406	-	-	-	107,406
Common Stock issued for Ruby Mine Purchase Option	-	-	-	-	-	-	10,000,000	10,000	140,000	-	-	-	150,000
Warrants issued for Purchase Option – Ruby Mine	-	-	-	-	-	-	-	-	149,896	-	-	-	149,896
Net loss for year	-	-	-	-	-	-	-	-	-	-	(287,345)	-	(287,345)
Balance at 12/31/2010	4,000,000	100,000	100	$4,000	$100	$-	80,186,434	$80,186	$9,797,237	$-	$(10,310,393)	$-	$(428,870)

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE PERIOD
JUNE 18, 2004 (INCEPTION) THROUGH DECEMBER 31, 2013
(Continued)

	Preferred Stock						Common Stock
	Series A Shares	Series G Shares	Series I Shares	Series A Amount	Series G Amount	Series I Amount	Shares	Amount	Additional Paid-In Capital	Stock Payable	Accumulated Deficit	Accumulated OCI	Total Stockholders’ Deficit
Common Stock issued for cash	-	-	-	-	-	-	9,433,985	9,434	758,566	-	-	-	768,000
Common Stock issued for convertible debt conversion	-	-	-	-	-	-	4,459,092	4,459	169,393	-	-	-	173,852
Common Stock issued for services	-	-	-	-	-	-	42,857	43	2,957	-	-	-	3,000
Common Stock issued for settlement of services	-	-	-	-	-	-	550,000	550	61,545	-	-	-	62,095
Common Stock issued for deferred compensation	-	-	-	-	-	-	2,000,000	2,000	178,000	-	-	-	180,000
Common Stock issued for directors compensation	-	-	-	-	-	-	111,112	111	9,889	-	-	-	10,000
Discount on convertible notes from beneficial conversion feature	-	-	-	-	-	-	-	-	70,568	-	-	-	70,568
Term Extension of Ruby warrants	-	-	-	-	-	-	-	-	2,519	-	-	-	2,519
Warrants issued for Purchase Option – Ruby Mine	-	-	-	-	-	-	-	-	219,940	-	-	-	219,940
Stock payable for warrant exercise	-	-	-	-	-	-	-	-	-	25,000	-	-	25,000
Excess cash received compared to redeemable amount for stock	-	-	-	-	-	-	-	-	974	-	-	-	974
Interest on redeemable stock	-	-	-	-	-	-	-	-	(247)	-	-	-	(247)
Net loss for year (restated)	-	-	-	-	-	-	-	-	-	-	(1,045,749)	-	(1,045,749)
Balance at 12/31/2011 (restated)	4,000,000	100,000	100	$4,000	$100	$-	96,783,480	$96,783	$11,271,341	$25,000	$(11,356,142)	$-	$41,082

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE PERIOD
JUNE 18, 2004 (INCEPTION) THROUGH DECEMBER 31, 2013
(Continued)

	Preferred Stock						Common Stock
	Series A Shares	Series G Shares	Series I Shares	Series A Amount	Series G Amount	Series I Amount	Shares	Amount	Additional Paid-In Capital	Stock Payable	Accumulated Deficit	Accumulated OCI	Total Stockholders’ Deficit
Cancellation of Series G Preferred	-	(100,000)		-	(100)	-	-	-	100	-	-	-	-
Common Stock issued for services	-	-	-	-	-	-	116,650	117	10,543	-	-	-	10,660
Common Stock issued for deferred financing costs	-	-	-	-	-	-	85,000	85	5,525	-	-	-	5,610
Common Stock issued for stock payable	-	-	-	-	-	-	500,000	500	24,500	(25,000)	-	-	-
Mark to market AFS securities	-	-	-	-	-	-	-	-	-	-	-	(12,500)	(12,500)
Settlement of Derivative Liability	-	-	-	-	-	-	-	-	49,795	-	-	-	49,795
Discount on convertible notes from beneficial conversion feature and attached warrants	-	-	-	-	-	-	-	-	321,002	-	-	-	321,002
Warrants issued for modification of payment terms on mortgage payable	-	-	-	-	-	-	-	-	175,047	-	-	-	175,047
Accretion of discount on redeemable common stock	-	-	-	-	-	-	-	-	(29,516)	-	-	-	(29,516)
Interest on redeemable common stock	-	-	-	-	-	-	-	-	(22,701)	-	-	-	(22,701)
Net loss for period	-	-	-	-	-	-	-	-	-	-	(2,119,706)	-	(2,119,706)
Balance at 12/31/2012 (restated)	4,000,000	-	100	$4,000	$-	$-	97,485,130	$97,485	$11,805,636	$-	$(13,475,848)	$(12,500)	$(1,581,227)
Common Stock issued for cash	-	-	-	-	-	-	13,564,152	13,564	445,736	-	-	-	459,300
Common Stock issued for convertible debt conversion	-	-	-	-	-	-	11,229,545	11,230	272,691	-	-	-	283,921
Common Stock issued for services	-	-	-	-	-	-	191,724	192	9,071	-	-	-	9,263
Common Stock issued for directors compensation	-	-	-	-	-	-	277,778	278	9,722	-	-	-	10,000
Common Stock issued for deferred compensation	-	-	-	-	-	-	5,000,000	5,000	175,000	-	-	-	180,000
Common Stock issued for deferred financing costs	-	-	-	-	-	-	148,750	149	6,332	-	-	-	6,481
Mark to market AFS securities	-	-	-	-	-	-	-	-	-	-	-	9,950	9,950
Settlement of Derivative Liability	-	-	-	-	-	-	-	-	256,472	-	-	-	256,472
Loss on Equity Modification	-	-	-	-	-	-	-	-	85,399	-	-	-	85,399
Accretion of discount on redeemable common stock	-	-	-	-	-	-	-	-	(52,346)	-	-	-	(52,346)
Interest on redeemable common stock	-	-	-	-	-	-	-	-	(50,922)	-	-	-	(50,922)
Net loss for period	-	-	-	-	-	-	-	-	-	-	(2,059,305)	-	(2,059,305)
Balance at 12/31/2013	4,000,000	-	100	$4,000	$-	$-	127,897,079	$127,898	$12,962,791	$-	$(15,535,153)	$(2,550)	$(2,443,014)

The accompanying notes are an integral part of these financial statements.

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDING
DECEMBER 31, 2013 AND 2012 (RESTATED)
AND THE PERIOD FROM
JUNE 18, 2004 (INCEPTION) THROUGH DECEMBER 31, 2013

	12 months Ended December 31, 2013	12 months Ended December 31, 2012 (restated)	Since inception (June 18, 2004 to December 31, 2013)
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(2,059,305)	$(2,119,706)	$(15,535,153)
Adjustments to reconcile Net Loss to net cash used in operations:
Gain on option payments received – non-cash	-	(25,050)	(135,985)
Gain on sale of claims	(183,499)	(4,500)	(366,333)
Gain on sale of claims – non-cash	(60,000)	-	(60,000)
Common Stock issued for services	9,263	10,660	5,132,940
Common Stock issued to director for services	10,000	-	20,000
Common Stock issued for mining exploration stage property	-	-	351,400
Warrants issued to modify payment terms of note	-	175,047	175,047
Preferred Stock issued for bonus	-	-	253,785
Loss on conversion of debt and deferred compensation	-	-	2,150,513
Loss on AFS securities “other than temporary”	-	-	106,985
Loss on settlement - Common Shares issued	-	-	62,095
Loss on equity modification	85,399	-	85,399
Bad debt expense	-	-	48,167
Gain realized on transfer of AFS – securities	-	-	(9,875)
Amortization of discount on debt	369,684	356,552	945,642
Amortization of deferred financing cost	34,936	15,639	50,575
Amortization of gold advances discount	17,934	-	17,934
Change in derivative liability	52,581	386,833	439,414
Common Stock issued as interest on loan	-	-	1,500
Depreciation Expense	99,160	98,673	258,393
Accretion Expense	574	513	1,330
Impairment Expense	-	5,341	145,995
Extension Expense for Ruby mortgage	160,000	-	160,000
Changes in operating assets and liabilities:
Accounts receivable	-	982	(29,018)
Prepaid Expenses	2,627	-	12,537
Other assets	(3,381)	1,376	(2,005)
Accrued expenses – related party	116,000	100,000	1,316,593
Accrued expenses	61,270	54,149	115,419
Accounts Payable	(15,005)	50,675	35,670
Other current assets	-	-	(29,316)
Net Cash Used in Operating Activities	(1,301,762)	(892,816)	(4,280,352)
CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for purchase of fixed assets	(15,912)	-	(28,371)
Cash received from sales of claims	173,664	14,335	366,333
Cash paid for claims acquired	-	-	(16,311)
Cash paid for Ruby Purchase	-	-	(361,093)
Cash paid for purchase of Taber Mine Option	-	-	(4,000)
Net Cash Provided by/Used in Investing Activities	157,752	14,335	(43,442)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of redeemable common stock	197,000	201,464	488,464
Proceeds from sale of common stock	459,300	-	1,982,000
Advances - Gold	200,000	-	200,000
Cash paid for deferred financing costs	(36,950)	(24,500)	(61,450)
Contributions from related party	-	-	244,994
Warrants exercised, shares not yet issued	-	-	25,000
Debt Repayments	(229,572)	(114,363)	(447,250)
Shares re-purchased and retired	-	-	(2,000)
Borrowings on convertible debt	646,097	728,000	2,027,909
Net Cash Provided by Financing Activities	1,235,875	790,601	4,457,667
Net cash increase (decrease) for period	91,865	(87,880)	133,873
Cash at beginning of period	42,008	129,888	-
Cash at end of period	133,873	42,008	133,873
Supplementary Cash Flow Information:
Cash Paid for Interest	97,538	55,637	177,360
Cash Paid for Taxes	-	-	-
Non-Cash Investing & Financing Activities:
Common Stock issued for conversion of preferred shares	$-	$-	$2,400
Common Stock issued for conversion of debt and accrued salary	$180,000	$-	$433,912
Warrants issued for purchase option - Ruby Mine	$-	$-	$369,837
Term extension of Ruby Mine warrants	$-	$-	$2,519
Stock Issued for purchase option - Ruby Mine	$-	$-	$150,000
Discount from beneficial conversion feature and warrants attached to convertible notes payable	$-	$321,002	$177,974
Transfer of available for sale securities to relieve accrued salary	$-	$-	$12,838
Accrued salary relieved for shares issued	$-	$-	$279,999
Common and preferred shares issued as founders shares	$-	$-	$3,040
Capitalized costs for Ruby Mine purchase option transferred to fixed assets and mineral assets upon acquisition	$-	$-	$801,442
Note payable for Ruby Mine acquisition	$-	$-	$1,990,000
Liabilities assumed with Ruby Mine acquisition	$-	$-	$174,118
Revision to Asset Retirement Obligation	$-	$76	$166,790
Common stock issued for conversion of convertible debt	$283,920	$-	$457,772
Equipment acquired with note payable	$56,071	$-	$56,071
Common stock issued for stock payable	$-	$25,000	$25,000
Equity draw on redeemable common stock applied towards note principal owed	$-	$25,536	$25,536
Common Stock issued for deferred financing costs	$6,481	$5,610	$12,091
Debt discount due to derivative liability	$403,712	$159,789	$539,919
Cancellation of preferred shares	$-	$100	$100
Settlement of Derivative liability	$256,472	$49,795	$306,267
Discount on gold advance	$22,223	$-	$22,223
Accretion of Discount on Redeemable Common Stock	$52,346	$29,516	$81,862
Excess Cash Received Compared to Redeemable Amount of Stock	$-	$-	$974
Interest on Redeemable Common Stock	$50,922	$22,701	$73,870
Unrealized loss on AFS	$9,950	$12,500	$2,550

The accompanying notes are an integral part of these financial statements.

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1             GENERAL ORGANIZATION AND BUSINESS

The Company was incorporated in the State of Delaware on June 18, 2004 under the name Ultimate Jukebox, Inc.  On September 4, 2004, Ultimate Jukebox, Inc. merged with NetMusic Corporation, and subsequently changed the Company name to NetMusic Entertainment Corporation.  On March 10, 2006, the Company ceased digital media distribution operations, began operations as a natural resources company, and changed the Company name to Enterayon, Inc.  On January 15, 2008, the Company merged with and assumed the name of its wholly-owned subsidiary, North Bay Resources Inc.  As a result of the merger, Enterayon, Inc. was effectively dissolved, leaving North Bay Resources Inc. as the remaining company.

The Company’s business plan is based on the Generative Business Model, which is designed to leverage our mining properties and mineral claims into near-term income streams even during the earliest stages of exploration. This is accomplished by entering into sales, joint-venture, and/or option contracts with other mining companies, for which the Company generates income through payments in cash, stock, and other consideration.

The Generative Business Model is our short term plan to leverage properties until funding is adequate to implement our long term plan. The Company’s long term plan is to locate and extract gold and silver from current exploration stage properties. This will be done through utilizing joint-ventures and other funding that is available to develop properties until they reach the production stage. Once in the production stage, the Company plans on extracting gold, silver, and other profitable by-products, and selling them to smelters. The Company has not currently begun this stage of the business plan.

NOTE 2             GOING CONCERN

These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has generated modest revenues since inception and has never paid any dividends and is unlikely to pay dividends. The Company has accumulated losses since inception equal to $15,535,153 as of December 31, 2013. These factors raise substantial doubt regarding the ability of the Company to continue as a going concern. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploration of economically recoverable reserves in its resource properties, confirmation of the Company’s interests in the underlying properties, and the attainment of profitable operations. The Company has had very little operating history to date. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Restatements

During the second quarter of fiscal 2013, the Company discovered it had offered and sold certain shares of common stock without registration under the Securities Act of 1933 (the “Securities Act”), as amended, during the period from October 24, 2011 through April 25, 2013.  Pursuant to Section 10(a)(3) of the Securities Act, by the time our prospectus had been in use for 9 months from the effective date of January 24, 2011, the balance sheet date of the audited financial statement contained in our prospectus was more than 16 months old, and had not been refreshed to present our current financial statements within said prospectus. Our financial statements have thus been have been restated to reclassify as temporary equity certain issuances of unregistered common stock issued during the time period from October 24, 2011 through April 25, 2013 and which may be deemed to be redeemable. These shares have been moved to the mezzanine portion of our balance sheet at their redemption values. Please see Note 10 for more information.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current period presentation. There was no material effect to the consolidated financial statements as result of these reclassifications.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Ruby Gold, Inc. All significant inter-company accounts and transactions have been eliminated in consolidation

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with a maturity of three months or less, when purchased, to be cash equivalents. There were no cash equivalents at December 31, 2013 and December 31, 2012. The Company maintains cash and cash equivalent balances at one financial institution that is insured by the Federal Deposit Insurance Corporation up to $250,000.

Reclamation Bonds

The Company holds its reclamation bonds on the Ruby Mine in the form of one-year Certificates of Deposit that automatically rollover annually on their anniversary dates.  These funds are held in reserve to guarantee the Company's Asset Retirement Obligation.

Marketable Securities

The Company accounts for its marketable securities, which are available for sale, in accordance with Financial Accounting Standards Board (“FASB”) guidance regarding accounting for certain investments in debt and equity securities, which requires that available-for-sale and trading securities be carried at fair value. Unrealized gains and losses deemed to be temporary on available-for-sale securities are reported as other comprehensive income (“OCI”) within shareholders’ deficit. Realized gains and losses and declines in value deemed to be other than temporary on available-for-sale securities are included in “(Gain) loss on short- and long-term investments” and “Other income” on our statements of operations. Trading gains and losses also are included in “(Gain) loss on short-term and long-term investments.” Fair value of the securities is based upon quoted market prices in active markets or estimated fair value when quoted market prices are not available. The cost basis for realized gains and losses on available-for-sale securities is determined on a specific identification basis. We classify our available-for-sale securities as short- or long-term based upon management’s intent and ability to hold these investments. In addition, throughout 2009, the FASB issued various authoritative guidance and enhanced disclosures regarding fair value measurements and impairments of securities which helps in determining fair value when the volume and level of activity for the asset or liability have significantly decreased and in identifying transactions that are not orderly.

Revenue Recognition

The company has recognized no mining revenue to date. In the future mining revenue will be recognized according to the policy described below.

Revenue is recognized when the following conditions are met:

(a)  persuasive evidence of an arrangement to purchase exists;
(b) the price is fixed or determinable;
(c) the product has been delivered; and
(d) collection of the sales price is reasonably assured.

Under the terms of concentrate sales contracts with third-party smelters, final prices for the gold, silver, zinc, copper and lead in the concentrate are set based on the prevailing spot market metal prices on a specified future date based on the date that the concentrate is delivered to the smelter. The Company records revenues under these contracts based on forward prices at the time of delivery, which is when transfer of legal title to concentrate passes to the third-party smelters. The terms of the contracts result in differences between the recorded estimated price at delivery and the final settlement price. These differences are adjusted through revenue at each subsequent financial statement date.

Mineral Property Costs

Mineral property acquisition costs are capitalized upon acquisition. Mineral property exploration and improvement costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven or probable reserves, the costs incurred to develop and improve such property are capitalized. To date the Company has not established any proven or probable reserves on its mineral properties.

The Company reviews long-lived assets for indicators of impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. If the review indicates that the carrying amount of the asset may not be recoverable, the potential impairment is measured based on a projected discounted cash flow method using a discount rate that is considered to be commensurate with the risk inherent in the Company's current business model. For purposes of recognition and measurement of an impairment loss, a long-lived asset is grouped with other assets at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets.

Purchase Options for Mining Property

Costs associated with acquisitions related to purchase options for mining properties are capitalized when the costs are incurred in accordance with ASC 340.10. The costs are carried at the amount paid and transferred to the appropriate asset account if the option is exercised. If it is determined that the Company will not exercise the option, the option is expensed.

Deferred Gains

Deposits on pending sales of mineral claims are classified as deferred gains until the transaction has been completed.  As of December 31, 2012, a deposit received of $9,835 on the pending sale of a mineral claim was recognized as a deferred gain. The Company recognized this amount to other income when the transaction was completed in 2013.

Asset Retirement Obligation

The FASB standard on accounting for asset retirement obligation requires that the fair value of the liability for asset retirement costs be recognized in an entity’s balance sheet, as both a liability and an increase in the carrying values of such assets, in the periods in which such liabilities can be reasonably estimated. The present value of the estimated future asset retirement obligation (“ARO”), as of the date of acquisition or the date at which mining commences is capitalized as part of the costs of mineral assets and recorded with an offsetting liability. The asset retirement costs are depleted over the production life of the mineral assets on a unit-of-production basis.

The ARO is recorded at fair value and accretion expense is recognized as the discounted liability is accreted to its expected settlement value. The fair value of the ARO liability is measured by using expected future cash outflows discounted at the Company’s credit adjusted risk free interest rate.

Amounts incurred to settle plugging and abandonment obligations that are either less than or greater than amounts accrued are recorded as a gain or loss in current operations.  Revisions to previous estimates, such as the estimated cost to remediate and abandon a mine may require adjustments to the ARO and are capitalized as part of the costs of mineral assets.

Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on the differences between the financial reporting basis and the tax basis of the assets and liabilities, and are measured using enacted tax rates that will be in effect when the differences are expected to reverse.

The Company adopted the provisions of the FASB interpretation related to accounting for uncertainty in income taxes, which seeks to reduce the diversity in practice associated with the accounting and reporting for uncertainty in income tax positions.  The Company believes it does not have any uncertain tax positions taken or expected to be taken in its income tax returns.

Fair Value of Financial Instruments

The Company adopted the FASB standard related to fair value measurement at inception. The standard defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. The standard applies under other accounting pronouncements that require or permit fair value measurements and, accordingly, does not require any new fair value measurements. The standard clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the standard established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows.

Level 1. Observable inputs such as quoted prices in active markets;

Level 2. Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and

Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company values its derivative instruments related to embedded conversion features and warrants from the issuance of convertible debentures in accordance with the Level 3 guidelines. For the twelve  month period ended December 31, 2013, the following table reconciles the beginning and ending balances for financial instruments that are recognized at fair value in these consolidated financial statements. The fair value of embedded conversion features that have floating conversion features and tainted common stock equivalents (warrants and convertible debt) are estimated using a Binomial Lattice model. The key inputs to this valuation model as of December 31, 2013, were: Volatility of 158% - 165%, inherent term of instruments equal to the remaining contractual term, quoted closing stock prices on valuation dates, and various settlement scenarios and probability percentages summing to 100%.

	Balance at December 31, 2012	New Issuances(1)	Conversions	Changes in Fair Values	Balance at December 31, 2013
Level 3 –
Derivative liabilities from:
Conversion features – embedded derivative	$82,237	$336,657	$(217,295)	$(44,838)	$156,761
Conversion features – tainted equity	208,971	248,553	(39,177)	(26,661)	391,686
Warrants – tainted equity	205,619	22,616	-	(80,034)	148,201
	$496,827	$607,826	$(256,472)	$(151,533)	$696,648
(1)	$204,114 was recorded as a loss on derivative at issuance. This loss is netted within Gain/Loss on Derivative Liability on the Statement of Operations.

Changes in the unobservable input values would likely cause material changes in the fair value of the Company’s Level 3 financial instruments. The significant unobservable input used in the fair value measurement is the estimation for probability percentages assigned to future expected settlement possibilities. A significant increase (decrease) in this distribution of percentages would result in a higher (lower) fair value measurement.

The following table presents assets and liabilities that were measured and recognized at fair value as of December 31, 2012 and the year then ended on a recurring basis:

				Total
				Unrealized
Description	Level 1	Level 2	Level 3	Loss
Available For Sale Securities	$12,550	$-	$-	$12,500
Totals	$12,550	$-	$-	$12,500

The following table presents assets that were measured and recognized at fair value as of December 31, 2013:

				Total
				Unrealized
Description	Level 1	Level 2	Level 3	Gain
Available For Sale Securities	$22,500	$-	$-	$2,500
Totals	$22,500	$-	$-	$2,500

				Total
				Unrealized
Description	Level 1	Level 2	Level 3	Loss
Derivate Liability – Advances on Gold	$-	$22,223 -	$-	$22,223
Totals	$-	$22,223 -	$-	$22,223

The following schedule summarizes the valuation of financial instruments at fair value on a recurring basis in the balance sheets as of December 31, 2013 and December 31, 2012:

	Fair Value Measurements at December 31, 2013
	Level 1	Level 2	Level 3
Assets
Cash	$133,873	$-	$-
Certificates of Deposit	172,880
Total assets	306,753	-	-
Liabilities
Advance Gold Sales	-	195,711	-
Convertible notes	-	836,858	-
Note payable, Ruby	-	1,832,638	-
Notes payable, equipment	-	41,687	-
Total liabilities	-	2,906,894	-
	$306,753	$(2,906,894)	$-

	Fair Value Measurements at December 31, 2012
	Level 1	Level 2	Level 3
Assets
Cash	$42,008	$-	$-
Certificates of Deposit	172,499
Total assets	214,507	-	-
Liabilities
Convertible notes	-	608,193	-
Note payable - Ruby	-	1,774,822	-
Total liabilities	-	2,383,015	-
	$214,507	$(2,383,015)	$-

The fair values of our debts are deemed to approximate book value, and are considered Level 2 inputs as defined by ASC Topic 820-10-35.

There were no transfers of financial assets or liabilities between Level 1, Level 2 and Level 3 inputs for the twelve months ended December 31, 2013 or the year ended December 31, 2012.

The Company had no other assets or liabilities valued at fair value on a recurring or non-recurring basis as of December 31, 2013 or December 31, 2012.

Stock Based Compensation

Beginning January 1, 2006, the Company adopted the FASB standard related to stock based compensation. The standard requires all share-based payments to employees (which includes non-employee Directors), including employee stock options, warrants and restricted stock, be measured at the fair value of the award and expensed over the requisite service period (generally the vesting period). The fair value of common stock options or warrants granted to employees is estimated at the date of grant using the Black-Scholes option pricing model by using the historical volatility of the Company. The calculation also takes into account the common stock fair market value at the grant date, the exercise price, the expected life of the common stock option or warrant, the dividend yield and the risk-free interest rate.

The Company from time to time may issue stock options, warrants and restricted stock to acquire goods or services from third parties. Restricted stock, options or warrants issued to other than employees or directors are recorded on the basis of their fair value, which is measured as of the date required by the Emerging Issues Task Force guidance related to accounting for equity instruments issued to non-employees. In accordance with this guidance, the options or warrants are valued using the Black-Scholes option pricing model on the basis of the market price of the underlying equity instrument on the “valuation date,” which for options and warrants related to contracts that have substantial disincentives to non-performance, is the date of the contract, and for all other contracts is the vesting date. Expense related to the options and warrants is recognized on a straight-line basis over the shorter of the period over which services are to be received or the vesting period.   As of December 31, 2013 and December 31, 2012, no options or warrants related to compensation have been issued, and none are outstanding.

Beneficial Conversion Feature

From time to time, the Company may issue convertible notes that may have conversion prices that create an embedded beneficial conversion feature pursuant to the Emerging Issues Task Force guidance on beneficial conversion features. A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of any attached equity instruments, if any related equity instruments were granted with the debt. In accordance with this guidance, the intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid in capital. The debt discount is amortized to interest expense over the life of the note using the effective interest method.

Deferred Financing Costs

Deferred financing costs include debt issuance costs primarily incurred by the Company as part of Convertible Note transactions. These amounts are capitalized to Deferred Financing Costs and amortized over the term of the note. Amortization is provided on a straight-line basis over the terms of the respective debt instruments to which the costs relate and is included in interest expense.  The difference between the straight line and effective interest methods is immaterial due to the short term nature of the convertible notes.

Accounting for Derivative Instruments

All derivatives have been recorded on the balance sheet at fair value based on the lattice model calculation. These derivatives, including embedded derivatives in the Company’s convertible notes which have floating conversion prices based on changes to the quoted price of the Company’s common stock and common stock equivalents tainted as a result of the derivative, are separately valued and accounted for on the Company’s balance sheet. Fair values for exchange traded securities and derivatives are based on quoted market prices. Where market prices are not readily available, fair values are determined using market based pricing models incorporating readily observable market data and requiring judgment and estimates.

Lattice Valuation Model

The Company valued the conversion features in their convertible notes and tainted warrants using a lattice valuation model, with the assistance of a valuation consultant. The lattice model values these instruments based on a probability weighted discounted cash flow model. The Company uses the model to develop a set of potential scenarios. Probabilities of each scenario occurring during the remaining term of the instruments are determined based on conversion prices relative to current stock prices, historic volatility, and estimates on investor behavior. These probabilities are used to create a cash flow projection over the term of the instruments and determine the probability that the projected cash flow will be achieved. A discounted weighted average cash flow for each scenario is then calculated and compared to the discounted cash flow of the instruments without the compound embedded derivative in order to determine a value for the compound embedded derivative.

Goodwill and Other Intangible Assets

Goodwill represents the excess of the purchase price over the fair value of assets acquired and liabilities assumed.  The Company accounts for goodwill and intangibles under ASC Topic 350, Intangibles – Goodwill and Other, which does not permit amortization, but requires the Company to test goodwill and other indefinite-lived assets for impairment annually or whenever events or circumstances indicate impairment may exist. The Company fully impaired goodwill of $5,341 during the year ended December 31, 2012 impairment analysis.

Income/Loss Per Share of Common Stock

Basic net loss per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for the periods presented.  As of December 31, 2013 and 2012, there were 56,852,098 and 47,532,822 common stock equivalents outstanding, respectively.

The following is a reconciliation of the computation for basic and diluted EPS for the full year ended December 31, 2013 and 2012, respectively:

	December 31, 2013	December 31, 2012
Net Loss	$(2,059,305)	$(2,119,706)
Weighted-average common shares Outstanding (Basic)	114,375,322	99,799,411
Weighted-average common stock Equivalents	56,852,098	47,532,822
Deduction of stock Equivalents not included due to net loss	(56,852,098)	(47,532,822)
Weighted-average common shares Outstanding (Diluted)	114,375,322	99,799,411
Basic and Diluted Net Gain (Loss) per Share	$(0.02)	$(0.02)

Property, Plant and Equipment

Property, plant and equipment are stated at cost less accumulated depreciation. The cost of property, plant and equipment is depreciated using the straight-line method over the estimated useful life of the asset - periods of approximately 18-28 years for buildings, 3-10 years for machinery and equipment and 3- 5 years for vehicles. Long-lived assets are reviewed for impairment whenever in management's judgment conditions indicate a possible loss. Such impairment tests compare estimated undiscounted cash flows to the recorded value of the asset. If an impairment is indicated, the asset is written down to its fair value or, if fair value is not readily determinable, an estimated fair value is used based on discounted cash flows. Fully depreciated assets are retained in property, plant and equipment and accumulated depreciation accounts until they are removed from service. In case of disposals of assets, the assets and related accumulated depreciation are removed from the accounts, and the net amounts after proceeds from disposal are credited or charged to income.

Recently Issued Accounting Standards

Disclosures about Reclassification Adjustments out of Accumulated Other Comprehensive Income

In July 2013, the FASB issued ASU No. 2013-11 Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit when a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists (“ASU No. 2013-11”). This pronouncement provides explicit guidance on the financial statement presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. This pronouncement is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2013. The Company will adopt the provisions of ASU No. 2013-11 on January 1, 2014. We do not anticipate the provisions of ASU No. 2013-11 to have a material impact on to the Company’s financial statements.

In February 2013, the Financial Accounting Standards Board (“FASB”) issued an accounting standards update which added new disclosure requirements for items reclassified out of accumulated other comprehensive income. The update required entities to disclose additional information about reclassification adjustments, including changes in accumulated other comprehensive income balances by component and significant items reclassified out of accumulated other comprehensive income. The update became effective for us in the first quarter of 2013. This update had no material impact on our financial statements.

Testing Indefinite-Lived Intangible Assets for Impairment

In July 2012, the FASB issued an accounting standards update which provided, subject to certain conditions, the option to perform a qualitative, rather than quantitative, assessment to determine whether it is more likely than not that the fair value of an indefinite-lived intangible asset is less than its carrying amount. The update became effective for us in the first quarter of 2013. This update had no material impact on our financial statements.

NOTE 4             AVAILABLE FOR SALE SECURITIES

On October 24, 2012, the Company entered into an agreement on its Willa property with Caribou King Resources Ltd. ("Caribou", or “CKR”), a Canadian issuer listed on the TSX Venture Exchange.  Under the terms of Agreement, Caribou may earn up to a 100% interest in the Willa Claims by making aggregate payments to North Bay of USD $232,500 in cash and issuing 1,000,000 shares of Caribou common stock.  Of the aggregate payments, $7,500 in cash and 500,000 shares are due upon receipt of regulatory acceptance of the agreement by the TSX Venture Exchange.  Subsequent to TSX approval in November, 2012, and pursuant to the agreement, the Company received 500,000 shares of CKR stock. These shares were valued at $25,050 based upon the closing price of CKR stock on the date the shares were issued. As of December 31, 2012 and 2013, the market value of these shares was $12,550 and $22,500, respectively.  This resulted in an unrealized loss of $12,500 for the year ended December 31, 2012, and an unrealized gain of $9,950 for the year ended December 31, 2013. We consider the unrealized net loss as temporary due to the short length of time the market price for these securities has been below its value on the acquisition date.

NOTE 5             RUBY MINE ACQUISITION

On September 27, 2010, the Company executed an option-to-purchase agreement with Ruby Development Company (“RDC”), a California partnership, for the acquisition of the Ruby Mine (the “Ruby”) in Sierra County, California. The purchase price is $2,500,000.

On June 1, 2011, the Company exercised its option to purchase the Ruby Mine and made a final option payment of $85,000 to open escrow.  On July 1, 2011, escrow was closed and the acquisition of the Ruby Mine was completed. During the preceding option period and as of the closing date, the Company has made payments totaling $510,000 to RDC, consisting of $360,000 cash and 10,000,000 shares of common stock valued at $150,000.  These payments were credited towards the purchase price, thereby reducing the outstanding principal due to $1,990,000.  The mortgage is to be paid in full by December 30, 2015 pursuant to amendments to the agreement executed on December 12, 2012, March 28, 2013, and November 19, 2013.  The seller has also been granted 10 million 5-year warrants exercisable at 2 cents, 2 million 5-year warrants exercisable at 9 cents, 2 million 5-year warrants exercisable at 10 cents, and 4 million 5-year warrants exercisable at 4 cents.  Pursuant to the aforementioned amendment dated November 19, 2013, the term of all of the outstanding warrants issued to the seller has been extended to December 30, 2018.

On the transaction closing date of July 1, 2011, the Company issued a promissory note to RDC for $1,990,000 plus 3% interest per annum.  The note, as amended, is due on or before December 30, 2015, and currently accrues interest at 6% per annum.  As of December 31, 2013, all monthly payments have been paid, and the outstanding balance due on the note is $1,832,638.

Upon the close of the transaction and the transfer of title, as previously set forth in the purchase agreement, the Company acquired all of the real and personal property associated with the Ruby Gold Mine, all of the shares of Ruby Gold, Inc., a private California corporation, and $171,618 in reclamation bonds securing the permits at the Ruby Mine. Subsequent to the close of the transaction, Ruby Gold, Inc. became a wholly-owned subsidiary of North Bay Resources Inc.  The Company has also assumed the reclamation liabilities on the Ruby Mine, for which reclamation bonds are pledged.  In addition, a $2,500 liability from a pre-existing shareholder loan that was outstanding as of the closing date has been extinguished as of the close of escrow.

All costs related to the acquisition of the property have been capitalized when incurred. All other costs have been expensed when incurred. Cash paid during the period ended December 31, 2011 and December 31, 2010 was equal to $277,006 and $82,994, respectively. Warrants issued during the periods ended December 31, 2010 and December 31, 2011 were valued at $149,896 and $219,940 respectively. Shares paid as of December 31, 2010 were valued at $150,000. $2,519 was capitalized to the purchase option during the three months ended March 31, 2011 related to the company’s amendment to extend the term of the 10,000,000 warrants issued to Ruby Development Company from December 31, 2012 to December 31, 2015. The value of the extension was calculated using the Black-Scholes model. In addition, $219,940 was capitalized to the purchase option during the six months ended June 30, 2011 related to the amendment on April 22, 2011 to issue warrants granting RDC the right to purchase 2 million shares of the Company’s common stock at the exercise price of ten cents ($0.10) per share.  Said warrants are valid until May 1, 2016. The value of the additional warrants was calculated using the Black-Scholes model.  On March 6, 2012, the Company issued warrants granting RDC the right to purchase 2 million shares of the Company’s common stock until March 6, 2017 at the exercise price of nine cents ($0.09) per share, in consideration for reducing the monthly mortgage payments due in January, February, and March, 2012. The fair value of the warrants of $175,047 was expensed related to this issuance. This value was calculated via the Black-Scholes model. Pursuant to the aforementioned amendment dated November 19, 2013, the term of all of the outstanding warrants issued to the seller has been extended to December 30, 2018.

NOTE 6            PROPERTY, PLANT, EQUIPMENT AND MINERAL CLAIM ASSETS

As of December 31, 2013 and 2012, components of property, plant, and equipment and mineral assets were as follows:

	December 31,	December 31,
	2013	2012

Buildings	$558,885	$558,885
Machinery and equipment	138,820	66,834
Vehicles	281,602	281,602
Total property, plant and equipment	979,307	907,321

Less: impairment expense(2)	(124,343)	(124,343)
Less: accumulated depreciation(3)	(246,926)	(147,766)

Property, plant and equipment, net	$608,038	$635,212

	December 31,	December 31,
	2013	2012

Mining claims (1)	$1,792,660	$1,792,660
Asset retirement costs	4,828	4,828
Total mineral claim assets	1,797,488	1,797,488
Less: accumulated depletion(3)	-	-

Mining claims, net	$1,797,488	$1,797,488

(1)Upon the completion of the Ruby Mine acquisition on July 1, 2011, the estimated fair value of the mineral rights acquired was fully capitalized.

(2)Following the acquisition of the Ruby Mine on July 1, 2011, an evaluation of the equipment inventory determined that some equipment was obsolete and/or otherwise not in compliance with safety regulations, resulting in an impairment deduction of $124,343.

(3)Depreciation expense totaled $99,160 and $98,673 for the years ended December 31, 2013 and 2012, respectively. Depletion expense totaled $0 and $0 for the years ended December 31, 2013 and 2012, respectively

NOTE 7             DEBT

On July 1, 2011, upon the acquisition of the Ruby Mine, the Company issued a promissory note to Ruby Development Company (“RDC”) for $1,990,000 plus 3% interest per annum.  The note, as amended, is due on or before December 30, 2015.  Monthly payments are $10,000 per month during Q1, 2012, $15,000 per month during Q2, 2012, and $20,000 per month from July 1, 2013 through December 2015. Pursuant to an amendment executed on March 28, 2013, the interest rate on the note was increased to 6% as of April 1, 2013, and $160,000 was added to the principal. Pursuant to an amendment executed on November 19, 2013, mortgage payments through December 2015 are set at $20,000 due on the 1st day of each month, and an additional $40,000 due by the 20th day of each month, for aggregate monthly payments of $60,000 per month. As of December 31, 2013, the outstanding balance due on the note is $1,832,638.

On December 29, 2011, the Company entered into two agreements ("the Agreements") with Tangiers Investors LP, ("Tangiers") pursuant to which the Company received two $25,000 loans from Tangiers.  As the Agreement specifies, loan proceeds will only be used towards expenses related to the Ruby Mine Project.  The Agreement is structured as a $25,000 Promissory Note (the “Promissory Note”), and a $25,000 Convertible Promissory Note (the “Convertible Note”). The Promissory Note, as amended, has a maturity date of twenty four (24) months from the Effective Date, and an interest rate on the unpaid principal balance equal to 9.9% per year.  The Company shall make cash payments to Tangiers every two (2) weeks beginning January 1, 2012, at a minimum of $2,500 against the principal and accrued interest until the Promissory Note has been satisfied. The Company has further authorized Tangiers to debit this amount directly from any drawdowns made on Company’s existing Equity Line of Credit (“ELOC”) with Tangiers.  As further consideration, Tangiers shall be entitled to 250,000 5-year warrants to purchase 250,000 shares of our common stock at an exercise price of $0.115 per share. The value of these warrants was calculated via the Black-Scholes model and was calculated at $20,568. This value was recorded as a discount on the related note payable. The $25,000 Convertible Note is convertible into common stock, in whole or in part, at any time and from time to time before maturity at the option of the holder at a fixed price of $0.08 per share, which was the closing market share price on the Effective Date. Due to the conversion price being equal to the closing share price on the grand date no beneficial conversion feature resulted from this issuance. The Note accrues interest at a rate equal to 9.9% per year.  The Agreement further specifies that there shall be no penalty for prepayment of either the Promissory Note or the Convertible Note. During the years ended December 31, 2013 and 2012, $0 and $20,568 of the discount was amortized, respectively, and the discount has been fully amortized as of December 31, 2013.  During the years ended December 31, 2013 and 2012, the outstanding balance due on the Note is $29,970 and $27,495 respectively, which includes $4,970and $2,495 in accrued interest as of December 31, 2013 and 2012, respectively. Repayment of this note has been waived by the lender until November 15, 2014.

On February 2, 2012, the Company entered into two Convertible Promissory Note Agreements ("the Notes", or individually, the “Note”) with Tangiers Investors LP, ("Tangiers") pursuant to which the Company received an aggregate of $100,000 ($50,000 per Note) as a loan from Tangiers.  Each Note, as amended, has a term of twenty four (24) months.  Each Note accrues interest at a rate equal to 9.9% per year, and is convertible into common stock, in whole or in part, at any time and from time to time before maturity at the option of the holder at a fixed price of $0.08 per share.  As further consideration, Tangiers shall be entitled to 500,000 5-year warrants exercisable at $0.13.  The Notes further specify that there shall be no penalty for prepayment. The beneficial conversion feature resulting from the discounted conversion price compared to market price was valued on the date of grant to be $78,296 on the note, and $21,704 on the warrants. The warrants were valued using the Black-Scholes valuation model. This value was recorded as a discount on debt and offset to additional paid in capital.  Amortization of the discount was $90,324 for the twelve months ended December 31, 2012.  As of December 31, 2012, the outstanding balance due on the Note was $109,032, which includes $9,032 in accrued interest. As of December 31, 2013, the outstanding balance due on the Note is $118,932, which includes $18,932 in accrued interest.

On March 15, 2012, the Company entered into two Convertible Promissory Note Agreements ("the Notes", or individually, the “Note”) with Tangiers Investors LP, ("Tangiers") pursuant to which the Company received an aggregate of $75,000 ($37,500 per Note) as a loan from Tangiers.  Each Note, as amended, has a term of twenty four (24) months.  Each Note accrues interest at a rate equal to 9.9% per year, and is convertible into common stock, in whole or in part, at any time and from time to time before maturity at the option of the holder at a fixed price of $0.09 per share.  As further consideration, Tangiers shall be entitled to 500,000 5-year warrants exercisable at $0.09.  The Notes further specify that there shall be no penalty for prepayment.  The beneficial conversion feature resulting from the discounted conversion price compared to market price was valued on the date of grant to be $34,896 on the note, and $40,104 on the warrants. The warrants were valued using the Black-Scholes valuation model. This value was recorded as a discount on debt and offset to additional paid in capital.  Amortization of the discount was $63,771 and $19,012 for the twelve months ended December 31, 2012 and 2013, respectively. As of December 31, 2012, the outstanding balance due on these Notes was $80,920, which includes $5,920 in accrued interest. As of December 31, 2013, the outstanding balance due on these Notes is $88,345, which includes $13,345 in accrued interest.

On May 16, 2012, the Company entered into a Convertible Promissory Note Agreement ("the Note") with Tangiers Investors LP, ("Tangiers") pursuant to which the Company received $50,000 as a loan from Tangiers.  The Note, as amended, has a term of twenty four (24)  months, accrues interest at a rate equal to 9.9% per year, and is convertible into common stock, in whole or in part, at any time and from time to time before maturity at the option of the holder at a fixed price of $0.06 per share.  As further consideration, Tangiers shall be entitled to 150,000 5-year warrants exercisable at $0.07.  The Note further specifies that there shall be no penalty for prepayment.  The beneficial conversion feature resulting from the discounted conversion price compared to market price was valued on the date of grant to be $16,241 on the note, and $9,393 on the warrants. The warrants were valued using the Black-Scholes valuation model. This value was recorded as a discount on debt and offset to additional paid in capital.  Amortization of the discount was $25,634 and $0 for the twelve months ended December 31, 2012 and 2013, respectively. As of December 31, 2012, the outstanding balance due on these Notes was $53,106, which includes $3,106 in accrued interest. As of December 31, 2013, the outstanding balance due on this Note is $58,818, which includes $8,818 in accrued interest.

On May 30, 2012, the Company entered into a Convertible Promissory Note Agreement ("the Note") with Tangiers Investors LP, ("Tangiers") pursuant to which the Company received $25,000 as a loan from Tangiers.  The Note, as amended, has a term of twenty four (24) months, accrues interest at a rate equal to 9.9% per year, and is convertible into common stock, in whole or in part, at any time and from time to time before maturity at the option of the holder at a fixed price of $0.06 per share.  As further consideration, Tangiers shall be entitled to 150,000 5-year warrants exercisable at $0.06.  The Note further specifies that there shall be no penalty for prepayment.  The beneficial conversion feature resulting from the discounted conversion price compared to market price was valued on the date of grant to be $10,988 on the note, and $9,380 on the warrants. The warrants were valued using the Black-Scholes valuation model. This value was recorded as a discount on debt and offset to additional paid in capital.  Amortization of the discount was $20,368 and $0 for the twelve months ended December 31, 2012 and 2013, respectively. As of December 31, 2012, the outstanding balance due on this Note was $26,458, which includes $1,458 in accrued interest. As of December 31, 2013, the outstanding balance due on this Note is $28,314, which includes $3,314 in accrued interest.

On June 19, 2012, the Company entered into a Convertible Promissory Note Agreement ("the Note") with Tangiers Investors LP, ("Tangiers") pursuant to which the Company received $100,000 as a loan from Tangiers.  The Note, as amended, has a term of twenty four (24) months, accrues interest at a rate equal to 7% per year, and is convertible into common stock, in whole or in part, at any time and from time to time before maturity at the option of the holder at the lesser of 7 cents or the undiscounted VWAP price on the day prior to conversion, with a floor price of 2 cents.  As further consideration, Tangiers shall be entitled to 750,000 5-year warrants exercisable at $0.07, and 750,000 5-year warrants exercisable at $0.14.  The Note further specifies that there shall be no penalty for prepayment.  The beneficial conversion feature resulting from the discounted conversion price compared to market price was valued on the date of grant to be $58,048 on the note, and $41,952 on the warrants. The warrants were valued using the Black-Scholes valuation model. This value was recorded as a discount on debt and offset to additional paid in capital.  Amortization of the discount was $45,349 and $37,286 for the twelve months ended December 31, 2012 and 2013, respectively. As of December 31, 2012, the outstanding balance due on this Note was $103,740, which includes $3,740 in accrued interest. As of December 31, 2013, the outstanding balance due on this Note is $110,740, which includes $10,740 in accrued interest.

On July 11, 2012, the Company issued a $550,000 Promissory Note ("the Note") to JMJ Financial, ("JMJ", or “the Lender”).  The Principal Sum due to the Lender shall be prorated based on the consideration actually paid by the Lender, plus an approximate 10% Original Issue Discount ("OID") that is prorated based on the consideration actually paid by the Lender as well as any other interest or fees, such that the Company is only required to repay the amount funded and the Company is not required to repay any unfunded portion of the Note.  The Note has a maturity date of twelve (12) months from the Effective Date.  If the Note is repaid within ninety (90) days of the Effective Date, the interest rate shall be zero percent (0%).  Should the Note still be outstanding after 90 days, a one-time 5% interest rate will be applied.  In addition, the Lender has the right, at any time 90 days after the Effective Date, at its election, to convert all or part of the outstanding and unpaid Principal Sum and accrued interest (and any other fees) into shares of fully paid and non-assessable shares of common stock of the Company. The Conversion Price is the lesser of $0.10 or 70% of the average of the two lowest closing prices in the 25 trading days previous to the conversion. The consideration received as of December 31, 2012 is $115,000. Due to the floating conversion price this note had an embedded derivative. The debt discount resulting from the derivative was valued on the date of grant to be $111,517 on the note. This value was recorded as a discount on debt and offset to derivative liability. In addition there was a $11,500 discount as a result of the principal owed ($126,500) exceeding the cash received ($115,000).  This resulted in a total discount of $123,017.  Amortization of the discount was $58,307 and $64,710 for the twelve months ended December 31, 2012 and 2013, respectively.  As of December 31, 2012, the outstanding balance due on this Note is $132,825, which includes $6,325 accrued in interest.  During the twelve month period ended December 31, 2013 an additional $235,000 was drawn down from this facility, plus $27,550 in OID. The debt discounts resulting from the derivatives on each draw date was valued on the date of grants to be a cumulative value of $228,713 on the notes. Amortization of the discount was $169,424 for the twelve months ended 2013.  During the twelve month period ended December 31, 2013, stock conversions reduced the outstanding balance of principal and accrued interest due by $283,920. The Company issued 11,229,544 common shares with the conversions which was consistent with the note agreement and therefore no gain or loss was recognized on the conversions. As of December 31, 2013, the outstanding balance due on this Note is $122,323, which includes $3,673 of accrued interest.

On August 2, 2012, the Company issued a $100,000 Convertible Promissory Note ("the Note") to Tonaquint, Inc, ("Tonaquint", or “the Lender”).  The Note carries a $10,000 original issue discount (the “OID”), as well as $3,000 in transaction fees, such that the initial Principal Sum due is $113,000.  The interest rate on the Note is 8% per annum. The Note has a maturity date of nine (9) months from the Effective Date, and has a fixed conversion price of $0.06.  The Note is self-amortizing, such that it may be repaid in cash in three monthly installments of $37,666 plus accrued interest beginning 180 days from the Effective Date.  In lieu of cash payments, the Company may elect to convert the note to shares at 70% of the arithmetic average of the three (3) lowest VWAPs of the shares of Common Stock during the ten (10) consecutive Trading Day period immediately preceding the date of such conversion.  No conversion can occur prior to 180 days from the Effective Date.  In addition, the Company retains the option of pre-paying the Note at any time at an amount equal to 125% of the outstanding principal and the accrued and unpaid interest.  The tainted equity valuation and “OID” totaled $58,272, and $32,231 was amortized during the period ended December 31, 2012. $58,272 of the value was recorded as a discount on debt and $48,272 was added to the derivative liability. As of December 31, 2012, the outstanding balance due on this Note was $116,792 which includes $3,792 in accrued interest. As of December 31, 2013, the outstanding principal of $113,000 plus $5,358 in accrued interest has been paid in full in three cash payments totaling $118,358.  Accordingly, the debt has been extinguished, and the Tonaquint Note has been retired.  The debt discount was fully expensed with payoff, resulting in an amortization expense of $26,041 during the year ended December 31, 2013.

On October 2, 2012, the Company issued a $750,000 Promissory Note ("the Note") to Tangiers Investors, LP ("Tangiers", or “the Lender”).  The consideration will be received by the Company in tranches of $50,000 no less than bi-weekly, by mutual consent.  The Principal Sum due to the Lender shall be prorated based on the consideration actually paid by the Lender plus any accrued interest, such that the Company is only required to repay the amount funded and the Company is not required to repay any unfunded portion of the Note. The Note has a maturity date of twenty four (24) months from the Effective Date of each tranche.  The Note shall accrue interest at a rate of 7% per annum on each $50,000 tranche independently from other tranches.  Unless repaid in cash, the Lender shall have the right to convert all or part of the outstanding and unpaid Principal Sum and accrued interest into shares of fully paid and non-assessable shares of common stock of the Registrant. The Conversion Price shall be the undiscounted volume weighted average price (VWAP) on the day of conversion, subject to a floor price of $0.0129 per share, and a ceiling price of the undiscounted VWAP on the date prior to each tranche received by the Registrant.  In addition, upon conversion, 125,000 5-year warrants for each $50,000 in Consideration received shall be issued, at an exercise price of 125% of the Conversion Price of each tranche, as applicable.  There is no penalty for prepayment, with prepayment subject to the consent of the Lender.  As of December 31, 2013, the Company has drawn $396,098 from this facility.  As of December 31, 2012, the outstanding balance due on this Note was $161,059 which includes $1,059 in accrued interest. As of December 31, 2013, the outstanding balance due on this Note is $419,674 which includes $23,577 in accrued interest.

On September 26, 2013, the Company acquired a Case 580SM Backhoe for the purchase price of $56,071.  This purchase was financed as a 36 month note with CNH Capital America LLC at an interest rate of 8.49%.  A $10,000 initial payment was made on October 1, 2013, with 36 payments scheduled at $1,462 per month.  As of December 31, 2013, the principal balance due on this note was $41,687 plus $1,114 in accrued interest.

On October 1, 2013, the Company issued a $280,000 Secured Convertible Promissory Note ("the Typenex Note", or the “Note”) to Typenex Co-Investment, LLC ("Typenex").  The Note carries a $25,000 original issue discount (the “OID”), as well as $5,000 in transaction fees. The interest rate on the Note is 10% per annum. The Note has a maturity date of thirteen (13) months from the Effective Date, and has a fixed conversion price of $0.08 if converted by the holder.  The Note is self-amortizing, such that it may be repaid in cash in eight (8) monthly installments of $35,000 plus accrued interest beginning 180 days from the Effective Date.  In lieu of cash payments, the Company may elect to convert the note to shares at 70% of the arithmetic average of the two (2) lowest VWAPs of the shares of Common Stock during the twenty (20) consecutive Trading Day period immediately preceding the date of such conversion.  No conversion can occur prior to 180 days from the Effective Date.  In addition, the Company retains the option of pre-paying the Note at any time at an amount equal to 125% of the outstanding principal and the accrued and unpaid interest.  The initial tranche received from this transaction was $125,000. The debt discount due to the tainted equity valuation and “OID” was $125,000 and $30,000, respectively. Amortization on the debt discount of $155,000 was $35,619 during the year ended December 31, 2013. As of December 31, 2013, the outstanding balance due on this Note is $158,864 which includes $3,864 in accrued interest.

On October 7, 2013, the Company issued a $56,500 Promissory Note ("the LG Note", or the "Note") to LG Capital Funding LLC ("LG", or “the Lender”).  The Principal Sum due to the Lender includes a 10% Original Issue Discount ("OID") plus $1,500 in transaction fees payable to the Lender. The Note has a maturity date of nine (9) months from the Effective Date.  If the Note is repaid within ninety (90) days of the Effective Date, the interest rate shall be zero percent (0%).  Should the Note still be outstanding after 90 days, a one-time 5% interest rate will be applied.  Unless the Note is prepaid in cash, the Lender has the right at its election to convert all or part of the outstanding and unpaid Principal Sum and accrued interest (and any other fees) into shares of fully paid and non-assessable shares of common stock of the Registrant. The Conversion Price is the lesser of $0.10 or 70% of the average of the two lowest closing prices in the 25 trading days previous to the conversion.  The consideration received as of December 31, 2013 is $50,000. Due to the floating conversion price this note had an embedded derivative. The debt discount resulting from the derivative was valued on the date of grant to be $55,758 on the note. This value was recorded as a discount on debt and offset to derivative liability. In addition there was a $6,500 discount as a result of the principal owed ($56,500) exceeding the cash received ($50,000).  This resulted in a total discount limited to the Note principal of $56,500.  Amortization of the discount was $17,592 for the twelve months ended December 31, 2013.  As of December 31, 2013, the outstanding balance due on this Note is $56,500.

The following table summarizes all of the Convertible Notes outstanding as of December 31, 2013 and 2012:

	December 31, 2013	December 31, 2012
Mortgage payable – Ruby Mine	$1,832,638	$1,774,822
Secured note payable with annual interest rate of 8%	41,687	-
Discount on note payable	-	-
Net note payable	1,874,325	1,774,822
Convertible notes:
Secured convertible notes payable with annual interest rate of 10%	155,000	-
Unsecured convertible notes payable with annual interest rate of 9.9%	275,000	275,000
Unsecured convertible notes payable with annual interest rate of 8%	-	113,000
Unsecured convertible notes payable with annual interest rate of 7%	496,097	260,000
Unsecured convertible notes payable with annual interest rate of 5%	175,050	126,500
Discount on debt from derivative valuation	(264,389)	(166,307)
Total convertible notes	836,858	608,193
Total Debt	$2,711,183	$2,383,015

NOTE 8             DEFERRED FINANCING COSTS

Deferred financing costs include debt issuance costs primarily incurred by the Company as part of Convertible Note transactions. Deferred financing costs as of December 31, 2013 was $22,966 net of accumulated amortization $50,575.  Deferred financing costs as of December 31, 2012 was $14,471 net of accumulated amortization $15,639. Amortization expense for deferred financing costs for the years ended December 31, 2013 and 2012 was $34,936 and $15,639, respectively.

These costs include commissions paid to Carter Terry & Company, a registered broker-dealer, consisting of $36,891 in cash ($17,500 in 2013 and $19,391 in 2012) and 233,750 (148,750 in 2013 and 85,000 in 2012) restricted Rule 144 shares of common stock valued at $12,091 ($6,481 in 2013 and $5,610 in 2012) on the dates of issuance. Cash payments for other deferred financing costs on other notes totaled $30,950 ($19,450 in 2013and $11,500 in 2012). These amounts were capitalized to Deferred Financing Costs and amortized over the term of the note. Amortization is provided on a straight-line basis over the terms of the respective debt instruments to which the costs relate and is included in interest expense.  The difference between the straight line and effective interest methods is immaterial due to the short term nature of the convertible notes.

NOTE 9             DERIVATIVE LIABILITIES

On July 11, 2012, the Company borrowed $100,000 requiring principal repayment of $110,000 convertible at the lesser of $0.10 or the average of the two lowest closing prices in the 25 trading days prior to conversion. This note payable contained an embedded derivative liability due to the conversion feature not being considered fixed or determinable. The related derivative liability was valued at issuance and the fair value of $98,366 was recorded as a derivative liability and debit to debt discount.

In addition to this convertible note all other debt and equity instruments (except for preferred stock) convertible to common stock at the discretion of the holder were considered as a part of the derivative liability due to the tainted equity environment.  As of July 11, 2012, these tainted instruments consisted of convertible debt outstanding of $375,000 and 20,050,000 warrants. These instruments were valued when they became tainted on July 11, 2012.  The fair value of the conversion features on the convertible debt of $83,358 was added to the derivative liability and recorded as a part of the loss on the derivative for the period. The fair value of the warrants was also added to the derivative liability and recorded as a loss on the derivative liability. During the remainder of 2012, the Company issued additional convertible notes totaling $273,000 which were considered tainted upon issuance. The related derivative liability and debt discount recorded was valued at inception and equal to $48,272. All instruments with embedded derivative liabilities or included in the derivative liability due to the tainted equity environment were re-valued at December 31, 2012 with all changes flowing through the gain/loss on derivative. The derivative liability related to convertible debt was valued at $291,208, and the derivative liability related to warrants was $205,619 as of December 31, 2012.

Prior to December 31, 2012 the Company issued 500,000 shares of common stock for warrants exercised were valued as a part of the tainted equity portion of the derivative liability. The related derivative was marked to market on the settlement according to the lattice valuation and relieved to additional paid in capital for $49,795.

During the year ended December 31, 2013, the Company issued additional convertible notes totaling $692,797, which were considered tainted upon issuance. The related derivative liability and debt discount recorded was valued at inception and equal to $585,210; In addition, the Company retired $253,336 in debt and accrued interest through cash payments and stock conversions, which resulted in a settlement of derivative liabilities to additional paid in capital of $386,536. All instruments with embedded derivative liabilities or included in the derivative liability due to the tainted equity environment were re-valued at December 31, 2013, with all changes flowing through the gain/loss on derivative for a total gain on derivative of $151,533 for the year ended December 31, 2013. The derivative liability related to convertible debt was valued at $548,447, and the derivative liability related to warrants was $148,201 as of December 31, 2013. This includes 4 million new warrants granted in FY 2013 that were valued and included in the derivative.

The following shows the changes in the derivative liability measured on a recurring basis for the year ended December 31, 2013.

Derivative Liability at December 31, 2012	$496,827
Gain on Derivative Liability	(151,533)
Settlement to APIC from Conversion	(256,472)
Additions to Liability for Convertible Debt recorded as debt discount	403,712
Additions to Liability for Convertible Debt expensed due to value of derivative exceeding debt	204,114
Derivative Liability at December 31, 2013	$696,648

The following tabular presentation reflects the components of derivative financial instruments on the Company’s balance sheet at December 31, 2013 and December 31, 2012:

Derivative Liabilities:	December 31, 2013	December 31, 2012
Embedded derivative liability in convertible debt	$156,761	$82,237
Derivative liability due to tainted equity – convertible debt	391,686	208,971
Derivative liability due to tainted equity – warrants	148,201	205,619
Total Derivative Liability	$696,648	$496,827

NOTE 10           COMMITMENTS AND CONTINGENCIES

During the second quarter of fiscal 2013, the Company discovered it had offered and sold certain shares of common stock without registration under the Securities Act of 1933 (the “Securities Act”), as amended, during the period from October 24, 2011 through April 25, 2013.  Pursuant to Section 10(a)(3) of the Securities Act, by the time our prospectus had been in use for 9 months from the effective date of January 24, 2011, the balance sheet date of the audited financial statement contained in our prospectus was more than 16 months old, and had not been refreshed to present our current financial statements within said prospectus. This inadvertent technical failure to update our prospectus according to Section 10(a)(3) of the Securities Act may have caused our prospectus to no longer be effective as of October 24, 2011. As a result, purchasers of these securities may have the right to rescind their purchases for an amount equal to the purchase price paid for the securities, plus interest from the date of purchase, limited to the unregistered shares purchased from the original seller and still held by the original purchaser. The federal Securities Act requires that any claim for rescission be brought within one year of reporting the violation. The time periods within which claims for rescission must be brought under state securities laws vary and may be two years or more from the transaction date. As of the date of this report, approximately 10 million shares of our outstanding common stock are subject to possible rescission. The maximum potential liability as of December 31, 2013 and December 31, 2012 was $667,758 and $367,490, respectively. These amounts include interest at 10% per annum from the date of the respective purchases.  Due to the shares being redeemable by the holder since their inception, the shares are required to be classified outside of permanent equity on the balance sheet. Since redemption is uncertain and outside of the Company’s control the shares are classified within the mezzanine section of the balance sheet at their respective redemption values. Any differences between the cash received and the redemption value was recorded to additional paid in capital. Interest of 10% is being accrued on the values and is recorded through additional paid in capital consistent with the appropriate accounting guidance covering the accounting treatment of mezzanine instruments.

The following shows the changes in the redeemable common stock from October 24, 2011 through December 31, 2013.

Cash received for 880,982 shares issued after October 24, 2011	$89,000
Mark redeemable common stock down to the redeemable amount	(974)
Interest on redeemable common stock	247
Redeemable common stock value at December 31, 2011	$88,273
Cash and note relief received for 3,636,619 shares issued	227,000
Mark redeemable common stock up to the redeemable amount	29,516
Interest on redeemable common stock	22,701
Redeemable common stock value at December 31, 2012	$367,490
Cash received for 5,699,885 shares issued	197,000
Mark redeemable common stock up to the redeemable amount	52,346
Interest on redeemable common stock	50,922
Redeemable common stock value at December 31, 2013	$667,758

As of December 31, 2013 and December 31, 2012, respectively, the Company does not have any outside commitments, and is not currently leasing any office space.  Office space is provided as part of a management agreement with The PAN Network, a private business management and consulting company wholly-owned by the Company’s Chief Executive Officer (see Note 15 - Related Party Transactions).  The agreement is renewable annually at the discretion of both parties. As a result there are no future payments for our lease beyond the current year contract.

The Company is not and has never been involved in any litigation of any nature, and the Company is not aware of any pending or threatened litigation.

EB-5

On July 28, 2010, the Company executed an agreement with ACG Consulting, LLC ("ACG") intended to establish a new economic Regional Center ("RC") under the federal EB-5 program (the "EB-5 Program") that will encompass all of  Northern California's Gold Country. Once established, the Regional Center is expected to provide full funding for the Company's Ruby Mine Project in Sierra County, California.  Terms of the agreement specify that upon filing an application for a new Regional Center with USCIS, North Bay shall pay ACG its share of the startup expenses, which as of December 31, 2011 were $0. During Q1, 2011, the Company agreed to reimburse ACG $37,216 in expenses incurred to prepare and file EB-5 applications with USCIS.  As of March 31, 2011, $15,000 of this amount had been paid, and $22,216 remained outstanding.  As of December 31, 2011, $0 remains outstanding and this account has been paid in full.  No shares of Company stock have been or will be issued in connection with this agreement.

The agreement also provides that North Bay will own 49% of the Regional Center, and ACG will own 51%. ACG and North Bay, working together through the Regional Center, will seek to raise up to $7.5M in EB-5 funding for North Bay's Ruby Mine Project, subject to USCIS approval. ACG will also be an equity partner in each project North Bay may bring into the Regional Center, the amount of which will vary on a deal by deal basis based on the amount of consulting services ACG actually provides. At the present time, no projects other than mining are being considered, and the industry focus for the Regional Center is expected to be limited to mining initially.

Effective October 14, 2010, the Company, together with ACG, entered into a Memorandum of Understanding (“MOU”) with Northern California Regional Center, LLC ("NCRC"), whereby NCRC has agreed to expand its scope to include mining projects in the counties of Sierra and Nevada in Northern California, and together with ACG has agreed to sponsor North Bay's application to secure $7.5 million for the Ruby Gold project in Sierra County, California, through the EB-5 Program.  NCRC was approved on April 22, 2010 by the United States Citizenship and Immigration Services (“USCIS”) as a designated EB-5 Regional Center, and is currently approved to sponsor qualifying investments in such capacity within the counties of Colusa; Butte; Glenn; Sacramento; San Joaquin; Shasta; Sutter; Tehama; Yuba; and Yolo in the State of California (the “Regional Center’s Geographic Area”).  Pursuant to its regional center designation, NCRC may sponsor qualifying investments in certain industry economic sectors that do not currently include mining.  The agreement with North Bay and ACG calls for NCRC to seek USCIS approval for an expansion of NCRC’s Regional Center Geographic Area (the “Expansion”) to include Sierra County, where the Ruby Mine is located, and for approval to include mining within its designated industry sectors (the “Mining Designation”). These applications have been filed with USCIS, and are currently being reviewed. Upon approval of the Expansion and Mining Designation by USCIS, NCRC will then be permitted to sponsor qualified investments in North Bay’s Ruby Gold project under the EB-5 Program.  Under the terms of the agreement, NCRC will receive a $5,000 fee for each investor whose minimum $500,000 investment is approved by USCIS.  In addition, upon the Ruby Gold project receiving the aggregate sum of $7,500,000 through the EB-5 Program, NCRC shall be entitled to an undivided one and one half percent (1.5%) interest in the Ruby Gold project.  No shares of Company stock have been or will be issued in connection with this agreement, and the entire EB-5 funding is expected to be non-dilutive to shareholders.

On July 19, 2011, the NCRC Expansion Amendment, which includes the Mining Designation and pre-approval of the Ruby Gold project as a qualified EB-5 project, was formally approved by USCIS.  As of the date of this report, the EB-5 funding is still pending and is considered unlikely to be completed.

NOTE 11          STOCK SPLITS

On February 18, 2005, the Company effected a 4 for 1 forward stock split of our common shares.  On March 12, 2006, and on February 7, 2008, the Company effected 1 for 10 reverse stock splits.  All information presented herein has been retrospectively adjusted to reflect these stock splits as they took place as of the earliest period presented.

NOTE 12           INCOME TAXES

As of December 31, 2013 and 2012, the Company had net operating loss carry-forwards totaling approximately $4,605,214 and $3,129,410, respectively, that begin to expire in 2025.  The carry-forward losses and the related deferred tax benefit are significantly limited by the provisions of Internal Revenue Code Section 382. The Company’s taxable losses and temporary differences created a deferred tax asset before valuation allowances of approximately $1,631,626 and $1,165,226 at December 31, 2013 and 2012, respectively. Due to the Company determining that it will not likely realize the deferred tax asset, a full valuation allowance has been taken to reduce the deferred tax asset to zero as of December 31, 2013 and 2012, respectively.

In 2013 and 2012, the primary difference between financial statement reporting and taxable income (loss) was expenses not deductible for tax purposes including non-cash share based payments issued for services, amortization of discounts on debt, and gains from non-cash exchanges of  $438,392 and $929,020, respectively. Temporary differences between financial statement reporting loss and taxable loss were due to differences in timing of recognition for expenses related to deferred compensation and depreciation of fixed assets.

The deferred tax assets as of December 31, 2013 and 2012 are as follows:

	2013	2012
Deferred Tax Asset:
Net Operating Loss Carryforwards	$3,129,410	$2,138,602
Current Year Net Operating Loss/(Gain)	1,475,804	990,808
Total Operating Loss Carryforward	4,605,214	3,129,410
Enacted Future Tax Rate	35%	35%
Deferred Tax Asset for NOL	1,611,825	1,095,294
Deferred Tax Asset for Temporary Differences Between Book and Tax Income	19,801	69,932
Gross Deferred Tax Asset	1,631,626	1,165,226
Valuation Allowance	(1,631,626)	(1,165,226)
Net Deferred Tax Asset	$-	$-

NOTE 13           DEFERRED COMPENSATION/NQDC

The Company has adopted an unfunded Non-Qualified Deferred Compensation (NQDC) plan to compensate our Chief Executive Officer.  Under this plan, the Company is not required to reserve funds for compensation, and is only obligated to pay compensation when and if funds are available.  Any amounts due but unpaid automatically accrue to deferred compensation. The plan has the option to be renewed annually at the discretion of the Company. While unfunded and non-recourse, for compliance with GAAP this is disclosed as an accrued expense on the balance sheet.  On April 28, 2011, the Company issued two million (2,000,000) shares of common stock to our Chief Executive Officer  to reduce the aggregate amount of deferred compensation owed to him by $180,000.  The shares were valued at the closing market price of our common stock on the date of issuance.  On December 9, 2013, the Company issued five million (5,000,000) shares of common stock to our Chief Executive Officer  to reduce the aggregate amount of deferred compensation owed to him by $180,000.  The shares were valued at the closing market price of our common stock on the date of issuance, which was equal to the deferred compensation relieved.  As of December 31, 2013 and December 31, 2012, the outstanding balance of the NQDC plan is $820,474 and $884,474, respectively.

In 2007, 2008, and 2009, our Chief Executive Officer was awarded restricted stock bonuses for deferring accrued salary. The value of common shares were based on the market closing price on the day of issuance, and the value of preferred shares were valued via a valuation model generated by an independent valuation expert, as follows:

Date	Type of Stock	Number of Shares	Value
2/12/2007	Preferred	100	$101,000
2/9/2007	Common	250,000	$31,250
12/21/2007	Common	10,000,000	$900,000
12/16/2008	Common	2,500,000	$50,000
8/11/2009	Preferred	4,100,000	$253,785

NOTE 14           ASSET RETIREMENT OBLIGATIONS

 Provisions for site closure and reclamation costs are based principally on legal and regulatory requirements established by various government agencies, principally Sierra County, California, the US Forest Service, and the California Dept. of Conservation Office of Mine Reclamation (OMR). Under current regulations, the Company is required to meet performance standards to minimize the environmental impact from its operations and to perform site restoration and other closure activities at its mining sites. The exact nature of environmental remediation requirements that may be encountered in the future, if any, cannot be predicted with certainty, because environmental requirements currently established by government agencies may change.

The following table illustrates the inputs used to calculate the current Asset Retirement Obligation as of December 31, 2013 and December 31, 2012.

Cost estimate for reclamation work at today's cost	$172,914
Estimated life of mine (years)	50
Risk adjusted rate (borrowing rate)	9.9%
Estimated inflation rate	2.2%

Asset Retirement Obligation
Asset retirement obligation at 12/31/12	$5,584
Accretion Expense	574
Asset retirement obligation at 12/31/13	$6,158

NOTE 15           RELATED PARTY TRANSACTIONS

In August 2009, the Board of Directors approved and the Company executed a management agreement with The PAN Network (“PAN”), a private business management and consulting company wholly-owned by the Company’s Chief Executive Officer.  The agreement is in consideration of $18,000 per month, and calls for PAN to provide (a) office and board room space, including reception, utilities, landline phone/fax, computers, copiers, projectors, and miscellaneous services; (b) financial services, including accounting, corporate filing and bookkeeping; (c) project and administrative services; (d) resource targeting, acquisition, development and management services; (e) marketing services, communications, marketing materials management, and writing services; (f) strategic planning, milestone management and critical path analysis; and (g) online services, including web site hosting, web site design, web site maintenance, and email services.   The agreement includes Mr. Leopold’s salary of $15,000 per month, which will accrue entirely to deferred compensation during any period in which the commitment remains unpaid.  The term of the agreement is one year, and automatically renews annually on January 1 each year unless otherwise terminated by either party. During the year ended December 31, 2013, $100,000 of the amount due was paid in cash, and $116,000 accrued to deferred compensation.  On December 9, 2013, the Company issued five million (5,000,000) shares of common stock to our Chief Executive Officer  to reduce the aggregate amount of deferred compensation owed to him by $180,000.  The shares were valued at the closing market price of our common stock on the date of issuance.

During the twelve month period ended December 31, 2012, all 100,000 outstanding shares of the Series G Convertible Preferred that were previously issued to Mr. Leopold in August 2009 were cancelled at the request of and consent of Mr. Leopold, the sole shareholder of the class.  Subsequent to the cancellation of said shares, a Certificate of Elimination of the Series G Convertible Preferred Stock was filed with the Secretary of State of the State of Delaware to eliminate entirely the Series G Convertible Preferred stock designation from our Articles of Incorporation.

During the twelve month period ended December 31, 2013, director Fred Michini was paid $10,000 in director fees, which was paid as 277,778 shares of stock valued at the closing market price of our common stock on the date of issuance.

NOTE 16           ADVANCE GOLD SALES

On June 4, 2013, the Company executed a Memorandum of Understanding (the “Agreement”) with a private US investor (the “Investor”) for an advance sale of up to 120 ounces of specimen gold from the Ruby Mine in Sierra County, California.  The price paid in advance by the Investor shall be at a ten percent (10%) discount to the then-current spot price of gold (the “Purchase Price”) on the day the gold is produced and made available for shipment (the “Delivery Date”). The Investor will acquire the right to purchase the gold at their discretion. Upon signing the Agreement, the Company received an initial cash advance of $150,000 (the “Advance”), which is based on a 10% discount to the current spot price of gold, for delivery of the first 120 ounces of specimen gold produced from the Ruby Mine on or before February 1, 2014 (the “Due Date”).  The Advance paid will be applied to the amount due to the Company on the Delivery Date, as determined by the then-current spot price of gold on the Delivery Date.  In the event that 120 ounces of specimen gold is not available for delivery by the Due Date, the Investor will be entitled to be repaid the Advance in cash plus 10% interest equal to $165,000 total, with an option to still purchase the same amount of gold at a discount of 10% to the then-current spot price of gold when the specimen gold becomes available for delivery at a later date. As of the date of this report a $165,000 cash payment was made on the due date, and the Advance has been repaid.  As per the Agreement, the investor retains the right to purchase 120 ounces of gold at a future date at a 10% discount to the then-current spot price of gold

On August 2, 2013, the Company sold an additional 40 ounces of gold under the same terms for $50,000.  In the event that the 40 ounces of specimen gold is not available for delivery by the Due Date on April 2, 2014, the Investor will be entitled to be repaid the Advance in cash plus 10% interest equal to $55,000 total, with an option to still purchase the same amount of gold at a discount of 10% to the then-current spot price of gold when the specimen gold becomes available for delivery at a later date.

The related obligations have been recorded for the full $200,000 received and an additional $22,223 recorded as a derivative liability represents the additional amount owed related to the 10% discount on the gold price. This discount of $22,223 is being amortized straight line over the term of the agreement resulting in amortization of $17,934 for the year ended December 31, 2013.

NOTE 17           SHARE ISSUANCES SINCE JUNE 18, 2004 (INCEPTION)

In 2004, the Company issued an aggregate of 320,000 shares of common stock and 1,200,000 shares of preferred stock as Founders shares to the Company Founders. The preferred stock was convertible to common stock at a rate of one common share per two preferred shares. The shares were valued at their par value which was equal to $1,520.

In 2004, the Company issued an aggregate of 320,000 shares of common stock and 1,200,000 shares of preferred stock to the Company Officers and Directors upon the merger of Ultimate Jukebox, Inc. and NetMusic Corp. The preferred stock was convertible to common stock at a rate of one common share per two preferred shares. The shares were valued at their par value which was equal to $1,520.

Prior to 2008, the Company issued an aggregate of 12,005,491 shares of common stock for services rendered and exploration stage mining properties.  The shares were valued at $5,100,667, based on the market price on the date of grant.

Prior to 2008, the Company issued an aggregate of 2,574,127 shares of common stock to convert debt to equity.  The shares were valued at $2,510,825 based on the market price on the date of issuance.  Any differences between the value of the shares issued and the debt relieved were recorded as a gain or loss on conversion.

Prior to 2008, the Company issued an aggregate of 302,643 shares of common stock in private placements. The consideration received was $522,700.

Prior to 2008, the Company purchased back and retired 200,000 shares at a net cost of $2,000.

Prior to 2008, the Company received a contribution of $164,371 from a shareholder to pay expenses for mineral claim exploration.

Prior to 2008, the Company issued 100 shares of Series I Preferred stock to our Chief Executive Officer, Mr. Perry Leopold, as an anti-takeover measure to insure that Mr. Leopold maintains control of the Company during periods when the Company’s stock may be severely undervalued and subject to hostile takeover in the open market.  As specified in the Certificate of Designation filed by the Company with the Delaware Secretary of State in February 2007, ”the outstanding shares of Series I Preferred Stock shall vote together with the shares of Common Stock of the Corporation as a single class and, regardless of the number of shares of Series I Preferred Stock outstanding and as long as at least one of such shares of Series I Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of the Corporation or action by written consent of shareholders.  Each outstanding share of the Series I Preferred Stock shall represent its proportionate share of the 80% which is allocated to the outstanding shares of Series I Preferred Stock.”  The value of the Series I Preferred shares was valued at $101,000 according to the value of the control premium from 80% of the voting rights assigned to Series I Preferred stock.

Prior to 2008, the Company converted 2,400,000 shares of Convertible Series A preferred stock to 1,200,000 shares of common stock. The shares were convertible at a ratio of one share of common stock per two shares of preferred stock.

Prior to 2008, a non-convertible note payable from a third party totaling $50,000 with a 20% interest rate, maturing thirty days from the note date, was converted into 1,250,000 shares of common stock. During the same period, a non-convertible note payable from a third party totaling $12,000 with a 10% interest rate, maturing one year from the note date, was converted into 100,000 shares of common stock.  The aggregate shares were valued according to the closing market price on their respective conversion dates at $121,500.

Prior to 2008, beneficial conversion features related to convertible notes payable totaling $62,000 were recorded. The entire discount was expensed in the year ended December 31, 2007 due to the conversion of the note prior to year end.

During 2008, the Company received a contribution of $10,000 from a shareholder for mineral claim maintenance.

During 2008, the Company issued an aggregate of 5,500,000 shares of common stock for services rendered.  The shares were valued at $230,000, based on the market price on the date of grant.

During 2008, the Company issued 2,275,000 shares of common stock in a private placement.  The consideration received was $10,000.

During 2009, the Company issued 4,000,000 shares of Series A Preferred stock, and 100,000 shares of Series G Preferred stock to our Chief Executive Officer as a bonus for services rendered.  Each share of Series A Preferred has 10 votes per share and is convertible to 5 shares of common.  The Series G Preferred stock has no voting rights, and each share is convertible to 1/100 of an ounce of gold, or 20 shares of common. The conversion of the Series G Preferred stock into gold can only be exercised by the holder if the company has gold inventory at the time of conversion. The conversion value of the shares was $253,785 based on the value of the closing price of the common stock the preferred shares were convertible into on the day of issuance, plus the value of the control premium from voting rights assigned to the preferred share issuances.

During 2009, the Company issued an aggregate of 21,800,000 shares of common stock in private placements.  The consideration received was $173,000.

During 2009, the Company issued an aggregate of 10,000,000 shares of common stock to a private investor to reduce the balance due of deferred compensation to the Chief Executive Officer by $100,000. The deferred compensation was assigned by the Chief Executive Officer to the private investor in lieu of cash, and the assigned liability was immediately converted to equity by the investor. The value of the shares issued according to the market price on the date of issuance was $187,500. The difference between the value of the deferred compensation and the value of the shares issued was recorded as a loss on conversion.

During 2009, the Company issued an aggregate of 2,500,000 shares of common stock for services rendered. The shares were valued at $29,750, based on the market price on the date of grant.

During 2009, the Company secured $5 Million in financing under an equity line of credit with Tangiers Investors, LP ("Tangiers") to fund the Company's operations and prospective mining acquisitions. North Bay has entered into a Securities Purchase Agreement with Tangiers that provides North Bay the right, but not the obligation, to draw down on the equity line of credit by selling to Tangiers shares of the Company's common stock for a total purchase price of up to $5 Million. Tangiers will pay the Company 90% of the lowest volume weighted average price of the Company's common stock during the pricing period as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board ("OTCBB"). Tangiers' obligation to purchase shares of the Company's common stock under the Securities Purchase Agreement is subject to certain conditions, including the Company obtaining an effective registration statement for shares of the Company's common stock sold under the Securities Purchase Agreement and is limited to $100,000 per 10 consecutive trading days after the advance notice is provided to Tangiers.  Upon signing the Securities Purchase Agreement, the Company has agreed to issue Tangiers $85,000 in restricted stock as a one-time commitment fee.  This was classified as Stock Payable at December 31, 2009 and valued at $115,310, based on the closing market price of our common stock as of October 7, 2009, the date the contract was signed.  Subsequently, the Company issued 6,589,147 shares of restricted common stock on January 20, 2010 to satisfy this obligation.

During 2010, the Company issued 6,589,147 shares of restricted common stock to Tangiers Investors, LP (“Tangiers”) as a one-time commitment fee in compliance with the October 7, 2009 agreement with Tangiers.  The value of these shares was recorded in 2009 as a stock payable due to the obligation existing at that time.  Due to the instrument to be only settled with the issuance of shares, no gain or loss was recorded with the issuance in 2010, and the full value of the stock payable was relieved to common stock and additional paid-in capital.

During 2010, the Company issued 5,000,000 shares of common stock in a Rule 504 private placement.  The consideration received was $50,000.

During 2010, the Company issued 10 million shares of common stock to Ruby Development Company as part of the initial consideration for the signing of an option-to-purchase agreement on the Ruby Mine. The market value of these shares as of the date the contract was executed was $150,000.  This amount was capitalized to Other Assets due to it being a part of the Ruby Mine Purchase Option costs.

During 2011, the Company registered 19,726,822 shares of our common stock with the SEC for issuance to Tangiers Investors LP ("Tangiers") pursuant to an equity line of credit (“ELOC”) and Securities Purchase Agreement ("SPA") entered into with Tangiers on October 7, 2009.  Pursuant to the terms of the SPA, the Company has the right, but not the obligation, to draw down on the ELOC by selling to Tangiers shares of the Company's common stock for a total purchase price of up to $5 Million. Tangiers will pay the Company 90% of the lowest volume weighted average price of the Company's common stock during the 5-day pricing period immediately following any advance notice provided to Tangiers.  Advances are limited to $100,000 per 10 consecutive trading days after the advance notice is provided to Tangiers.  As of December 31, 2011, the Company has issued an aggregate of 10,314,967 of these registered shares to Tangiers, in consideration of $857,000. The Company issued 880,982 shares after October 24, 2011. As noted within footnote 10, the shares issued after this date were considered unregistered and re-classified to temporary equity based on the potential cash redemption to the investor.

During 2011, the Company issued 863,681 shares of common stock to satisfy a Convertible Promissory Note Agreement dated June 17, 2010 with Tangiers pursuant to which the Company received $17,500 as a loan from Tangiers.  The total amount satisfied on conversion was $18,725, consisting of $17,500 in principal plus $1,225 in accrued interest. The note was converted according to the terms of the agreement and therefore no gain or loss was recorded on the conversion.

During 2011, the Company issued 1,600,467 shares of common stock to satisfy a Convertible Promissory Note Agreement dated September 27, 2010 with Tangiers pursuant to which the Company received $50,000 as a loan from Tangiers.  The total amount satisfied on conversion was $52,495, consisting of $50,000 in principal plus $2,495 in accrued interest. The note was converted according to the terms of the agreement and therefore no gain or loss was recorded on the conversion.

During 2011, the Company issued 42,857 shares of common stock for geological services rendered. The shares were valued at $3,000, based on the closing market price on the date of grant.

During 2011, the Company issued an aggregate of 1,437,416 shares of common stock to a Convertible Promissory Note Agreement dated December 30, 2010 with Tangiers pursuant to which the Company received $50,000 as a loan from Tangiers.  The total amount satisfied on conversion was $51,612, consisting of $50,000 in principal plus $1,612 in accrued interest. The note was converted according to the terms of the agreement and therefore no gain or loss was recorded on the conversion.

During 2011, the Company issued 550,000 shares common stock as a settlement on a 2009 consulting agreement.  The shares were valued at $62,095 based on the closing market price on the day of the grant. This value was recorded as a loss on settlement during 2011.

During 2011, the Company issued 2 million shares of common stock to our Chief Executive Officer to relieve $180,000 in accrued deferred compensation.  The shares were valued at the closing market price on the day of the grant, and were equal in value to the accrued salary relieved.

During 2011, the Company issued 111,112 shares common stock to Fred Michini as directors compensation of $10,000.  The shares were valued at the closing market price on the day of grant.

During 2011,  the Company issued an aggregate of 557,528 shares of common stock to fully satisfy and retire a Convertible Note dated January 4, 2011 with Asher Enterprises, Inc. (“Asher”) pursuant to which the Company received $50,000 as a loan from Asher.  The total amount satisfied on conversion was $51,020, consisting of $50,000 in principal and $1,020 in accrued interest. The note was converted according to the terms of the agreement and therefore no gain or loss was recorded on the conversion.

During 2011, the Company accepted a notice of exercise on 500,000 warrants issued to Tangiers Investors, LP on December 30, 2010 that were attached to a convertible promissory note agreement dated December 30, 2010.  The exercise price was $0.05 per shares, and the Company received $25,000 upon the exercise.  500,000 shares of common stock have not yet been issued, and are accounted for as stock payable.

During 2012, the Company issued 26,650 shares of common stock for geological services rendered. The shares were valued at $4,000, based on the closing market price on the date of invoice.

During 2012, the Company cancelled all outstanding shares of the Series G Convertible Preferred Stock and filed a Certificate of Elimination of the Series G Convertible Preferred Stock with the Secretary of State of the State of Delaware to eliminate entirely the Series G Convertible Preferred stock designation from our Certificate of Incorporation. The cancellation was initiated at the request of the sole shareholder of the Series G Preferred, and $100 was recorded to additional paid in capital.

During 2012, the Company issued a $100,000 Convertible Promissory Note ("the Note") to Tonaquint, Inc, ("Tonaquint", or “the Lender”).  The Note carries a $10,000 original issue discount (the “OID”), as well as $3,000 in transaction fees, such that the initial Principal Sum due is $113,000.  The interest rate on the Note is 8% per annum. The Note has a maturity date of nine (9) months from the Effective Date, and has a fixed conversion price of $0.06.  The Note is self-amortizing, such that it may be repaid in cash in three monthly installments of $37,666.67 plus accrued interest beginning 180 days from the Effective Date.  In lieu of cash payments, the Company may elect to convert the note to shares at 70% of the arithmetic average of the three (3) lowest VWAPs of the shares of Common Stock during the ten (10) consecutive Trading Day period immediately preceding the date of such conversion.  No conversion can occur prior to 180 days from the Effective Date.  In addition, the Company retains the option of pre-paying the Note at any time at an amount equal to 125% of the outstanding principal and the accrued and unpaid interest.

During 2012, and in connection with the above mentioned Tonaquint transaction, a commission has been paid to Carter Terry & Company, a registered broker-dealer, consisting of $10,000 in cash and 85,000 restricted Rule 144 shares of common stock.  The shares were valued at $5,610 based on the closing market price on the date of grant. This value is being amortized over the term of the related note agreement.

During 2012, the Company issued 3,636,619 shares of common stock previously registered with the SEC for issuance to Tangiers Investors LP ("Tangiers") pursuant to a Securities Purchase Agreement entered into with Tangiers on October 7, 2009, in consideration of cash received of $227,000.  Related to the consideration received, $201,464 was received in cash, and the remaining $25,536 was applied as principal and interest to retire a $25,000 note payable to Tangiers dated December 30, 2011. As noted within footnote 10, these shares were considered unregistered and re-classified to temporary equity based on the potential cash redemption to the investor.

During 2012, the Company issued 90,000 restricted shares of common stock for services rendered. The shares were valued at $6,660, based on the closing market price on the date of grant.

During 2012, the Company issued 500,000 shares that had been previously recorded as stock payable pursuant to a notice of exercise received in 2011 on 500,000 warrants issued to Tangiers Investors, LP on December 30, 2010.  The exercise price was $0.05 per shares, and the Company received $25,000 upon the exercise.

During the first half of 2013, the Company issued 5,700,049 shares of common stock to Tangiers Investors LP ("Tangiers") pursuant to a Securities Purchase Agreement entered into with Tangiers on October 7, 2009, as amended, in consideration of $197,000. As noted within footnote 10, these shares were considered unregistered and re-classified to temporary equity based on the potential cash redemption to the investor.

During the second half of 2013, the Company issued 13,564,152 shares of common stock to Tangiers Investors LP ("Tangiers") pursuant to a Securities Purchase Agreement entered into with Tangiers on October 7, 2009, as amended, in consideration of $459,000.

During 2013, and pursuant to twelve partial conversion notices received, the Company issued an aggregate of 11,229,545 shares of common stock of the Company to satisfy $283,920 of the principal and interest due on a Promissory Note ("the Note") dated July 11, 2012 with JMJ Financial, ("JMJ").  The number of shares issued was consistent with the terms of the agreement, therefore equity was credited for the value of the debt relieved with no gain or loss recorded.

During 2013, the Company issued 57,143 shares of restricted common stock for geological services rendered in the amount of $4,000.  The shares were valued on the grant date at the closing market price.

During 2013, the Company issued 94,563 shares of restricted common stock for mining safety & health services rendered in the amount of $3,782. The shares were valued on the grant date at the closing market price.

During 2013, the Company issued 40,000 shares of restricted common stock for mining services. The shares were valued at $1,480 based on the closing market price on the date of grant.

In 2013 the Company issued 5,000,000 shares of common stock to our Chief Executive Officer to reduce the aggregate amount of deferred compensation owed to him by $180,000.  The shares were valued at the closing market price of our common stock on the date of grant.

In 2013 the Company issued 277,778 shares of common stock to director Fred Michini for director fees earned during 2013.  The shares were valued at $10,000 based on the closing market price of our common stock on the date of grant.

During 2013,  in connection with the Typenex and LG note issuances, a commission has been paid to Carter Terry & Company, a registered broker-dealer, consisting of $17,500 in cash and 148,750 restricted Rule 144 shares of common stock.  The shares were valued at $6,481 based on the closing market price on the date of grant. This value is being amortized over the term of the related note agreement.

NOTE 18           WARRANTS

Ten million warrants were issued to Ruby Development Company on September 27, 2010 as a part of the purchase option agreement for the Ruby Mine. The fair value of the warrants of $149,896 was capitalized related to this issuance. On January 26, 2011, the Ruby Mine purchase option was amended, and the term of said warrants was increased from two years to 5 years, and the fair value of the warrants was increased by $2,519 to $152,415.  This value was calculated via the Black-Scholes model. The key inputs for the initial valuation are shown below.

Stock Price on Measurement Date	$0.015
Exercise Price of Warrants	$0.02
Term of Warrants (years)	2.26
Computed Volatility	440%
Annual Dividends	0.00%
Discount Rate	0.44%

Two and a half million warrants were issued to Tangiers Investors, LP on September 27, 2010 that were attached to a convertible promissory note agreement for $50,000. The fair value of 1,500,000 of the warrants of $22,475 was recorded as a discount on the convertible note payable upon issuance. The remaining 1,000,000 warrants had a fair value of $14,195.  $9,965 was recorded as an additional discount related to these warrants based on the contingency resulting in their issuance being resolved, and the remaining undiscounted portion of the convertible note being equal to $9,965.  This value was calculated via the Black-Scholes model. The key inputs for the calculation are shown below.

Stock Price on Measurement Date	$0.015
Exercise Price of Warrants	$0.05
Term of Warrants (years)	5.00
Computed Volatility	440%
Annual Dividends	0.00%
Discount Rate	1.31%

Five hundred thousand warrants were issued to Tangiers Investors, LP on December 30, 2010 that were attached to a convertible promissory note agreement for $50,000. The fair value of 500,000 of the warrants of $14,195 was recorded as a discount on the convertible note payable upon issuance. This value was calculated via the Black-Scholes model. The key inputs for the calculation are shown below.

Stock Price on Measurement Date	$0.029
Exercise Price of Warrants	$0.05
Term of Warrants (years)	5.00
Computed Volatility	375%
Annual Dividends	0.00%
Discount Rate	2.06%

Two million warrants were issued to Ruby Development Company on April 22, 2011 as a part of an amendment to the purchase option agreement for the Ruby Mine. The fair value of the warrants of $219,940 was capitalized related to this issuance. This value was calculated via the Black-Scholes model. The key inputs for the initial valuation are shown below.

Stock Price on Measurement Date	$0.11
Exercise Price of Warrants	$0.10
Term of Warrants (years)	5.00
Computed Volatility	324%
Annual Dividends	0.00%
Discount Rate	2.12%

250,000 warrants were issued to Tangiers Investors, LP on December 29, 2011 that were attached to a convertible promissory note agreement for $25,000. The fair value of the warrants of $20,568 was recorded as a discount to the related debt. This value was calculated via the Black-Scholes model. The key inputs for the calculation are shown below.

Stock Price on Measurement Date	$0.08
Exercise Price of Warrants	$0.115
Term of Warrants (years)	5.00
Computed Volatility	158%
Annual Dividends	0.00%
Discount Rate	0.83%

500,000 warrants were issued to Tangiers Investors, LP on February 2, 2012 as part of a loan agreement for $100,000. The fair value of the warrants was $52,779.  The total of the warrants and beneficial conversion feature was recorded as a discount on debt up to the principal amount owed. This value was calculated via the Black-Scholes model. The key inputs for the calculation are shown below.

Stock Price on Measurement Date	$0.12
Exercise Price of Warrants	$0.13
Term of Warrants (years)	5.00
Computed Volatility	157%
Annual Dividends	0.00%
Discount Rate	1.04%

Two million warrants were issued to Ruby Development Company on March 6, 2012 in consideration for reducing monthly mortgage payments for the Ruby Mine. The fair value of the warrants of $175,047 was expensed related to this issuance. This value was calculated via the Black-Scholes model. The key inputs for the initial valuation are shown below.

Stock Price on Measurement Date	$0.095
Exercise Price of Warrants	$0.09
Term of Warrants (years)	5.00
Computed Volatility	155%
Annual Dividends	0.00%
Discount Rate	0.83%

500,000 warrants were issued to Tangiers Investors, LP on March 15, 2012 as part of a loan agreement for $75,000. The fair value of the warrants was $45,268.  The total of the warrants and beneficial conversion feature was recorded as a discount on debt up to the principal amount owed. This value was calculated via the Black-Scholes model. The key inputs for the calculation are shown below.

Stock Price on Measurement Date	$0.098
Exercise Price of Warrants	$0.09
Term of Warrants (years)	5.00
Computed Volatility	155%
Annual Dividends	0.00%
Discount Rate	1.33%

150,000 warrants were issued to Tangiers Investors, LP on May 16, 2012 as part of a loan agreement for $50,000. The fair value of the warrants was $9,411.  The total of the warrants and beneficial conversion feature was recorded as a discount on debt up to the principal amount owed. This value was calculated via the Black-Scholes model. The key inputs for the calculation are shown below.

Stock Price on Measurement Date	$0.07
Exercise Price of Warrants	$0.07
Term of Warrants (years)	5.00
Computed Volatility	145%
Annual Dividends	0.00%
Discount Rate	0.75%

150,000 warrants were issued to Tangiers Investors, LP on May 30, 2012 as part of a loan agreement for $25,000. The fair value of the warrants was $9,421.  The total of the warrants and beneficial conversion feature was recorded as a discount on debt up to the principal amount owed. This value was calculated via the Black-Scholes model. The key inputs for the calculation are shown below.

Stock Price on Measurement Date	$0.07
Exercise Price of Warrants	$0.06
Term of Warrants (years)	5.00
Computed Volatility	142%
Annual Dividends	0.00%
Discount Rate	0.69%

750,000 warrants exercisable at $0.07 were issued to Tangiers Investors, LP on June 19, 2012 as part of a loan agreement for $100,000. The fair value of the warrants was $49,978.  The total of the warrants and beneficial conversion feature was recorded as a discount on debt up to the principal amount owed. This value was calculated via the Black-Scholes model. The key inputs for the calculation are shown below.

Stock Price on Measurement Date	$0.075
Exercise Price of Warrants	$0.07
Term of Warrants (years)	5.00
Computed Volatility	140%
Annual Dividends	0.00%
Discount Rate	0.71%

750,000 warrants exercisable at $0.14 were issued to Tangiers Investors, LP on June 19, 2012 as part of a loan agreement for $100,000. The fair value of the warrants was $47,431.  The total of the warrants and beneficial conversion feature was recorded as a discount on debt up to the principal amount owed. This value was calculated via the Black-Scholes model. The key inputs for the calculation are shown below.

Stock Price on Measurement Date	$0.075
Exercise Price of Warrants	$0.14
Term of Warrants (years)	5.00
Computed Volatility	140%
Annual Dividends	0.00%
Discount Rate	0.71%

4,000,000 warrants exercisable at $0.04 were issued to Ruby Development Company (“RDC”) on November 19, 2013 as consideration for a mortgage modification executed on that same date. The warrants have an expiration date on December 30, 2018. These warrants were valued within the derivative liability using the binomial lattice model due to tainted equity. See the fair value footnote for inputs to the binomial lattice model.

On the same date the expiration dates of the remaining 14,000,000 warrants previously issued to RDC were all reset and extended to December 30, 2018.  A loss on the equity modification of $85,399 was expensed and recorded to APIC. This loss was valued using the Black-Scholes model by valuing the instrument before extending the expiration term and valuing it after the extension. The key inputs to these valuations are indicated below.

Warrants before modification:

Stock Price on Measurement Date	$0.044
Exercise Price of Warrants	$0.02	–	0.09
Term of Warrants (years)	2.12	–	3.3
Computed Volatility	144%
Annual Dividends	0.00%
Discount Rate	0.58%

Warrants after modification:

Stock Price on Measurement Date	$0.044
Exercise Price of Warrants	$0.02	–	0.09
Term of Warrants (years)	5.12
Computed Volatility	144%
Annual Dividends	0.00%
Discount Rate	0.58%

A summary of activity related to the Company’s warrant activity for the period from December 31, 2009 through December 31, 2013 is presented below:

			Weighted
		Weighted	Average
		Average	Remaining
	Number	Exercise Price	Contractual
	Outstanding	Per Share	Life (Years)
Outstanding at December 31, 2009	-	-	-
Granted	13,000,000	0.024	2.62
Exercised	-	-	-
Canceled/forfeited/expired	-	-	-
Outstanding at December 31, 2010	13,000,000	0.024	2.62
Granted	2,250,000	0.10	5.00
Exercised	-	-	-
Canceled/forfeited/expired	-	-	-
Outstanding at December 31, 2011	15,250,000	0.037	3.75	(1)
Granted	4,800,000	0.10	5.00
Exercised	(500,000)	0.05	-
Canceled/forfeited/expired	-	-	-
Outstanding at December 31, 2012	19,550,000	0.045	2.75	(1)
Granted	4,000,000	0.04	5.00
Exercised	-	-	-
Canceled/forfeited/expired	-	-	-
Outstanding at December 31, 2013	23,550,000	0.045	4.75	(2)

(1) Pursuant to a January 26, 2011 amendment to the Ruby Mine Option Agreement whereby the term of the warrants issued to Ruby Development Company were extended to December 30, 2018.

(2) Primary reason for change related to a November 19, 2013 amendment to the Ruby Mine Option Agreement whereby the term of the warrants issued to Ruby Development Company were extended to December 30, 2018.

NOTE 19          SUBSEQUENT EVENTS

Subsequent to December 31, 2013, the Company issued 11,801,616 shares of common stock previously registered with the SEC for issuance to Tangiers Investors LP ("Tangiers") pursuant to a Securities Purchase Agreement entered into with Tangiers on October 7, 2009, as amended, in consideration of $301,500.

Subsequent to December 31, 2013 and pursuant to three partial conversion notices received, the Company issued an aggregate of 2,515,280 shares of common stock of the Company to satisfy $50,208 of the principal and interest due on a Promissory Note ("the Note") dated July 11, 2012 with JMJ Financial, ("JMJ").

Subsequent to December 31, 2013, the Company issued two $50,000 Convertible Redeemable Notes ("the Note", or collectively “the Notes”) to GEL Properties, LLC ("GEL", or “the Lender”).  Each Note carries a 10% original issue discount (the “OID”), such that the outstanding balance upon the issuance of each Note is $55,000. Each Note has a maturity date of twelve (12) months from the Effective Date, and accrues interest at 5% per annum.   The Notes may be converted to shares of Common Stock of the Company at a conversion price of 70% of the arithmetic average of the two (2) lowest VWAPs (volume weighted average price) of the shares of Common Stock during the twenty-five (25) consecutive Trading Day period immediately preceding the date of such conversion.  No conversion can occur prior to 180 days from the Effective Date.  The initial tranche received from this transaction was $50,000, less $2,500 in legal fees, and a commission paid to Carter Terry & Company, a registered broker-dealer, consisting of $4,000 in cash.

Subsequent to December 31, 2013, the Company issued two $30,000 Convertible Redeemable Notes ("the LG Note", or collectively “the Notes”) to LG Capital Funding, LLC ("LG", or “the Lender”).  Each LG Note carries a 10% original issue discount (the “OID”), such that the outstanding balance upon the issuance of each LG Note is $33,000. Each LG Note has a maturity date of nine (9) months from the Effective Date, and accrues interest at 5% per annum.   The Notes may be converted to shares of Common Stock of the Company at a conversion price of 70% of the arithmetic average of the two (2) lowest VWAPs (volume weighted average price) of the shares of Common Stock during the twenty-five (25) consecutive Trading Day period immediately preceding the date of such conversion.  No conversion can occur prior to 180 days from the Effective Date.  The initial tranche received from this transaction was $30,000, less $1,500 in legal fees, and a commission paid to Carter Terry & Company, a registered broker-dealer, consisting of $2,400 in cash.

Subsequent to December 31, 2013, the Company issued a $35,000 Convertible Redeemable Note (the “Note”) to LG Capital Funding LLC ("LG", or “the Lender”).  The Principal Sum due to the Lender includes a 10% Original Issue Discount ("OID") plus $1,750 in transaction fees.  The Note has a maturity date of nine (9) months from the Effective Date, and accrues interest at 5% per annum. Unless the Note prepaid in cash, the Lender has the right at its election to convert all or part of the outstanding and unpaid Principal Sum and accrued interest (and any other fees) into shares of fully paid and non-assessable shares of common stock of the Company. The Note may be converted to shares of Common Stock of the Registrant at a conversion price of 70% of the arithmetic average of the two (2) lowest VWAPs (volume weighted average price) of the shares of Common Stock during the twenty-five (25) consecutive Trading Day period immediately preceding the date of such conversion.  No conversion can occur prior to 180 days from the Effective Date. In connection with this transaction, a commission has been paid to Carter Terry & Company, a registered broker-dealer, consisting of $2,800 in cash.

Subsequent to December 31, 2013, the Company issued a $30,000 Convertible Redeemable Note (the “Note”) to Union Capital LLC ("Union", or “the Lender”).  The Principal Sum due to the Lender includes a 10% Original Issue Discount ("OID") plus $1,500 in transaction fees.  The Note has a maturity date of twelve (12) months from the Effective Date, and accrues interest at 5% per annum. Unless the Note prepaid in cash, the Lender has the right at its election to convert all or part of the outstanding and unpaid Principal Sum and accrued interest (and any other fees) into shares of fully paid and non-assessable shares of common stock of the Company. The Note may be converted to shares of Common Stock of the Registrant at a conversion price of 70% of the arithmetic average of the two (2) lowest VWAPs (volume weighted average price) of the shares of Common Stock during the twenty-five (25) consecutive Trading Day period immediately preceding the date of such conversion.  No conversion can occur prior to 180 days from the Effective Date. In connection with this transaction, a commission has been paid to Carter Terry & Company, a registered broker-dealer, consisting of $2,400 in cash.

Subsequent to December 31, 2013, the Company issued 100,000 shares of restricted common stock to William S. Watters, the new COO of our wholly-owned subsidiary, Ruby Gold, Inc., as a signing bonus. The shares were valued at $2,700 based on the closing market price on the date of grant.

NOTE 20          RESTATEMENT OF THE YEAR ENDED DECEMBER 31, 2012

The Company has restated its annual financial statements from amounts previously reported for the year ended December 31, 2012.

These restatements reclassify as temporary equity certain issuances of unregistered common stock issued during the time period from October 24, 2011 through December 31, 2012 and which may be deemed to be redeemable. These shares have been moved to the mezzanine portion of our balance sheet at their redemption values.

CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2012

	Dec 31, 2012 As Previously Reported	Adjustments	As Restated

ASSETS
Current Assets
Cash	$42,008	-	42,008
Accounts Receivable	-		-
Total Current Assets	42,008	-	42,008

Other Assets
Certificates of Deposit	172,499	-	172,499
Deferred Financing Costs, net	14,471	-	14,471
Goodwill	-	-	-
Mining Claims – Unproved	1,797,488	-	1,797,488
Property, Plant & Equipment, net of accumulated depreciation	635,212	-	635,212
Other Assets	-	-	-
Available For Sale Securities	12,550	-	12,550
Reclamation Bond – Fraser River	2,000	-	2,000
Total Other Assets	2,634,220	-	2,634,220
TOTAL ASSETS	$2,676,228	-	2,676,228

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$56,617	-	56,617
Accrued Expenses - Related Party	884,474	-	884,474
Accrued Expenses – Ruby Mine	12,250	-	12,250
Accrued Interest	41,363	-	41,363
Convertible notes payable (net of discounts of $166,307 and $0, respectively)	608,193	-	608,193
Deferred Gain	9,835	-	9,835
Derivative Liability	496,827	-	496,827
Note Payable – Ruby Mine Mortgage	1,774,822	-	1,774,822
Note Payable (net of discounts of $0 and $20,568, respectively)	-	-	-
Total Current Liabilities	3,884,381	-	3,884,381

Long-Term Liabilities
Asset Retirement Obligation	5,584	-	5,584
Total Long-Term Liabilities	5,584	-	5,584
Total Liabilities	$3,889,965	-	3,889,965

Commitment & Contingencies
Common shares subject to redemption, stated at estimated redemption value, 4,517,601 shares outstanding at December 31, 2012	$-	367,490	367,490
Total Commitment & Contingencies	$-	367,490	367,490

Stockholders’ Equity (Deficit)
Preferred stock, Series I, $0.001 par value, 100 shares authorized, 100 shares issued and outstanding at December 31, 2012 and December 31, 2011, respectively	-	-

Convertible Preferred stock, Series A, $0.001 par value, 8,000,000 shares authorized, 4,000,000 and 4,000,000 shares issued and outstanding at December 31, 2012 and December 31, 2011, respectively	4,000	-	4,000

Convertible Preferred stock, Series G, $0.001 par value, 0 and 1,500,000 shares authorized at December 31, 2012 and December 31, 2011, respectively, 0 and 100,000 shares issued and outstanding at December 31, 2012 and December 31, 2011, respectively	-	-	-

Common stock, $0.001 par value, 250,000,000 shares authorized, 97,485,130 and 96,783,480 shares issued and outstanding at December 31, 2012 and December 31, 2011, respectively	102,003	(4,518)	97,485
Additional Paid-In Capital	12,168,608	(362,972)	11,805,636
Stock Payable	-	-	-
Accumulated Other Comprehensive Income	(12,500)	-	(12,500)
Deficit Accumulated During Exploration Stage	(13,475,848)	-	(13,475,848)
Total Stockholders’ Equity (Deficit)	(1,213,737)	(367,490)	(1,581,227)
TOTAL LIABILITIES, COMMITMENTS & CONTINGENCIES, & STOCKHOLDERS’ EQUITY (DEFICIT)	$2,676,228	-	2,676,228

CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDING DECEMBER 31, 2012

	12 months ended December 31, 2012	Adjustments	As restated
Revenues
Revenue	$-	$-	$-
Cost of Revenue	-	-	-
Gross Profit	-	-	-
Operating Expenses
Commissions & Consulting Fees	9,000		9,000
General & Administrative Costs	339,524	-	339,524
Mining Property Costs	591,926	-	591,926
Depreciation Expense	98,673	-	98,673
Impairment Expense	5,341	-	5,341
Accretion Expense	513	-	513
Professional Services	79,714	-	79,714
Total Operating Expenses	1,124,691	-	1,124,691
Net Operating Loss	(1,124,691)	-	(1,124,691)
Other Income (Expenses)		-
Gain on Mineral Claim Sales	4,500		4,500
Other Income from Mineral Claims	32,500	-	32,500
Interest Income	831	-	831
Interest Expense	(644,773)	-	(644,773)
Gain/Loss on Derivative Liability	(386,833)	-	(386,833)
Loss on Conversion of Debt	-	-	-
Bad Debt (Expense) / Recovery	982	-	982
Loss on Settlement	-	-	-
Other Expense	(2,222)	-	(2,222)
Realized Gain (Loss) on Investment	-	-	-
Net Other Income (Expenses)	(995,015)	-	(995,015)
Loss From Continuing Operations	(2,119,706)	-	(2,119,706)
Loss From Discontinued Operations	-	-	-
Net Loss	(2,119,706)	-	(2,119,706)
Accretion of Discount on Redeemable Common Stock	-	(29,516)	(29,516)
Interest on Redeemable Common Stock	-	(22,701)	(22,701)
Net Loss Attributable to Common Shareholders	(2,119,706)	(52,217)	(2,171,923)
Unrealized Loss on Available For Sale Securities	(12,500)	-	(12,500)
Total Comprehensive Loss	(2,132,206)		(2,184,423)
WEIGHTED AVG NUMBER OF SHARES OUTSTANDING (Basic)	99,799,411	-	99,799,411
Basic Net Gain (Loss) per Share	$(0.02)	-	$(0.02)

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Registrant, are as follows:

Registration Fee	$400
Edgarization	$1,600
Legal Fees and Expenses	$5,000
Accounting Fees and Expenses	$3,000
Total	$10,000

Item 14.	Indemnification of Directors and Officers

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers from and against certain claims arising from or related to future acts or omissions as a director or officer of the Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 15.	Recent Sales of Unregistered Securities

During the last three fiscal years and as of the date of this prospectus, the Company has had the following unregistered sales of its securities:

2014

During the six month period ended June 30, 2014 and as of the date of this prospectus, and pursuant to eight partial conversion notices received, the Company issued an aggregate of 15,709,495 shares of common stock of the Company to satisfy $133,860 of the principal and interest due on a Promissory Note ("the Note") dated July 11, 2012 with JMJ Financial, ("JMJ").  The number of shares issued was consistent with the terms of the agreement, therefore equity was credited for the value of the debt relieved with no gain or loss recorded. The Company believes this transaction was exempt from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act.

During the three month period ended March 31, 2014, the Company issued 100,000 shares of restricted common stock to William S. Watters, the new COO of our wholly-owned subsidiary, Ruby Gold, Inc., as a signing bonus. The shares were valued at $2,700 based on the closing market price on the date of grant. The Company believes this transaction was exempt from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act.

During the six month period ended June 30, 2014 and as of the date of this prospectus, and pursuant to a partial conversion notice received, the Company issued an aggregate of 3,000,000 shares of common stock of the Company to satisfy $76,800 of the principal and interest due on a Promissory Note dated October 2, 2012 with Tangiers Investors, LP, ("Tangiers").  The number of shares issued was consistent with the terms of the agreement, therefore equity was credited for the value of the debt relieved with no gain or loss recorded. The Company believes this transaction was exempt from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act.

During the six month period ended June 30, 2014 and as of the date of this prospectus, and pursuant to seven partial conversion notices received, the Company issued an aggregate of 49,238,411 shares of common stock of the Company to satisfy $ 258,927 of the principal and interest due on a Promissory Note dated October 1, 2013 with Typenex Co-Investment, LLC ("Typenex"). The number of shares issued was consistent with the terms of the agreement, therefore equity was credited for the value of the debt relieved with no gain or loss recorded. The Company believes this transaction was exempt from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act.

During the six month period ended June 30, 2014 and as of the date of this prospectus, and pursuant to a conversion notice received, the Company issued 4,154,411 shares of common stock of the Company to satisfy $58,785 of the principal and interest due on a Promissory Note dated October 7, 2013 with LG Capital Funding LLC ("LG").  The number of shares issued was consistent with the terms of the agreement, therefore equity was credited for the value of the debt relieved with no gain or loss recorded. The Company believes this transaction was exempt from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act.

During the six month period ended June 30, 2014 and as of the date of this prospectus, and pursuant to seven conversion notices received, the Company issued an aggregate of 15,236,040 shares of common stock of the Company to satisfy $45,500 of the principal and interest due on a Promissory Note ("the Note") dated January 31, 2014 with GEL Properties, LLC (“GEL”). The number of shares issued was consistent with the terms of the agreement, therefore equity was credited for the value of the debt relieved with no gain or loss recorded. The Company believes this transaction was exempt from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act.

During the six month period ended June 30, 2014 and as of the date of this prospectus, and pursuant to three partial conversion notices received, the Company issued an aggregate of 8,261,944 shares of common stock of the Company to satisfy $18,201 of the principal and interest due on a Promissory Note ("the Note") dated March 13, 2014 with Union Capital LLC ("Union"). The number of shares issued was consistent with the terms of the agreement, therefore equity was credited for the value of the debt relieved with no gain or loss recorded. The Company believes this transaction was exempt from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act.

During the six month period ended June 30, 2014 and as of the date of this prospectus, the Company issued 368,217 restricted shares of common stock of the Company to Carter Terry & Company, a registered broker-dealer, for accrued commissions in connection with the Typenex Note. The Company believes this transaction was exempt from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act.

2013

During 2013, and pursuant to twelve partial conversion notices received, the Company issued an aggregate of 11,229,545 shares of common stock of the Company to satisfy $283,921 of the principal and interest due on a Promissory Note ("the Note") dated July 11, 2012 with JMJ Financial, ("JMJ").  The number of shares issued was consistent with the terms of the agreement, therefore equity was credited for the value of the debt relieved with no gain or loss recorded. The Company believes this transaction was exempt from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act.

During 2013, the Company issued 5,700,049 shares of common stock to Tangiers Investors LP ("Tangiers") pursuant to a Securities Purchase Agreement entered into with Tangiers on October 7, 2009, as amended, in consideration of $197,000. As noted within footnote 9 of our financial statements, these shares were considered unregistered and re-classified to temporary equity based on the potential cash redemption to the investor.

During 2013, the Company issued 57,143 shares of restricted common stock for geological services rendered in the amount of $4,000. The Company believes this transaction was exempt from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act.

During 2013, the Company issued 94,563 shares of restricted common stock for mining safety & health services rendered in the amount of $3,782. The Company believes this transaction was exempt from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act.

During 2013, the Company issued 40,000 shares of restricted common stock as bonuses for mining services. The Company believes this transaction was exempt from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act.

During 2013, the Company issued 148,750 shares of restricted common stock as a commission paid to Carter Terry & Company, a registered broker-dealer.  The Company believes this transaction was exempt from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act.

During 2013, the Company issued 5 million shares of common stock to our Chief Executive Officer to relieve $180,000 in accrued deferred compensation.  The shares were valued at the closing market price on the day of issuance. The Company believes this transaction was exempt from the registration requirements of the Securities Act in reliance upon Rule 701 promulgated under the Securities Act, Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act.

During 2013, the Company issued 277,778 shares of common stock to Fred Michini as directors’ compensation of $10,000.  The shares were valued at the closing market price on the day of issuance. The Company believes this transaction was exempt from the registration requirements of the Securities Act in reliance upon Rule 701 promulgated under the Securities Act, Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act.

2012

During 2012, the Company issued 26,650 shares of common stock for geological services rendered. The shares were valued at $4,000, based on the closing market price on the date of invoice. The Company believes this transaction was exempt from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act.

During 2012, 150,000 5-year warrants were issued to Tangiers Investors, LP as part of a loan agreement for $50,000 dated May 16, 2012. The Company believes this transaction was exempt from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act.

During 2012, 150,000 5-year warrants were issued to Tangiers Investors, LP as part of a loan agreement for $25,000 dated May 30, 2012. The Company believes this transaction was exempt from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act.

During 2012, 750,000 5-year warrants exercisable at $0.07 and 750,000 5-year warrants exercisable at $0.14 were issued to Tangiers Investors, LP as part of a loan agreement for $100,000 dated June 19, 2012. The Company believes this transaction was exempt from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act.

During 2012, the Company issued 90,000 restricted shares of common stock for services rendered. The Company believes this transaction was exempt from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act.

During 2012, the Company issued 85,000 restricted shares of common stock as a commission paid to Carter Terry & Company, a registered broker-dealer, pursuant to a loan transaction with Tonaquint, Inc.  The shares were valued at $5,610 based on the closing market price on the date of grant. The Company believes this transaction was exempt from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act.

During 2012, the Company issued 500,000 shares that had been previously recorded as stock payable pursuant to a notice of exercise received in 2011 on 500,000 warrants issued to Tangiers Investors, LP on December 30, 2010.   The Company believes this transaction was exempt from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act.

During 2012, the Company issued 3,636,619 shares of common stock to Tangiers Investors LP pursuant to a Securities Purchase Agreement entered into with Tangiers on October 7, 2009, as amended, in consideration of $227,000. As noted within footnote 10 of our audited financial statements for FY 2012, these shares were considered unregistered and re-classified to temporary equity based on the potential cash redemption to the investor. The Company believes this transaction was exempt from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act.

2011

During 2011, the Company issued an aggregate of 1,437,416 shares of common stock to retire a Convertible Promissory Note Agreement dated December 30, 2010 with Tangiers pursuant to which the Company received $50,000 as a loan from Tangiers.  The total amount satisfied on conversion was $51,612, consisting of $51,000 in principal plus $1,612 in accrued interest. The Company believes this transaction was exempt from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act.

During 2011, the Company issued 2 million shares of common stock to our Chief Executive Officer to relieve $180,000 in accrued deferred compensation.  The shares were valued at the closing market price on the day of issuance. The Company believes this transaction was exempt from the registration requirements of the Securities Act in reliance upon Rule 701 promulgated under the Securities Act, Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act.

During 2011, the Company issued 111,112 shares of common stock to Fred Michini as directors compensation of $10,000.  The shares were valued at the closing market price on the day of issuance. The Company believes this transaction was exempt from the registration requirements of the Securities Act in reliance upon Rule 701 promulgated under the Securities Act, Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act.

During 2011, the Company issued 550,000 shares of common stock as a settlement on a 2009 consulting agreement.  The shares were valued at the closing market price on the day of issuance. The Company believes this transaction was exempt from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act.

During 2011, the Company issued an aggregate of 557,528 shares of common stock to fully satisfy and retire a Convertible Note dated January 4, 2011 with Asher Enterprises, Inc. (“Asher”) pursuant to which the Company received $50,000 as a loan from Asher.  The total amount satisfied on conversion was $52,000, consisting of $50,000 in principal and $2,000 in accrued interest, and the note has accordingly been retired. The Company believes this transaction was exempt from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act.

During 2011, 863,681 shares of common stock were issued to satisfy and retire a Convertible Promissory Note Agreement dated June 17, 2010 with Tangiers pursuant to which the Company received $17,500 as a loan from Tangiers.  The total amount satisfied on conversion was $18,724, consisting of $17,500 in principal plus $1,224 in accrued interest. The Company believes this transaction was exempt from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act.

During 2011, 42,857 shares of common stock were issued for geological consulting services rendered. The shares were valued at $3,000, based on the closing market price on the date of issuance. The Company believes this transaction was exempt from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act.

During 2011, 1,600,467 shares of common stock were issued to satisfy and retire a Convertible Promissory Note Agreement dated September 27, 2010 with Tangiers pursuant to which the Company received $50,000 as a loan from Tangiers.  The total amount satisfied on conversion was $52,495, consisting of $50,000 in principal plus $2,495 in accrued interest. The Company believes this transaction was exempt from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act.

During 2011, the Company issued 880,982 shares of common stock to Tangiers Investors LP pursuant to a Securities Purchase Agreement entered into with Tangiers on October 7, 2009, as amended, in consideration of $89,000. As noted within footnote 10 of our audited financial statements for FY 2012, these shares were considered unregistered and re-classified to temporary equity based on the potential cash redemption to the investor. The Company believes this transaction was exempt from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act.

In instances described above where we issued securities in reliance upon Regulation D, we relied upon Rule 506 of Regulation D of the Securities Act. Those stockholders who received the securities in such instances made representations that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

In instances described above where we indicate that we relied upon Section 4(a)(2) of the Securities Act in issuing securities, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

Item 16.                       Exhibits and Financial Statement Schedules.

(a)	Exhibits. See the “Exhibit Index” following the signature pages hereto.
(b)
Financial Statement Schedules. Schedules not listed above have been omitted because the information to be set forth therein is not material, not applicable or is shown in the financial statements or notes thereto.

Item 17.	Undertakings

(A)  The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment of the Registration Statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(2) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 14 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 14th day of October, 2014.

North Bay Resources Inc.

Dated: October 14, 2014	By:	/s/ Perry Leopold
Perry Leopold
Chief Executive Officer, Chief Financial Officer & Principal Accounting Officer

POWER OF ATTORNEY

Each director and/or officer of the registrant whose signature appears below hereby appoints Perry Leopold as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this Registration Statement (and to any registration statement filed pursuant to Rule 462 under the Securities Act of 1933).

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated:

Signature	Title

/s/ Perry Leopold	Chairman of the Board , Principal Executive	October 14, 2014
Perry Leopold	Officer, Principal Financial Officer and Principal Accounting Officer

/s/ Fred Michini
Fred Michini	Director	October 14, 2014

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
3 (i)	Articles of Incorporation(1)
3(ii)	Bylaws(1)
3 (iii)	Merger and Name Change Certification(1)
3 (iv)	Certificate of Amendment to Articles of Incorporation(51)
4.1	Certificate of Designation – Series I Preferred(2)
4.2	Certificate of Designation – Series A Preferred(2)
4.3	Certificate of Designation – Series G Preferred(2)
4.4	Certificate of Elimination – Series G Preferred(24)
5.1*	Opinion re Legality
10.0	Tangiers Securities Purchase Agreement dated October 7, 2009(1)
10.1	Tangiers Securities Registration Rights Agreement dated October 6, 2009(1)
10.2	Fawn Property/Silver Quest Resources Ltd. Joint Venture Agreement(1)
10.3	Coronation Gold Property/Lincoln Resources, Inc. Joint Venture Agreement(1)
10.4	Silver Leaf/Hidalgo Mining International. Joint Venture Agreement(2)
10.5	Gold Hill Project/Hidalgo Mining International Joint Venture Agreement(2)
10.6	Monte Cristo Purchase Agreement(2)
10.7	Fraser River Joint Venture Letter of Intent(2)
10.8	Fraser River Assay Certificate(2)
10.9	Form of Notice of Assignment - June 2, 2009(2)
10.10	PAN Management Agreement(2)
10.11	ARGO - MINFILE No 092N 037(2)
10.12	BOULEAU - MINFILE No 082LSW046(2)
10.13	BOULEAU - MINFILE No 082LSW069(2)
10.14	CHERRY - MINFILE No 082LSE063(2)
10.15	CONNIE HILL - MINFILE No 092F 308(2)
10.16	CORONATION - MINFILE No 082FNW161(2)
10.17	CORONATION - MINFILE No 082FNW161 – Production(2)
10.18	CORONATION - MINFILE No 082FNW164(2)
10.19	CORONATION - MINFILE No 082FNW164 – Production(2)
10.20	CORONATION - MINFILE No 082FNW191(2)
10.21	CORONATION - MINFILE No 082FNW191 – Production(2)
10.22	CORONATION - MINFILE No 082FNW213(2)
10.23	CORONATION - MINFILE No 082FNW213 – Production(2)
10.24	FAWN - MINFILE No 093F 043(2)
10.25	FAWN - MINFILE No 093F 043 – Inventory(2)
10.26	FAWN - BUCK - MINFILE No 093F 050(2)
10.27	FAWN - BUCK - MINFILE No 093F 050 - Inventory(2)
10.28	FRASER RIVER - MINFILE No 092ISW078(2)
10.29	GOLD HILL - MINFILE No 082FSW204(2)
10.30	GOLD HILL - MINFILE No 082FSW204 - Production(2)
10.31	LARDEAU CREEK - MINFILE No 082KNW178(2)
10.32	LOUGHBOROUGH - MINFILE No 092K 048(2)
10.33	LOUGHBOROUGH - MINFILE No 092K 048 - Production(2)
10.34	LYNX - MINFILE No 082LSE055(2)
10.35	MONTE CRISTO - MINFILE No 092GNE013(2)
10.36	MONTE CRISTO - MINFILE No 092GNE019(2)
10.37	NEW ESKAY CREEK - MINFILE No 104B 008(2)
10.38	PINE RIVER - MINFILE No 093O 009(2)
10.39	RACHEL - MINFILE No 082FSW299(2)
10.40	RACHEL - MINFILE No 082FSW299 - Production(2)
10.41	SILVER CUP - MINFILE No 082KNW113(2)
10.42	SILVER CUP - MINFILE No 082KNW116(2)
10.43	SILVER CUP - MINFILE No 082KNW220(2)
10.44	TRUAX - MINFILE No 092JNE060(2)
10.45	TULAMEEN - MINFILE No 092HNE128(2)

10.46	Tangiers Convertible Promissory Note dated June 17, 2010(3)
10.47	Coronation Gold Property/Lincoln Resources, Inc. Joint Venture Agreement Amendment(3)
10.48	Tangiers Waiver Re: Convertible Promissory Note dated June 17, 2010(4)
10.49	ACG Consulting Agreement(4)
10.50	Silver Quest Joint Venture Agreement Amendment dated September 13, 2010(5)
10.51	Property Option Agreement and Addendum with Ruby Development Company dated September 1, 2010(6)
10.52	Form of Property Purchase Agreement with Ruby Development Company dated September 1, 2010(6)
10.53	Form of Property Purchase Addendum with Ruby Development Company dated September 1, 2010(6)
10.54	Convertible Promissory Note with Tangiers Investors, LP dated September 27, 2010(6)
10.55	Form of Warrants Issued to Ruby Development Company dated October 1, 2010(6)
10.56	Northern California Regional Center Memorandum of Understanding dated October 14, 2010(7)
10.57	Convertible Promissory Note with Tangiers Investors, LP dated December 30, 2010(8)
10.58	Securities Purchase Agreement with Asher Enterprises, Inc. dated January 4, 2011(9)
10.59	Convertible Promissory Note issued to Asher Enterprises, Inc. (9)
10.60	Property Option Amendment No. 1 with Ruby Development Company dated January 26, 2011(11)
10.61	Satisfaction of Tangiers Convertible Promissory Note dated June 17, 2010(12)
10.62	Geological Consulting Services Agreement dated March 7, 2011(13)
10.63	Satisfaction of Tangiers Convertible Promissory Note dated September 27, 2010(14)
10.64	Property Option Amendment No. 2 with Ruby Development Company dated April 22, 2011(15)
10.65	Secured Promissory Note and Security Agreement with Ruby Development Company dated July 1, 2011(16)
10.66	Memorandum of Understanding with Devlin’s Bench Mining Ltd. And P. Wright Contracting Ltd dated October 14, 2011, as amended on January 19, 2012(19)
10.67	Promissory Note with Tangiers Investors, LP dated December 29, 2011(17)
10.68	Convertible Promissory Note with Tangiers Investors, LP dated December 29, 2011(17)
10.69	Form of Warrants Issued to Tangiers Investors, LP dated December 29, 2011(17)
10.70	Six Month Convertible Promissory Note with Tangiers Investors, LP dated February 2, 2012(18)
10.71	Twelve Month Convertible Promissory Note with Tangiers Investors, LP dated February 2, 2012(18)
10.72	Warrants Issued to Tangiers Investors, LP dated February 2, 2012(18)
10.73	Six Month Convertible Promissory Note with Tangiers Investors, LP dated March 15, 2012(20)
10.74	Twelve Month Convertible Promissory Note with Tangiers Investors, LP dated March 15, 2012(20)
10.75	Warrants Issued to Tangiers Investors, LP dated March 15, 2012(20)
10.76	Twelve Month Convertible Promissory Note with Tangiers Investors, LP dated June 19, 2012(21)
10.77	Warrants Issued to Tangiers Investors, LP dated June 19, 2012(21)
10.78	Twelve Month Convertible Promissory Note with JMJ Financial dated July 11, 2012(22)
10.79	Taber Mine Option Agreement, Amendment No. 1, dated July 11, 2012(23)
10.80	Nine Month Convertible Promissory Note with Tonaquint, Inc, dated August 2, 2012(25)
10.81	Securities Purchase Agreement with Tonaquint, Inc, dated August 2, 2012(25)
10.82	Twenty-Four Month Convertible Promissory Note with Tangiers Investors, LP dated October 2, 2012(26)
10.83	Willa Option Agreement with Caribou King Resources Ltd. dated October 24, 2012(27)
10.84	Form of Amendment with Tangiers Investors, LP dated November 14, 2012(28)
10.85	Fraser River Land Access Agreement dated November 26, 2012(29)
10.86	Secured Promissory Note Extension Agreement with Ruby Development Company dated December 12, 2012(30)
10.87	Amendment No. 1 to the Securities Purchase Agreement with Tangiers Investors, LP dated January 28, 2013(31)
10.88	Modification and Extension Agreement with Ruby Development Company dated March 19, 2013 (33)
10.89	Amendment No. 2 to the Securities Purchase Agreement with Tangiers Investors, LP dated March 28, 2013(33)
10.90	Memorandum of Understanding for Advance Sale of Specimen Gold dated June 4, 2013(35)
10.91	Fraser River Project JV Agreement dated June 24, 2013(36)
10.92	Amendment No. 3 to the Securities Purchase Agreement with Tangiers Investors, LP dated July 24,2013(37)
10.93	Memorandum of Understanding for Advance Sale of Specimen Gold dated August 2, 2013(38)
10.94	Thirteen Month Secured Convertible Promissory Note with Typenex Co-Investment, LLC dated October 1, 2013(39)
10.95	Securities Purchase Agreement with Typenex Co-Investment, LLC dated October 1, 2013(39)
10.96	Nine Month Convertible Promissory Note with LG Capital Funding LLC dated October 7, 2013(40)
10.97	Securities Purchase Agreement with LG Capital Funding LLC dated October 7, 2013(40)
10.98	Amendment to the Modification and Extension Agreement with Ruby Development Company dated November 19, 2013(41)
10.99	Ruby Gold JV Agreement with Ruby Gold, Inc., dated January 9, 2014(42)

10.100	Twelve Month Convertible Redeemable Note with GEL Properties, LLC dated January 31, 2014(43)
10.101	Nine Month Convertible Redeemable Note with LG Capital Funding, LLC dated February 3, 2014(43)
10.102	Twelve Month Convertible Redeemable Note with Union Capital LLC dated March 13, 2014(44)
10.103	Nine Month Convertible Redeemable Note with LG Capital Funding, LLC dated March 13, 2014(44)
10.104	Six Month Convertible Promissory Note with Beaufort Capital Partners, LLC dated March 27, 2014(45)
10.105	Twelve Month Convertible Promissory Note with Caesar Capital Group, LLC dated April 10, 2014(46)
10.106	Amendment to June 19, 2012 Convertible Promissory Note with Tangiers Investors dated April 22, 2014(47)
10.107	Amendment to October 2, 2012 Convertible Promissory Note with Tangiers Investors dated April 22, 2014(47)
10.108	Twelve Month Convertible Promissory Note with WHC Capital, LLC dated April 21, 2014(49)
10.109	Thirteen Month Secured Convertible Promissory Note with Typenex Co-Investment, LLC dated May 8, 2014(50)
10.110	Twelve Month Convertible Redeemable Note with LG Capital Funding, LLC dated May 9, 2014(50)
10.111	Six Month Convertible Promissory Note with JSJ Investments Inc. dated July 14, 2014(52)
10.112	Nine Month Convertible Promissory Note with KBM Worldwide, Inc. dated August 6, 2014(53)
10.113	Twelve Month Convertible Promissory Note with RLS Premiere Financial LLC dated August 7, 2014(53)
10.114	Twenty Four Month Convertible Promissory Note with JMJ Financial dated September 3, 2014(54)
10.115	Twelve Month Convertible Promissory Note with KBM Worldwide, Inc. dated September 3, 2014(54)
14	Code of Ethics(1)
21.1	Subsidiaries of the Registrant(19)
23.1*	Consent of Auditor
23.2*	Consent of Attorney (filed as Exhibit 5.1)
23.3	Consent of Geologist(6)
95.1	Mine Safety Disclosures(32)(34)
101.INS*	XBRL Instance Document
101.SCH*	XBRL Taxonomy Extension Schema
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase
101.DEF*	XBRL Taxonomy Extension Definition Linkbase
101.LAB*	XBRL Taxonomy Extension Label Linkbase
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase

*   Filed herewith.

 (1)Previously filed with the Company’s initial filing of Form S-1, SEC file number 333-164860, filed on February 11, 2010, and incorporated by this reference as an exhibit to this Form S-1.

 (2)Previously filed with the Company’s filing of Form S-1/A, SEC file number 333-164860, filed on June 16, 2010, and incorporated by this reference as an exhibit to this Form S-1.

 (3)Previously filed with the Company’s filing of Form S-1/A, SEC file number 333-164860, filed on July 21, 2010, and incorporated by this reference as an exhibit to this Form S-1.

 (4)Previously filed with the Company’s filing of Form S-1/A, SEC file number 333-164860, filed on August 20, 2010, and incorporated by this reference as an exhibit to this Form S-1.

 (5)Previously filed with the Company’s filing of Form S-1/A, SEC file number 333-164860, filed on September 17, 2010, and incorporated by this reference as an exhibit to this Form S-1.

 (6)Previously filed with the Company’s filing of Form S-1/A, SEC file number 333-164860, filed on October 4, 2010, and incorporated by this reference as an exhibit to this Form S-1.

 (7)Previously filed with the Company’s filing of Form S-1/A, SEC file number 333-164860, filed on November 2, 2010, and incorporated by this reference as an exhibit to this Form S-1.

(8)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on January 4, 2011, and incorporated by this reference as an exhibit to this Form S-1.

(9)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on January 7, 2011, and incorporated by this reference as an exhibit to this Form S-1.

(10)Previously filed with the Company’s filing of Form S-1, SEC file number 333-171603, filed on January 7, 2011, and incorporated by this reference as an exhibit to this Form S-1.

(11)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on February 1, 2011, and incorporated by this reference as an exhibit to this Form S-1.

(12)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on March 4, 2011, and incorporated by this reference as an exhibit to this Form S-1.

(13)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on March 10, 2011, and incorporated by this reference as an exhibit to this Form S-1.

(14)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on April 1, 2011, and incorporated by this reference as an exhibit to this Form S-1.

(15)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on April 25, 2011, and incorporated by this reference as an exhibit to this Form S-1.

(16)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on July 1, 2011, and incorporated by this reference as an exhibit to this Form S-1.

(17)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on January 5, 2012, and incorporated by this reference as an exhibit to this Form S-1.

(18)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on February 8, 2012, and incorporated by this reference as an exhibit to this Form S-1.

(19)Previously filed with the Company’s filing of Form 10-K, SEC file number 000-54213, filed on March 12, 2012, and incorporated by this reference as an exhibit to this Form S-1.

(20)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on March 21, 2012, and incorporated by this reference as an exhibit to this Form S-1.

(21)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on June 19, 2012, and incorporated by this reference as an exhibit to this Form S-1.

(22)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on July 13, 2012, and incorporated by this reference as an exhibit to this Form S-1.

(23)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on July 16, 2012, and incorporated by this reference as an exhibit to this Form S-1.

(24)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on July 30, 2012, and incorporated by this reference as an exhibit to this Form S-1.

(25)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on August 3, 2012, and incorporated by this reference as an exhibit to this Form S-1.

(26)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on October 3, 2012, and incorporated by this reference as an exhibit to this Form S-1.

(27)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on October 25, 2012, and incorporated by this reference as an exhibit to this Form S-1.

(28)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on November 27, 2012, and incorporated by this reference as an exhibit to this Form S-1.

(29)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on November 28, 2012, and incorporated by this reference as an exhibit to this Form S-1.

(30)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on December 28, 2012, and incorporated by this reference as an exhibit to this Form S-1.

(31)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on February 5, 2013, and incorporated by this reference as an exhibit to this Form S-1.

(32)Previously filed with the Company’s filing of Form 10-K, SEC file number 000-54213, filed on March 17, 2014, and incorporated by this reference as an exhibit to this Form S-1.

(33)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on March 28, 2013, and incorporated by this reference as an exhibit to this Form S-1.

(34)Previously filed with the Company’s filing of Form 10-Q, SEC file number 000-54213, filed on August 13, 2014, and incorporated by this reference as an exhibit to this Form S-1.

(35)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on June 5, 2013, and incorporated by this reference as an exhibit to this Form S-1.

(36)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on June 24, 2013, and incorporated by this reference as an exhibit to this Form S-1.

(37)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on July 24, 2013, and incorporated by this reference as an exhibit to this Form S-1.

(38)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on August 9, 2013, and incorporated by this reference as an exhibit to this Form S-1

(39)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on October 4, 2013, and incorporated by this reference as an exhibit to this Form S-1.

(40)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on October 11, 2013, and incorporated by this reference as an exhibit to this Form S-1.

(41)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on November 20, 2013, and incorporated by this reference as an exhibit to this Form S-1.

(42)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on January 10, 2014, and incorporated by this reference as an exhibit to this Form S-1.

(43)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on February 6, 2014, and incorporated by this reference as an exhibit to this Form S-1

(44)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on March 14, 2014, and incorporated by this reference as an exhibit to this Form S-1.

(45)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on April 2, 2014, and incorporated by this reference as an exhibit to this Form S-1.

(46)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on April 14, 2014, and incorporated by this reference as an exhibit to this Form S-1.

(47)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on April 23, 2014, and incorporated by this reference as an exhibit to this Form S-1.

(49)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on April 23, 2014, and incorporated by this reference as an exhibit to this Form S-1.

(50)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on May 14, 2014, and incorporated by this reference as an exhibit to this Form S-1.

(51) Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on October 8, 2014, and incorporated by this reference as an exhibit to this Form S-1.

 (52)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on July 17, 2014, and incorporated by this reference as an exhibit to this Form S-1.

(53)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on August 12, 2014, and incorporated by this reference as an exhibit to this Form S-1.

(54)Previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on September 12, 2014, and incorporated by this reference as an exhibit to this Form S-1